  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 1998
                                                        REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                                 EVERCOM, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE                     4825                    75-2680266
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)
                              8201 TRISTAR DRIVE
                              IRVING, TEXAS 75063
                                (972) 988-3737
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                TODD W. FOLLMER
                              8201 TRISTAR DRIVE
                              IRVING, TEXAS 75063
                                (972) 988-3737
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
          GLEN J. HETTINGER                        JAMES S. SCOTT, SR.
        HUGHES & LUCE, L.L.P.                      SHEARMAN & STERLING
    1717 MAIN STREET, SUITE 2800                  599 LEXINGTON AVENUE
         DALLAS, TEXAS 75201                    NEW YORK, NEW YORK 10022
           (214) 939-5500                            (212) 848-4000
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this Registration
                                  Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE

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                                              PROPOSED MAXIMUM PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF        AMOUNT TO      OFFERING PRICE      AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED  BE REGISTERED(1)   PER SHARE(2)   OFFERING PRICE(2) REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par
 value..................                            $            $125,000,000        $36,875
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) Includes shares subject to an over-allotment option granted to the U.S. Underwriters.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                               EXPLANATORY NOTE

  This registration statement contains two forms of prospectus: one to be used in connection with an offering in the United States and Canada (the "U.S. Prospectus") and one to be used in a concurrent offering outside the United States and Canada (the "International Prospectus" and, together with the U.S. Prospectus, the "Prospectuses"). The Prospectuses are identical in all material respects except for the front cover page. The U.S. Prospectus is included herein and is followed by the alternate front covered page to be used in the International Prospectus. The alternate page for the International Prospectus included herein is labeled "Alternate Page for International Prospectus." Final forms of each Prospectus will be filed with the Securities and Exchange Commission under Rule 424(b).

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR   +
+THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF SUCH       +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS (Subject to Completion)
Issued September 10, 1998

                                      Shares
                                 Evercom, Inc.
                                  COMMON STOCK

                                  -----------

OF THE    SHARES OF COMMON  STOCK (THE "COMMON STOCK") BEING OFFERED,    SHARES
 ARE  BEING OFFERED  INITIALLY IN  THE UNITED STATES  AND CANADA  BY THE  U.S.
  UNDERWRITERS  (THE  "U.S.  OFFERING")  AND      SHARES  ARE  BEING  OFFERED
   INITIALLY  OUTSIDE THE  UNITED  STATES AND  CANADA  BY THE  INTERNATIONAL
    UNDERWRITERS (THE "INTERNATIONAL OFFERING," AND, TOGETHER WITH THE U.S.
     OFFERING, THE "OFFERING"). SEE "UNDERWRITERS." PRIOR TO THE OFFERING,
      THERE HAS BEEN NO PUBLIC MARKET FOR THE COMMON STOCK OF THE COMPANY.
      IT  IS CURRENTLY ESTIMATED THAT  THE INITIAL PUBLIC  OFFERING PRICE
       PER SHARE  WILL BE BETWEEN $   AND $  . SEE  "UNDERWRITERS" FOR A
        DISCUSSION  OF  THE   FACTORS  CONSIDERED  IN  DETERMINING  THE
         INITIAL PUBLIC OFFERING PRICE.

                                  -----------

    APPLICATION WILL BE MADE FOR LISTING OF THE SHARES ON THE NEW YORK STOCK
                         EXCHANGE UNDER THE SYMBOL " ."

                                  -----------

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR INFORMATION THAT SHOULD BE
                      CONSIDERED BY PROSPECTIVE INVESTORS.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                               PRICE $   A SHARE

                                  -----------

                                     PRICE TO UNDERWRITING DISCOUNTS PROCEEDS TO
                                      PUBLIC    AND COMMISSIONS(1)   COMPANY(2)
                                     -------- ---------------------- -----------
Per share...........................   $               $                 $
Total(3)............................   $               $                 $

-----
  (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriters."
  (2) Before deducting expenses payable by the Company, estimated at $  .
  (3) The Company has granted the U.S. Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of additional shares of Common Stock at the price to public less underwriting discounts and commissions for the purpose of covering over-allotments, if any. If the U.S. Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions, and proceeds to Company will be $ , $ , and $ , respectively. See "Underwriters."

                                  -----------

  The shares are offered, subject to prior sale, when, as, and if accepted by the Underwriters named herein and subject to approval of certain legal matters by Shearman & Sterling, counsel for the Underwriters. It is expected that
delivery of the shares will be made on or about   , 1998, at the offices of
Morgan Stanley & Co. Incorporated, New York, N.Y., against payment therefor in immediately available funds.

                                  -----------

MORGAN STANLEY DEAN WITTER

                      BEAR, STEARNS & CO.

                                     CIBC OPPENHEIMER

                                                      CREDIT SUISSE FIRST BOSTON

  , 1998

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREBY WILL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

  For investors outside the United States: No action has been or will be taken in any jurisdiction by the Company or any Underwriter that would permit a pubic offering of the Common Stock or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company and the Underwriters to inform themselves about, and to observe any restrictions as to, the offering of the Common Stock and the distribution of this Prospectus.

                               ----------------

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Prospectus Summary..................    2
Risk Factors........................   10
Stock Conversion and Split..........   17
Special Note Regarding Forward-
 Looking Information................   18
Use of Proceeds.....................   18
Dividend Policy.....................   18
Dilution............................   19
Capitalization......................   20
Pro Forma Financial Data............   21
Selected Financial Data.............   24
Selected Historical Predecessor
 Financial Data.....................   27
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................   30

                                    PAGE
                                    ----
Business...........................  41
Management.........................  55
Principal Stockholders.............  60
Certain Transactions...............  62
Description of Capital Stock.......  68
Description of Certain
 Indebtedness......................  71
Shares Eligible for Future Sale....  72
Certain United States Federal Tax
 Considerations for Non-United
 States Holders....................  74
Underwriters.......................  76
Legal Matters......................  79
Experts............................  79
Additional Information.............  80
Index to Financial Statements...... F-1

                               ----------------

  CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, SHARES OF COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITERS."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including notes) appearing elsewhere in this Prospectus. Except as otherwise stated or unless the context otherwise requires, information in this Prospectus assumes no exercise of the U.S. Underwriters' over-allotment option and all references to "Evercom" and the "Company" are to Evercom, Inc. (formerly Talton Holdings, Inc.) and its consolidated subsidiaries and predecessors. Unless otherwise specifically stated, information in this Prospectus gives effect to a
   to    stock split that will be effected immediately prior to the Offering.

                                  THE COMPANY

  The Company is the largest independent provider of collect, prepaid, and debit calling services to local, county, state, and private correctional facilities in the United States. As of June 30, 1998, the Company served 2,145 correctional facilities in 43 states, of which 50 were private facilities. The Company has a high level of market penetration in many states, providing inmate telecommunications services to over 75% of the county correctional facilities in seven states and to over 50% of the county correctional facilities in an additional 12 states. The Company believes that this high level of market penetration contributes to operating efficiencies through economies of scale and enables the Company to compete more effectively for new contracts in these geographic areas. The Company has increased the total number of facilities served through internal growth and acquisitions from 1,112 at December 1, 1996 to 2,145 at June 30, 1998. The Company's historical revenues were $91.8 million for the year ended December 31, 1997 and $103.6 million for the six months ended June 30, 1998.

  The Company's inmate telecommunications business consists of owning, operating, servicing, and maintaining a system of automated operator switches and telephones located in correctional facilities. Generally, inmates may make only collect, prepaid, and debit calls from correctional facilities, which generates revenue per phone line in excess of industry averages for a business phone line. The Company generally enters into multi-year agreements with correctional facilities pursuant to which the Company serves as exclusive provider of telecommunications services to inmates within the facility. In exchange for the exclusive service rights, the Company pays a percentage of its revenue from each correctional facility to that facility as a commission. Typically, the Company installs and retains ownership of the telephones and related equipment.

  Significant costs typically associated with providing telecommunication services to correctional facilities include uncollectible accounts, network expenses, and billing expenses. The Company has developed an integrated call management and billing system to help control these expenses. This system limits inmates to collect, prepaid, or debit calls; validates and verifies the payment history and account status of each number dialed; confirms that the destination number has not been blocked; and processes call records for billing through a third party. To faciliate billing, the Company has entered into 29 separate direct billing agreements with regional bell operating companies ("RBOCs") and local exchange carriers ("LECs"), allowing the Company to bill directly through the RBOCs and LECs rather than utilizing third party billing services. Management believes that direct billing arrangements expedite the billing and collections process and increase collectibility. The Company direct billed approximately 80% of its operating revenues in June 1998.

  The Company uses its experience in billing, collection, and control of uncollectible accounts to offer specialized billing and collection services to other inmate telecommunications service providers. The Company recently entered into a contract with a major RBOC, under which the Company performs validation, billing, and collection services for the RBOC's inmate calls. Under the terms of the contract, the Company expects to receive call traffic from 428 local and county facilities. The Company began processing call traffic under the contract in May 1998. In addition, the Company provides call processing services for a major interexchange carrier ("IXC"). The Company continues to pursue additional opportunities to offer these services to RBOCs, LECs, IXCs, and other inmate telecommunications providers.

INDUSTRY OVERVIEW

  The inmate telecommunications industry places unique demands on telecommunications systems and service providers. Security and public safety concerns associated with inmate telephone use require that correctional facilities use call processor technology, which allows the facilities to control inmate access to certain telephone numbers and to monitor inmate telephone activity. In addition, concerns regarding fraud and called parties' failure to pay for inmate collect calls require systems and procedures unique to this industry.

  Inmate telephones in the U.S. are operated by a large and diverse group of service providers. Large telecommunications companies such as RBOCs, other LECs, and IXCs such as AT&T Corp. ("AT&T"), MCI Communications, Inc. ("MCI"), and Sprint Corporation ("Sprint") provide inmate telecommunications in addition to other services. In addition, independent public pay telephone and inmate telephone companies also focus on this market segment. As of December 31, 1996, the inmate telecommunications market represented approximately $1.4 billion in gross revenues annually. Management estimates that approximately 78% of this market is controlled by RBOCs, other LECs, and IXCs. The remainder of this market is served by independent service providers such as the Company, with the Company accounting for approximately 66% of this market and 14% of the total inmate telecommunications market. Management believes that no other independent provider accounts for more than 5% of the revenues from the total market.

  Companies compete for the right to serve as the exclusive provider of inmate calling services within a particular correctional facility. Most local or county correctional facilities (typically fewer than 250 beds) award contracts on a facility-by-facility basis, while most state prison systems award contracts on a system-wide basis. Generally, contracts are awarded pursuant to a competitive bidding process.

EVERCOM'S COMPETITIVE ADVANTAGES

  Evercom is the only nationwide telecommunications company focused exclusively on providing services to correctional facilities. This focus has enabled the Company to develop industry specific systems and services that give it operating efficiencies and advantages over competitors in this segment of the business. The Company believes that these advantages will enable the Company to more aggressively bid and ultimately win contracts, as well as negotiate favorable billing and network agreements.

  . Uncollectible Account Control. The Company has developed an integrated call management and billing system designed to help control expenses associated with uncollectible accounts. Management believes that this system has allowed it to incur lower uncollectible account expenses than its competitors. The Company is currently enhancing its call management and billing system to better identify called parties that pose an uncollectible account risk, which the Company believes will further reduce uncollectible accounts. The Company expects that this enhancement will be implemented in 1999.

  . Direct Billing. The Company currently has 29 direct billing agreements, under which LECs include charges for the Company's services on the local telephone bill sent to the recipient of inmate collect calls. Direct billing arrangements with LECs are advantageous because they eliminate the costs associated with third party billing arrangements. Management believes that direct billing arrangements expedite the billing and collections process and increase collectibility. The Company direct billed approximately 80% of its operating revenues in June 1998.

  . Network. Management believes that the Company's high call volume and regional concentration have enabled it to obtain low per minute calling rates, particularly in comparison to the rates typically obtained by other independent providers. The Company has recently entered into agreements with alternative long distance providers, such as ICG Communications, Inc. ("ICG"), Unidial Communications ("Unidial"), and VarTec Telecom, Inc. ("Vartec"), which the Company believes will further reduce its cost per minute calling rates. The Company is also establishing fixed cost networks to reduce its operating expenses by obtaining leased lines in areas where it has significant traffic. To date, the Company has transmitted its traffic by purchasing minutes of use from other carriers. However, the Company has begun to enter into month-to-month leases for networks connecting major cities where the Company has a high level of market penetration. The Company recently entered into an agreement with BTI Telecommunications, Inc. ("BTI") to deploy a leased network in the state of North Carolina. This agreement is expected to result in a 38% reduction in the Company's telecommunications costs in the state of North Carolina. The Company is also pursuing additional alternative network solutions that management believes will enable the Company to further reduce its operating expenses as a percentage of revenue. See "Business--Business Strategy--Implement Cost Reduction Initiatives."

  . Regional Concentration. The Company has a high level of market penetration in many states, providing inmate telecommunications services to over 75% of the county correctional facilities in seven states, and to over 50% of the county correctional facilities in an additional 12 states. This high market penetration has contributed to operating efficiencies in field service, marketing, sales, and telecommunications expense. The Company also believes that it is able to compete more effectively for new contracts in states where it is the dominant service provider.

  . Call Processing. The Company has developed call processor technology that provides call activity reporting and controls inmate access to specific telephone numbers through call blocking, both of which are valuable services to correctional facilities. The Company manufactures its call processors using readily available components and internally developed application software tailored to the inmate telecommunications industry. Therefore, the Company does not need to rely on third party call processor manufacturers.

  . Value Added Services. The Company offers a number of value added services that are tailored to meet the specialized needs of the corrections industry and the requirements of individual correctional facilities, such as a specialized law enforcement management system ("LEMS"), which includes jail management, victim notification, and prisoner profile software packages. Management believes that the Company's specialized products and services afford the Company a competitive advantage because it is less likely that a correctional facility will be able to economically replace all of the services provided by the Company from alternative sources.

BUSINESS STRATEGY

  The Company's primary business objectives are to be a cost-efficient, high-quality provider of telecommunications services to correctional facilities in the U.S. and to leverage its billing and collections system, customer base, and telecommunications network to grow its business. The Company has developed and is implementing the following strategies to meet these objectives:

  . Capitalize on Existing Opportunities to Expand Market Share. The Company intends to aggressively pursue revenue growth in its core inmate telecommunications business by winning contracts for which the Company is not the incumbent and by pursuing the renewal of existing contracts. From January 1997 through June 1998, in cases where the Company was not the incumbent, the Company was successful in over 72% of its bids for county and local contracts and 67% of its bids for state contracts. In August 1998, the Company, in a partnership arrangement with Public Communications Services, Inc. ("PCS"), was awarded the federal contract for 11 Immigration and Naturalization Service ("INS") facilities, representing approximately 5,840 beds. Since its inception, the Company, based on revenue, has been successful in obtaining renewals of 95% of its contracts.

  . Pursue Opportunities to Perform Third-Party Inmate Telecom Billing. The
    Company's call management and billing system focuses on the unique needs of the corrections industry. This system has provided the Company with the opportunity to market its inmate billing and collections services to third parties. The Company recently entered into a contract with a major RBOC, under which the Company began performing validation, billing, and collection services for the RBOC's inmate calls in May 1998. Under the terms of the contract, the Company expects to receive call traffic from 428 local and county facilities.

  . Focus on Needs of Growing Private Prison Industry. Management believes that the dramatic growth of the private corrections industry provides the Company with significant opportunities for further expansion. According to the 1996 Private Adult Correctional Facility Census conducted by the University of Florida, the rated capacity of privately managed adult correctional facilities in the U.S. increased from 63,595 beds to 85,201 beds from December 31, 1995 to December 31, 1996. Management estimates that the private prison industry's capacity will increase by an additional 200,000 beds by 2002. As the largest provider of inmate telecommunication services to the private corrections industry, serving 50 private facilities as of June 30, 1998, the Company believes that it is positioned to continue to benefit from the growth in the private corrections industry.

  . Pursue Selective Acquisitions. The Company anticipates continued expansion through an aggressive acquisition strategy. The Company expects to continue to acquire inmate collect business from independents and to pursue opportunities to acquire inmate collect operations from major RBOCs and IXCs. The Company believes that acquisitions will improve its operating results through the integration of acquired entities and implementation of its billing and collections process into such acquired entities. The Company also intends to pursue acquisitions that offer the opportunity to add to the Company's portfolio of value added services targeted at the corrections industry.

  . Improve Credit and Collection Through Specialized Technology. The Company believes that its call management and billing system reduces the risk of uncollectible accounts. The Company is currently enhancing this system to better identify called parties that pose an uncollectible account risk, thereby further reducing the number of such accounts. The Company expects that this enhancement will be implemented in 1999.

  . Implement Cost Reduction Initiatives. The Company has capitalized upon its geographic concentration and high call volume by pursuing opportunities to obtain lower per minute calling rates in regions in which the Company has high market penetration. The Company recently entered into an agreement with BTI to deploy a private network in North Carolina. This agreement is expected to result in a 38% reduction in the Company's telecommunications costs in the state of North Carolina. The Company intends to further reduce costs by installing a carrier-grade switch in Dallas, Texas, which will give the Company greater flexibility to pursue cost efficient network strategies by allowing it to aggregate traffic and utilize least cost routing. The Company is also pursuing additional alternative network solutions that management believes will enable the Company to further reduce its operating expenses as a percentage of revenue. See "Business--Business Strategy--Implement Cost Reduction Initiatives."

    In addition to reducing network costs, the Company intends to pursue additional cost-saving opportunities. For example, management believes that the expansion of the Company's installed base of inmate telephones will allow the Company to enter into additional direct billing agreements. The Company also intends to reduce operating costs by fully integrating its past acquisitions.

                                ---------------

  The Company was formed in November 1996 by EUF Talton, L.P. ("EUF Talton"), an affiliate of Engles Urso Follmer Capital Corporation ("EUFCC"), a private investment banking and consulting firm, the principals of which are experienced in acquiring and integrating the operations of companies in consolidating industries.

  The Company's executive offices are located at 8201 Tristar Drive, Irving, Texas 75063 and its telephone number is (972) 988-3737.

                                  THE OFFERING

Common Stock offered by the
 Company..........................    shares
Common Stock offered:
  U.S. Offering...................    shares
  International Offering..........    shares
                                   ---------
    Total.........................    shares
                                   =========
Common Stock to be outstanding
 after the Offering...............    shares(1)
Use of Proceeds................... The net proceeds to be received by the
                                   Company from the Offering will be used (i)
                                   to repay $10.0 million outstanding under
                                   the Senior Credit Facility (the revolving
                                   loan facility portion of which may
                                   subsequently be reborrowed); (ii) for the
                                   acquisition of telecommunications equipment
                                   to service new contracts; (iii) for the
                                   implementation of alternative network
                                   solutions; (iv) for funding of potential
                                   acquisitions; and (v) for general corporate
                                   purposes, including working capital.
Proposed New York Stock Exchange
 Symbol...........................

--------
(1) Based upon    shares of Common Stock outstanding immediately prior to the
    Offering and assumes the U.S. Underwriters' overallotment option is not
    exercised. Excludes (i)   shares of Common Stock subject to options
    outstanding as of June 30, 1998 that are exercisable at prices ranging from
    $   to $   per share and (ii)    shares of Common Stock issuable pursuant
    to warrants that are exercisable at a price of $   per share. See
    "Management--Compensation, Benefits, and Retirement Plans" and "Description of Capital Stock."

                                  RISK FACTORS

  See "Risk Factors" immediately following the Prospectus Summary for a discussion of risk factors that should be considered in evaluating an investment in the Common Stock.

                       SUMMARY HISTORICAL FINANCIAL DATA

  Effective December 1, 1996, the Company became the holding company for the operations of AmeriTel Pay Phones, Inc. ("AmeriTel") and Talton Telecommunications Corporation and subsidiary ("Talton Telecommunications"). The Company accounted for these acquisitions using the purchase method of accounting. Accordingly, the Company's consolidated financial statements include the operations of AmeriTel and Talton Telecommunications only for periods after December 1, 1996.

  The following consolidated financial data for the Company for the year ended December 31, 1997 and for the one month ended December 31, 1996 and combined financial data of AmeriTel and Talton Telecommunications for the year ended December 31, 1995 and for the eleven months ended November 30, 1996, have been derived from the audited consolidated financial statements of the Company and AmeriTel and Talton Telecommunications. The consolidated financial data of the Company for the six months ended June 30, 1997 and 1998, respectively, are unaudited and, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) that are necessary to present fairly the combined or consolidated financial statements for such periods. All summary historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements (including pro forma financial data) and the notes thereto included elsewhere in this Prospectus.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                            COMBINED PREDECESSORS                      THE COMPANY
                          -------------------------- -----------------------------------------------
                              YEAR     ELEVEN MONTHS  ONE MONTH       YEAR     SIX MONTHS SIX MONTHS
                             ENDED         ENDED        ENDED        ENDED       ENDED      ENDED
                          DECEMBER 31, NOVEMBER 30,  DECEMBER 31, DECEMBER 31,  JUNE 30,   JUNE 30,
                              1995         1996          1996       1997(1)       1997       1998
                          ------------ ------------- ------------ ------------ ---------- ----------
                                                                                    (UNAUDITED)
OPERATING DATA:
Operating revenues......    $40,326       $53,663       $5,506      $ 91,773    $30,082    $103,605
Operating expenses:
 Telecommunication
  costs.................     18,673        23,317        2,299        37,871     12,405      43,793
 Facility commissions...      9,595        13,962        1,455        25,724      8,161      33,345
 Field operations and
  maintenance...........      1,467         1,816          219         4,543      1,166       3,747
 Selling, general, and
  administrative........      4,089         3,921          372         8,540      2,327       8,316
 Depreciation...........      1,359         1,538          111         2,219        617       2,690
 Amortization of
  intangibles(2)........      1,605         1,746          741        14,243      4,738      12,917
 Nonrecurring
  expenses(3)...........                      684                        400
                            -------       -------       ------      --------    -------    --------
 Total operating
  expenses..............     36,788        46,984        5,197        93,540     29,414     104,808
                            -------       -------       ------      --------    -------    --------
Operating income
 (loss).................      3,538         6,679          309        (1,767)       668      (1,203)
Other (income) expenses:
 Interest expense, net..      1,360         1,469          612        11,138      3,932       9,764
 Other, net.............        (52)           27          (20)          (76)       (19)       (159)
                            -------       -------       ------      --------    -------    --------
 Total other (income)
  expense...............      1,308         1,496          592        11,062      3,913       9,605
Income (loss) before
 income taxes and
 extraordinary loss.....      2,230         5,183         (283)      (12,829)    (3,245)    (10,808)
Income tax expense
 (benefit)..............        891         1,917          (23)         (642)      (850)        482
                            -------       -------       ------      --------    -------    --------
Income (loss) before
 extraordinary loss.....      1,339         3,266         (260)      (12,187)    (2,395)    (11,290)
Extraordinary loss(4)...                       52                      4,740      4,396
                            -------       -------       ------      --------    -------    --------
Net income (loss).......      1,339         3,214         (260)      (16,927)    (6,791)    (11,290)
Preferred stock
 dividends..............         80           118                        474        237         237
                            -------       -------       ------      --------    -------    --------
Net income (loss)
 applicable to common
 stock..................    $ 1,259       $ 3,096       $ (260)     $(17,401)   $(7,028)   $(11,527)
                            =======       =======       ======      ========    =======    ========
Net loss per common
 share:
 Loss from continuing
  operations............                                $           $           $          $
 Extraordinary loss.....
                                                        ------      --------    -------    --------
 Net loss...............                                $           $           $          $
                                                        ======      ========    =======    ========
Weighted average common
 shares(5)..............
                                                        ======      ========    =======    ========
Pro forma net loss per
 common share(6)........                                            $                      $
                                                                    ========               ========
OTHER DATA:
EBITDA(7)...............    $ 6,554       $ 9,936       $1,181      $ 14,771    $ 6,042    $ 14,563
Capital
 expenditures(8)........      4,669         2,804          269         8,063      1,297       6,853

                                                        JUNE 30,     JUNE 30,
                                                          1998         1998
                                                       HISTORICAL AS ADJUSTED(9)
                                                       ---------- --------------
BALANCE SHEET DATA:
Cash and cash equivalents.............................  $  4,519       $
Total assets..........................................   198,752
Total debt (including current maturities).............   176,706
Total stockholders' equity (deficit)..................   (21,547)

                                          (Accompanying notes on following page)

(1) The Company's 1997 results include the operating results of (i) Tri-T, Inc. ("Tataka") effective April 4, 1997; (ii) Security Telecom Corporation ("STC") effective June 27, 1997; (iii) Correctional Communications Corporation ("CCC") effective July 31, 1997; (iv) the net assets of the inmate payphone division of Communications Central, Inc. ("Invision") effective October 6, 1997; (v) the net assets of the inmate payphone division of North American InTeleCom, Inc. ("NAI") effective December 1, 1997; and (vi) the net assets of the inmate payphone division of Peoples Telephone Corporation ("PTC") effective December 19, 1997.

(2) Amortization of intangible assets is provided on a straight-line basis over the estimated useful lives of the related assets. Amortization of acquired facility contract costs was $11.3 million and $10.7 million for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively. Acquired facility contracts consist primarily of purchase price allocated to contracts acquired pursuant to acquisitions. Acquired facility contracts are amortized over the applicable remaining contract term. The average remaining term of the Company's contracts, as of June 30, 1998, was 23 months. The Company had capitalized $61.6 million of acquired facility contracts as of June 30, 1998. As of June 30, 1998, the Company had capitalized $83.2 million of goodwill. Goodwill represents the excess of the purchase price paid by the Company for acquired businesses over the fair value of the identified assets acquired. Goodwill is amortized over 20 years. Amortization of goodwill was $2.6 million and $2.0 million for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively.

(3) During 1996, AmeriTel incurred costs of $250,000 related to the settlement of a lawsuit related to a prior acquisition, along with special bonuses of $434,000 paid to key management at the date of the acquisition of AmeriTel. The special bonuses were payable to key management upon the closing of the acquisition of AmeriTel pursuant to a transaction bonus agreement with such employees. During 1997, the Company incurred $400,000 of external costs associated with a bid for the Federal Bureau of Prisons contract. The Company was unsuccessful in obtaining the contract and the contract award has been appealed. The Company has expensed all costs associated with the bid.

(4) In 1996, one of the Company's predecessors incurred an extraordinary loss of approximately $52,000 in conjunction with the extinguishment of debt. The Company incurred an extraordinary loss of $4.7 million in 1997 due to the write-off of unamortized deferred loan costs and the unamortized discount associated with the extinguishment of debt.

(5) Pursuant to Staff Accounting Bulletin No. 98, for the periods prior to the Offering, basic net loss per share is computed using the weighted average number of shares of Common Stock outstanding during the period. Diluted net loss per share is computed using the weighted average number of shares of Common Stock outstanding during the period and nominal issuances of Common Stock and Common Stock equivalents, regardless of whether they are anti-dilutive. For the period presented for the Company, the effect of the Common Stock equivalents is not included in the computation of diluted net loss per share because their effect is anti-dilutive.

(6) Reflects the issuance of     shares of Common Stock in the Offering and the
    conversion of Class B Common Stock and Senior Preferred Stock into an
    aggregate of      shares of Common Stock.

(7) For purposes of this Prospectus, EBITDA means income before interest, income taxes, depreciation, and amortization. EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles and therefore is not necessarily comparable to similarly titled measures of other companies. The Company has included information concerning EBITDA in this Prospectus because it is commonly used by certain investors and analysts as a measure of a company's ability to service its debt obligations. EBITDA should not be used as an alternative to, or be considered more meaningful than, operating income, net income, or cash flow as an indicator of the Company's operating performance.

(8) Capital expenditures includes only amounts expended for purchases of property and equipment and the installation of equipment pursuant to new facility contracts and does not include purchase prices and other costs associated with the Company's acquisitions.

(9) Reflects (i) the conversion of all Class B Common Stock and Senior Preferred Stock into Common Stock in connection with the Offering, at
     shares and     shares of Common Stock per share of Class B Common Stock
     and Senior Preferred Stock, respectively; (ii) the issuance of Common Stock in the Offering; (iii) deduction of the estimated underwriting discount and offering expenses payable by the Company; and (iv) the application of the net proceeds therefrom. See "Use of Proceeds."

                                 RISK FACTORS

  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus.

COMPETITORS WITH GREATER RESOURCES

  The inmate telecommunications industry is highly competitive. The Company competes with numerous providers of inmate telephone services such as RBOCs, LECs, IXCs, including major long distance carriers such as AT&T, MCI, and Sprint, and independent public pay telephone and inmate telephone companies. Many of the Company's competitors are larger and better capitalized and have greater financial resources available than the Company. The Company believes that the principal competitive factors in the inmate telecommunications market are (i) rates of commissions paid to the correctional facilities; (ii) system features and functionality; (iii) system reliability and service; (iv) the ability to customize inmate call processing systems to the specifications and needs of the particular correctional facility; and (v) relationships with correctional facilities. To the extent that the Company is required to pay higher commissions to retain its existing contracts or obtain new contracts, there could be a material adverse effect on the Company and on the market value of the Common Stock.

  Historically, federal and state facilities, which are generally bid on a system-wide basis, have been served by RBOCs, large LECs, and IXCs, which are able to leverage their existing systems and infrastructure to serve these large, high volume customers without the need for additional significant capital expenditures. These providers have generally not, however, focused on the smaller city and county correctional systems, which are typically negotiated on a facility-by-facility basis. As a result, a significant portion of city and county correctional facilities, which constitute a substantial majority of the Company's customers, are served by independent inmate telephone and independent public pay telephone companies. A decision by RBOCs, large LECs, or IXCs to pursue actively contracts with city and county correctional facilities could have a material adverse effect on the Company and on the market value of the Common Stock. See "Business--Business Strategy" and "Business--Competition."

  The Company's ability to offer competitive commission rates depends on effectively controlling costs, which in turn necessitates capital expenditures for software and systems. If IXCs, RBOCs, and large LECs, which have significantly greater financial resources than the Company and are able to connect calls on their owned networks for a negligible marginal cost, were to focus on the inmate telecommunications market, the Company could face substantial competition and subsequent increases in commission rates or reduction in market share, which could have a material adverse effect on the Company and on the market value of the Common Stock.

RISKS ASSOCIATED WITH UNCOLLECTIBLE ACCOUNTS

  The Company is required to carry a reserve on its books for future charge-backs from LECs and third party clearinghouses for uncollectible amounts when such amounts exceed the reserves initially withheld by the LECs and clearinghouses. The Company sets the reserves on its books using historical data on charge-backs for each LEC or other billing service providers. The setting of these reserves requires substantial use of estimation. Actual expenses associated with uncollectible accounts could differ from the Company's estimates. Factors that could cause actual expenses associated with uncollectible accounts to vary from the Company's estimates include difficulties in estimating reserves for acquired contracts and variations in expenses associated with uncollectible accounts among LECs. These variations could potentially lead to an increase in the Company's expenses associated with uncollectible accounts, which could have a material adverse effect on the Company and on the market value of the Common Stock.

DIFFICULTY OF EXECUTING ACQUISITION STRATEGY; RISKS ASSOCIATED WITH ANTICIPATED GROWTH

  The Company has experienced rapid growth, and intends to continue to grow through further expansion of its existing operations and through acquisitions. The Company constantly evaluates acquisition opportunities and is currently evaluating possible acquisition candidates. The Company evaluates specific acquisition opportunities based on market conditions and economic factors existing at the time and intends to pursue favorable opportunities as they arise. The Company may encounter increased competition for acquisitions in the future, which could result in higher prices for acquisition candidates. There can be no assurance that the Company will find suitable acquisition candidates at acceptable prices, have sufficient available capital resources to realize its acquisition strategy, be successful in entering into definitive agreements for desired acquisitions, or that any such acquisitions, if consummated, will prove to be advantageous to the Company. See "--Substantial Leverage; Restrictive Covenants"; "Management's Discussion and Analysis of Financial Condition and Results of Operations"; and "Business--Business Strategy."

  The success of the Company's growth strategy is also dependent on the ability of the Company to integrate acquired operations into existing operations. In addition, the Company's success is dependent on the ability of the Company to expand internal operations. The Company's ability to manage its anticipated future growth will depend on a number of factors, including its ability to evaluate new contract opportunities, monitor operations, control costs, maintain effective quality control, obtain satisfactory and cost-effective lease rights from and interconnection agreements with companies that own transmission lines, and expand the Company's internal management, technical, and accounting systems. The Company's rapid growth has placed, and its planned future growth will continue to place, a significant strain on the Company's financial, management, and operational resources. There can be no assurance that the integration of acquired operations and continued expansion of internal operations will not require the investment of capital or result in unforeseen difficulties or absorb significant management resources at levels higher than that anticipated by management, or that the Company will realize meaningful economies of scale or operating efficiencies from its acquisitions. In addition, acquisitions and the establishment of new operations will entail considerable expenses in advance of anticipated revenues and may cause substantial fluctuations in the Company's operating results.

  The Company's acquired businesses will need to be integrated with its existing operations. This will entail, among other things, integration of switching, transmission, technical, sales, marketing, billing, accounting, quality control, management, payroll, personnel, regulatory compliance, and other systems and operating hardware and software, some or all of which may be incompatible. The failure of the Company to successfully integrate acquired operations could have a material adverse effect on the Company and the market value of the Common Stock. See "Business--Business Strategy." In addition, the Company has no prior experience in acquiring operations from RBOCs or LECs, and there can be no assurance that the Company will be successful in consummating such acquisitions or in integrating such operations. The Company's acquisition strategy results in the amortization of acquired contracts over a relatively short period of time, generally one to three years. The Company had capitalized $61.6 million of acquired facility contracts as of June 30, 1998. As of June 30, 1998, the Company had capitalized $83.2 million of goodwill. This could lead to operating losses that could have a material adverse effect on the Company and on the market value of the Common Stock.

SUBSTANTIAL LEVERAGE; RESTRICTIVE COVENANTS

  The Company has significant debt and debt service obligations. The Company's senior credit facility (the "Senior Credit Facility") with Canadian Imperial Bank of Commerce ("CIBC") as an agent for a syndicate of lenders (collectively, the "Lenders") provides for (a) a term loan acquisition facility of $55.0 million and (b) a revolving loan facility of $25.0 million (which includes a $5.0 million letter of credit facility). In addition, on June 27, 1997, the Company consummated the offering (the "Notes Placement") of $115,000,000 principal amount of 11% Senior Notes due 2007 (the "Senior Notes"). At June 30, 1998, the Company had approximately $176.7 million of long-term debt outstanding (including current maturities). After giving effect to the Offering and the application of the net proceeds therefrom, the Company would have had, as of June 30, 1998, $169.7 million of long-term debt (including current maturities).

  The significant leverage of the Company will have several important consequences to holders of the Common Stock, including, but not limited to, the following: (i) the Company will be required to dedicate a substantial portion of its cash flow from operations to the payment of interest and principal repayment obligations in connection with the Senior Notes, the Senior Credit Facility, and other permitted indebtedness thereby reducing the funds available for its operations, capital expenditures, and other purposes; (ii) the Company's leveraged position and the covenants contained in the Senior Credit Facility and the Indenture with respect to the Senior Notes will limit the Company's ability to obtain additional financing, pay dividends, repurchase stock, make investments, grant liens, and take other actions that may be in the best interests of stockholders; and (iii) the Company's substantial leverage may make it more vulnerable to economic fluctuations, limit its ability to withstand competitive pressures, and reduce its flexibility in responding to changing business and economic conditions. In addition, the Company's indebtedness under the Senior Credit Facility bears interest at floating rates, which could adversely affect the Company's ability to service its debt if interest rates rise. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  There can be no assurance that the Company will be able to meet its debt service obligations. If the Company is unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if the Company otherwise fails to comply with the various covenants contained in its debt obligations, it would be in default under the terms thereof, which would permit the holders of such indebtedness to accelerate the maturity thereof and could cause defaults under other indebtedness of the Company. The Company's ability to repay or refinance its obligations with respect to its indebtedness will depend on its future financial and operating results, which in turn, will be subject to prevailing economic and competitive conditions and to certain financial, business, and other factors, many of which are beyond the Company's control.

LIMITED OPERATING HISTORY; ACCUMULATED DEFICIT; ANTICIPATED LOSSES

  The Company was founded in December 1996. Accordingly, the Company has a limited operating history upon which an evaluation of the Company and its prospects can be based. Because the Company anticipates that it will incur operating losses for the foreseeable future, the Company believes that its future success will depend on its ability to significantly increase revenues, which cannot be assured. Additionally, the limited operating history of the Company makes the accurate prediction of future operating results difficult or impossible, and there can be no assurance that the Company's revenues will increase or even continue at their current level or that the Company will achieve or maintain profitability or generate cash from operations in future periods. Since its inception, the Company has incurred losses and, as of June 30, 1998, had an accumulated deficit of $43.3 million. The Company expects to continue to incur significant losses on a quarterly and annual basis for the foreseeable future, which could have a material adverse effect on the Company and on the market value of the Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON TRANSMISSION FACILITIES-BASED CARRIERS

  The Company does not own telecommunications transmission lines. Accordingly, telephone calls made from correctional facilities are connected through transmission lines that the Company leases under a variety of arrangements with transmission facilities-based long distance carriers, some of which are or may become competitors of the Company. The Company's calls are transmitted via facilities leased on a per minute or monthly basis. Accordingly, the Company is vulnerable to increases in its cost basis. If there is an increase in demand for telecommunications services (for example, data services) beyond the increase in supply of transmission facilities, the Company's costs could increase, which could have a material adverse effect on the Company and on the market value of the Common Stock.

CHANGES IN REGULATION COULD ADVERSELY AFFECT THE COMPANY

  The inmate telecommunications industry is regulated by both the Federal Communications Commission (the "FCC") and state public utility commissions. The Company's operations are also significantly affected by the regulation of other telecommunications businesses, including LECs and IXCs. Changes in the laws and regulations governing the Company's business or other telecommunications businesses could have a material adverse effect on the Company and on the market value of the Common Stock.

  At the federal level, the industry is currently in a period of substantial regulatory change in the aftermath of the Telecommunications Act of 1996 (the "Telecom Act"), which, among other things, directed the FCC to restructure and to change the regulatory framework of the pay telephone industry, including the inmate telephone industry. Because the FCC is still in the process of implementing its new regulations, and because several aspects of rule changes proposed by the FCC are subject to requests for reconsideration, clarification, and final resolution in related proceedings, the ultimate effect of regulatory changes on the Company's business is uncertain. In particular, whether the FCC's rules designed to eliminate subsidization and discrimination by the LECs prove to be effective will significantly affect the level of competition faced by the Company in the inmate telecommunications market in the future. Historically, LECs that have operated in the inmate telephone industry have been able to subsidize their inmate operations with revenue from regulated telephone service in other sectors. The Telecom Act requires that this subsidization be brought to an end. It is not clear how the FCC will effect this statutory mandate. Similarly, because the rules issued under the Telecom Act have only recently been adopted, it is too early to assess the LECs' competitive responses to them. See "Business--Regulation--Federal Regulation."

  In addition to adopting regulations implementing the Telecom Act, the FCC also recently adopted new regulations for interstate calls requiring inmate telephone service providers to announce to called parties, before the called party incurs any charges, that rate quotes may be obtained by dialing no more than two digits or remaining on the line. The Company must come into compliance with these new rules by October 1, 1999. These new regulations could result in an increase in the Company's costs by slightly increasing the non-billable network hold time for interstate collect calls. And, since the Company may comply with the new Federal requirement by implementing rate disclosure on all calls, including intrastate calls, the new regulations may lead to increases in the costs for all inmate collect calls carried by the Company. In addition, the announcement of rate quotes may lead to called parties refusing to accept calls. The exact effect of the new regulations is difficult to predict as it will depend in large part on how frequently called parties opt to receive a rate quote.

  The Company charges relatively high rates for completing inmate collect, debit, and prepaid calls. Many states have set maximum rates that can be charged for inmate collect calls. If regulators reduce the rates that may be charged, there could be a material adverse effect on the Company and on the market value of the Common Stock. See "Business--Regulation." From time to time, inmate telecommunications providers are parties to proceedings initiated by consumer protection advocates or individual called parties alleging that excessive rates are being charged with respect to inmate collect calls. One such proceeding is currently pending in the United States District Court in the State of Kentucky. Although the Company has not been named in the proceeding, the plaintiffs in such proceeding are seeking class action certification as to all inmate telecommunications providers as defendants and all recipients of calls from inmate facilities as plaintiffs. The proceeding is in its preliminary stages. See "Business--Legal Proceedings."

RISKS ASSOCIATED WITH MARKET GROWTH STAGNATING OR DECLINING

  The Company's future growth could be affected by negative trends in the growth of the number of correctional facilities or the number of prisoners. If the societal and political trends that have led to this growth rate abate, the growth of the corrections industry could stagnate or decline, and this would have a material adverse effect on the Company and on the market value of the Common Stock. In particular, if the drug laws or mandatory sentencing laws that have been enacted in the last decade are repealed or reduced in scope, there could be an adverse effect on the growth of the inmate population, which could effect the Company's future success and the market value of the Common Stock. In addition, state prison authorities in the State of Texas have adopted policies severely restricting the making of telephone calls by inmates in state correctional facilities. The adoption of similar policies by other states could severely reduce the size of the inmate telecommunications market and have a material adverse effect on the Company and on the market value of the Common Stock.

RISK OF NEW BUSINESS AREAS

  The Company is pursuing opportunities to market its specialized billing, bad-debt and fraud management, and call validation services to RBOCs, LECs, and other inmate telecommunication providers. The Company recently entered into a contract with a major RBOC, under which the Company performs validation, billing, and collections services for the RBOC's inmate calls. The Company has assumed the risk of managing all billing and collections costs related to this contract, with no recourse to the RBOC. The Company has limited experience in obtaining contracts to provide, and in providing, such services to third parties, and there can therefore be no assurance that the Company will be successful in either of these endeavors.
The Company's failure to secure opportunities to provide these services to third parties, to successfully provide these services, or to generate revenues from these services could have a material adverse effect on the Company's future success and on the market value of the Common Stock.

LEASED LINE AND OTHER NETWORK COST REDUCTION STRATEGIES

  The Company is currently pursuing a strategy of utilizing leased lines for traffic in certain states to reduce its purchases of minutes of use. The Company believes that this strategy will allow it to decrease operating expenses as a percentage of revenue. See "Business--Business Strategy." There can, however, be no assurance that this strategy will be implemented successfully or that, if the strategy is implemented successfully, that such decrease in operating expenses as a percentage of revenue will occur. In particular, the economic benefit to the Company of the leased line strategy is substantially dependent upon the existence of a sufficient level of traffic over the leased lines, and there can be no assurance that sufficient traffic levels will be experienced by the Company. In addition, the Company is pursuing additional alternative network solutions, including lower per minute rates from second and third tier IXCs, carrying voice traffic over frame relay facilities, and provisioning local lines through competitive local exchange carriers rather than LECs. The failure of the Company to successfully implement these strategies, to decrease operating expenses as a percentage of revenue through the implementation of these strategies, or to experience the traffic levels necessary to obtain the economic benefits of the leased line strategy could have a material adverse effect on the Company and on the market value of the Common Stock.

RISKS RELATED TO POTENTIAL YEAR 2000 PROBLEMS

  Some computers, software, and other equipment include computer code in which calendar year data is abbreviated to only two digits. As a result, some of these systems will not operate correctly after 1999 because they may interpret "00" to mean 1900, rather than 2000. These problems are widely expected to increase in frequency and severity as the year 2000 approaches, and are commonly referred to as the "Year 2000 Problem."

  The Company believes that it has identified all significant computers, software applications, and related other equipment used in connection with its internal operations that will require modification to reduce the possibility of a material disruption of its business from the Year 2000 Problem. Internal resources are being used to make the required modifications and test Year 2000 compliance. The Company plans on completing the testing process of all significant applications by February 1999. The Company does not expect to incur material expenses related to its Year 2000 compliance efforts. The Company has also commenced the process of modifying, upgrading, and replacing major systems that have been assessed as adversely affected, and expects to complete this process before the occurrence of any material disruption of its business. However, there can be no assurance in this regard, and if the Company fails to properly recognize and address the Year 2000 Problem in the Company's systems, its business, financial condition, results of operations, and the market value of the Common Stock could be materially and adversely affected.

  The Year 2000 Problem also affects some of the Company's customers and major suppliers of computers, software, and other equipment. The Company has discussed the Year 2000 Problem with some of these customers and suppliers. However, the Company has limited or no control over the actions of these customers and suppliers. Accordingly, the Company cannot guarantee that these customers and suppliers will resolve any or all Year 2000 Problems. If the Company's customers and suppliers fail to resolve Year 2000 Problems, the Company's business could be materially disrupted and there could be a material adverse effect on the market value of the Common Stock. The Company has not yet formulated a Year 2000 contingency plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Information Systems and Year 2000 Compliance."

DIFFICULTY OF EXECUTING STRATEGY IF KEY PERSONNEL CANNOT BE RECRUITED AND
RETAINED

  The Company's success is dependent on the efforts of certain of its officers, senior management, technical, and other personnel, and on its ability to continue to attract, retain, and motivate qualified personnel, particularly financial and accounting personnel. The competition for such employees is intense, and the Company believes that it would be difficult to replace the expertise and experience of such persons in the event that the services of one or more such persons were to become unavailable. Accordingly, the loss of the services of one or more of these individuals without adequate replacement could have a material adverse effect on the Company and its ability to implement its business strategy and to achieve its goals, and could have a material adverse effect on the market value of the Common Stock. In addition, the failure of the Company to attract and retain additional management to support its business strategy could also have a material adverse effect on the Company. See "Management."

SHARES ELIGIBLE FOR FUTURE SALE

  Upon consummation of the Offering, the Company will have ^ shares of Common Stock outstanding ( ^ shares of Common Stock if the U.S. Underwriters' over-allotment option is exercised in full), excluding (i) ^ shares of Common Stock subject to options outstanding as of June 30, 1998 that are
exercisable at prices ranging from $    to $    per share and (ii)   shares of
Common Stock issuable pursuant to warrants that are exercisable at a price of
$   per share. See "Certain Transactions--Historical Relationships and Related
Transactions--Warrants" and "Description of Capital Stock." All of the shares of Common Stock sold in the Offering will be freely tradable without restrictions, or further registration, under the Securities Act of 1933, as amended (the "Securities Act"), except shares purchased by an "affiliate" of the Company (as that term is defined in Rule 144 (an "Affiliate")), which may be resold under the resale limitations of Rule 144. Each of the Company and the directors, executive officers, and certain other of the stockholders of the Company has, however, entered into a lock up agreement ("Lock Up Agreement") restricting, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, during the period ending 180 days after the date of this Prospectus, its ability to sell any shares of Common Stock. See "Shares Eligible for Future Sale." Shares that have not been registered under the Securities Act may be sold only pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 or another exemption from registration ("Restricted Shares"). Restricted Shares constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and will be eligible for sale in the open market after the Offering subject to the Lock-Up Agreement and applicable requirements of Rule 144.

  The Company is also obligated to file and maintain a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act for all shares of Common Stock other than those offered hereby as expeditiously as possible after it is eligible to do so. The Company will be Form S-3 eligible when (i) it has been subject to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, and has filed all the material required to be filed pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, for a period of at least 12 calendar months immediately preceding the filing of the Form S-3; (ii) it has filed in a timely manner all reports required to be filed during the twelve calendar months and any portion of a month immediately preceding the filing of the Form S-3; (iii) it has not defaulted on any installment or installments of indebtedness for borrowed money; and (iv) it has a public float in excess of $75 million at any time in the sixty days preceding the filing of the Form S-
3. The Company expects to be eligible to file by Form S-3 by approximately January 1999. No prediction can be made as to the effect, if any, that future sales or distributions of Common Stock for future sale or distribution, will have on the market price of the Common Stock prevailing from time to time. Sales or distributions of substantial amounts of Common Stock, or the perception that such sales or distributions could occur, could adversely affect the market value of the Common Stock.

POTENTIAL ANTI-TAKEOVER CONSIDERATIONS

  Prior to the Offering, the Company's stockholders will adopt certain amendments to the Certificate of Incorporation and the Bylaws of the Company (the "Bylaws") that will impose procedural and other requirements that could make it more difficult to effect certain corporate actions, including replacing incumbent directors. In addition, the Board of Directors of the Company will be divided into three classes, each of which is to serve for a staggered three-year term after the initial classification and election, and, incumbent directors may not be removed without cause, all of which may make it more difficult for a third party to gain control of the Board of Directors. With certain exceptions, Section 203 of the Delaware General Corporation Law (the "DGCL") imposes certain restrictions on mergers and other business combinations between the Company and any holder of 15% or more of the voting stock of the Company.

  Although the Board of Directors has no current intention of doing so, under the Company's Certificate of Incorporation, the Board of Directors will have the authority, without action by the Company's stockholders, to fix certain terms and issue shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"). This Preferred Stock could have powers, rights, or preferences superior to that of the Common Stock or that could impede the completion of a merger, tender offer, or other takeover attempt. Such issuance of Preferred Stock could be effected without a vote of the holders of the Common Stock even though some or a majority of the Company's stockholders might believe that such merger, tender offer, or takeover is in their best interests and even if such transactions could result in stockholders receiving a premium for their stock over the then current market price of such stock. Actions of the Board of Directors pursuant to this authority may have the effect of delaying, deterring, or preventing a change in control of the Company. See "Description of Capital Stock--Preferred Stock."

  In addition, the Company intends to adopt a stockholders' rights plan (the "Rights Plan"). The Rights (as defined) to be issued under the Rights Plan have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any other merger or other business combination approved by the Board of Directors since (subject to the limitations described above) the Rights may be redeemed by the Company at the Redemption Price prior to the time that the Rights would otherwise become exercisable, or if later, the time that a person or group has become an Acquiring Person (as defined). See "Description of Capital Stock--Rights Plan."

LACK OF PATENTS AND POSSIBLE INFRINGEMENT

  None of the Company's internally developed call processing technology has been patented. Accordingly, such technology and intellectual property rights could infringe on other parties' intellectual property rights and could be contested or challenged. The Company has received notice from two parties that certain features of the Company's call processing technology may infringe upon such parties' patents. Should the Company's call processor or any material feature thereof be determined to violate applicable patents, the Company would be required to cease using these features or to obtain appropriate licenses for the use of such technology, either of which could have a material adverse effect upon the Company and on the market value of the Common Stock.

GOVERNMENTAL ENTITIES AS CUSTOMERS

  The Company's customers include state and local governmental entities responsible for the administration and operation of correctional facilities. The Company is subject, therefore, to the administrative policies and procedures employed by, and the regulations that govern the activities of, these governmental entities, including policies, procedures, and regulations concerning the procurement and retention of contract rights and the provision of services. There can be no assurance that the Company's operations will not be adversely affected by the policies and procedures employed by, or the regulations that govern the activities of, these governmental entities or that the Company will not be limited in its ability to secure additional customer contracts, renew existing customer contracts, or consummate acquisitions as a result of such policies, procedures, and regulations.

TECHNOLOGICAL CHANGE AND NEW SERVICES

  The telecommunications industry has been characterized by rapid technological advancements, frequent new service introductions, and evolving industry standards. Management believes that the Company's future success will depend on its ability to anticipate and respond to such changes and new technology. There can be no assurance that the Company will not be materially adversely affected by the introduction and acceptance of new technology. Some of the Company's technology, such as its call processor technology, has not yet been implemented in all of the facilities which the Company services.

ABSENCE OF DIVIDENDS

  The Company currently intends to retain any future earnings to fund operations and future growth and, therefore, does not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of dividends by the Company are subject to the discretion of its Board of Directors, to numerous restrictive covenants contained in the Senior Credit Facility and the Indenture, dated as of June 27, 1997 (the "Indenture"), and will depend on the Company's financial condition and results of operations, capital requirements, and such other factors as the Board of Directors deems relevant. See "Dividend Policy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

VOLATILITY OF STOCK PRICE

  The market price for the Common Stock may be highly volatile. The Company believes that factors such as announcements by the Company, or by its competitors, of quarterly variances in financial results could cause the market price of the Common Stock to fluctuate substantially. In addition, the stock market may experience extreme price and volume fluctuations, which often are unrelated to the operating performance of specific companies. Market fluctuations or perceptions regarding the Company's industry, as well as general economic or political conditions, may have a material adverse effect on the Company and on the market price of the Common Stock.

OFFERING PRICE DETERMINED IN THE ABSENCE OF A PUBLIC MARKET; MAY NOT INDICATE POST-OFFERING PRICE

  Prior to the Offering, there has been no public market for the Common Stock and there can be no assurance that an active trading market will develop or be sustained. The initial public offering price of the Common Stock will be determined through negotiation among the Company and the Underwriters and may not be indicative of the market price for the Common Stock after the Offering. See "Underwriters."

CONTROL BY PRINCIPAL SHAREHOLDERS

  Holders of a majority of the Company's outstanding Common Stock prior to the consummation of the Offering will continue to hold a majority of the Company's outstanding Common Stock after the consummation of the Offering. To the extent that these shareholders exercise their voting rights in concert, they effectively will have the ability to control the election of all of the Company's Board of Directors, the outcome of most matters submitted to a vote of the holders of Common Stock, and generally will be able to direct the affairs of the Company. Any affiliate of CIBC will have beneficial ownership
of    % of the Company's outstanding Common Stock after the Offering and will therefore be able to exercise significant influence over shareholder votes, including any vote relating to a potential change of control of the Company.

                          STOCK CONVERSION AND SPLIT

  Upon the consummation of the Offering, each outstanding share of the Company's preferred stock, par value $0.01 per share (the "Senior Preferred
Stock"), will be converted into     shares of Common Stock. If any holder of
the Senior Preferred Stock elects not to convert their shares into Common Stock, the Company will be required to redeem such holder's Senior Preferred Stock. The redemption price for the Senior Preferred Stock is $1,000 per share (as adjusted for any stock dividends, combinations or splits), plus all accrued or declared but unpaid dividends. In addition, under the terms of the Registration Rights Agreement (as defined), each share of the Company's outstanding Class B Common Stock (the "Class B Common Stock") will be
automatically converted into     shares of Common Stock upon the consummation
of the Offering. Unless otherwise stated, information contained in this Prospectus reflects the conversion of the Senior Preferred Stock into Common Stock, the conversion of the Class B Common Stock into Common Stock, and a
to    stock split for the Common Stock and Class B Common Stock that will be effected immediately prior to the Offering.

              SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

  Certain statements under "Prospectus Summary;" "Risk Factors;" "Management's Discussion and Analysis of Financial Condition and Results of Operations;" "Business;" "Pro Forma Financial Data;" and elsewhere in this Prospectus constitute forward-looking statements, which involve known and unknown risks, uncertainties, and other factors that may cause the actual results, levels of activity, performance, or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this Prospectus. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity, or achievements, and neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any such forward-looking statements. The Company is under no duty to update any of the forward-looking statements after the date hereof.

                                USE OF PROCEEDS

  The net proceeds to be received by the Company from the sale of the shares of Common Stock in the Offering at an assumed initial public offering price of
$   per share, after deducting underwriting commissions and discounts and the estimated expenses of the Offering, are expected to be approximately $
million ($   if the U. S. Underwriters' over-allotment option is exercised in full).

  The Company intends to use the net proceeds (i) to repay $10.0 million outstanding under the Senior Credit Facility (the revolving loan portion of which may subsequently be reborrowed); (ii) for the acquisition of telecommunications equipment to service new contracts; (iii) for the implementation of alternative network solutions; (iv) for funding of potential acquisitions; and (v) for general corporate purposes, including working capital. The Company currently has no material agreements with respect to any potential acquisitions, but is continuously evaluating possible acquisition candidates. Pending the use of the net proceeds for the above-described purposes, the Company intends to invest such funds in short-term, interest-bearing investment grade obligations.

  Borrowings by the Company under the revolving portion of the Senior Credit Facility bear interest at a rate equal to either (a) the Base Rate plus a margin that varies from 75 to 225 basis points, depending on the ratio of the Company's total debt to EBITDA or (b) the London Interbank Offering ("LIBO") rate plus a margin that varies from 200 to 350 basis points, depending on the ratio of the Company's total debt to EBITDA. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." Borrowings by the Company under the revolving portion of the Senior Credit Facility have been used to fund acquisitions.

                                DIVIDEND POLICY

  The Company intends to retain future earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate paying any cash dividends on the Common Stock for the foreseeable future. The declaration and payment of dividends by the Company are subject to the discretion of its Board of Directors and to numerous restrictive covenants contained in the Senior Credit Facility and the Indenture, and will depend on the Company's financial condition and results of operations, capital requirements, and such other factors as the Board of Directors deems relevant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Certain Indebtedness."

                                   DILUTION

  As of June 30, 1998, the Company's net tangible book deficit (as defined)
was $147.0 million, or approximately $   per share of Common Stock (based on
   shares of Common Stock). Net tangible book value per share represents the total book value of the Company's tangible assets reduced by the amount of the Company's total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the Offering at an assumed price of $
per share, and the application of the net proceeds therefrom as described under "Use of Proceeds," the pro forma net tangible book value of the Common
Stock as of June 30, 1998 would have been $   per share. This represents an
immediate increase in net tangible book value of $   per share to the
Company's existing stockholders and an immediate dilution in tangible book
value of $   per share to new investors purchasing shares of Common Stock in the Offering at the initial public offering price. The following table illustrates the per share dilution in pro forma net tangible book value to new investors:

   Assumed initial public offering price per share...................     $
   Net tangible book deficit per share at June 30, 1998..............
   Decrease per share attributable to new investors..................
   Pro forma net tangible book deficit per share after the
    Offering(1)......................................................
                                                                          ----
   Dilution in net tangible book value per share to new
    investors(2).....................................................     $
                                                                          ====

--------
(1) Assumes the U.S. Underwriter's over-allotment option is not exercised.
(2) Does not include (i)    shares of Common Stock subject to options
    outstanding as of June 30, 1998 that are exercisable at prices ranging
    from $  to $   per share or (ii)     shares of Common Stock issuable
    pursuant to warrants that are exercisable at a price of $   per share.

                                CAPITALIZATION

  The following table sets forth the cash and cash equivalents and consolidated capitalization of the Company as of June 30, 1998 (unaudited) on an actual basis and as adjusted to give effect to the Offering and the application of the net proceeds therefrom as set forth under "Use of Proceeds." The data set forth below should be read in conjunction with "Use of Proceeds," "Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements and notes thereto, and the other financial data included elsewhere in this Prospectus.

                                                          AS OF JUNE 30, 1998
                                                          ---------------------
                                                           ACTUAL   AS ADJUSTED
                                                          --------  -----------
                                                              (DOLLARS IN
                                                               THOUSANDS)
Cash and cash equivalents................................ $  4,519     $
                                                          ========     =====
Long-Term debt, including current maturities:
  Senior Credit Facility:
    Term loan............................................ $ 55,000     $
    Revolving loan.......................................    4,500
  Senior Notes...........................................  115,000
  Other..................................................    2,206
                                                          --------     -----
      Total long-term debt...............................  176,706
Stockholders' equity:
  Preferred stock, $.01 par value........................       (1)    -- (2)
  Common Stock, $.01 par value;    shares authorized,
   shares issued and outstanding as of June 30, 1998;
   shares issued and outstanding, as adjusted(3).........              (2)(4)
  Additional paid in capital(1)..........................   21,800
  Accumulated deficit....................................  (43,347)
                                                          --------     -----
      Total stockholders' equity (deficit)...............  (21,547)
                                                          --------     -----
Total capitalization..................................... $155,159     $
                                                          ========     =====

--------
(1) The Senior Preferred Stock represents 5,925 shares outstanding with a par value of $.01 per share, which rounds to zero in the above table, and a liquidation value per share of $1,000 plus accumulated but unpaid dividends, of which $5.9 million represented additional paid in capital to the Company upon the issuance of the Senior Preferred Stock. As of June 30, 1998 the cumulative liquidation value of the outstanding shares of Senior Preferred Stock was $5.9 million plus accumulated but unpaid dividends, which were approximately $237,000. The Senior Preferred Stock
    is convertible into     shares of Common Stock.
(2) Reflects the conversion of the Senior Preferred Stock into Common Stock in
    connection with the Offering at     shares of Common Stock per share of
    Senior Preferred Stock.
(3) Excludes (i)     shares of Common Stock subject to options outstanding as
    of June 30, 1998 that are exercisable at prices ranging from $    to $
    per share and (ii)     shares of Common Stock issuable pursuant to
    warrants that are exercisable at a price of $   per share.
(4) Reflects the Offering and conversion of the outstanding shares of Class B
    Common Stock into shares of Common Stock at    shares of Common Stock per
    share of Class B Common Stock.

                           PRO FORMA FINANCIAL DATA

  The following unaudited pro forma statements of operations data for the year ended December 31, 1997 give effect to pre-acquisition operating results of
(i) the Tataka acquisition effective April 4, 1997; (ii) the acquisition of STC effective June 27, 1997; (iii) the CCC acquisition effective July 31, 1997; (iv) the Invision acquisition effective October 6, 1997; (v) the acquisition of NAI effective December 1, 1997; (vi) the PTC acquisition effective December 19, 1997; and (vii) the Notes Placement and certain borrowings under the Senior Credit Facility to finance acquisitions, as if each such transaction had been consummated on January 1, 1997. The acquisitions consummated during 1997 were accounted for using the purchase method of accounting as of their respective acquisition dates and, accordingly, only the results of operations of the acquired companies subsequent to their respective acquisition dates are included in the operating results of the Company.

  The pro forma financial data do not give effect to any events occurring after consummation of the acquisitions, other than reduced telecommunications costs associated with new direct billing agreements with various LECs, which were negotiated by the Company as a result of the higher combined telecommunications traffic that was anticipated as a result of the acquisitions that have been consummated by the Company, and which were executed after the closing of such acquisitions.

  The pro forma adjustments, which are described in the accompanying notes, are based on currently available information and assumptions that management believes are reasonable. Such pro forma financial data and the notes thereto should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto included elsewhere in this Prospectus.

  The presentation of pro forma financial data is for illustrative purposes only, is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, and should not be viewed as a projection or forecast of the Company's performance for any future period. Inclusion of pro forma financial data should not be regarded as a representation by the Company, and there can be no assurance that the results reflected in the pro forma financial data will be realized. The Company does not intend to update or otherwise revise the pro forma financial data to reflect circumstances existing after the date hereof or to reflect the occurrence of future events, even if the assumptions or estimates underlying the pro forma financial data are shown to be in error. Prospective investors are cautioned not to place undue reliance on the pro forma financial data.

                       PRO FORMA STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         OTHER
                           COMPANY     ACQUIRED                                TOTAL     PRO FORMA      PRO
                          HISTORICAL BUSINESSES(A)   STC     CCC   INVISION  HISTORICAL ADJUSTMENTS    FORMA
                          ---------- ------------- -------  ------ --------  ---------- -----------   --------
Operating revenues......   $ 91,773     $32,255    $10,576  $6,339 $31,624    $172,567                $172,567
Operating expenses:
 Telecommunication
  costs.................     37,871      14,828      5,528   1,761  19,081      79,069     (1,801)(b)   77,268
 Facility commissions...     25,724      10,909      2,691   2,580   8,787      50,691                  50,691
 Field operations and
  maintenance...........      4,543       1,358        805     223   1,745       8,674                   8,674
 Selling, general and
  administrative........      8,540       2,640        985   1,198   2,995      16,358       (345)(c)   16,013
 Depreciation...........      2,219       2,039        514     131   1,123       6,026     (3,513)(d)    2,513
 Amortization of
  intangibles...........     14,243       2,441                113   2,595      19,392      3,246 (e)   22,638
 Federal bid costs......        400                                                400                     400
                           --------     -------    -------  ------ -------    --------    -------     --------
 Total operating
  expenses..............     93,540      34,215     10,523   6,006  36,326     180,610     (2,413)     178,197
                           --------     -------    -------  ------ -------    --------    -------     --------
Operating Income
 (loss).................     (1,767)     (1,960)        53     333  (4,702)     (8,043)     2,413       (5,630)
Other (income) expense:
 Interest expense.......     11,138                    282      22   2,483      13,925      5,497 (f)   19,422
 Other (net)............        (76)                   (76)     64    (859)       (947)        12 (g)     (935)
                           --------     -------    -------  ------ -------    --------    -------     --------
 Total other (income)
  expense...............     11,062                    206      86   1,624      12,978      5,509       18,487
                           --------     -------    -------  ------ -------    --------    -------     --------
Income (loss) before
 income taxes...........    (12,829)     (1,960)      (153)    247  (6,326)    (21,021)    (3,096)     (24,117)
Income taxes (benefit)
 expense ...............       (642)         31          6              (2)       (607)                   (607)
                           --------     -------    -------  ------ -------    --------    -------     --------
Income (loss) from
 continuing operations..   $(12,187)    $(1,991)   $  (159) $  247 $(6,324)   $(20,414)   $(3,096)    $(23,510)
                           ========     =======    =======  ====== =======    ========    =======     ========
Net loss per common
 share..................   $                                                                          $
                           ========                                                                   ========
Weighted average common
 shares (h).............
                           ========                                                                   ========
Pro forma net loss per
 common share (i).......                                                                              $
                                                                                                      ========

                                          (Accompanying notes on following page)

                  NOTES TO PRO FORMA STATEMENTS OF OPERATIONS

(a) Represents the combined pre-acquisition historical operating results of inmate facility contracts and related telecommunication assets acquired during 1997 by the Company from Tataka, PTC and NAI.

(b) Telecommunication costs have been reduced to reflect billing and collection cost savings associated with the negotiation of direct billing agreements with GTE Corp. ("GTE"), US West Corp. ("US West"), Southwestern Bell Telephone Company. ("Southwestern Bell"), Sprint, and other LECs. The Company was able to negotiate these agreements as a result of the higher telecommunications traffic of the combined acquired companies. The Company has entered into additional direct billing agreements in 1998 as a result of which the Company expects to begin realizing cost savings by the third quarter of 1998.

(c) Compensation costs of $308,000 have been eliminated from Invision's selling, general, and administrative expenses for Invision employees who were terminated upon the consummation of the Invision acquisition. In addition, certain specifically identified selling, general, and administrative costs of $37,000 from the acquired businesses has been eliminated. The Company expects to realize additional future cost savings upon the completion of its consolidation of the acquisitions that have been consummated by the Company.

(d) Depreciation expense has been reduced to reflect differences between pro forma depreciation expense based on the fair values of acquired telephone system equipment over a useful life of 7.5 years and historical depreciation expense over useful lives primarily ranging from 5 to 7.5 years.

                                                                YEAR ENDED
                                                            DECEMBER 31, 1997
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
     Pro forma depreciation expense......................        $ 2,513
     Historical depreciation expense.....................          6,026
                                                                 -------
       Pro forma adjustment..............................        $(3,513)
                                                                 =======

(e) Amortization expense has been increased to reflect the difference between historical amortization expense and amortization of the purchase price amounts allocated to the fair values of (i) acquired inmate facility contracts over the life of the related contract (generally 3 to 5 years);
    (ii) goodwill (over 20 years); and (iii) other identifiable intangibles, such as non-competition agreements, over the life of the related intangible (generally 2.5 to 5 years).

                                                                YEAR ENDED
                                                            DECEMBER 31, 1997
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
     Pro forma amortization expense:.....................        $22,638
     Historical amortization expense:....................         19,392
                                                                 -------
       Pro forma adjustment..............................        $ 3,246
                                                                 =======

(f) Interest expense has been increased to reflect interest expense related to the acquisitions, amortization of approximately $8.3 million of deferred financing costs, and the Notes Placement.

(g) Minority interest representing STC's interest in the earnings of its subsidiary, Law Enforcement Technology, Inc., has been eliminated because this subsidiary became wholly owned by the Company as a result of the acquisition of STC.

(h) Pursuant to Staff Accounting Bulletin No. 98, for the periods prior to the Offering, basic net loss per share is computed using the weighted average number of shares of Common Stock outstanding during the period. Diluted net loss per share is computed using the weighted average number of shares of Common Stock outstanding during the period and nominal issuances of Common Stock and Common Stock equivalents, regardless of whether they are anti-dilutive. For the period presented for the Company, the effect of the Common Stock equivalents is not included in the computation of diluted net loss per share because their effect is anti-dilutive.

(i) Reflects the issuance of     shares of Common Stock in the Offering and
    the conversion of Class B Common Stock and Senior Preferred Stock into an
    aggregate of     shares of Common Stock.

                            SELECTED FINANCIAL DATA

  Effective December 1, 1996, the Company became the holding company for the operations of AmeriTel and Talton Telecommunications. The Company accounted for these acquisitions using the purchase method of accounting. Accordingly, the Company's consolidated financial statements include the operations of AmeriTel and Talton Telecommunications only for periods after December 1, 1996.

  The following selected consolidated financial data of the Company for the twelve months ended December 31, 1997 and for the one month ended December 31, 1996, and the selected combined financial data of the Company's predecessors for the years ended December 31, 1994 and 1995, and for the eleven months ended November 30, 1996, have been derived from the Company's and its predecessors' audited financial statements. The selected combined financial data of AmeriTel has been derived from its predecessors' audited financial statements. The selected combined financial data of Talton Telecommunications for the year ended December 31, 1993, and the selected consolidated financial data of the Company for the six months ended June 30, 1997 and 1998 are unaudited and, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) that are necessary to present fairly the combined or consolidated financial statements for such periods.

  The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto included elsewhere in this Prospectus.

                            SELECTED FINANCIAL DATA

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    COMBINED PREDECESSORS                               THE COMPANY
                          ------------------------------------------- -----------------------------------------------
                                                        ELEVEN MONTHS  ONE MONTH                SIX MONTHS SIX MONTHS
                           YEARS ENDED DECEMBER 31,         ENDED        ENDED      YEAR ENDED    ENDED      ENDED
                          ----------------------------  NOVEMBER 30,  DECEMBER 31, DECEMBER 31,  JUNE 30,   JUNE 30,
                             1993      1994     1995        1996          1996       1997(1)       1997       1998
                          ----------- -------  -------  ------------- ------------ ------------ ---------- ----------
                          (UNAUDITED)                                                                (UNAUDITED)
OPERATING DATA:
Operating revenues......    $13,593   $23,892  $40,326     $53,663       $5,506      $ 91,773    $30,082    $103,605
Operating expenses:
 Telecommunciation
  costs.................      7,025    11,761   18,673      23,317        2,299        37,871     12,405      43,793
 Facility commissions...      2,225     3,901    9,595      13,962        1,455        25,724      8,161      33,345
 Field operations and
  maintenance...........        538     1,044    1,467       1,816          219         4,543      1,166       3,747
 Selling, general and
  administrative........      1,566     2,571    4,089       3,921          372         8,540      2,327       8,316
 Depreciation...........        780       965    1,359       1,538          111         2,219        617       2,690
 Amortization of
  intangibles(2)........        684     1,392    1,605       1,746          741        14,243      4,738      12,917
 Nonrecurring
  expenses(3)...........                                       684                        400
                            -------   -------  -------     -------       ------      --------    -------    --------
 Total operating
  expenses..............     12,818    21,634   36,788      46,984        5,197        93,540     29,414     104,808
                            -------   -------  -------     -------       ------      --------    -------    --------
Operating income
 (loss).................        775     2,258    3,538       6,679          309        (1,767)       668      (1,203)
Other (income) expenses:
 Interest expense, net..        331       745    1,360       1,469          612        11,138      3,932       9,764
 Other, net.............       (153)     (134)     (52)         27          (20)          (76)       (19)       (159)
                            -------   -------  -------     -------       ------      --------    -------    --------
 Total other (income)
  expense...............        178       611    1,308       1,496          592        11,062      3,913       9,605
Income (loss) before
 income taxes and
 extraordinary loss.....        597     1,647    2,230       5,183         (283)      (12,829)    (3,245)    (10,808)
Income tax expense
 (benefit)..............                  (11)     891       1,917          (23)         (642)      (850)        482
                            -------   -------  -------     -------       ------      --------    -------    --------
Income (loss) before
 extraordinary loss.....        597     1,658    1,339       3,266         (260)      (12,187)    (2,395)    (11,290)
Extraordinary loss(4)...                                        52                      4,740      4,396
                            -------   -------  -------     -------       ------      --------    -------    --------
Net income (loss).......        597     1,658    1,339       3,214         (260)      (16,927)    (6,791)    (11,290)
Preferred stock
 dividends..............                            80         118                        474        237         237
                            -------   -------  -------     -------       ------      --------    -------    --------
Net income (loss)
 applicable to common
 stock..................    $   597   $ 1,658  $ 1,259     $ 3,096       $ (260)     $(17,401)   $(7,028)   $(11,527)
                            =======   =======  =======     =======       ======      ========    =======    ========
Basic earnings per
 common share:
 Loss from continuing
  operations............                                                 $           $           $          $
 Extraordinary loss.....
                                                                         ------      --------    -------    --------
 Net loss...............                                                 $           $           $          $
                                                                         ======      ========    =======    ========
Weighted average common
 shares(5)..............
                                                                         ======      ========    =======    ========
Pro forma net loss per
 common share(6)........                                                             $                      $
                                                                                     ========               ========
OTHER DATA:
EBITDA(7)...............    $ 2,392   $ 4,749  $ 6,554     $ 9,936       $1,181      $ 14,771    $ 6,042    $ 14,563
Capital
 expenditures(8)........      1,978     3,223    4,669       2,804          269         8,063      1,297       6,853

                                                        JUNE 30,     JUNE 30,
                                                          1998         1998
                                                       HISTORICAL AS ADJUSTED(9)
                                                       ---------- --------------
BALANCE SHEET DATA
Cash and cash equivalents.............................  $  4,519     $
Total assets..........................................   198,752
Total debt (including current maturities).............   176,706     172,267
Total stockholders' equity (deficit)..................   (21,547)

                                          (Accompanying notes on following page)

--------
(1) The Company's 1997 results include the operating results of (i) Tataka effective April 4, 1997; (ii) STC effective June 27, 1997; (iii) CCC effective July 31, 1997; (iv) Invision effective October 6, 1997; (v) NAI effective December 1, 1997; and (vi) PTC effective December 19, 1997, in each case subsequent to their respective acquisition dates.

(2) Amortization of intangible assets is provided on a straight-line basis over the estimated useful lives of the related assets. Amortization of acquired facility contract costs was $11.3 million and $10.7 million for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively. Acquired facility contracts consist primarily of purchase price allocated to contracts acquired pursuant to acquisitions. Acquired facility contracts are amortized over the applicable remaining contract term. The average remaining term of the Company's contracts, as of June 30, 1998, was 23 months. The Company had capitalized $61.6 million of acquired facility contracts as of June 30, 1998. As of June 30, 1998, the Company had capitalized $83.2 million of goodwill. Goodwill represents the excess of the purchase price paid by the Company for acquired businesses over the fair value of the identified assets acquired. Goodwill is amortized over 20 years. Amortization of goodwill was $2.6 million and $2.0 million for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively.

(3) During 1996, AmeriTel incurred costs of $250,000 related to the settlement of a lawsuit related to a prior acquisition, along with special bonuses of $434,000 paid to key management at the date of the acquisition of AmeriTel. The special bonuses were payable to key management upon the closing of the acquisition of AmeriTel pursuant to a transaction bonus agreement with such employees. During 1997, the Company incurred $400,000 of external costs associated with a bid for the Federal Bureau of Prisons contract. The Company was unsuccessful in obtaining the contract and the Contract award has been appealed. The Company has expensed all costs associated with the bid.

(4) In 1996, one of the Company's predecessors incurred an extraordinary loss of approximately $52,000 in conjunction with the extinguishment of debt. The Company incurred an extraordinary loss of $4.7 million in 1997 due to the write-off of unamortized deferred loan costs and the unamortized discount associated with the extinguishment of debt.

(5) Pursuant to Staff Accounting Bulletin No. 98, for the periods prior to the Offering, basic net loss per share is computed using the weighted average number of shares of Common Stock outstanding during the period. Diluted net loss per share is computed using the weighted average number of shares of Common Stock outstanding during the period and nominal issuances of Common Stock and Common Stock equivalents, regardless of whether they are anti-dilutive. For the period presented for the Company, the effect of the Common Stock equivalents is not included in the computation of diluted net loss per share because their effect is anti-dilutive.

(6) Reflects the issuance of     shares of Common Stock in the Offering and
    the conversion of Class B Common Stock and Senior Preferred Stock into an
    aggregate of     shares of Common Stock.

(7) For purposes of this Prospectus, EBITDA means income before interest, income taxes, depreciation, and amortization. EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles and therefore is not necessarily comparable to similarly titled measures of other companies. The Company has included information concerning EBITDA in this Prospectus because it is commonly used by certain investors and analysts as a measure of a company's ability to service its debt obligations. EBITDA should not be used as an alternative to, or be considered more meaningful than, operating income, net income, or cash flow as an indicator of the Company's operating performance.

(8) Capital expenditures includes any amounts expended for purchases of property and equipment and the installation equipment pursuant to new facility contracts and does not include purchase prices and other costs associated with the Company's acquisitions.

(9) Reflects the conversion of all Class B Common Stock and Senior Preferred
    Stock into Common Stock in connection with the Offering, at    shares and
       shares of Common Stock per share of Class B Common Stock and Senior Preferred Stock, respectively, the issuance of Common Stock in the Offering, deduction of the estimated underwriting discount and offering expenses payable by the Company in connection with the Offering, and the application of the net proceeds therefrom. See "Use of Proceeds."

                SELECTED HISTORICAL PREDECESSOR FINANCIAL DATA

  The following selected historical predecessor financial data of AmeriTel and Talton Telecommunications for the years ended December 31, 1994 and 1995, and for the eleven months ended November 30, 1996 (the period prior to the effective dates of their respective acquisitions by the Company) have been derived from AmeriTel's and Talton Telecommunications' audited financial statements. The selected historical predecessor financial data of AmeriTel for the year ended December 31, 1993 has been derived from audited financial statements. The selected historical predecessor financial data of Talton Telecommunications for the year ended December 31, 1993, are unaudited and, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) that are necessary to present fairly their respective financial statements for such periods.

  The selected historical predecessor financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                           AMERITEL PAY PHONES, INC.

                             (DOLLARS IN THOUSANDS)

                                            YEARS ENDED DECEMBER      ELEVEN
                                                    31,            MONTHS ENDED
                                           ----------------------- NOVEMBER 30,
                                            1993    1994    1995       1996
                                           ------  ------- ------- ------------
OPERATING DATA:
 Operating revenues....................... $3,858  $11,699 $20,371   $29,306
 Operating expenses:
  Telecommunication costs.................  1,826    5,347   9,747    13,729
  Facility commissions....................    623    1,861   3,497     6,087
  Field operations and maintenance........    192      508     864     1,166
  Selling, general, and administrative....    376      928   1,759     2,281
  Depreciation............................    213      194     384       536
  Amortization of intangibles.............     81      595   1,224     1,624
  Nonrecurring expenses...................                               684
                                           ------  ------- -------   -------
    Total operating expenses..............  3,311    9,433  17,475    26,107
                                           ------  ------- -------   -------
 Operating income.........................    547    2,266   2,896     3,199
 Other (income) expense:
  Interest expense, net...................    188      564   1,028     1,355
  Other, net..............................   (123)              66        39
                                           ------  ------- -------   -------
    Total other expense...................     65      564   1,094     1,394
                                           ------  ------- -------   -------
 Income before income taxes and
  extraordinary loss......................    482    1,702   1,802     1,805
 Income tax expense.......................                     734       693
                                           ------  ------- -------   -------
 Income before extraordinary loss.........    482    1,702   1,068     1,112
 Extraordinary loss.......................                                52
                                           ------  ------- -------   -------
 Net income .............................. $  482  $ 1,702 $ 1,068   $ 1,060
                                           ======  ======= =======   =======
BALANCE SHEET DATA (AT END OF PERIOD):
 Cash and cash equivalents................ $  189  $   229 $   891   $    81
 Total assets.............................  2,800   12,449  18,586    26,885
 Long-term debt (including current
  maturities).............................  1,735    8,181  11,690    14,845
 Total stockholders' equity...............    470    1,985   4,537     6,894

                     TALTON TELECOMMUNICATIONS CORPORATION

                             (DOLLARS IN THOUSANDS)

                                                                      ELEVEN
                                      YEARS ENDED DECEMBER 31,     MONTHS ENDED
                                     ----------------------------  NOVEMBER 30,
                                        1993      1994     1995        1996
                                     ----------- -------  -------  ------------
                                     (UNAUDITED)
OPERATING DATA:
 Operating revenues.................   $9,735    $12,193  $19,955    $24,357
 Operating expenses:
  Telecommunication costs...........    5,199      6,414    8,926      9,588
  Facility commissions..............    1,602      2,040    6,098      7,875
  Field operations and maintenance..      346        536      603        650
  Selling, general, and
   administrative...................    1,190      1,643    2,330      1,640
  Depreciation......................      567        771      975      1,002
  Amortization of intangibles.......      603        797      381        122
                                       ------    -------  -------    -------
    Total operating expenses........    9,507     12,201   19,313     20,877
                                       ------    -------  -------    -------
 Operating income (loss)............      228         (8)     642      3,480
 Other (income) expense:
  Interest expense, net.............      143        181      332        114
  Other, net........................      (30)      (134)    (118)       (12)
                                       ------    -------  -------    -------
    Total other (income) expense....      113         47      214        102
                                       ------    -------  -------    -------
 Income (loss) before income taxes..      115        (55)     428      3,378
 Income tax expense (benefit).......                 (11)     157      1,224
                                       ------    -------  -------    -------
 Net income (loss)..................   $  115    $   (44) $   271    $ 2,154
                                       ======    =======  =======    =======
BALANCE SHEET DATA (AT END OF
 PERIOD):
 Cash and cash equivalents..........   $   94    $   190  $   402    $   450
 Total assets.......................    5,728      5,190    8,006      7,823
 Long-term debt (including current
  maturities).......................    3,118      2,569    3,384
 Total stockholders' equity.........       86         42      313      2,467

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto contained elsewhere in this Prospectus. Certain information contained in the discussion and analysis set forth below and elsewhere in this Prospectus, including information with respect to the Company's plans and strategy for its business and related financing, includes forward-looking statements that involve risks and uncertainties. See "Special Note Regarding Forward-Looking Information." See "Risk Factors" for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by such forward-looking statements.

OVERVIEW

  The Company is the largest independent provider of collect, prepaid, and debit calling services to local, county, state, and private correctional facilities in the United States. As of June 30, 1998, the Company served 2,145 correctional facilities in 43 states, of which 50 were private facilities. The Company has a high level of market penetration in many states, providing inmate telecommunications services to over 75% of the county correctional facilities in seven states, and to over 50% of the county correctional facilities in an additional 12 states.

  The Company derives substantially all of its revenues from its operation of inmate telecommunications systems located in correctional facilities in approximately 43 states. The Company's inmate telecommunications services consist of collect call, prepaid, and debit card services. The Company enters into multi-year agreements with the correctional facilities, pursuant to which the Company serves as the exclusive provider of telecommunications services to inmates within each facility. In exchange for the exclusive service rights, the Company pays a percentage of its revenue from each correctional facility as a commission to that facility. The Company installs and generally retains ownership of the telephones and the associated equipment and provides additional services to correctional facilities that are tailored to the specialized needs of the corrections industry and to the requirements of the individual correctional facility, such as call activity reporting and call blocking. The Company also generates revenues from public pay telephones that are ancillary to its inmate telephone business.

  The Company accumulates call activity data from its various installations and bills its revenues related to this call activity through LECs or through third-party billing services. In addition, the Company accrues the related telecommunications costs for validating, transmitting, billing and collection, and line and long-distance charges, along with commissions payable to the facilities, and allowances for uncollectible accounts based on historical experience.

  The Company recently began providing validation, billing, and collections services for the inmate calls of a major RBOC. Under the terms of the agreement the Company acquires at a discount the related accounts receivable from the RBOC. When the receivables are purchased, the Company accepts responsibility for all validation, uncollectible accounts, and billing and collections costs, with no recourse to the RBOC. See "Risk Factors-- Risk of New Business Areas." However, under the terms of the agreement, all purchased receivables must be processed and validated through the Company's call management and billing system. The Company's revenues from this service equal the difference between the face value of the receivables purchased and the amount it pays the RBOC for the accounts receivable. There are minimal selling, general, and administrative ("SG&A") cost associated with this contract. The contract term is three years and has no minimum volume commitment.

  The Company's principal operating expenses consist of (i) telecommunication costs; (ii) commissions paid to correctional facilities, which are typically expressed as a percentage of either gross or net revenues, fixed for the term of the agreements with the facilities, and in some cases are subject to monthly minimum amounts;

(iii) field operations and maintenance costs, which consist primarily of field service on the Company's installed base of inmate telephones; and (iv) selling, general, and administrative costs.

  Telecommunication Costs. The principal components of telecommunication costs are long distance transmission costs, local access costs, third party billing costs, and costs of uncollectible accounts. Historically, long distance costs have consisted of charges for minutes of use purchased from IXCs. The Company recently entered into an agreement to lease lines connecting urban areas and correctional facilities in the state of North Carolina. Given the Company's relatively high level of traffic in North Carolina, management believes that transmission via leased lines will be more economical than acquiring minutes of use, and expects that this agreement will result in a 38% reduction in the Company's telecommunication costs in the state of North Carolina. The Company intends to lease lines in other areas where it has substantial penetration, and believes it can thereby further lower its long distance transmission costs as a percentage of revenue. Local access charges consist of monthly line and usage charges paid to RBOCs and other LECs for interconnection to the local network for local calls, which are computed on a flat monthly charge plus, for certain LECs, and on a per message or per minute usage rate based on the time and duration of the call. Third party billing charges consist of payments to LECs and other billing service providers for billing and collecting revenues from called parties. The Company believes that it experiences faster payments and lower expenses associated with uncollectible accounts when using direct billing than when using other billing service providers. Expenses associated with uncollectible accounts are a significant cost in providing inmate telecommunications services. The Company believes that it has competitive advantages in this area, due to its integrated call management and billing system. The Company is currently enhancing this system to better identify called parties that pose an uncollectible account risk, which the Company believes will further reduce the number of such accounts, although there can be no assurance in this regard.

  Commissions. The Company pays a percentage of its revenue from each facility to that facility as a commission. Commissions are generally set for the duration of the Company's mutli-year contract with the facility. Commission rates are the principal basis of competition for obtaining and retaining contracts. The Company's ability to offer increasingly attractive commission rates to facilities depends on its ability to control its operating expenses. Generally, contracts for larger facilities have higher commission rates, but these higher commission rates are typically offset by lower network charges, field maintenance, and SG&A expenses as a percentage of revenue. The commission rates paid by the Company have increased in each period, from 23.8% in 1995 to 32.0% in the first quarter of 1998, primarily due to increased facility commissions under contracts obtained by the Company through acquisitions, and are expected to slightly increase as a percentage of revenue in the future.

  Field Operations and Maintenance. Field operations and maintenance consist of maintenance costs associated with inmate phones and related equipment. These costs are relatively small and more constant components of operating expenses. The Company is currently integrating its acquired operations into its existing operations, and management expects that this integration will result in a consolidation charge in the third quarter of 1998 of between $1.0 million and $3.0 million. Management expects that these consolidation activities, which will include a reduction in the size of the Company's workforce and the closing of certain of the Company's offices, will result in monthly savings to the Company.

  Selling, General, and Administrative. SG&A expenses consist of corporate overhead and selling expense. These costs are also relatively small and more constant components of operating expenses and are expected to be further reduced as a result of the savings resulting from the consolidation activities described above.

  Company History. The Company became the holding company for the operations of its predecessors, AmeriTel and Talton Telecommunications, effective December 1, 1996. Because the Company's acquisitions of its predecessors have been accounted for using the purchase method of accounting, the Company's results of operations reflect the operations of AmeriTel and Talton Telecommunications only subsequent to December 1, 1996. In addition to the acquisitions of its predecessors, the Company has also completed eight other acquisitions that have also been accounted for using the purchase method of accounting, and the Company's results of operations therefore reflect the operations of these companies only subsequent to the effective dates of their acquisitions. Management believes that the growth of the Company and its predecessors, AmeriTel and Talton Telecommunications, through acquisitions makes meaningful period-to-period comparisons of historical results of operations difficult. Consequently, management believes that an investor is presented with more meaningful information through discussion of the Company and its predecessors on a combined basis, for the periods discussed below.

RESULTS OF OPERATIONS

  The following table sets forth, for the periods indicated, the combined historical results of operations of the Company and AmeriTel and Talton Telecommunications, without any adjustments to historical results to reflect changes in depreciation and amortization resulting from purchase accounting revaluations, as follows:

Year ended December 31, 1995..... Combined results of operations of the predecessors, AmeriTel and Talton
                                  Telecommunications, for the year
Year ended December 31, 1996..... Combined results of operations of the predecessors, AmeriTel and Talton
                                  Telecommunications, for the eleven months
                                  ended November 30, 1996 and of the Company
                                  for the one month ended December 31, 1996
Year ended December 30, 1997 and
 the six months ended June 30,    Results of operations of the Company for the
 1997 and 1998................... periods

  These above described combined results of operations include the results of operations of the acquired entities in the Company's results of operations only for the periods subsequent to the acquisition dates.

                                   YEARS ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30,
                          ----------------------------------------------   --------------------------------
                              1995            1996            1997             1997              1998
                          --------------  -------------  ---------------   --------------   ---------------
                                                                            (UNAUDITED)      (UNAUDITED)
                                                  (DOLLARS IN THOUSANDS)
Operating revenues......  $40,326  100.0% $59,169 100.0% $ 91,773  100.0%  $30,082  100.0%  $103,605  100.0%
Operating expenses:
 Telecommunication
  cost..................   18,673   46.3   25,616  43.3    37,871   41.3    12,405   41.2     43,793   42.3
 Facility commissions...    9,595   23.8   15,417  26.1    25,724   28.0     8,161   27.1     33,345   32.2
 Field operations and
  maintenance...........    1,467    3.6    2,035   3.4     4,543    5.0     1,166    3.9      3,747    3.6
 Selling, general, and
  administrative........    4,089   10.1    4,293   7.3     8,540    9.3     2,327    7.7      8,316    8.0
 Depreciation...........    1,359    3.4    1,649   2.8     2,219    2.4       617    2.1      2,690    2.6
 Amortization of
  intangibles...........    1,605    4.0    2,487   4.2    14,243   15.5     4,738   15.8     12,917   12.5
 Nonrecurring expenses..                      684   1.2       400    0.4
                          -------  -----  ------- -----  --------  -----   -------  -----   --------  -----
 Total operating
  expenses..............   36,788   91.2   52,181  88.3    93,540  101.9    29,414   97.8    104,808  101.2
                          -------  -----  ------- -----  --------  -----   -------  -----   --------  -----
Operating income
 (loss).................    3,538    8.8    6,988  11.7    (1,767)  (1.9)      668    2.2     (1,203)  (1.2)
Other (income) expenses:
 Interest expense, net..    1,360    3.4    2,081   3.5    11,138   12.1     3,932   13.1      9,764    9.4
 Other, net.............      (52)  (0.1)       7   0.0       (76)             (19)  (0.1)      (159)  (0.1)
                          -------  -----  ------- -----  --------  -----   -------  -----   --------  -----
 Net other (income)
  expense...............    1,308    3.3    2,088   3.5    11,062   12.1     3,913   13.0      9,605    9.3
Income (loss) before
 income taxes and
 extraordinary loss.....    2,230    5.5    4,900   8.2   (12,829) (14.0)   (3,245) (10.8)   (10,808) (10.5)
Income tax expense
 (benefit)..............      891    2.2    1,894   3.2      (642)  (0.7)     (850)  (2.8)       483    0.4
                          -------  -----  ------- -----  --------  -----   -------  -----   --------  -----
Income (loss) before
 extraordinary loss.....    1,339    3.3    3,006   5.0   (12,187) (13.3)   (2,395)  (8.0)   (11,291) (10.9)
Extraordinary loss......                       52   0.1     4,740    5.2     4,396   14.6
                          -------  -----  ------- -----  --------  -----   -------  -----   --------  -----
Net income (loss).......  $ 1,339    3.3% $ 2,954   4.9% $(16,927) (18.4)% $(6,791) (22.6)% $(11,291) (10.9)%
                          =======  =====  ======= =====  ========  =====   =======  =====   ========  =====
EBITDA..................  $ 6,554   16.3% $11,117  18.8% $ 14,771  16.1%   $ 6,042   20.1%  $ 14,563   14.1%

 SIX MONTHS ENDED JUNE 30, 1998, COMPARED TO SIX MONTHS ENDED JUNE 30, 1997 (CONSOLIDATED RESULTS OF OPERATIONS OF THE COMPANY)

  Operating Revenues. The Company's operating revenues increased by $73.5 million, or 244.2%, from $30.1 million for the six months ended June 30, 1997 to $103.6 million for the six months ended June 30, 1998. The increase in operating revenues was primarily due to acquisitions by the Company of STC, CCC, Invision, PTC, and NAI during the last six months of 1997 and the acquisitions of MOG Communications, Inc. ("MOG") and^ILD Teleservices, Inc. ("ILD") in the first quarter of 1998, representing contracts for 841 facilities in the aggregate. Since its inception, the Company has acquired contracts for 1,870 facilities through acquisitions and has added an additional 304 facilities by winning new contracts for county, local, and state facilities, including bids for new contracts in the states of North Carolina, North Dakota, and Alaska. As of June 30, 1998, the Company served 2,145 correctional facilities in 43 states, of which 50 were private facilities.

  Operating Expenses. Total operating expenses increased $75.4 million, from $29.4 million for the six months ended June 30, 1997 to $104.8 million for the six months ended June 30, 1998. Operating expenses as a percentage of operating revenues increased 3.4% from 97.8% for the six months ended June 30, 1997 to 101.2% for the six months ended June 30, 1998. The increase in operating expenses as a percentage of revenues is primarily due to the factors discussed below.

  Telecommunication costs increased by $31.4 million, from $12.4 million for the six months ended June 30, 1997 to $43.8 million for the six months ended June 30, 1998. Telecommunication costs represented 41.2% of operating revenues for the six months ended June 30, 1997 and 42.3% of operating revenues for the six months ended June 30, 1998, an increase of 1.1%. The percentage increase is primarily due to higher levels of uncollectible accounts associated with the contracts acquired by the Company in connection with its acquisitions. The Company entered into an agreement with BTI in June 1998 to deploy a leased network in the state of North Carolina, and this agreement is expected to result in a 38% reduction in the Company's telecommunication costs in the state of North Carolina.

  Facility commissions increased by $25.1 million, from $8.2 million for the six months ended June 30, 1997 to $33.3 million for the six months ended June 30, 1998. Facility commissions represented 27.1% of operating revenues for the six months ended June 30, 1997 and 32.2% of operating revenues for the six months ended June 30, 1998, an increase of 5.1%. The increase is primarily due to higher commission rates for contracts obtained as a result of acquisitions.

  Field operations and maintenance costs increased by $2.5 million, from $1.2 million for the six months ended June 30, 1997 to $3.7 million for the six months ended June 30, 1998. Field operations and maintenance costs represented 3.9% of operating revenues for the six months ended June 30, 1997 and 3.6% of operating revenues for the six months ended June 30, 1998, a decrease of 0.3%. The dollar increase is primarily due to costs associated with servicing the acquired facilities and the new contract facilities. The Company is integrating the field service and maintenance organizations of its acquired companies and anticipates a reduction in this cost component as a percentage of revenue when the integration activities are complete, although there can be no assurance in this regard.

  SG&A increased by $6.0 million, from $2.3 million for the six months ended June 30, 1997 to $8.3 million for the six months ended June 30, 1998. SG&A represented 7.7% of operating revenues for the six months ended June 30, 1997 and 8.0% of operating revenues for the six months ended June 30, 1998, an increase of 0.3%. The increase in SG&A is primarily due to the increased infrastructure necessary to support the Company's acquisitions.

  The Company is currently integrating its acquired operations into its existing operations, and this integration will result in a consolidation charge in the third quarter of 1998. These consolidation activities, which will include a reduction in the size of the Company's workforce and the closing of certain of the Company's offices, are expected to result in monthly savings to the Company.

  Total depreciation and amortization costs increased by $10.2 million, from $5.4 million for the six months ended June 30, 1997 to $15.6 million for the six months ended June 30, 1998. Depreciation and amortization costs represented 17.9% of operating revenues for the six months ended June 30, 1997 and 15.1% of operating revenues for the six months ended June 30, 1998, a decrease of 2.8%. The dollar increase is primarily due to additional amortization expense associated with the acquisitions by the Company of inmate facility contracts. Amortization resulting from purchase accounting of the Company's acquisitions is and will continue to be a substantial portion of the Company's operating expenses and will increase if the Company consummates other acquisitions.

  Other (Income) Expense. Other (income) expense, consisting primarily of interest expense, increased by $5.7 million from $3.9 million for the six months ended June 30, 1997 to $9.6 million for the six months ended June 30, 1998. The increase was primarily due to interest expense associated with the indebtedness incurred by the Company in connection with its acquisitions.

  Extraordinary Loss. The Company incurred an extraordinary loss of $4.4 million in 1997 due to the write-off of the unamortized deferred loan costs and the unamortized discount related to the senior subordinated notes originally issued to CIBC in connection with the acquisitions of AmeriTel and Talton Telecommunications (the "Senior Subordinated Notes"), which were repaid with the net proceeds of the Notes Placement.

  Net Loss. The Company's net loss increased by $4.5 million, from $6.8 million for the six months ended June 30, 1997 to $11.3 million for the six months ended June 30, 1998 as a result of the factors described above, including "Depreciation and Amortization." $11.3 million of this loss is attributable to the amortization of telephone contracts, which are amortized over three years.

  EBITDA. EBITDA increased by $8.6 million from $6.0 million for the six months ended June 30, 1997 to $14.6 million for the six months ended June 30, 1998. EBITDA as a percentage of operating revenues decreased from 20.1% for the six months ended June 30, 1997 to 14.1% for the six months ended June 30, 1998 due to the factors described above. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, the Company has included information concerning EBITDA because it is commonly used by investors and analysts as a measure of a company's ability to service its debt obligation and is a component of the Company's debt compliance ratios. EBITDA should not be used as an alternative to, or be considered more meaningful than operating income, net income, or cash flows as an indicator of the Company's operating income.

 YEAR ENDED DECEMBER 31, 1997 (CONSOLIDATED RESULTS OF OPERATIONS OF THE COMPANY) COMPARED TO YEAR ENDED DECEMBER 31, 1996 (COMBINED RESULTS OF OPERATIONS OF THE COMPANY'S PREDECESSORS, AMERITEL AND TALTON
 TELECOMMUNICATIONS, FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1996 AND OF THE COMPANY FOR THE ONE MONTH ENDED DECEMBER 31, 1996)

  Operating Revenues. The Company's operating revenues increased by $32.6 million, from $59.2 million for 1996 to $91.8 million for 1997. The increase in operating revenues was primarily due to the acquisitions by the Company of Tataka, STC, CCC, Invision, NAI, and PTC during 1997. Specifically, the Company acquired 864 facilities in 1997 through acquisitions. In addition, the Company won bids for new contracts for county and local facilities, and contracts for the states of North Carolina, North Dakota, and Alaska.

  Operating Expenses. Total operating expenses increased $41.3 million, from $52.2 million in 1996 to $93.5 million in 1997. Operating expenses as a percentage of operating revenues increased 13.6% from 88.3% for 1996 to 101.9% for 1997. The increase in operating expenses as a percentage of revenues was primarily due to the factors discussed below.

  Telecommunication costs increased by $12.3 million, from $25.6 million in 1996 to $37.9 million in 1997. Telecommunication costs represented 43.3% of operating revenues in 1996 and 41.3% of operating revenues in 1997, a decrease of 2.0%. The dollar increase is primarily due to the acquisitions by the Company of STC, CCC, Invision, NAI, and PTC during 1997, and the addition of new contracts. The decrease as a percentage of operating revenues was primarily due to lower billing and collection costs as a result of direct billing arrangements entered into with various major LECs and lower relative costs for long distance as a result of new long distance agreements.

  Facility commissions increased by $10.3 million, from $15.4 million in 1996 to $25.7 million in 1997. Facility commissions represented 26.1% of operating revenues in 1996 and 28.0% of operating revenues in 1997, an increase of 1.9%. The increase was primarily due to higher commission rates for certain contracts associated with the Company's six acquisitions made during 1997, as well as higher commission percentages paid as a result of periodic increases in percentages paid to existing customers as contracts were renewed.

  Field operation and maintenance costs increased by $2.5 million, from $2.0 million in 1996 to $4.5 million in 1996. Field operation and maintenance costs represented 3.4% of operating revenues in 1996 and 5.0% of operating revenues in 1997, an increase of 1.6%. The dollar increase was primarily due to an increase in the costs associated with servicing acquired facilities.

  SG&A increased by $4.2 million, from $4.3 million in 1996 to $8.5 million in 1997. SG&A represented 7.3% of operating revenues in 1996 and 9.3% of operating revenues in 1997, an increase of 2.0%. The increase in SG&A as a percentage of operating revenues was primarily due to the increased infrastructure necessary to support the Company's acquisitions and the Company's more aggressive sales efforts. The Company's SG&A for 1997 was also affected by the significant acquisition activity during the period.

  Total depreciation and amortization costs increased by $12.4 million, from $4.1 million in 1996 to $16.5 million in 1997. Depreciation and amortization costs represented 7.0% of operating revenues in 1996 and 17.9% of operating revenues in 1997, an increase of 10.9%. The increase was primarily due to additional amortization expense associated with the acquisitions by the Company of inmate facility contracts, and the acquisitions completed by the Company in 1997.

  The Company incurred an expense of $400,000 in 1997 related to external costs associated with the Company's bid for the Federal Board of Prisons contract. The Company was unsuccessful in obtaining the contract and has appealed the award. See "Business--Legal Proceedings." The Company has, however, expensed all costs associated with this bid. The Company incurred a non-recurring expense of $684,000 in 1996 related to $434,000 in bonuses paid by AmeriTel prior to its acquisition by the Company and $250,000 paid by AmeriTel to settle a lawsuit. Such expense represented 1.2% of operating revenues in 1996.

  Operating Income (Loss). The Company's operating income decreased by $8.8 million, from $7.0 million in 1996 to an operating loss of $1.8 million in 1997 primarily as a result of increases in depreciation and amortization due to the acquisitions completed by the Company in 1997. Also, primarily as a result of the depreciation and amortization, the Company's operating income margin decreased from 11.7% in 1996 to an operating loss of 1.9% in 1997.

  Other (Income) Expense. Other (income) expense, net, consisting primarily of interest expense, increased by $9.0 million from $2.1 million in 1996 to $11.1 million in 1997. The increase was primarily due to interest expense associated with indebtedness incurred by the Company in connection with acquisitions and the Notes Placement.

  Extraordinary Loss. The Company incurred an extraordinary loss of $4.7 million in 1997 due to the write-off of the unamortized deferred loan costs and the unamortized discount related to the Senior Subordinated Notes, which were repaid with a portion of the net proceeds of the Notes Placement. In 1996, one of the Company's predecessors incurred an extraordinary loss of approximately $52,000 in conjunction with the extinguishment of debt.

  Net Income (Loss). The Company's net income decreased by $19.9 million, from $3.0 million in 1996 to a net loss of $16.9 million in 1997 as a result of the factors described above.

  EBITDA. EBITDA increased by $3.7 million from $11.1 million in 1996 to $14.8 million in 1997. EBITDA as a percentage of operating revenues decreased from 18.8% in 1996 to 16.1% in 1997 due to the factors described above. For the purposes of this Prospectus, EBITDA means income before interest, income taxes, depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, the Company has included information concerning EBITDA in this Prospectus because it is commonly used by certain investors and analysts as a measure of a company's ability to service its debt obligations. EBITDA should not be used as an alternative to, or be considered more meaningful than, operating income, net income, or cash flow as an indicator of the Company's operating performance.

 YEAR ENDED DECEMBER 31, 1996 (COMBINED RESULTS OF OPERATIONS OF THE COMPANY'S PREDECESSORS, AMERITEL AND TALTON TELECOMMUNICATIONS, FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1996 AND OF THE COMPANY FOR THE ONE MONTH ENDED DECEMBER 31, 1996) COMPARED TO YEAR ENDED DECEMBER 31, 1995 (COMBINED RESULTS OF OPERATIONS OF THE COMPANY'S PREDECESSORS, AMERITEL AND TALTON TELECOMMUNICATIONS)

  Operating Revenues. The Company's operating revenues increased by $18.9 million, or 46.7%, from $40.3 million for the year ended December 31, 1995 to $59.2 million for the year ended December 31, 1996. The increase in operating revenues was primarily due to (i) the addition of operating revenues from the Company's acquisitions of contracts covering 76 inmate facilities during 1995 (the results of which were reflected for the full year in 1996) and contracts covering 140 inmate facilities during 1996, (ii) operating revenues from the Company's contract with the state of Alabama, a portion of which become operational during the last half of 1995, and (iii) increases in operating revenues from the Company's addition of new contracts covering 130 inmate facilities, net of contract terminations, during 1995 (the results of which were reflected for the full year in 1996) and, to a lesser extent, from the addition of new contracts during 1996.

  Operating Expenses. Total operating expenses increased $15.4 million, from $36.8 million in 1995 to $52.2 million in 1996. Operating expenses as a percentage of operating revenues decreased 2.9% from 91.2% for the year ended December 31, 1995 to 88.3% for the year ended December 31, 1996. The decrease in operating expenses as a percentage of revenues was primarily due to a relative decrease in telecommunication costs resulting from lower long distance rates from more favorable long distance service contracts, decreases in local exchange costs, relatively lower SG&A expenses, and relatively lower field operations and maintenance expenses primarily as a result of the fixed portion of these expenses being spread over a larger revenue base.

  Telecommunication costs increased by $6.9 million, from $18.7 million in 1995 to $25.6 million in 1996. Telecommunication costs represented 46.3% of operating revenues in 1995 and 43.3% of operating revenues in 1996, a decrease of 3.0%. The dollar increase was primarily due to increased costs associated with higher call volumes, while the percentage decrease is primarily due to lower long distance rates from more favorable long distance service contracts and decreases in local exchange costs.

  Facility commissions increased by $5.8 million, from $9.6 million in 1995 to $15.4 million in 1996. Facility commissions represented 23.8% of operating revenues in 1995 and 26.1% of operating revenues in 1996, an increase of 2.3%. The increase was primarily due to higher commission rates on the Company's contract with the state of Alabama and on acquired inmate facility contracts.

  Field operation and maintenance costs increased by $568,000, from $1.5 million in 1995 to $2.0 million in 1996. Field operation and maintenance costs represented 3.6% of operating revenues in 1995 and 3.4% of operating revenues in 1996, a decrease of 0.2%. The dollar increase was primarily due to increased costs associated with serving a larger account base, while the percentage decrease was primarily due to the effect of spreading fixed costs over a larger revenue base.

  SG&A increased by $200,000, from $4.1 million in 1995 to $4.3 million in 1996. SG&A represented 10.1% of operating revenues in 1995 and 7.3% of operating revenues in 1996, a decrease of 2.8%.

The decrease in SG&A as a percentage of operating revenues was primarily due to the effect of spreading fixed costs over a larger revenue base.

  Depreciation and amortization costs increased by $1.1 million, from $3.0 million in 1995 to $4.1 million in 1996. Depreciation and amortization costs represented 7.4% of operating revenues in 1995 and 7.0% of operating revenues in 1996, a decrease of 0.4%. The dollar increase was primarily due to $600,000 in additional depreciation and amortization expense resulting from the Company's acquisitions of AmeriTel and Talton Telecommunications in December 1996.

  The Company incurred a non-recurring expense of $684,000 in 1996 related to $434,000 in bonuses paid by AmeriTel prior to its acquisition by the Company and $250,000 paid by AmeriTel to settle a lawsuit. Such expense represented 1.2% of operating revenues in 1996.

  Operating Income. The Company's operating income increased by $3.5 million, from $3.5 million in 1995 to $7.0 million in 1996, as a result of the significant increase in operating revenues offset in part by the increase in operating costs discussed above. The Company's operating income margin increased from 8.8% in 1995 to 11.7% in 1996 due to the factors described above.

  Other (Income) Expense. Other (income) expense, consisting primarily of interest expense, increased by $780,000 from $1.3 million in 1995 to $2.1 million in 1996. The increase was primarily due to increased interest expense associated with indebtedness incurred by the Company in connection with the acquisitions of AmeriTel and Talton Telecommunications.

  Net Income (Loss). The Company's net income increased by $1.7 million, from $1.3 million in 1995 to $3.0 million in 1996 as a result of the factors described above.

  EBITDA. EBITDA increased by $4.5 million from $6.6 million in 1995 to $11.1 million in 1996. EBITDA as a percentage of operating revenues increased from 16.3% in 1995 to 18.8% in 1996 due to the factors described above. For the purposes of this Prospectus, EBITDA means income before interest, income taxes, depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, the Company has included information concerning EBITDA in this Prospectus because it is commonly used by certain investors and analysts as a measure of a company's ability to service its debt obligations. EBITDA should not be used as an alternative to, or be considered more meaningful than, operating income, net income, or cash flow as an indicator of the Company's operating performance.

LIQUIDITY AND CAPITAL RESOURCES

  The Company anticipates that its principal uses of liquidity will be to finance future acquisitions, provide working capital, meet debt service requirement, and to repay principal under the Senior Credit Facility. The Company, without taking into account the Offering, expects that its principal sources of funds will be cash flow from operations and borrowings under the Senior Credit Facility. The Company anticipates that its primary capital expenditures will be for capital items required to implement new contracts entered into by the Company and alternative network solutions, although the Company does not have material commitments for capital expenditures. Management believes that cash flow from operations (if any) and from the Senior Credit Facility will be sufficient to fund the requirements of the Company for at least the next 12 months. In connection with the consummation of the Offering, the Company intends to repay $10.0 million outstanding under the Senior Credit Facility. See "Use of Proceeds." The Company is currently in negotiations to restructure the Senior Credit Facility to increase its available borrowing capacity and modify certain other provisions. See "Description of Certain Indebtedness."

  The Company intends to pursue additional acquisitions to expand its base of installed inmate telephones and value added services and is currently evaluating possible acquisition candidates. There can be no assurance that the Company will have sufficient available capital resources to realize its acquisition strategy. Such future acquisitions, depending on their size and the form of consideration, may require the Company to seek additional debt or equity financing.

  Net cash provided by operating activities was $1.4 million for the six months ended June 30, 1998, as compared to $2.1 million for the six months ended June 30, 1997. Net cash provided by operating activities was $6.0 million as compared to $5.9 million for the years ended December 31, 1997 and 1996, respectively. Net cash provided by operating activities in 1997 increased primarily due to the operations of the Company's acquired companies during 1997.

  Cash used in investing activities was $13.2 million for the six months ended June 30, 1998, as compared to $11.7 million for the six months ended June 30, 1997. Cash used in investing activities was $90.8 million in 1997, consisting primarily of cash outflows for the Company's acquisitions during 1997. Cash used in investing activities was $54.8 million in 1996, consisting primarily of cash outflows for acquisitions.

  Cash provided by financing activities was $8.5 million for the six months ended June 30, 1998, as compared to $43.5 million for the six months ended June 30, 1997. Cash provided by financing activities was $92.2 million in 1997, consisting primarily of the issuance of the $115.0 million Senior Notes, the borrowing of $50.5 million under the Senior Credit Facility and offset by the repayment of amounts borrowed under the Company's previous credit facility, the Senior Subordinated Notes, and subordinated notes issued in connection with the acquisition of Talton Telecommunications (the "Talton Notes"), as compared with the $48.4 million in 1996. See "Certain Transactions--Historical Relationships and Related Transactions."

  The Senior Credit Facility consists of (a) a $55.0 million term loan acquisition facility and (b) a $25.0 million revolving loan facility (which includes a $5.0 million letter of credit facility). Amounts borrowed under the Senior Credit Facility bear interest, at the option of the Company, at either
(i) the base rate (i.e., the higher of CIBC's reference rate and the overnight federal funds rate plus 0.5%) plus a margin that varies from 75 to 225 basis points, depending on the Company's total debt to EBITDA ratio; or (ii) the LIBO rate plus a margin that varies from 200 to 350 basis points, depending on the Company's total debt to EBITDA ratio.

  The Senior Credit Facility requires quarterly interest payments to be made on base rate loans and periodic interest-only payments based on the applicable interest period on LIBO rate loans, at least quarterly, in each case until maturity. In addition, the Senior Credit Facility requires mandatory prepayments out of the proceeds of certain equity or debt offerings, asset dispositions, receipt of insurance proceeds not applied as provided in the Senior Credit Facility, and receipts of funds from certain escrow accounts. Scheduled principal payments on the term loan facility are approximately $5.5 million, $9.6 million, $12.4 million, $13.8 million, $13.8 million, during the years ended 1998, 1999, 2000, 2001, and 2002, respectively. No prepayments of the Senior Credit Facility will be required as a result of the Offering. All outstanding principal and interest under the Senior Credit Facility is due December 31, 2002. The Senior Credit Facility is secured by substantially all the assets of the Company and its subsidiaries.

  As of June 30, 1998, the Company had approximately $176.7 million of long-term indebtedness outstanding, including (i) $115.0 million of the Senior Notes at an interest rate of 11.0%, (ii) $59.5 million of indebtedness under the Senior Credit Facility, and (iii) $2.2 million of other indebtedness consisting primarily of deferred acquisitions costs and capital leases. As of June 30, 1998, the Company had available borrowing capacity under the revolving credit portion of its Senior Credit Facility of approximately $17.7 million, subject to borrowing base limitations and certain conditions.

  On June 30, 1998, the Company entered into an interest rate cap agreement that has been designated as a hedge against the Company's variable interest rate exposure on its loan under the Senior Credit Facility. At June 30, 1998, the interest rate cap has an aggregate notional amount of $30.0 million, which matures in June 2001, and caps interest on the LIBO rate portion of the term loan, up to the aggregate notional amount, at 7.5%, plus the applicable LIBO rate margin.

  The Senior Credit Facility and the Indenture contain numerous restrictive covenants including, among others, limitations on the ability of the Company to incur additional indebtedness, to create liens and other encumbrances, to make certain payments and investments, to sell or otherwise dispose of assets, or to merge or consolidate with another entity. See "Description of Certain Indebtedness." The Senior Credit Facility also requires the Company to meet certain financial tests on a consolidated basis, some of which may be more restrictive in future years. The Company's failure to comply with its obligations under the Senior Credit Facility, or in agreements relating to indebtedness incurred in the future, could result in an event of default under such agreements, which could permit acceleration of the related debt and acceleration of debt under other financing arrangements that may contain cross-acceleration or cross-default provisions. In addition, because interest under the Company's Senior Credit Facility accrues at floating rates, the Company remains subject to interest rate risk with respect to a significant portion of its indebtedness. See "Description of Certain Indebtedness."

INCOME TAXES

  Since the Company's acquisitions of AmeriTel, Talton Telecommunications, and MOG were stock purchases, the Company was required to retain the tax bases of AmeriTel, Talton Telecommunications, and MOG in the assets acquired. As a result, the Company will not be entitled to a tax deduction for the amortization of goodwill or the depreciation and amortization of certain other tangible and intangible assets related to these acquisitions. The Company has provided deferred income tax liabilities for differences in the financial accounting and tax bases of its tangible and identifiable intangible assets. However, in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," future amortization of non-deductible goodwill will be treated as a permanent difference in the Company's financial statements.

ACCOUNTING PRONOUNCEMENTS

  SFAS No. 130, "Reporting Comprehensive Income," was issued in June 1997, and establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for the Company's year ending December 31, 1998.

  SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," was also issued in June 1997, and establishes new standards for reporting information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," but retains the requirement to report information about major customers. SFAS No. 131 is effective for the Company's year ending December 31, 1998.

INFORMATION SYSTEMS AND YEAR 2000 COMPLIANCE

  Some computers, software, and other equipment include computer code in which calendar year data is abbreviated to only two digits. As a result, some of these systems will not operate correctly after 1999 because they may interpret "00" to mean 1900, rather than 2000. These problems are widely expected to increase in frequency and severity as the year 2000 approaches, and are commonly referred to as the "Year 2000 Problem."

  The Company believes that it has identified all significant computers, software applications, and related other equipment used in connection with its internal operations that will require modification to reduce the possibility of a material disruption to its business from the Year 2000 Problem. Internal resources are being used to make the required modifications and test Year 2000 compliance. The Company plans on completing the testing process of all significant applications by February 1999. This effort will be made by the Company's internal technical staff. The Company does not expect to incur material expenses related to this effort. The Company has also commenced the process of modifying, upgrading, and replacing major systems that have been assessed as adversely affected, and expects to complete this process before the occurrence of any material disruption of its business. However, there can be no assurance in this regard.

  The Year 2000 Problem also affects some of the Company's customers and major suppliers of computers, software, and other equipment. The Company has discussed the Year 2000 Problem with some of these customers and suppliers. However, the Company has limited or no control over the actions of these customers and suppliers. Accordingly, the Company cannot guarantee that these customers and suppliers will resolve any or all Year 2000 Problems. If the Company's customers and suppliers fail to resolve Year 2000 Problems, the Company's business could be materially disrupted and there could be a material adverse effect on the market value of the Common Stock. The Company has not yet formulated a Year 2000 contingency plan.

  The discussion of the Company's efforts, and management's expectations, relating to Year 2000 compliance constitutes forward-looking statements. The Company's ability to achieve Year 2000 compliance and the level of incremental costs associated therewith, could be adversely impacted by, among other things, the availability and cost of programming and testing resources, vendors' ability to modify proprietary software, and unanticipated problems identified in the ongoing compliance review.

                                    BUSINESS

GENERAL

  The Company is the largest independent provider of collect, prepaid, and debit calling services to local, county, state, and private correctional facilities in the United States. As of June 30, 1998, the Company served 2,145 correctional facilities in 43 states, of which 50 were private facilities. The Company has a high level of market penetration in many states, providing inmate telecommunications services to over 75% of the county correctional facilities in seven states and to over 50% of the county correctional facilities in an additional 12 states. The Company believes that this high level of market penetration contributes to operating efficiencies through economies of scale and enables the Company to compete more effectively for new contracts in these geographic areas. The Company has increased the total number of facilities served both through internal growth and through acquisitions from 1,112 at December 1, 1996 to 2,145 at June 30, 1998. The Company's historical revenues were $91.8 million for the year ended December 31, 1997 and $103.6 million for the six months ended June 30, 1998.

  The Company's inmate telecommunications business consists of owning, operating, servicing, and maintaining a system of automated operator switches and telephones located in correctional facilities. Generally, inmates may make only collect, prepaid, and debit calls from correctional facilities, which generates revenue per phone line in excess of industry averages for a typical business phone line. The Company generally enters into multi-year agreements with correctional facilities pursuant to which the Company serves as exclusive provider of telecommunications services to inmates within the facility. In exchange for the exclusive service rights, the Company pays a percentage of its revenue from each correctional facility to that facility as a commission. Typically, the Company installs and retains ownership of the telephones and related equipment.

  Significant costs typically associated with providing telecommunication services to correctional facilities include uncollectible accounts, network, and billing expenses. The Company has developed an integrated call management and billing system to help control these expenses. This system limits inmates to collect, prepaid, or debit calls; validates and verifies the payment history and account status of each number dialed; confirms that the destination number has not been blocked; and processes call records for billing through a third party. To facilitate billing, the Company has entered into 29 separate direct billing agreements with RBOCs and LECs, allowing the Company to bill directly through the RBOCs and LECs rather than utilizing third party billing services. Management believes that direct billing arrangements expedite the billing and collections process and increase collectibility. The Company direct billed approximately 80% of its operating revenues in June 1998.

  The Company uses its experience in billing, collection, and control of uncollectible accounts to offer specialized billing and collection services to other inmate telecommunications service providers. The Company recently entered into a contract with a major RBOC, under which the Company performs validation, billing, and collection services for the RBOC's inmate calls. Under the terms of the contract, the Company expects to receive call traffic from 428 facilities. The Company began processing call traffic under the contract in May 1998. In addition, the Company offer call processing services for a major IXC. The Company continues to pursue additional opportunities to offer these services to RBOCs, LECs, IXCs, and other inmate telecommunications providers.

INMATE TELECOMMUNICATIONS INDUSTRY OVERVIEW

  The U.S. has one of the highest incarceration rates of any country in the world. As of June 30, 1997, there were approximately 137 federal, 1,306 state, and 2,994 city and county correctional facilities. According to U.S. Department of Justice statistics, the number of inmates incarcerated in federal and state prisons and in city and county correctional facilities increased from approximately 1.1 million at June 30, 1990 to approximately 1.7 million at June 30, 1997, or approximately one inmate for every 158 U.S. residents. Of this total, approximately 100,000 were housed in federal prisons, 1.1 million were housed in state prisons, and 500,000 were housed in local and county facilities.

  Over the past several years, the private corrections industry has also experienced significant growth. Increasing costs and rising inmate population have led a number of jurisdictions to privatize all or a portion of their corrections operations in an attempt to control or lower expenditures. According to the 1996 Private Adult Correctional Facility Census conducted by the University of Florida, the rated capacity of privately managed adult correctional facilities in the U.S. increased from 63,595 beds to 85,201 beds from December 31, 1995 to December 31, 1996. Although 25 states have express statutory authority for privatized corrections at the state level, only approximately 5% of the nation's inmate population was housed in privately managed facilities as of December 31, 1996.

  The inmate telecommunications industry places unique demands on telecommunications systems and service providers. Security and public safety concerns associated with inmate telephone use require that correctional facilities use call processor technology, which allows the facilities to control inmate access to certain telephone numbers and to monitor inmate telephone activity. In addition, concerns regarding fraud and the called parties' failure to pay for inmate collect calls require systems and procedures unique to this industry.

  Inmate telephones in the U.S. are operated by a large and diverse group of service providers. Large telecommunications companies such as RBOCs, other LECs, and IXCs such as AT&T, MCI, and Sprint provide inmate telecommunications in addition to other services. In addition, independent public pay telephone and inmate telephone companies also focus on this market segment. As of December 31, 1996, the inmate telecommunications market represented approximately $1.4 billion in gross revenues annually. Management estimates that approximately 78% of this market is controlled by RBOCs, other LECs, and IXCs. The remainder of this market is served by independent service providers such as the Company, with the Company accounting for approximately 66% of this market and 14% of the total inmate telecommunications market. Management believes that no other independent provider accounts for more than 5% of the revenues from the total market.

  Companies compete for the right to serve as the exclusive provider of inmate calling services within a particular correctional facility. Most local or county correctional facilities (typically fewer than 250 beds) award contracts on a facility-by-facility basis, while most state prison systems award contracts on a system-wide basis. Generally, contracts are awarded pursuant to a competitive bidding process.

  The Company targets the corrections industry by tracking when the telecommunications contracts for significant inmate facilities in the U.S. are up for bid. The Company monitors which federal, state, county, and city contracts are coming up for renewal and how much revenue is expected to be generated by each of those contracts. Based upon current information, the Company believes that there will be a total of 25 state contracts up for bid between June 30, 1998 and December 31, 1999, representing $345 million in estimated annual revenues.

EVERCOM'S COMPETITIVE ADVANTAGES

  Evercom is the only nationwide telecommunications company focused exclusively on providing services to correctional facilities. This focus has enabled the Company to develop industry specific systems and services that give it operating efficiencies and advantages over competitors in this segment of the business. The Company believes that these advantages will enable the Company to more aggressively bid and ultimately win contracts to provide service to facilities, as well as negotiate favorable billing and network agreements.

  . Uncollectible Account Control. The Company has developed an integrated call management and billing system designed to help control expenses associated with uncollectible accounts. Management believes that this system has allowed it to incur lower uncollectible account expenses than its competitors. The Company is currently enhancing its call management and billing system to better identify called parties that pose an uncollectible account risk, which the Company believes will further reduce uncollectible accounts. The Company expects that this enhancement will be implemented in 1999.

  . Direct Billing. The Company currently has 29 direct billing agreements, under which LECs include charges for the Company's services on the local telephone bill sent to the recipient of inmate collect calls. Direct billing arrangements with LECs are advantageous because they eliminate the costs associated with third party billing arrangements. Many independent inmate telecommunications companies lack the size and expertise to benefit from direct billing through LECs. Management believes that direct billing arrangements expedite the billing and collections process and increase collectibility. The Company direct billed approximately 80% of its operating revenues in June 1998.

  . Network. Management believes that the Company's high call volume and regional concentration have enabled it to obtain low per minute calling rates, particularly in comparison to the rates typically obtained by other independent providers. The Company has recently entered into agreements with alternative long distance providers, such as, ICG, Unidial, and Vartec, which the Company believes will further reduce its cost per minute calling rates. The Company is also establishing fixed cost networks to reduce its operating expenses by obtaining leased lines in areas where it has significant traffic. To date, the Company has transmitted its traffic by purchasing minutes of use from other carriers. However, the Company has begun to enter into month-to-month leases for networks connecting major cities where the Company has a high level of market penetration. The Company recently entered into an agreement with BTI to deploy a leased network in the state of North Carolina. This agreement is expected to result in a 38% reduction in the Company's telecommunications costs in the state of North Carolina. The Company is also pursuing additional alternative network solutions that management believes will enable the Company to further reduce its operating expenses as a percentage of revenue. See "--Business Strategy--Implement Cost Reduction Initiatives."

  . Regional Concentration. The Company has a high level of market penetration in many states, providing inmate telecommunications services to over 75% of the county correctional facilities in seven states, and to over 50% of the county correctional facilities in an additional 12 states. This high market penetration has contributed to operating efficiencies in field service, marketing, sales, and telecommunications expense. The Company also believes that it is able to compete more effectively for new contracts in states where it is the dominant service provider.

  . Call Processing. The Company has developed call processor technology that provides call activity reporting and controls inmate access to specific telephone numbers through call blocking, both of which are valuable services to correctional facilities. The Company manufactures its call processors using readily available components and internally developed application software tailored to the inmate telecommunications industry. Therefore, the Company does not need to rely on third party call processor manufacturers.

  . Value Added Services. The Company offers a number of value added services that are tailored to meet the specialized needs of the corrections industry and the requirements of individual correctional facilities, such as the LEMS system, which includes jail management, victim notification, and prisoner profile software packages. LEMS is a computer-based system that allows prison authorities to better manage facility operations and track operating information, including, among other data, inmate profiles, payroll and inventory. Management believes that the Company's specialized products and services afford the Company a competitive advantage because it is less likely that a correctional facility will be able to economically replace all of the services provided by the Company from alternative sources. Management believes that its ability to provide these ancillary services gives it an advantage in bidding for new contracts and retaining existing customers, and the Company intends to develop these and acquire additional value added services in order to further enhance the Company's portfolio of value added service offerings.

BUSINESS STRATEGY

  The Company's primary business objectives are to be a cost-efficient, high-quality provider of inmate telecommunications services to correctional facilities in the U.S. and to leverage its billing and collections system, customer base, and telecommunications network to grow its business. The Company has developed and is implementing the following strategies to meet these objectives:

  . Capitalize on Existing Opportunities to Expand Market Share. The Company intends to aggressively pursue revenue growth in its core inmate telecommunications business by winning contracts for which the Company is not the incumbent and by pursuing the renewal of existing contracts. From January 1997 through June 1998, in cases where the Company was not the incumbent, the Company was successful in over 72% of its bids for county and local contracts and 67% of its bids for state contracts. In August 1998, the Company, in a partnership arrangement with PCS, was awarded the federal contract for 11 INS facilities, representing approximately 5,840 beds. The Company has historically focused on providing telecommunications services to city and county correctional facilities and intends to capitalize upon the growth of all segments of the corrections industry. Since its inception, based on revenue, the Company has been successful in obtaining renewals of 95% of its contracts.

  . Pursue Opportunities to Perform Third-Party Inmate Telecom Billing.  The
    Company's call management and billing system focuses on the unique needs of the corrections industry. This system has provided the Company with the opportunity to market its inmate billing and collections services to third parties. The Company recently entered into a contract with a major RBOC, under which the Company began performing validation, billing, and collection services for the RBOC's inmate calls in May 1998. Under the terms of the contract, the Company expects to receive call traffic from 428 local and county facilities. The contract provides that the Company acquires at a discount the related accounts receivable from the RBOC. When the receivables are purchased, the Company accepts responsibility for all billing and collection costs, with no recourse to the RBOC. See "Risk Factors -- Risk of New Business Areas." However, under the terms of the agreement, all purchased receivables must be processed and validated through the Company's call management and billing system. The Company's revenues from this service equal the difference between the face value of the receivables purchased and the amount it pays the RBOC for the accounts receivable. The contract term is three years and has no minimum volume commitment. In addition, the Company provides call processing services for a major IXC. The Company is pursuing opportunities to market these systems to RBOCs, LECs, and other inmate telecommunication providers.

  . Focus on Needs of Growing Private Prison Industry. Management believes that the dramatic growth of the private corrections industry provides the Company with significant opportunities for further expansion. According to the 1996 Private Adult Correctional Facility Census conducted by the University of Florida, the rated capacity of privately managed adult correctional facilities in the U.S. increased from 63,595 beds to 85,201 beds from December 31, 1995 to December 31, 1996. Management estimates that the private prison industry's capacity will increase by an additional 200,000 beds by 2002. As the largest provider of inmate telecommunication services to the private corrections industry, serving 50 private facilities as of June 30, 1998, the Company believes that it is positioned to continue to benefit from the growth in the private corrections industry.

  . Pursue Selective Acquisitions. The Company anticipates continued expansion through an aggressive acquisition strategy. The Company expects to continue to acquire inmate collect business from independents and to pursue opportunities to acquire inmate collect operations from major RBOCs and IXCs. The Company believes that acquisitions will improve its operating results through the integration of acquired entities and implementation of its billing and collections process into such acquired entities. The Company also intends to pursue acquisitions that offer the opportunity to add to the Company's portfolio of value added services targeted at the corrections industry.

  . Improve Credit and Collection Through Specialized Technology. The Company believes that its call management and billing system reduces the risk of uncollectible accounts. Management believes that this system has allowed it to incur lower uncollectible account expenses than those of its competitors

    The Company is currently enhancing this system to better identify called parties that pose an uncollectible account risk, thereby further reducing the number of such accounts. The Company expects that this enhancement will be implemented in 1999.

  . Implement Cost Reduction Initiatives. The Company has capitalized upon its geographic concentration and high call volume by pursuing opportunities to obtain lower per minute calling rates in regions in which the Company has high market penetration. The Company recently entered into an agreement with BTI to deploy a private network in North Carolina. This agreement is expected to result in a 38% reduction in the Company's telecommunication costs in the state of North Carolina. These networks consist of T-1s connecting major cities, which the Company leases on a month-to-month basis. By routing a substantial portion of traffic over fixed cost leased lines instead of purchasing minutes of use, the Company believes that it will be able to reduce its operating expenses as a percentage of revenue. The Company intends to further reduce costs by installing a carrier-grade switch in Dallas, Texas, which will give the Company greater flexibility to pursue cost efficient network strategies by allowing it to aggregate traffic and utilize least cost routing. The Company is also pursuing additional alternative network solutions including lower per minute rates from second and third tier IXCs, carrying voice traffic over frame relay facilities, and provisioning local lines through competitive local exchange carriers rather than LECs.

    In addition to reducing network costs, the Company intends to pursue additional cost-saving opportunities. For example, management believes that the expansion of the Company's installed base of inmate telephones will allow the Company to enter into additional direct billing agreements. These agreements generally improve the speed at which the Company's calls are billed, thereby decreasing billing and collection costs and bad-debt expense, and increasing the effectiveness of the Company's call validation process. The Company also intends to reduce operating costs by fully integrating its past acquisitions, thereby reducing overhead expenses.

INMATE TELECOMMUNICATIONS OPERATIONS

 Products and Services

  The Company has developed its products and services to meet the needs of the inmate telecommunications market. The Company offers the following products and services as part of its core inmate telecommunications business:

  . Inmate Collect Call Services. The Company provides collect call services on an exclusive basis to its inmate facility customers during the term of the facility's contract. The majority of calls made by inmates from correctional facilities are collect calls, with the balance of the calls being prepaid and debit card calls. The Company's collect call revenues comprise a majority of the Company's total revenues.

  . Prepaid and Debit Card Services. The Company also provides both prepaid and debit card services to inmates and called parties. The Company sells debit cards to corrections facilities at a discount to their face value, which in turn sell the cards at face value to inmates at those facilities. Prepaid call services allow the recipient of an inmate call to pay in advance for collect calls placed to the recipient, while debit card services allow inmates to pay in advance for telephone calls placed by that inmate. Both prepaid and debit card services have no associated uncollectible account expenses and minimal billing and collection costs. The Company's prepaid and debit card services revenues comprise a small percentage of the Company's revenues, but these revenues are expected to increase as a percentage of total revenue.

  . Billing Services. The Company uses its experience in billing and collections and management of uncollectible accounts to offer specialized billing and collection services for other inmate telecommunications service providers. The Company is pursuing opportunities to market these services to RBOCs, LECs, IXCs, and other inmate telecommunications providers. The Company has recently entered into a contract with a major RBOC, under which the Company performs validation, billing, and collections services for the RBOC's inmate calls. The Company began receiving revenue for billing services under this contract in May 1998. Under the terms of the agreement, the Company acquires at a discount the related accounts receivable from the RBOC for the calls that the Company processes. When the receivables are purchased, the Company accepts responsibility for all billing and collections costs, with no recourse to the RBOC. See "Risk Factors -- Risk of New Business Areas." However, under the terms of the agreement, all purchased receivables must be processed and validated through the Company's call management and billing system. The Company's revenues from this service equal the difference between the face value of the receivables purchased and the amount it pays the RBOC for the discounted accounts receivable. The contract term is three years and has no minimum volume commitment.

  . Additional Value Added Services. The Company offers value added services on a customized, facility by facility basis. These services include the use of the Company's computer-based LEMS system, which includes jail management, victim notification, and prisoner profile software packages. The Company offers these value added services to correctional facilities at no up-front cost in exchange for lower commission rates and longer contract terms. LEMS is a key selling point for the Company to potential customers and will also be marketed to its existing customers. The Company's jail training services include Company-sponsored training seminars for jail personnel on a variety of topics, including safety and fraud detection.

 Marketing and Customer Service

  The Company has historically focused its marketing efforts on local and county correctional facilities. Local and county facilities house inmates for shorter durations than federal and state prisons and generally have higher inmate call volumes. The Company's competitors in bidding for contracts to serve local and county correctional facilities are usually small, regionally focused independent providers. For larger local and county correctional facility contracts, the Company may also compete with the local RBOC. Because bidding for these contracts is generally less competitive than that for state and federal facility contracts, the Company pays relatively lower commission rates for these facilities. Because of their smaller size and limited resources, however, these facilities typically require a higher level of service than federal and state facilities. The Company has recently established a team that focuses predominantly on state accounts, and in the last twelve months the Company has been awarded four state contracts in addition to certain state facilities in two other states. In August 1998, the Company, in a partnership arrangement with PCS, was awarded the federal contract for 11 INS facilities, representing approximately 5,840 beds.

  The Company monitors which federal, state, county, and local contracts are coming up for renewal and actively markets to these facilities as well as to facilities currently under contract with the Company, in order to negotiate contract extensions, product upgrades, and service enhancements. Based upon its current information, the Company believes that there will be a total of 25 state contracts up for renewal between June 30, 1998 and December 31, 1999, representing $345.0 million in estimated annual revenues.

  The Company seeks new contracts by participating in competitive bidding processes and by negotiating directly with correctional facilities. The Company markets its inmate telecommunications services through a sales staff largely made up of former law enforcement officials and others with experience in the corrections and telecommunications industries who understand the specialized needs of correctional facilities. The Company operates five regional offices from which services are offered, and the Company believes that this is the most comprehensive service and marketing effort in the inmate telecommunications industry. The Company's marketing strategy emphasizes the knowledge, experience, and reputation of the Company in the inmate telecommunications industry, its high level of service, and the additional specialized products and services offered by the Company to its correctional facility customers. In addition to conducting in-person sales calls on the operators of correctional facilities, the Company participates in trade shows and is active in local law enforcement associations.

  The Company provides and installs the inmate telephone system in each correctional facility at no cost to the operator of the facility and generally performs all maintenance activities. The Company utilizes a geographically dispersed staff of trained field service technicians and independent telecommunications services contractors, which allows the Company to respond quickly (typically within 24 hours) to service interruptions. In addition, the Company has the ability to make some repairs remotely through electronic communication with the installed equipment without the need of an on-site service call. Management believes that system reliability and service quality are particularly important in the inmate telecommunications industry because of the potential for disruptions among inmates if telephone service remains unavailable for extended periods.

 Correctional Facility Contracts

  The Company has contracts to provide inmate telecommunications services on an exclusive basis to correctional facilities ranging in size from small, municipal jails to large, state-operated facilities, as well as other types of confinement facilities, including juvenile detention centers, private correctional facilities, and halfway houses. The Company's state contracts generally cover a greater number of facilities, and typically have longer terms, than the Company's county or city contracts. The Company's state contracts range in duration from three to seven years, and the state facilities that the Company serves range in size from approximately 37 to 1,084 beds. The Company's revenue from state facilities represented $12.0 million in 1997 and $13.3 million for the six months ended June 30, 1998. The Company's county and local contracts typically range in duration from three to five years. These facilities range in size from approximately eight to 6,300 beds, with a typical size of 100 to 500 beds. The Company's revenues from county and local facilities represented $78.5 million in 1997 and $88.4 million for the six months ended June 30, 1998.

  Management estimates that the Company provides inmate telecommunications services to over 75% of the county correctional facilities in the states of Alabama, Colorado, Illinois, Iowa, Kansas, Missouri, and Nebraska, and to over 50% of the county correctional facilities in the states of Idaho, Indiana, Kentucky, Minnesota, Mississippi, Montana, Ohio, Oklahoma, South Carolina, South Dakota, Tennessee, and Utah. The Company has the state contracts for Alabama, Alaska, North Carolina, North Dakota, and West Virginia, and state facilities in Oklahoma and Mississippi. The contract for the state of Alabama is currently up for renewal. This contract represented 5.7% of the Company's revenues for the six months ended June 30, 1998. The Company believes that there will be a total of 25 state contracts for which the Company is not the incumbent up for bid between June 30, 1998 and December 31, 1999, representing $345.0 million in estimated annual revenues. The Company intends to bid on substantially all of these contracts. The Company has historically won 67% of its bids for new state contracts.

  In addition, contracts that accounted for 59% of the Company's revenues for the period ended June 30, 1998 will be up for renewal before December 31, 1999. The Company intends to bid on substantially all of these renewals, and the Company has historically been successful in renewing contracts accounting for in excess of 95% of its revenues for local and county facilities. The average term of the Company's contracts with facilities is approximately
48 months, and the average remaining term is approximately 23 months. The Company typically secures renewals of its contracts before the end of their stated terms.

 Billing Arrangements

  The Company uses direct and third party billing agreements to bill and collect phone charges. Under direct billing agreements with LECs, the LEC includes collect call charges for the Company's services on the local telephone bill sent to the called party. The Company generally receives payment from the LEC for such calls 30 to 60 days after the end of the month in which the call is submitted to the LEC for billing. The payment received by the Company is net of a service fee, write-offs of uncollectible accounts, and an estimated reserve for bad-debt expense.

  Unlike many smaller independent service providers with lower telecommunications traffic, the Company has been able to enter into direct billing agreements in most of its markets because of the Company's high market penetration. The Company's increased telecommunications traffic has enabled the Company to enter into

29 direct billing arrangements that enabled the Company to direct bill approximately 80% of its operating revenues in June 1998. Management believes that direct billing agreements expedite the billing and collection process and increase collectibility. These contracts require up-front capital commitments at the time of execution, experienced personnel to correctly deliver the bills to the LECs, and sufficient volume to meet the minimum requirements typically required by such agreements. The Company therefore believes that it has a significant lead time advantage against any competitor that may attempt to replicate the Company's direct billing system. Management believes that its direct billing agreements give it a competitive advantage against both RBOCs and smaller independent providers.

  In the absence of a direct billing arrangement, the Company bills and collects its fees through a third-party billing and collection clearinghouse that in turn has a billing and collection agreement with the LEC. When the Company employs a third-party billing and collection clearinghouse, the account proceeds are forwarded by the various LECs to the clearinghouse, which then forwards the proceeds to the Company, less a processing fee that varies from 2% to 3% of billed revenues. The Company also has a central billing office that receives all call records and then enters them into the Company's call activity data base.

  The Company's specialized call management and billing system integrates its direct billing arrangements with LECs with its call blocking, validation, and customer inquiry procedures. Through the use of this system, the Company believes it has incurred lower levels of expenses associated with uncollectible accounts than its competitors. Management is currently implementing this system throughout the Company's existing operations and intends to implement this system in future acquired operations, thereby enhancing the profitability of such operations. This system has also provided the Company with the opportunity to market its billing and collection services to third parties. The Company has recently entered into a contract with a major RBOC, under which the Company performs all of the inmate billing and collection functions for inmate call records supplied by the RBOC. In addition, the Company provides call processing services for a major IXC. The Company intends to pursue opportunities to market this system to third parties such as RBOCs, LECs, and other inmate telecommunication providers.

 Systems

  The Company currently utilizes a call management and billing system that consists of purchased and internally developed software applications on specialized equipment. The Company's call processing and billing system limits inmates to collect, prepaid, or debit calls; validates and verifies the payment history and account status of each number dialed for billing purposes; and confirms that the destination number has not been blocked. The Company also installs its internally developed call management system ("CAM") within new facilities that require special features such as call monitoring and recording capability. The graphic below illustrates the different segments of the Company's call management and billing system:

                                    (CHART)

  Step 1--When an inmate picks up a telephone in a correctional facility to make a collect call the inmate is first prompted to enter 0 plus the number being called.

  Step 2--The number is transmitted over local or long distance lines to a database manager retained by the Company to validate calls, Transactional Network Services ("TNS"). TNS validates the called party's phone number against the Company's proprietary database to determine if the number has been blocked or otherwise restricted by the Company. If the number is not resident in the Company's database, TNS then relays the call information to the Line Information Data Base ("LIDB"), which is maintained by the RBOCs, to validate whether the number dialed is a billable number. Once LIDB indicates the number dialed is valid (that is, numbers other than cellular telephones, pay phones, and other numbers to which Company is unable to bill), TNS stores and retains this information in the Company's database for a period of time specified by the Company.

  Step 3--If a number has not been blocked, the system automatically requests the inmate's name, records the inmate's response, and waits for the called party to answer. When the call is answered, the system informs the called party that there is a collect call from a correctional facility, plays back the name of the inmate in the inmate's voice, and instructs the called party to accept or reject the call. On October 1, 1999, a new Federal regulation will take effect that will require that called parties be offered the option of receiving a rate quote before incurring charges (see "--Regulation--Federal Regulation"). The system only completes calls that have been accepted by the called party.

  Step 4--The call processor automatically records details of each call, such as the number called, the date and time the call was made, and the length of the call, and stores the information for remote retrieval. The call processor is polled daily and a billing rate is assigned by the call processor to each call.

  Step 5--The call records are then transported via the Company's wide area network to a central billing office where they are entered into the Company's call activity data base. The calls are then run through a series of filters to determine the billing status of the called party. Called party numbers that reach their billed limit are sent daily to TNS to update the Company's database so that no more calls will be allowed to that number until payment is received from the called party.

  Step 6--The central billing office then consolidates all calls for each LEC and sends the information to the applicable LEC daily or weekly depending on the traffic volume.

  Step 7--The LECs process billing data and include the tolls in the called party's monthly telephone bill.

  Step 8--The Company's customer inquiry center responds to most billing inquiries from called parties. When a called party questions a charge on his or her bill or a block status, the Company's customer service representative is able to retrieve the call history for that called party. This gives the representative information about that customer to determine whether a call should be credited. The Company makes most decisions related to crediting calls, and thereby has greater control in determining account charge-offs than it would if such decisions were made by third party inquiry centers.

  The Company's database of telephone numbers and call activity allows the Company to provide extensive call activity reports to correctional facilities and law enforcement authorities. These include reports of frequently called numbers, calls of longer than normal duration, and calls by more than one inmate to the same number, which can assist law enforcement authorities in connection with ongoing investigations. Management believes this database offers competitive advantages particularly within states in which the Company has achieved substantial market penetration.

OTHER OPERATIONS

  The Company owns, operates, services, and maintains a system of microprocessor controlled public pay telephones that are ancillary to its inmate telecommunications business, and occasionally installs public pay telephones as an accommodation to, or pursuant to a contract requirement imposed by, its correctional facility customers.

COMPETITION

  In the inmate telecommunications business, the Company competes with numerous independent providers of inmate telephone systems, RBOCs, LECs, and IXCs. Many of the Company's competitors are larger and better capitalized with significantly greater financial resources than the Company. The Company believes that the principal competitive factors in the inmate telecommunications industry are (i) rates of commissions paid to the correctional facilities; (ii) system features and functionality; (iii) system reliability and service; (iv) the ability to customize inmate call processing systems to the specific needs of the particular correctional facility; and (v) relationships with correctional facilities.

  Historically, federal and state correctional facilities, which are generally bid on a system-wide basis, have been served by RBOCs, large LECs, and major long distance companies that are able to leverage their existing systems and infrastructure to serve these large, high-volume customers without significant additional capital expenditures. These same service providers, however, have generally not focused on the smaller city and county correctional contracts that may be awarded on a facility-by-facility basis. Management believes that, because of the variance in the level of service required by these relatively small facilities, service providers must maintain a more extensive service infrastructure in order to compete within this segment of the corrections industry. Due to greater costs associated with serving smaller facilities and their lower volume of telecommunications traffic, management believes that large service providers have historically found the smaller facilities less attractive to serve. As a result, a significant portion of city and county correctional facilities are served by independent inmate telephone and public pay telephone companies. Management believes that the market for city and county correctional facilities is fragmented and is occupied by a number of competing service providers.

REGULATION

  The inmate telephone industry is regulated at the federal level by the FCC and at the state level by the public utility commissions of the various states. In addition, from time to time, legislation may be enacted by Congress or the various state legislatures that affects the telecommunications industry generally and the inmate telephone industry specifically. Court decisions interpreting applicable laws and regulations may also have a significant effect on the inmate telephone industry. Changes in existing laws and regulations, as well as the adoption of new laws and regulations applicable to the activities of the Company or other telecommunications business, could have a material adverse effect on the Company.

 Federal Regulation

  Prior to 1996, the federal government's role in the regulation of the inmate telephone industry was limited. The enactment of the Telecom Act, however, marked a significant change in the scope of federal regulation of inmate telephone service. Section 276 of the Telecom Act directed the FCC to implement rules to overhaul the regulation of the provision of pay telephone service, which Congress defined to include the provision of inmate telephone service.

  Before adoption of the Telecom Act, LECs generally included inmate telephone operations as part of their regulated local exchange telephone company operations. This allowed the LECs to pool revenue and expenses from their monopoly local exchange operations with revenue and expenses from their inmate telephone operations. This commingling of operations made possible the subsidization of the LECs' inmate operations through other regulated revenues. The LECs were also able to shift certain costs from their inmate operations to their local exchange monopoly accounts. In particular, the LECs were able to pool the bad debt from their inmate operations with their other bad debt. Because inmate telephone providers act as their own carrier, they bear the risk of fraudulent calling and uncollectible calls and other bad debt. Bad debt is substantially higher in the inmate telephone industry than in other segments of the telecommunications industry. The LECs' practice of pooling bad debt shifts the high costs of bad debt from inmate telephone operations to the expense accounts of other LEC operations, presenting a vehicle for the cross-subsidization of the LECs' inmate operations, which, in turn, has allowed the LECs to offer commissions to correctional facilities that are significantly higher than those that independent inmate telephone providers can offer.

  Section 276 directed the FCC to adopt regulations to end the LECs' subsidization of their inmate telephone operations from regulated revenues. Congress also directed the FCC to ensure that the LECs could not discriminate in favor of their own operations to the competitive detriment of independent inmate telephone providers. Finally, Congress required the FCC to ensure that all inmate telephone providers were fairly compensated for "each and every" call made from their telephones.

  To carry out its Congressional mandate, the FCC adopted regulations requiring all LECs to transfer their inmate telephone operations from their regulated accounts to the LECs' unregulated accounts no later than April 15, 1997. While the FCC's rules implementing Section 276 are designed to eliminate cross-subsidization and cost-shifting, there are significant questions regarding their ultimate effect. For example, it is unclear whether the FCC's rules will fully prevent the shifting of bad debt from inmate operations to the LECs' regulated accounts. Since the bad debt arises from the charges for collect calls, which have traditionally been regulated carrier activities, the FCC has not yet finally resolved exactly how the bad debt from inmate operations will be allocated between regulated and unregulated accounts.

  The FCC also addressed the one-time transfer of existing inmate telephone operation assets from the LECs' regulated accounts to the unregulated accounts established for inmate telephone operations. The FCC ordered the transfer of those assets at their net book value rather than at their fair market value. The inmate telecommunications industry had argued to the FCC that the transfer should be accomplished at the assets' fair market value, including the value of the contracts between the LECs' inmate operations and correctional facilities. The net book value of those assets is much lower than their fair market value. As a result of the below market valuation of the assets, the LECs' inmate telephone operations may be able to post nominally higher returns on their assets than they would otherwise be able to and hence relieve operating pressures for returns on assets. This also could result in a competitive advantage for the LECs with respect to access to capital markets compared with the Company and other independent inmate telephone providers.

  To eliminate discrimination, the FCC required, among other things, that the LECs' inmate telephone operations take any tariffed services from its regulated operations at the tariffed rate for the service, rather than the actual cost of the service. Before the Telecom Act, the LECs' inmate operations were able to take these services at some variant of their underlying costs without regard to the tariffed rate being charged to independent providers. Under the Telecom Act, the LECs' inmate operations must take tariffed services on an arm's length basis, at tariffed rates that are subject to regulatory approval. Further, the rates for the tariffed services offered to both the LECs' inmate telephone operations and independent inmate telephone providers must be developed on a consistent basis. The test that the FCC has mandated for the pricing of services to both independent inmate telephone providers and the LECs' own inmate operations will require a reexamination of existing rates and may lead to a rate reduction for services in some instances, while it is also possible that the rate reexamination may result in some rate increases. In either event, the requirement for a consistent methodology for developing rates should substantially reduce LEC opportunities for unfavorable rate discrimination against independent inmate telephone providers like the Company.

  The FCC did allow the LECs to offer certain non-tariffed services, for example, repair and installation services, to the LECs' inmate operations on a cost-sharing basis, which could result in some cost advantage to the LECs' inmate operations. The LECs are free to price these services at full market rates to independent inmate telephone providers. Independent inmate telephone providers are not, however, dependent on the LEC for these services, as they are with telephone lines; independent inmate telephone providers can provide services like repair and installation with their own staff or contractors.

  To ensure "fair compensation" for inmate telephone providers, the FCC held that it was not required to prescribe compensation for collect calls because inmate providers act as their own carriers and collect the revenue from those calls directly from called parties. The inmate telephone industry had argued to the FCC, however, that because of state-mandated ceilings on the rates for intrastate collect calls, inmate telephone providers could not recover adequate revenue for those calls, and accordingly, had sought an "inmate system compensation charge" in addition to the charges collected for carrying the call. See "--State Regulation."

  Because of continuing restrictions stemming from the 1984 divestiture of the RBOCs by AT&T, the RBOCs are not able to carry long distance traffic. Prior to the Telecom Act, the RBOCs were also precluded from choosing a long distance carrier for calls originating from facilities where the RBOCs provided the inmate telephone service and receiving commission revenue from that carrier. Instead, carriers were selected by, and paid commissions directly to, the individual correctional facilities being served by RBOCs.

  Pursuant to the Telecom Act, the FCC decided that the RBOCs would be allowed to choose their own carrier for their traffic from a given correctional facility. As a result, the RBOCs may gain the ability to negotiate higher commission rates to be paid to them from their contracted carrier by aggregating traffic from several facilities into a single contract with the carrier.

  Many aspects of the FCC's rules implementing Section 276 are currently the subject of further proceedings by the FCC. In particular, two important issues are back before the FCC as the result of a court challenge in which the FCC voluntarily sought, and the court granted, a remand to the FCC for further proceedings. The first of those issues is the FCC's decision not to prescribe compensation for inmate collect calls. If the FCC ultimately decides to prescribe compensation, the Company could potentially benefit from the ability to collect additional revenue. It is not possible to predict whether the FCC will prescribe compensation and the degree to which the Company could benefit, if at all, would depend on the exact compensation scheme ultimately prescribed by the FCC for inmate collect calls.

  The second important issue before the FCC on remand is the FCC's decision to include only inmate telephone equipment and not the collect calling service itself in the inmate telephone services that the RBOCs must provide on a nonregulated basis. As a result of this ruling, the RBOCs have to some extent remained able to subsidize and discriminate in favor of their inmate calling operations. In particular, so long as the RBOCs can continue to define their inmate collect calling service as part of their regulated operations, they may be commingling that bad debt with bad debt from other services. It cannot be predicted how the FCC will rule on this issue on remand. However, if the FCC reverses its stance and defines nonregulated inmate calling services to include inmate collect calls, the Company could potentially benefit from a reduction in the ability of its RBOC competitors to subsidize and discriminate in favor of their inmate operations.

  Because of the further proceedings pending before the FCC, the ultimate effects of the rule changes mandated by the Telecom Act are uncertain. In particular, the extent to which the FCC's rules designed to eliminate subsidization and discrimination by the LECs prove to be effective will significantly affect the level of competition faced by the Company in the inmate telecommunications market. Similarly, although the rules have been in effect for over a year, it is too early to assess the LECs' competitive responses to them.

  Apart from its proceedings to implement the Telecom Act, the FCC also recently adopted regulations for interstate calls requiring inmate telephone service providers to announce to called parties, before the called party incurs any charges, that rate quotes may be obtained by dialing no more than two digits or remaining on the line. The Company must come into compliance with these new rules by October 1, 1999. The Company's existing systems already have the capability to perform this function. These new regulations could result in an increase in the Company's costs by slightly increasing the non-billable network hold time for interstate collect calls. Also, since the Company may comply with the new Federal requirement by implementing rate disclosure on all calls, including intrastate calls, the new regulations may lead to slight increases in the costs for all inmate collect calls carried by the Company. In addition, the announcement of rate quotes may lead to called parties refusing to accept calls. The exact effect of the new regulations is difficult to predict as it will depend in large part on how frequently called parties will opt to receive a rate quote.

  Significantly, the FCC adopted the rate disclosure option in lieu of the so-called "Billed Party Preference" proposal that had been pending before the FCC for several years. Under that plan, inmate telephone service providers would have been required to send their interstate inmate collect calls to the called party's pre-subscribed carrier, thereby bypassing the opportunity for the inmate telephone service provider to receive revenue from the calls. The Company believes that the rate quote regulations adopted by the Commission are a preferable alternative to Billed Party Preference, which would potentially have had a much more adverse effect on the Company's business.

 State Regulation

  The most significant state involvement in the regulation of inmate telephone service is the limit on the maximum rates that can be charged for intrastate collect calls set by most states, referred to as "rate ceilings." Since collect calls are generally the only kind of calls that can be made by inmates in correctional facilities, the state-imposed rate ceilings on those calls can have a significant effect on the Company's business.

  In many states, the rate ceilings on inmate collect calls within the originating LEC's service area are tied to the rates charged by the LEC and subject to state regulatory approval. Thus, where the LEC chooses not to raise its rates, independent inmate telephone providers are precluded from raising theirs. Prior to the passage of the Telecom Act, the LECs had less incentive to raise their rates than independent inmate telephone providers because the LECs were able to subsidize their inmate telephone operations and discriminate in their favor, as described above. See "--Federal Regulation." It is possible that as a result of the FCC's new rules designed to eliminate such subsidies, some LECs may choose to file with their state commissions to raise their rates for inmate collect calls. If this occurs, the Company and other independent inmate telephone providers could also raise their rates. It is difficult to predict the extent to which the LECs will raise their rates.

  For calls going outside the originating LEC's service area, there may be state rate ceilings tied to the rates of the largest IXCs. In some cases, these rate ceilings can also make sufficient cost recovery difficult. In general, the cost recovery problems that arise from rate ceilings tied to IXC rates are not as severe as the difficulties created by rate ceilings tied to LEC rates.

  In its rulemaking implementing the Telecom Act, the FCC declined to address these state rate ceilings. The FCC ruled that inmate telephone providers must first seek relief from the state rate ceilings at the state level. The outcome of any such proceedings at the state level, if undertaken, is uncertain. Further, it is uncertain whether the FCC would intervene or if so, how, in the event a state failed to provide relief. This issue is part of the currently pending FCC remand proceeding.

  In addition to imposing rate caps, the states regulate other aspects of the inmate calling industry. While the degree of regulatory oversight varies significantly from state to state, state regulations generally establish minimum technical and operating standards to ensure that public interest considerations are met. Among other things, most states have established rules that govern registration requirements, notice to called parties of the identity of the service provider in the form of postings or verbal announcements, and requirements for rate quotes upon request. In some jurisdictions, in order for the Company to operate its inmate telephones and public pay telephones, it is necessary to become certificated and to file tariffs with the appropriate state regulatory authority.

  In connection with the Offering, the Company will be required to make notice filings with the state regulatory authorities in certain states in which the Company conducts a limited portion of its business. The Company does not believe that the failure to obtain such consents or approvals, individually or in the aggregate, would have a material adverse effect on the Company or its operations.

TRADENAMES

  The Company has two registered trademarks, Security Telecom Corporation(R) and STC(R) and has developed or acquired a number of additional unregistered tradenames that it uses in its business. Although the use of these trademarks and tradenames has created goodwill in certain markets, management does not believe that the loss of these trademarks and tradenames would have a material adverse effect on the Company's operations. The Company also has a registration application pending for the tradename Evercom.

FACILITIES

  The Company's principal executive offices are located in and a portion of its operations are conducted from, leased premises located at 8201 Tristar Drive, Irving, Texas 75063. The Company also has three additional regional facilities from which it conducts its operations located in Selma, Alabama; Louisville, Kentucky; and Lee's Summit, Missouri, all of which are leased.

ENVIRONMENTAL

  The Company is subject to certain federal, state, and local environmental regulations. Management does not expect environmental compliance to have a material effect on the Company's capital expenditures, earnings, or competitive position in the foreseeable future.

EMPLOYEES

  As of June 30, 1998, the Company had approximately 339 employees, of which approximately 37 were executive and administrative personnel, and approximately 302 were sales, marketing, technical, and other operations personnel.

LEGAL PROCEEDINGS

  The Company is from time to time a party to other legal proceedings that arise in the ordinary course of business. Management does not believe that the resolution of any threatened or pending legal proceedings will have a material adverse affect on the Company.

  From time to time, inmate telecommunications providers are parties to proceedings initiated by consumer protection advocates or individual called parties alleging that excessive rates are being charged with respect to inmate collect calls. One such proceeding is currently pending in the United States District Court in the State of Kentucky. The Company has not been named in the proceeding, however, the plaintiffs in such proceeding are seeking class action certification as to all inmate telecommunications providers as defendants, and all recipients of calls from inmate Facilities, as plaintiffs. The proceeding is in its preliminary stages. See "Risk Factors--Changes in Regulation Could Adversely Affect the Company."

  In addition, the Company has received notice from two parties that certain features of the Company's call processor technology may infringe upon such parties' patents. See "Risk Factors--Lack of Patents and Possible
Infringements."

  The Company was unsuccessful in obtaining a Federal Board of Prisons contract, and has appealed the award. There can be no assurances that the Company will be successful in appealing this award.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth the names, ages, and positions of each of the directors and executive officers of the Company as of September 8, 1998:

NAME                     AGE POSITION
----                     --- --------
Dennis L. Whipple.......  54 Chief Executive Officer, Vice Chairman, and Director
Donald B. Vaello........  51 Chief Operating Officer
Jeffrey D. Cushman......  36 Chief Financial Officer, Vice President, Secretary, and Treasurer
Keith S. Kelson.........  31 Vice President, Assistant Secretary, and Assistant Treasurer
Todd W. Follmer(1)......  39 Chairman of the Board of Directors
Gregg L. Engles.........  40 Director
Richard H.
 Hochman(1)(3)..........  52 Director
Jay R. Levine(2)(3).....  42 Director
Nina E. McLemore(2).....  53 Director
Bruce I. Raben(1).......  44 Director
David A. Sachs(2).......  39 Director
Roger K. Sallee(3)......  50 Director
Joseph P. Urso..........  44 Director
Julius E. Talton,
 Sr. (2)................  70 Director

--------
(1) Member of the Executive Committee
(2) Member of the Audit and Finance Committee
(3) Member of the Compensation Committee

  Dennis L. Whipple. Mr. Whipple became Chief Executive Officer, Vice Chairman, and a Director of the Company in September 1998. From June 1995 until March 1998, Mr. Whipple served as President of ALLTEL Communications, Inc. Mr. Whipple served as Chief Executive Officer and President of Contel Cellular, Inc. from 1991 through June 1995. Prior to joining Contel Cellular, Inc., Mr. Whipple held various positions with GTE from 1971 through 1991, most recently as Corporate Vice President of Marketing and Business Development.

  Donald B. Vaello. Mr. Vaello became Chief Operating Officer of the Company in June 1998. From August 1994 until June 1998 Mr. Vaello served as Chairman and Chief Operating Officer of North American Intelcom, a public communications company that he formed in 1983 and sold in 1989 to Diamond Shamrock Refining and Marketing, Inc. After the sale to Diamond Shamrock Refining and Marketing, Inc., Mr. Vaello served in various capacities with Diamond North American Intelcom, most recently as President and Chief Operating Officer.

  Jeffrey D. Cushman. Mr. Cushman became Chief Financial Officer of the Company in November 1997. In addition, in December 1997 Mr. Cushman was named Vice President, Secretary, and Treasurer. From 1985 until October 1997, Mr. Cushman served in various capacities with Electronic Data Systems Corporation ("EDS"), most recently as director of Business Development for EDS' Customer Solutions Unit.

  Keith S. Kelson. Mr. Kelson became Vice President of Finance of the Company in April 1998 and became Assistant Secretary and Assistant Treasurer of the Company in May 1998. From January 1995 until April 1998, Mr. Kelson served in the accounting and auditing services division of Deloitte & Touche, LLP. From May 1991 until January 1995, Mr. Kelson served as the Accounting Manager for Viata Corporation, a credit card processing company. Mr. Kelson is a certified public accountant.

  Todd W. Follmer. Mr. Follmer was elected to the Company's Board of Directors in December 1996 and became Chairman of the Company's Board of Directors in June 1998. Mr. Follmer served as the Company's Chief Executive Officer and President from June 1998 until September 1998. From December 1996 until June 1998, Mr. Follmer served as Acting Chief Executive Officer, Vice President, Assistant Secretary, and Assistant

Treasurer. Mr. Follmer has been a principal of EUFCC since January 1996. From January 1993 until December 1995, Mr. Follmer served as President of Gulf Capital Partners Inc., a merchant banking firm. From May 1988 until December 1992, Mr. Follmer served in various capacities with Donaldson, Lufkin & Jenrette Securities Corporation, an investment banking firm.

  Gregg L. Engles. Mr. Engles was elected to the Company's Board of Directors in December 1996. Mr. Engles has served as Chairman and has been a principal of EUFCC since January 1996. Mr. Engles has served as Chairman of the Board and Chief Executive Officer of Suiza Foods Corporation since October 1994. Mr. Engles has also served in various senior management positions with certain subsidiaries of Suiza Foods Corporation since 1988. In addition, Mr. Engles has served as President of Kaminski Engles Capital Corporation ("KECC") since May 1988 and as President of Engles Management Corporation ("EMC") since February 1993. KECC and EMC are investment banking and consulting firms. Mr. Engles was also President of Engles Capital Corporation, an investment banking and consulting firm, from May 1989 to October 1992. Mr. Engles is a director of Columbus Realty Trust.

  Richard H. Hochman. Mr. Hochman was elected to the Company's Board of Directors in December 1996. Mr. Hochman has served as the Chairman of Regent Capital Management Corp., a private investment firm, since January 1995. From 1990 to December 1994, Mr. Hochman was a Managing Director of PaineWebber, Inc., an investment banking firm. Mr. Hochman is a director of Cablevision Systems Corporation.

  Jay R. Levine. Mr. Levine was elected to the Company's Board of Directors in November 1996. Since May 1997, Mr. Levine has served as a Managing Director of CIBC Oppenheimer Corp., an investment banking firm. From September 1996 to April 1997, Mr. Levine served as President of PPMJ, Inc., an investment banking and consulting firm. From January 1994 to June 1996, Mr. Levine served as President of Springfield Services, Inc., a private investment company. From August 1990 to January 1994, Mr. Levine served as Vice President of Morningside/North America Limited, a private investment company affiliated with Springfield Services, Inc. Mr. Levine is a director of Aircraft Service International Group, Consolidated Advisers Limited, L.L.C., Global Crossing, Ltd., and Heating Oil Partners, L.P.

  Nina E. McLemore. Ms. McLemore was elected to the Company's Board of Directors in December 1996. Ms. McLemore has been the President of Regent Capital Management Corp. since January 1995. From 1990 until 1993, Ms. McLemore served in various capacities with Liz Claiborne Accessories.

  Bruce I. Raben. Mr. Raben was elected to the Company's Board of Directors in December 1996. Since February 1996, Mr. Raben has served as a Managing Director of CIBC Oppenheimer Corp. From March 1990 to February 1996, Mr. Raben served as a Managing Director of Jefferies & Co., an investment banking firm. Mr. Raben is a director of Global Crossing, Ltd., GT Parent Holdings, L.D.C., Terex Corporation, Optical Security, Inc., and Equity Marketing, Inc.

  David A. Sachs. Mr. Sachs was elected to the Company's Board of Directors in December 1996. Since July 1994, Mr. Sachs has been a principal of Onyx Partners, Inc., a merchant banking firm, and since October 1997 Mr. Sachs has been a Managing Director of Ares Management, L.P., an investment management firm. From October 1990 until June 1994, Mr. Sachs was employed at TMT-FW, Inc., an affiliate of Taylor & Co., a private investment management firm. Mr. Sachs is a director of Terex Corporation.

  Roger K. Sallee. Mr. Sallee was elected to the Company's Board of Directors in December 1996. Mr. Sallee founded AmeriTel and served as its President and Chief Executive Officer from July 1991 until December 1996.

  Joseph P. Urso. Mr. Urso was elected to the Company's Board of Directors in December 1996. Mr. Urso has served as President and has been a principal of EUFCC since January 1996. Since March 1996, Mr. Urso has served as Chairman of Interstate Engineering, a manufacturing firm located in California. Mr. Urso was a shareholder of Stutzman & Bromberg, P.C. from January 1992 until June 1995.

  Julius E. Talton, Sr. Mr. Talton was elected to the Company's Board in December 1996. From December 1996 until June 1998, Mr. Talton served as Chairman of the Board and President of the Company. Mr. Talton founded Talton Telecommunications and served as its Chairman of the Board, President, and Chief Executive Officer from 1973 until December 1996. Mr. Talton served as President of Talton Outdoor Advertising from 1976 until November 1996. Mr. Talton is a Director of the People's Bank and Trust Company in Alabama.

BOARD OF DIRECTORS

  The Company's Certificate of Incorporation and Bylaws will provide for a classified Board of Directors. The Board of Directors will be divided into
three classes, with regular three-year staggered terms. Mr.   , Mr..  , and
Mr.    will be Class I Directors and will serve until the annual meeting of
stockholders in 1999; Mr.    and Mr.    will be Class II Directors and will
serve until the annual meeting of stockholders in 2000; and Mr.    and Mr.
will be Class III Directors and will serve until the annual meeting of stockholders in 2001. At each annual meeting of stockholders beginning with the 1999 annual meeting, the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Moreover, the Company's Certificate of Incorporation will also provide that directors may only be removed from office prior to the expiration of their term for "cause." This provision could delay, prevent, or make more difficult a merger, tender offer, or proxy contest involving the Company.

EXECUTIVE COMPENSATION

 Summary Compensation Table

  The following table sets forth annual cash compensation paid or accrued by the Company to the Company's Chief Executive Officer and its other Executive Officers receiving total salary and bonus in excess of $100,000 for the fiscal years ended December 31, 1997 and December 31, 1996.

                                                                       LONG-TERM
                                         ANNUAL COMPENSATION          COMPENSATION
                                  ----------------------------------- ------------
                                                         OTHER ANNUAL    SHARES     ALL OTHER
                                                         COMPENSATION  UNDERLYING  COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR SALARY ($) BONUS ($)      ($)(1)    OPTIONS (#)      ($)
---------------------------  ---- ---------- ---------   ------------ ------------ ------------
Dennis L. Whipple(2).....    1997      --         --         --           --           --
 Chief Executive Officer     1996      --         --         --           --           --
Todd W. Follmer..........    1997      --         --         --           --           --
 Chairman of the Board of
 Directors                   1996      --         --         --           --           --
John R. Summers..........    1997  100,000     20,000        --           --           --
 Vice President and
 Assistant Secretary         1996   94,565    211,506(3)     --           --           --
Julius E. Talton, Jr.....    1997  125,000     24,190        --           --           --
 Vice President              1996  101,926        --         --           --           --
John A. Crooks, Jr.......    1997   95,353     50,000        --           --           --
 Vice President              1996      --         --         --           --           --

--------
(1) In each case, the aggregate value of perquisites and other personal benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named Executive Officer.
(2) Appointed effective September 8, 1998.
(3) Includes special bonuses of $195,506 paid in connection with the Company's acquisition of AmeriTel and Talton Telecommunications.

 Employment Agreements and Other Arrangements

  In December 1996, the Company entered into consulting or employment agreements with each of Julius E. Talton, Julius E. Talton, Jr., Roger K. Sallee, James E. Lumpkin, and John R. Summers, each of whom was a former stockholder of AmeriTel or Talton Telecommunications. See "Certain Transactions--Consulting and Employment Agreements." In addition, the Company is a party to an employment agreements with each of John A. Crooks, Jeffrey D. Cushman, Donald B. Vaello, and Keith S. Kelson, and intends to enter into an employment agreement with Dennis L. Whipple, each of which are described below.

  Jeffrey D. Cushman joined the Company as Chief Financial Officer in November 1997. The Company entered into a written employment agreement with Mr. Cushman that has an initial term expiring on December 31, 1999, with successive one-year renewals thereafter unless notice is given by either party not later than 90 days immediately preceding the commencement of the renewal period. Mr. Cushman receives an annual base salary of $140,000 and a one-time guaranteed bonus of $70,000, $35,000 of that was paid on January 30, 1998, and the remaining $35,000 of which is payable on or before December 31, 1998. Mr. Cushman is also eligible for an annual bonus generally equal to 50% of his base salary based upon pre-determined performance objectives. This bonus may actually be in excess of such amount in the event such objectives are exceeded. In addition, Mr. Cushman is eligible to receive options to purchase
   shares of Common Stock at a price of $   per share. The employment
agreement provides for a severance payment equal to one year's base salary if Mr. Cushman is terminated by the Company without cause. The employment agreement also contains non-competition provisions that cover the Company's existing markets and expansion markets that apply during the term of the agreement and for a period of one year after the expiration or earlier termination of the agreement, provided that the one year period shall be extended for an additional year in the event that Mr. Cushman, rather than the Company, terminates the employment agreement.

  Donald B. Vaello joined the Company as Chief Operating Officer in June 1998. The Company entered into a written employment agreement with Mr. Vaello that has an initial term expiring on June 30, 2001, with successive one-year renewals thereafter unless notice is given by either party not less than 90 days immediately preceding the commencement of the renewal period. Mr. Vaello receives an annual base salary of $200,000, and a one-time guaranteed bonus of $30,000, payable on or before December 31, 1998. Mr. Vaello is also eligible for an annual bonus generally equal to an additional amount up to 50% of his base salary based upon achieving pre-determined performance objectives. This bonus may be in excess of such amount in the event such objectives are exceeded. In addition, Mr. Vaello is eligible to receive options to purchase
    shares of Common Stock at a price of $    per share. The employment
agreement provides for a severance payment equal to one year's base salary if Mr. Vaello is terminated by the Company without cause. The employment agreement also contains non-competition provisions that cover the Company's existing markets and expansion markets that apply during the term of the agreement and for a period of one year after the expiration or earlier termination of the agreement.

  Keith S. Kelson joined the Company as Vice President of Finance in April 1998. Mr. Kelson's offer letter specifies that Mr. Kelson receives a base salary of $100,000 per year and a one-time guaranteed bonus of $25,000 payable in January 1999. Mr. Kelson is also eligible for an annual bonus generally equal to an additional amount up to 40% of his base salary based upon pre-determined performance objectives. This bonus may actually be in excess of such amount in the event such objectives are exceeded. The letter specifies
that Mr. Kelson is eligible to receive options to purchase     shares of
Common Stock at an exercise price of $     per share. The offer letter
provides for a severance payment equal to one year's base salary if Mr. Kelson is terminated by the Company without cause.

  Dennis L. Whipple joined the Company as Chief Executive Officer in September 1998. The Company intends to enter into a written employment agreement with Mr. Whipple that has an initial term expiring on December 31, 2001, with successive one-year renewals thereafter unless notice is given by either party not less than 90 days immediately preceding the commencement of the renewal period. It is anticipated that Mr. Whipple will receive an annual base salary of $300,000, and guaranteed bonus of $75,000 for 1998. It is also expected that Mr. Whipple will be eligible for incentive bonuses each year beginning in 1999, in an amount up to 150% of his base salary based upon the Company achieving certain pre-determined performance objectives. In addition, it is
anticipated that Mr. Whipple will receive options to purchase     shares of
Common Stock at a per
share price of $   and    shares of Common Stock at a per share price of $  .
It is also anticipated that the employment agreement will provide for a severance payment equal to $450,000 if Mr. Whipple is terminated by the Company without cause. The employment agreement is also expected to contain non-competition provisions that will cover the Company's existing markets and expansion markets and that will apply during the term of the agreement and for a period of one year after the expiration or earlier termination of the agreement.

  John A. Crooks' employment agreement with the Company was terminated effective as of August 15, 1998. Pursuant to such termination, Mr. Crooks will receive a severance payment equal to one year's base salary.

 Stock Option Plans

  The Company's Stock Option Plan has been established to provide the officers and employees of the Company a strong incentive to contribute to the success of the Company by granting them options to acquire the Company's Common Stock. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine the persons employed by the Company who are to be granted options under the Stock Option Plan, the number of shares subject to each option, the date of the grant of each option, the option exercise price, whether the option granted is intended to be treated as an incentive stock option or a non-statutory stock option, the vesting period, and such other determinations as may be appropriate or necessary for the administration of the Stock Option Plan.

  Only employees of the Company may be granted options under the Stock Option Plan. The option exercise price of each option granted under the Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant. In the event of a Change in Control (as defined in the Stock Option Plan), options issued pursuant to the Stock Option Plan become immediately exercisable for a period of 30 days following such event. Any options not exercised during the 30 day period are treated as if no Change in Control had occurred and will be governed by the terms of their original grant.

  The Stock Option Plan may be abandoned or terminated by the Board of Directors at any time. Such abandonment or termination, however, will not alter or impair any rights under any options granted prior to termination or abandonment. Unless previously terminated, the Stock Option Plan will expire on January 1, 2008.

  The Company has reserved     shares of Common Stock for issuance pursuant to
the Stock Option Plan. As of June 30, 1998, options to acquire    shares have
been granted to the Company's employees. The option exercise price for each of
these options is $     per share. These options generally provide for a
ratable vesting over a three to five year period commencing upon the employee's initial employment with the Company. The options generally expire, if not previously exercised, upon the earlier of ten years following their date of grant or three months following the option holder's termination of employment with the Company. If any options terminate or expire without having been exercised, the shares not purchased under such options again are available for issuance under the Stock Option Plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  The Company's Certificate of Incorporation provides, consistent with the provisions of the DGCL, that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. This does not apply, however, with respect to any action for unlawful payments of dividends, stock purchases or redemptions, nor does it apply if the director: (i) has breached his duty of loyalty to the Company and its stockholders; (ii) does not act or, in failing to act, has not acted in good faith; (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) has derived an improper personal benefit. The provisions of the Certificate of Incorporation eliminating liability of directors for monetary damages do not affect the standard of conduct to which directors must adhere, nor do such provisions affect the availability of equitable relief. In addition, such limitations on personal liability do not affect the availability of monetary damages under causes of action based on federal law.

  The Company's By-laws provide for indemnification of its officers and directors to the fullest extent permitted by the DGCL.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth the beneficial ownership of the Company's capital stock as of September 9, 1998 by: (i) each stockholder known by the Company to beneficially own more than 5% of any class of the Company's outstanding capital stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all executive officers and directors as a group. Upon consummation of the Offering, each share of Senior Preferred Stock will be converted into shares of Common Stock. If any holder of the Senior Preferred Stock elects not to convert their shares into Common Stock, the Company will be required to redeem such holders' Senior Preferred Stock. The following table presumes that all of the outstanding shares of Senior Preferred Stock will be converted into Common Stock prior to the Offering.

                                                 SHARES BENEFICIALLY OWNED
                                               ------------------------------
                                                NUMBER OF
                                                SHARES OF
                                                 COMMON           PERCENT
NAME OF BENEFICIAL OWNER                          STOCK         OF CLASS (1)
------------------------                       -------------   --------------
CIBC Wood Gundy Ventures, Inc.(2).............
John A. Crooks, Jr............................
Jeffrey D. Cushman............................
Gregg L. Engles(3)............................
Todd W. Follmer(3)............................
Richard C. Green, Jr..........................
Robert K. Green...............................
Richard H. Hochman(4).........................
Keith S. Kelson...............................
Jay R. Levine(2)(5)...........................
James E. Lumpkin(6)...........................
Terry C. Matlack..............................
Nina E. McLemore(7)...........................
William M. Ohland(8)..........................
Onyx Talton Partners, L.P.(9).................
Bruce I. Raben(2)(5)..........................
Regent Capital Partners, L.P.(10).............
David A. Sachs(11)............................
Roger K. Sallee...............................
John R. Summers...............................
Julius E. Talton(6)...........................
Julius E. Talton, Jr.(6)......................
Joseph P. Urso(3).............................
Donald B. Vaello..............................
Dennis L. Whipple.............................
All executive officers and directors as a
 group (17 persons)...........................

--------
  *  Less than 1.0%
 (1) Such percentages have been calculated in accordance with Section 13(d)(4) the Securities Exchange Act of 1934, as amended.
 (2) Includes     shares of Common Stock subject to a warrant that is
     exercisable within 60 days after September 9, 1998. CIBC Wood Gundy Ventures, Inc.'s address is 161 Bay Street, Eighth Floor, BCE Place, P.P. Box 500, M5J 258, Toronto, Canada. Messrs. Jay Bloom, Andrew Heyer, and Dean Kehler, each of whom are managing directors of CIBC Oppenheimer Corp., may be deemed to share with CIBC Wood Gundy Ventures, Inc. the power to vote and dispose of the shares indicated, and may therefore be deemed to be beneficial owners of such shares.
 (3) The address for each of these stockholders is 3811 Turtle Creek Blvd., Suite 1300, Dallas, Texas 75219.

 (4) Includes     shares of Common Stock held by Regent Capital Partners. Mr.
     Hochman, who is the chairman of Regent Capital Management Corp., an affiliate of Regent Capital Partners, exercises voting and investment power with respect to such shares. Mr. Hochman's address is 505 Park Avenue, 17th Floor, New York, New York 10022.
 (5) Includes     shares of Common Stock and warrants to acquire shares of
     Common Stock beneficially owned by CIBC. Mr. Levine and Mr. Raben were designated by affiliates of CIBC to the Company's Board of Directors and are managing directors of CIBC Oppenheimer Corp., an affiliate of CIBC. Messrs. Levine and Raben disclaim beneficial ownership of such shares.
 (6) The address for each of these stockholders is 801 Alabama Avenue, Selma, Alabama 36701.
 (7) Includes     shares of Common Stock held by Regent Capital Partners. Ms.
     McLemore, who is the president of Regent Capital Management Corp., an affiliate of Regent Capital Partners, exercises voting and investment power with respect to such shares. Ms. McLemore's address is 505 Park Avenue, 17th Floor, New York, New York 10022.
 (8) Consists of shares issued to STC as part of the purchase price in the Company's acquisition of STC. STC's address is c/o Sparta Corp., P.O. Box 595789, Dallas, Texas 75359.
 (9) Onyx Talton Partners, L.P.'s address is 9595 Wilshire Blvd., Suite 700, Beverly Hills, California 90212.
(10) Includes    shares of Common Stock held by Regent Capital Equity
     Partners, L.P., an affiliate of Regent Capital Partners. Regent Capital Partners' address is 505 Park Avenue, 17th Floor, New York, New York 10022.
(11) Consists of    shares of Common Stock held by Sachs Investment Partners,
     Mr. Sachs is a general partner of Sachs Investment Partners and exercises voting and investment power with respect to such shares. Mr. Sachs' address is 1999 Avenue of the Stars, Suite 1900, Los Angeles, California 90067.

                             CERTAIN TRANSACTIONS

CURRENT RELATIONSHIPS AND RELATED TRANSACTIONS

 Repayment of Indebtedness

  Affiliates of CIBC, a beneficial stockholder of the Company, beneficially held $7.5 million of the Senior Subordinated Notes, was agent and a lender under the Company's previous credit facilities, and holding $45.0 million and $7.9 million of the principal amount outstanding under the term and revolving loan portions, respectively, of the Company's credit facility that was in place immediately prior to the Notes Placement. Upon completion of the Notes Placement, the Company repaid the entire principal amounts outstanding under the Senior Subordinated Notes and the term loan and revolving loan portions of the previous credit facility, together with accrued and unpaid interest. In addition to this repayment, a CIBC affiliate received a customary fee for banking services rendered to the Company in its capacity as agent under the previous credit facility and in connection with the Senior Credit Facility. Immediately prior to the Notes Placement, Regent Capital Partners, a principal stockholder of the Company, beneficially owned $1.0 million of the Senior Subordinated Notes. This amount was repaid in its entirety, together with accrued and unpaid interest, with the proceeds of the Notes Placement. In addition, affiliates of CIBC and Onyx Partners, Inc. ("Onyx Partners") from time to time provide financial and investment banking services to the Company for customary fees.

  Immediately prior to the Notes Placement, Messrs. Talton, Jr., and Lumpkin held $2.5 million, $1.5 million, and $1.0 million, respectively, of the Talton Notes. Upon completion of the Notes Placement, the Company repaid the entire amount of the Talton Notes, together with accrued and unpaid interest.

 Consulting and Strategic Services Agreement

  In connection with the acquisitions of AmeriTel and Talton Telecommunications, the Company entered into a Consulting and Strategic Services Agreement with EUF Talton, a limited partnership controlled by Messrs. Engles, Urso, and Follmer, pursuant to which the Company will pay to EUF Talton an annual consulting fee of $300,000 for an initial term of three years ending December 27, 1999. Pursuant to this agreement, EUF Talton will provide management consulting services relating to strategic and financial matters, including acquisitions, business strategies, and financial planning. The Company also paid to EUF Talton a $200,000 refinancing fee upon the repayment of the Senior Subordinated Notes and the Talton Notes, upon the closing of the Notes Placement. The Company paid an acquisition fee of $357,000 to EUF Talton upon the closing of the acquisition by the Company of STC in a transaction that closed simultaneously with the closing of the Notes Placement. As of June 30, 1998, the Company had no liability to EUF Talton for the acquisitions of Invision, NAI, PTC, ILD, and MOG. In addition, the Company has agreed to pay to EUF Talton an acquisition fee of 1% of the gross acquisition price of any acquisitions of assets or stock by the Company, up to an aggregate maximum of $1.25 million. Each acquisition that the Company has consummated was brought to the Company's attention by EUF Talton. This agreement will be terminated prior to the consummation of the Offering in connection with the exercise of the warrants held by Messrs. Follmer, Engles, and Urso. See "--Historical Relationships and Related Transactions--Warrants."

 Consulting and Employment Agreements

  In connection with the acquisitions of AmeriTel and Talton
Telecommunications, the Company entered into the agreements described below. Each of the named persons was a former stockholder of AmeriTel or Talton Telecommunications.

  The consulting agreement of Julius E. Talton provided that Mr. Talton would serve as a director of the Company and perform such duties related to the business conducted by the Company as the Board of Directors designated from time to time. The consulting agreement had an initial term of two years, with successive one-year renewal periods thereafter unless earlier terminated by the Company or Mr. Talton. In addition to an aggregate of $10,000 payable in equal monthly installments to Mr. Talton over the first twelve months of the agreement, Mr. Talton would receive payments of $86,000 and $96,000 for the first and second years of the initial term, respectively, and $120,000 for each year thereafter that the agreement remained in effect. Mr. Talton's consulting agreement contained a non-competition provision that applied during the term of the agreement and for a period of two years after the expiration or earlier termination of the agreement. Mr. Talton ceased working for the Company effective as of June 30, 1998 and this agreement was terminated as of that date. Negotiations regarding his severance payment are in process.

  Julius E. Talton, Jr.'s employment agreement provided that Mr. Talton, Jr. would serve as an executive of the Company, performing such duties and holding such positions as the Board of Directors or senior management of the Company directed. The employment agreement had an initial term of one year, with successive one-year periods thereafter unless earlier terminated by the Company or Mr. Talton, Jr. In addition to an aggregate of $25,000 payable in equal monthly installments to Mr. Talton, Jr. over the first twelve months of the agreement, Mr. Talton would receive an annual base salary of $100,000, a guaranteed bonus of $25,000 which was paid, in accordance with the agreement, upon closing of the Notes Placement, and an incentive cash bonus of up to 37.5% of base salary if certain performance goals established by the Board of Directors were achieved. Mr. Talton Jr.'s employment agreement contained a non-competition provision that applied during the term of the agreement and for a period of two years after the expiration or earlier termination of the agreement. Mr. Talton, Jr. also received an option to purchase up to
shares of Common Stock at an exercise price of $    per share. Mr. Talton, Jr.
ceased working for the Company effective as of June 30, 1998, and this agreement was terminated as of that date. Negotiations regarding his severance payment are in process.

  The consulting agreement of James E. Lumpkin provided that Mr. Lumpkin would serve, if requested, as a director of the Company and would perform such duties related to the business conducted by the Company as the chief executive officer or the Board of Directors designated from time to time. The consulting agreement had an initial term of two years, with successive one-year renewal periods thereafter unless earlier terminated by the Company or Mr. Lumpkin. In addition to an aggregate of $10,000 payable in equal monthly installments to Mr. Lumpkin over the first twelve months of the agreement, Mr. Lumpkin would receive $62,000 and $72,000 for the first and second years of the initial term, respectively. Mr. Lumpkin's consulting agreement contained a non-competition provision that applied during the term of the agreement and for a period of two years after the expiration or earlier termination of the agreement. Mr. Lumpkin ceased working for the Company effective as of June 30, 1998, and this agreement was terminated as of that date.

  The consulting agreement of Roger K. Sallee provides that Mr. Sallee will serve as a director of the Company and will perform such duties related to the business conducted by the Company as the chief executive officer or the Board of Directors may designate from time to time. The consulting agreement has an initial term of one year, with successive one-year renewal periods thereafter unless earlier terminated by the Company or Mr. Sallee. In addition to a lump sum payment of $5,000 paid on the effective date of the agreement, Mr. Sallee will receive an annual consulting fee of $30,000 for each year that the agreement remains in effect. Mr. Sallee's consulting agreement contains non-competition provisions covering the Company's existing markets and expansion markets that apply during the term of the agreement and for a period of three years and two years, respectively, after the expiration or earlier termination of the agreement.

  The employment agreement of John R. Summers provided that Mr. Summers would serve as an executive of the Company, performing such duties and holding such positions as the Board of Directors or senior management of the Company directed. The employment agreement had an initial term of one year, and expired in December 1997. In addition to a lump sum payment of $30,000 paid on the effective date of the agreement, Mr. Summers received an annual base salary of $100,000, a cash bonus of $20,000, which was paid, in accordance with the agreement, upon closing of the Notes Placement, and an incentive cash bonus of up to 30.0% of base salary if certain performance goals established by the Board of Directors were achieved. Mr. Summers' employment agreement contained a non-competition provision that will apply until December 2000. Mr.
Summers also received an option to purchase up to    shares of Common Stock at
an exercise price of $    per share. Mr. Summers now serves as Vice President
of each of the Company's operating subsidiaries.

 Lease Agreement

  In December 1996, Talton Telecommunications entered in a lease agreement (the "Talton Lease") with Mr. Talton for office space located in Selma, Alabama. The lease has a five-year term commencing January 1, 1997, with an option to renew for an additional five-year term. Under the Talton Lease, Talton Telecommunications will pay fixed annual rent of approximately $109,000, $112,000, $90,000, $93,000, and $96,000, respectively, for the five years of the initial term.

 The Notes Placement

  CIBC Wood Gundy Securities Corp., which became CIBC Oppenheimer Corp., acted as initial purchaser (the "Initial Purchaser") in connection with the Notes Placement. In such capacity, the Initial Purchaser received an aggregate discount of $3,852,500. In addition, the Company and its subsidiaries agreed to indemnify Initial Purchaser against certain liabilities, including liabilities under the Securities Act, in connection with the Notes Placement.

  The Company and its subsidiaries agreed to indemnify Onyx Partners against certain liabilities in connection with the Notes Placement, including liabilities under the Securities Act.

HISTORICAL RELATIONSHIPS AND RELATED TRANSACTIONS

 Acquisitions

  In December 1996, the Company acquired the outstanding capital stock of AmeriTel for a purchase price of approximately $23.4 million. Terry C. Matlack and John R. Summers, former executive officers of the Company, and Roger K. Sallee, a director of the Company, were stockholders of AmeriTel and received an aggregate of approximately $361,000, $354,000, and $1.4 million,
respectively, of the purchase price, and  ,  , and   shares, respectively, of
Common Stock in exchange for shares of AmeriTel capital stock held by each of them. In addition, Mr. Sallee received 61.699 shares of Senior Preferred Stock.

  Concurrently with its acquisition of AmeriTel, the Company acquired the outstanding capital stock of Talton Telecommunications for an aggregate purchase price of approximately $39.4 million, which included the issuance of the $5.0 million Talton Notes. Julius E. Talton, a director of the Company, Julius E. Talton, Jr. and James E. Lumpkin, former executive officers of the Company, and Mr. Talton's daughter, were stockholders of Talton Telecommunications and received an aggregate of approximately $11.2 million (including $2.5 million of the Talton Notes), $9.1 million (including $1.5 million of the Talton Notes), $6.0 million (including $1.0 million of the Talton Notes), and $4.0 million, respectively, of the purchase price. Messrs.
Talton, Talton Jr., and Lumpkin also received     shares of Common Stock and
2,500 shares of Senior Preferred Stock,     shares of Common Stock and 1,500
shares of Senior Preferred Stock, and    shares of Common Stock and 1,000
shares of Senior Preferred Stock, respectively, in exchange for shares of Talton Telecommunications capital stock held by each of them.

  The cash portions of the respective purchase prices for AmeriTel and Talton Telecommunications were financed with the proceeds of the following: (i) the
issuance by the Company of an aggregate of     shares of Common Stock to the
stockholders of the Company, including an affiliate of CIBC, an affiliate of Regent Capital Partners, and Mr. Engles, a director of the Company, for aggregate consideration of approximately $9.8 million, (ii) the issuance by
the Company of an aggregate of     shares of Class B Common Stock and warrants
to acquire an aggregate of         shares of Common Stock to Onyx Talton
Partners, L.P. ("Onyx Talton Partners") and to Messrs. Follmer, Engles, and Urso, each of whom is an executive officer and/or director of the Company, for aggregate consideration of $400,000; (iii) the issuance of an aggregate of $8.5 million in Senior Subordinated Notes to an affiliate of CIBC and to Regent Capital Partners and related warrants for the purchase of Common Stock to an affiliate of CIBC and to Regent Equity Partners, L.P.; (iv) the issuance of the $5.0 million Talton Notes (including related warrants) to Messrs. Talton, Talton, Jr., and Lumpkin; and (v) an aggregate of $50.7 million of the proceeds from the term and revolving loan facilities under the

Company's previous credit facility. All stockholders of the Company, including the executive officers and directors of the Company who hold shares of capital stock of the Company, pledged the shares of capital stock of the Company held by each of them to CIBC to secure the Company's obligations under the Senior Credit Facility.

  In connection with the acquisitions of AmeriTel and Talton Telecommunications and the consummation of the related financing in December 1996, Onyx Partners, Inc., the general partner of Onyx Talton Partners, and an affiliate of CIBC received expense reimbursements and transaction fees totaling approximately $635,000 and $852,000, respectively, and EUF Talton received expense reimbursements of approximately $183,000. An affiliate of CIBC, which is the agent and a lender under the Senior Credit Facility, received a fee of approximately $1.8 million in December 1996 for banking services rendered to the Company in connection with the closing of the Company's previous credit facility.

  In connection with these transactions, the Company entered into agreements with affiliates of CIBC and Onyx Partners, dated as of November 1996 and September 1996, respectively (collectively, the "Engagement Letters"). The Engagement Letters provide that the Company will pay affiliates of CIBC and Onyx Partners 25% and 15%, respectively, of all fees and compensation payable to all managers with respect to any public common equity financings consummated by the company on or before December 27, 1998. Any management fees to be received by affiliates of CIBC in conjunction with such a public common equity financing will be credited against any amounts payable pursuant to their Engagement Letter.

  The holders of Common Stock received registration rights with respect to such shares pursuant to the terms of that certain registration rights agreement (the "Registration Rights Agreement"). In addition, the Company and its stockholders entered into a Shareholders Agreement (the "Shareholders Agreement"). The following summary of the warrants referred to above, the Registration Rights Agreement, and the Shareholders Agreement do not purport to be complete and are qualified in their entirety to the actual documents.

 Warrants

  The Company issued to each of Messrs. Follmer, Urso, and Engles (i) a
warrant to acquire up to      shares of Common Stock (subject to certain
adjustments) with an exercise price per share of $   ; (ii) a warrant to
acquire up to      shares of Common Stock (subject to certain adjustments)
with an exercise price per share of $   ; and (iii) a warrant to acquire up to
     shares of Common Stock (subject to certain adjustments) with an exercise
price per share of $   . The Company also issued to Onyx Talton Partners: (i)
a warrant to acquire up to      shares of Common Stock (subject to certain
adjustments) with an exercise price per share of    ; (ii) a warrant to
acquire up to      shares of Common Stock (subject to certain adjustments)
with an exercise price per share of $   ; and (iii) a warrant to acquire up to
     shares of Common Stock (subject to certain adjustments) with an exercise
price per share of $   . Information contained in this prospectus reflects the
exercise of these warrants prior to the consummation of the Offering. The exercise price for these warrants will be represented by full recourse promissory notes payable to the Company. These notes will bear interest at an annual rate of 7%, compounded annually, have a term of five years, and be payable in a lump sum payment of principal and all accrued interest.

 Registration Rights Agreement

  The Registration Rights Agreement applies to all currently outstanding shares of Common Stock including shares issuable upon exercise of the currently outstanding warrants or the conversion of the currently outstanding Class B Common Stock or the Senior Preferred Stock ("Registrable Securities"), and grants to all holders of Registrable Securities ("Holders") certain registration rights with respect to such Registrable Securities.

  Subject to certain special rights (the "CIBC Demand Rights") granted to affiliates of CIBC (the "CIBC Entities"), at any time after the earlier to occur of (i) six months after the consummation of the Offering; or (ii) November 30, 1998, Initiating Holders (defined below) are entitled to require the Company to effect up to three registrations under the Securities Act of all or a part of the Registrable Securities (each a "Demand Registration"), subject to certain limitations. Initiating Holders are defined as (i) Holders of at least 25% (or 35% in certain circumstances) of the Registrable Securities; or (ii) a combination of Holders of

Registrable Securities and Holders of warrants having an exercise price less than or equal to the per share reported price for the Common Stock ("Qualified Warrants") that in the aggregate hold at least 25% (or 35% in certain circumstances) of all Registrable Securities and Qualified Warrants. Subject to the CIBC Demand Rights, Holders of Registrable Securities also have the right to include such Registrable Securities in any registration statement under the Securities Act filed by the Company for its own account (other than a registration statement for securities to be offered in a Rule 145 transaction under the Securities Act or to employees of the Company pursuant to any employee benefit plan). So long as the CIBC Entities hold Registrable Securities equaling at least 50% of their holdings of Common Stock on December 27, 1996, the CIBC Entities have the following CIBC Demand Rights: (i) one of the Demand Registrations is exclusively reserved for the use and exercise by the CIBC Entities; (ii) the CIBC Entities have the right at any time to require the Company to use its best efforts to effect an Initial Public Offering; and (iii) the CIBC Entities have in certain circumstances, a first priority to cause a portion of their Registrable Securities to be registered prior to the registration of the Registrable Securities of the other Holders. Holders of substantially all of the Registrable Securities has waived their registration rights under the Registration Rights Agreement with regard to the Offering.

  The Company is also obligated to file and maintain a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act for all shares of Common Stock currently outstanding as expeditiously as possible after it is eligible to do so. The Company will be Form S-3 eligible when (i) it has been subject to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, and has filed all the material required to be filed pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, for a period of at least 12 calendar months immediately preceding the filing of the Form S-3; (ii) it has filed in a timely manner all reports required to be filed during the twelve calendar months and any portion of a month immediately preceding the filing of the Form S-3; (iii) it has not defaulted on any installment or installments of indebtedness for borrowed money; and (iv) it has a public float in excess of $75 million at any time in the sixty days preceding the filing of the Form S-3. The Company expects to be eligible to file by Form S-3 by approximately January 1999.

 Shareholders Agreement

  Pursuant to the Shareholders Agreement, the Company has a right of first refusal with respect to most transfers of Common Stock and rights, warrants, options, convertible securities, or debt convertible into Common Stock ("Common Stock Equivalents"). To the extent the Company does not fully exercise such right of first refusal, the stockholders generally have the right to purchase the offered Common Stock or Common Stock Equivalents on a pro rata basis. Transfers to affiliates, testamentary transfers, and intestate succession are generally excluded from the Company's first refusal rights and any stockholder acquisition rights. In addition, the Shareholders Agreement establishes certain "tag-along" rights whereby if any holder of 10% or more of the fully diluted Common Stock or any EUF Holder proposes to sell any of its Common Stock, then the other stockholders have the right to require the proposed buyer to purchase from each of them a proportionate number of shares of Common Stock.

  The Shareholders Agreement also provides for certain "drag-along rights" whereby any stockholder or group of stockholders owning Common Stock representing 60% or more of the total amount of the outstanding Common Stock and warrants having a value in excess of their exercise price proposes to transfer all their Common Stock to any third party, such stockholders have the right to require all other holders to sell all of their Common Stock and Common Stock Equivalents to such third party. The Shareholders Agreement further provides that if a third party offers to acquire 75% or more of all outstanding Common Stock and all warrants having a value in excess of their exercise price, and a holder or a group of holders owning 75% or more of the outstanding Common Stock plus such warrants proposes to accept such offer, then such holders desiring to accept such offer have the right to require all other holders of Common Stock and such warrants to sell to the third party their outstanding Common Stock and such warrants pro rata in accordance with such offer.

  The Shareholders Agreement will terminate upon the effective date of the Offering if the Offering results in at least $20.0 million in gross proceeds. In addition, the Shareholders Agreement terminates upon (i) the merger, consolidation, or reorganization of the Company, or the sale of all or substantially all of the assets of the Company, if, immediately following such transaction, the stockholders of the Company immediately prior to such transaction own less than a majority of the combined voting power to elect directors and the combined equity ownership interest in the surviving entity, or such surviving entity has publicly traded common stock not held by the parties to the Shareholders Agreement with a market value in excess of $30.0 million; (ii) the written consent of the CIBC Entities, the Talton Holders, the Regent Entities, and the EUF Holders (but only so long as each such party is entitled to designate at least one member of the Board of Directors) and a majority in interest of the other stockholders; or (iii) with respect to any party, when such party no longer owns any capital stock of the Company.

                         DESCRIPTION OF CAPITAL STOCK

  Upon the consummation of the Offering, the authorized capital stock of the
Company will consist of     shares of Common Stock, par value $0.01 per share,
and 50,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The Preferred Stock is divided into two classes. One class consists of 6,000 shares and is designated "Senior Preferred Stock" and the other class consists of 44,000 shares and is designated "Junior Preferred Stock."

  Of the Common Stock authorized,    shares will be outstanding upon
consummation of the Offering, all of which are being offered in the Offering
(   shares if the Underwriters' over-allotment option is exercised in full).
   shares of Common Stock have been reserved for issuance pursuant to
compensation and benefit plans of the Company,    options have been granted
under the Stock Option Plan, and up to       shares of Common Stock are
issuable pursuant to warrants that are exercisable at a price of $    per
share.

  There have been no cash dividends declared on the Company's Common Stock from the period January 1, 1996 through December 31, 1997. The Indenture and the Senior Credit Facility contain certain restrictive covenants that are likely to materially limit the future payment of dividends on the Company's Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMMON STOCK

  The holders of Common Stock are entitled to one vote for each share of Common Stock on all matters voted on by the stockholders of the Company. The holders of Common Stock are entitled to receive, pari passu, such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of the Preferred Stock. See "--Preferred Stock."

PREFERRED STOCK

  The Company is authorized to issue shares of Preferred Stock in one or more series, and to designate the rights, preferences, limitations and restrictions of and upon shares of each series, including voting, redemption and conversion rights. The Board of Directors also may designate dividend rights and preferences in liquidation. It is not possible to state the actual effect of the authorization and issuance of additional series of Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the specific terms, rights and preferences of a series of Preferred Stock. Such effects, however, might include, among other things, granting the holders of Preferred Stock priority over the holders of Common Stock with respect to the payment of dividends, diluting the voting power of the Common Stock, or granting the holders of Preferred Stock preference with respect to liquidation rights. In addition, under some circumstances, the issuance of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities or the removal of incumbent management.

  In addition, the Company intends to adopt a stockholders' rights plan. The Rights (as defined) to be issued under the Rights Plan have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. The Rights should not interfere with any other merger or other business combination approved by the Board of Directors since (subject to the limitations described above) the Rights may be redeemed by the Company at the Redemption Price prior to the time that the Rights would otherwise become exercisable, or if later, the time that a person or group has become an Acquiring Person. See "Description of Capital Stock--Rights Plan."

WARRANTS

  There are outstanding warrants to purchase up to     shares of Common Stock
at an exercise price of $   per share. See "Certain Relationships and Related
Transactions."

RIGHTS PLAN

  The Board of Directors of the Company intends to authorize the Company to enter into the Rights Plan, declaring a dividend of one Common Stock purchase right (a "Right") for each outstanding share of Common Stock of the Company. The dividend will be made to the shareholders of record at the close of
business on    (the "Record Date"). Each Right entitles the registered holder
to purchase from the Company one share of Common Stock, at a price of $   (the
"Purchase Price"), subject to adjustment. The description and terms of the Rights will be set forth in a Rights Agreement (the "Rights Agreement")
between the Company and    as Rights Agent (the "Rights Agent"). The Company
currently intends for the Rights Plan to have the following terms:

  Until the earlier to occur of (i) ten Business Days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (an "Acquiring Person") or (ii) ten Business Days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding shares of Common Stock (the earlier of such dates being the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of a Summary of Rights attached to the certificate. A majority of the Company's directors that are not associated with Acquiring Person may in their discretion vote to extend the Distribution Date.

  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding even without such notation or a copy of a Summary of Rights being attached to such Certificate, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

  The Rights are not exercisable until the Distribution Date. The Rights will
expire on    (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

  The Purchase Price payable and the number of shares of Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase Common Stock at a price, or securities convertible into Common Stock with a conversion price, less than the then current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above).

  In the event that any person or entity becomes an Acquiring Person (the beneficial owner of 15% or more of the Common Stock), provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will then be void), will have the right to purchase from the Company upon exercise that number of Common Shares having a market value of two times the applicable exercise price of the Right ($ ).

  The Rights Agreement excludes from the definition of Acquiring Persons those who certify to the Company that they inadvertently acquired in excess of 14.9% of the outstanding shares of Common Stock and thereafter divest such excess Common Stock or who acquire 15% or more of the outstanding shares of Common Stock in a

Permitted Transaction. A "Permitted Transaction" is a stock acquisition or tender or exchange offer pursuant to a definitive agreement which would result in a person beneficially owning 15% or more of the outstanding shares of Common Stock and which has been approved by the Board of Directors (including a majority of the Company's directors that are not associated with Acquiring Person) prior to the execution of the agreement or the public announcement of the offer.

  In the event that the Company is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right will have the right to purchase from the acquiring company, upon the exercise of the Right at the then applicable exercise price, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the applicable exercise price of the Right ($ ).

  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued and, in lieu of such fractional shares, an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

  After a person becomes an Acquiring Person, the Company's Board of Directors may exchange the Rights, other than those Rights owned by the Acquiring Person, in whole or in part, at an exchange ratio of one share of Common Stock per Right, subject to adjustment. However, the Board of Directors cannot conduct an exchange at any time after any Person, together with its Affiliates and Associates, becomes the beneficial owner of 50% or more of the outstanding Common Stock.

  At any time prior to a Distribution Date, a Requisite Majority may redeem
the Rights in whole, but not in part, at a price of $   per Right (the
"Redemption Price"). In addition, the Board of Directors may extend or reduce the period during which the Rights are redeemable, so long as the Rights are redeemable at the time of such extension or reduction. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, except that from and after the date any Person becomes an Acquiring Person, no such amendment may adversely affect the economic interests of the holders of the Rights.

  Until a Right is exercised, the holder of the Right, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote, or to receive dividends.

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any other merger or other business combination approved by the Board of Directors since (subject to the limitations described above) the Rights may be redeemed by the Company at the Redemption Price prior to the time that the Rights would otherwise become exercisable, or if later, the time that a person or group has become an Acquiring Person.

LISTING

  Application will be made to have the Common Stock approved for listing on the New York Stock Exchange under the trading symbol " ."

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is    .

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

  The Company issued $115,000,000 aggregate principal amount of 11% Senior Notes due June 27, 2007 pursuant to the Indenture. Interest on the Senior Notes accrues at the rate of 11% per annum and is payable semi-annually in arrears on January 1 and July 1 to holders of record on the immediately preceding December 15 and June 15.

  The Senior Notes are general unsecured obligations of the Company and rank pari passu in right of payment to all other current and future senior indebtedness of the Company, and senior to all subordinated indebtedness of the Company. The Senior Notes are guaranteed on a senior unsecured basis (the "Subsidiary Guarantees") by all of the Company's current and future Restricted Subsidiaries (as defined in the Indenture, filed as an exhibit hereto). The Subsidiary Guarantee of each subsidiary will be a general unsecured obligation of such Subsidiary Guarantor, ranking pari passu in right of payment with all other senior indebtedness of such Subsidiary Guarantor and senior in right of payment to all subordinated indebtedness of such Subsidiary Guarantor. The Senior Notes are effectively subordinated, however, to all secured obligations of the Company and its subsidiaries to the extent of the assets securing such obligations, including borrowings under the Senior Credit Facility. The Indenture permits the incurrence of additional indebtedness, including additional secured indebtedness, under certain circumstances.

  As of the date hereof, all of the Company's Subsidiaries constitute Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries (as defined in the Indenture). Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

  Except upon the occurrence of a "Change of Control," (as defined in the Indenture) the Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes. Upon a Change of Control, the Company will be required to make an offer to purchase the Senior Notes at a purchase price equal to 101% of their principal amount, plus accrued interest to the date of purchase. Except as relates to a Change of Control, the Indenture does not contain provisions that permit the holders of the Senior Notes to require that the Company repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar transaction. In addition, the Company could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect the Company's capital structure or the value of the Senior Notes, but that would not constitute a Change of Control.

  The Indenture contains certain restrictive covenants including the inability of the Company (i) incur indebtedness; (ii) create liens on assets; (iii) make investments; (iv) to pay dividends; (v) to make specified payments to affiliates; and (vi) other covenants that could operate to restrict the available funds for distribution.

  The Company is currently in negotiations to restructure the Senior Credit Facility. As of September 1, 1998, the Company had $55.0 million outstanding under the term loan portion of the Senior Credit Facility, $7.5 million outstanding under the revolving loan facility portion of the Senior Credit Facility, and an additional $2.8 million of letters of credit outstanding under the revolving loan portion of the Senior Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                        SHARES ELIGIBLE FOR FUTURE SALE

  Before the Offering, there has been no market for the Common Stock of the Company. Future sales or distributions of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.

  Upon consummation of the Offering, the Company will have    shares of Common
Stock outstanding (   shares of Common Stock if the Underwriters' over-
allotment option is exercised in full), excluding    shares of Common Stock
reserved for issuance pursuant to compensation and benefit plans of the
Company,    options granted under the Company's 1998 Stock Option Plan (the
"Stock Option Plan"), and up to    shares of Common Stock reserved for
issuance upon the exercise of outstanding warrants that were issued in connection with the initial capitalization of the Company. All of the shares of Common Stock to be sold in the Offering will be freely tradable without restrictions, or further registration under the Securities Act, except that shares purchased by an Affiliate will be subject to the resale limitations of Rule 144. Restricted shares that have not been registered under the Securities Act may be sold only pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 or another exemption from registration.

  Restricted Shares constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and will be eligible for sale in the open market after the Offering subject to the Lock-Up Agreement and applicable requirements of Rule 144 described below.

  In general, under Rule 144 as currently in effect, if a period of at least one year has elapsed between the later of the date on which "restricted shares" (as that phrase is defined in Rule 144) were acquired from the Company and the date on which they were acquired from an Affiliate, then the holder of such restricted shares (including an Affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of
(i) one percent of the then outstanding shares of the Common Stock or (ii) the average weekly reported volume of trading of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales, and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted shares in accordance with the foregoing volume limitations and other requirements but without regard to the one-year period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date on which restricted shares were acquired from the Company and the date on which they were acquired from an Affiliate, a holder of such restricted shares who is not an Affiliate at the time of the sale and has not been an Affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above. The foregoing description of Rule 144 is not intended to be complete, and Rule 144 in its entirety should be referred to.

  Sales of significant amounts of the Common Stock or the perception that such sales could occur, could have an adverse effect on the market price of the Common Stock. Each of the Company and the directors, executive officers, and certain other stockholders of the Company has agreed that during the period beginning on the date of this Prospectus and continuing to and including the date 180 days after the date of this Prospectus, it will not offer, sell, contract to sell, or otherwise dispose of any shares of Common Stock (other than pursuant to employee benefit plans existing, or on conversion or exchange of convertible or exchangeable securities outstanding, on the date of this Prospectus or as payment for acquisitions by the Company) without the prior written consent of Morgan Stanley & Co. Incorporated, except for the shares of Common Stock offered in connection with the Offering. See "Underwriters."

  The Company is also obligated to file and maintain a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act for all shares of Common Stock other than those being offered hereby as expeditiously as possible after it is eligible to do so. The Company will be Form S-3 eligible when (i) it has been subject to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, and has filed all the material required to be filed pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, for a period of at least 12 calendar months immediately preceding the filing of the Form S-3;

(ii) it has filed in a timely manner all reports required to be filed during the twelve calendar months and any portion of a month immediately preceding the filing of the Form S-3; (iii) it has not defaulted on any installment or installments of indebtedness for borrowed money; and (iv) it has a public float in excess of $75 million at any time in the sixty days preceding the filing of the Form S-3. The Company expects to be eligible to file by Form S-3 by approximately January 1999.

               CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
                         FOR NON-UNITED STATES HOLDERS

  The following is a general discussion of certain United States Federal income and estate tax considerations with respect to the ownership and disposition of Common Stock applicable to Non-U.S. Holders. In general, a "Non-U.S. Holder" is any holder other than (i) a citizen or resident of the United States; (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state; (iii) an estate, the income of which is includable in gross income for United States federal income tax purposes regardless of its source; or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service (the "IRS"), and all other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of income and estate taxation or any aspects of state, local or non-United States taxes, nor does it consider any specific facts or circumstances that may apply to a particular Non-U.S. Holder that may be subject to special treatment under the United States federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers, dealers in securities, and certain U.S. expatriates). ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, AND NON-UNITED STATES INCOME AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF SHARES OF COMMON STOCK.

DIVIDENDS

  In general, dividends paid to a Non-U.S. Holder will be subject to United States withholding tax at a 30% rate of the gross amount (or a lower rate prescribed by an applicable income tax treaty) unless the dividends are either
(i) effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States or (ii) if certain income tax treaties apply, attributable to a permanent establishment in the United States maintained by the Non-U.S. Holder. Dividends effectively connected with such a United States trade or business or attributable to such a United States permanent establishment generally will not be subject to United States withholding tax if the Non-U.S. Holder files certain forms, including IRS Form 4224 (or any successor form), with the payor of the dividend, and generally will be subject to United States federal income tax on a net income basis, in the same manner as if the Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a corporation may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the repatriation from the United States of its "effectively connected earnings and profits," subject to certain adjustments. To determine the applicability of a tax treaty providing for a lower rate of withholding under the currently effective Treasury Regulations (the "Current Regulations") and published IRS positions, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country absent knowledge to the contrary. Under Treasury Regulations issued on October 6, 1997, as modified by an IRS Notice (the "Final Regulations"), generally effective for payments made after December 31, 1999, a Non-U.S. Holder (including, in certain cases of Non-U.S. Holders that are entities, the owner or owners of such entities) will be required to satisfy certain certification requirements in order to claim a reduced rate of withholding pursuant to an applicable income tax treaty.

GAIN OR SALE OR OTHER DISPOSITION OF COMMON STOCK

  In general, a Non-U.S. Holder will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of such holder's shares of Common Stock unless (i) the gain either is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States or, if certain income tax treaties apply, is attributable to a permanent establishment in the United States maintained by the Non-U.S. Holder (and, in either case, the branch profits tax discussed above may also apply if the Non-U.S. Holder is a corporation); (ii) the Non-U.S. Holder is an individual who holds shares of Common Stock as a capital asset and is present in the United States for 183 days or more in the taxable year of disposition and certain other tests are met; or (iii) the Company is or has been a United States real property holding corporation (a "USRPHC") for United States Federal income tax purposes (which the Company does not believe that it has been, currently is, or will become) at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder's holding period. If the Company were or were to become a USRPHC at any time during this period, gains realized upon a disposition of Common Stock by a Non-U.S. Holder that did not directly or indirectly own more than 5% of the Common Stock during this period generally would not be subject to United States Federal income tax, provided that the Common Stock is regularly traded on an established securities market.

ESTATE TAX

  Common Stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States Federal estate tax purposes) of the United States at the time of death will be includable in the individual's gross estate for United States Federal estate tax purposes unless an applicable estate tax treaty provides otherwise, and therefore may be subject to United States Federal estate tax.

BACKUP WITHHOLDING, INFORMATION REPORTING, AND OTHER REPORTING REQUIREMENTS

  The Company must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, each Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established.

  Under the Current Regulations, United States backup withholding tax (which generally is imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the United States information reporting requirements) and information reporting requirements (other than those discussed above under "Dividends") generally will not apply to dividends paid on Common Stock to a Non-U.S. holder at an address outside the United States. Backup withholding and information reporting generally will apply, however, to dividends paid on shares of Common Stock to a Non-U.S. Holder at an address in the United States, if such holder fails to establish an exemption or to provide certain other information to the payor.

  Under the Current Regulations, the payment of proceeds from the disposition of Common Stock to or through a United States office of a broker will be subject to information reporting and backup withholding unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder or otherwise establishes an exemption. The payment of proceeds from the disposition of Common Stock to or through a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting except as noted below. In the case of proceeds from a disposition of Common Stock paid to or through a non-U.S. office of a broker that is (i) a United States person; (ii) a "controlled foreign corporation" for United States Federal income tax purposes; or (iii) a foreign person 50% or more of whose gross income from certain periods is effectively connected with a United States trade or business, information reporting (but not backup withholding) will apply unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder (and the broker has no actual knowledge to the contrary).

  Under the Final Regulations, the payment of dividends or the payment of proceeds from the disposition of Common Stock to a Non-U.S. Holder may be subject to information reporting and backup withholding unless such recipient satisfies applicable certification requirements or otherwise establishes an exemption.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against the Non-U.S. Holder's United States Federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

                                 UNDERWRITERS

  Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the U.S. Underwriters named below for whom Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp., and Bear Stearns & Co. Incorporated are acting as U.S. Representatives, and the International Underwriters named below for whom Morgan Stanley & Co. International Limited, Bear, Stearns International Limited, CIBC Oppenheimer International Limited, and Credit Suisse First Boston (Europe) Limited are acting as International Representatives, have severally agreed to purchase, and the Company has agreed to sell to them, severally, the respective number of shares of Common Stock set forth opposite the names of such Underwriters below:

                                                                       NUMBER OF
   NAME                                                                 SHARES
   ----                                                                ---------
   U.S. Underwriters:
     Morgan Stanley & Co. Incorporated................................
     Bear, Stearns & Co. Incorporated.................................
     CIBC Oppenheimer Corp............................................
     Credit Suisse First Boston Corporation...........................
                                                                          ---
       Subtotal.......................................................
                                                                          ===
   International Underwriters:
     Morgan Stanley & Co. International Limited.......................
     Bear, Stearns International Limited..............................
     CIBC Oppenheimer International Limited...........................
     Credit Suisse First Boston (Europe) Limited......................
                                                                          ---
       Subtotal.......................................................
                                                                          ---
         Total........................................................
                                                                          ===

  The U.S. Underwriters and the International Underwriters, and the U.S. Representatives and the International Representatives are collectively referred to as the "Underwriters" and the "Representatives," respectively. The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the U.S. Underwriters' over-allotment option described below) if any such shares are taken.

  Pursuant to the Agreement between U.S. and International Underwriters, each U.S. Underwriter has represented and agreed that, with certain exceptions (i) it is not purchasing any Shares (as defined herein,) for the account of anyone other than a United States or Canadian Person (as defined herein) and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares outside the United States or Canada or to anyone other than a United States or Canadian Person. Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has represented and agreed that, with certain exceptions (i) it is not purchasing any Shares for the account of any United States or Canadian person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares in the United States or Canada or to any United States or Canadian Person. With respect to any Underwriter that is a U.S. Underwriter and an International Underwriter, the foregoing representations and agreements
(i) made by it in its capacity as a U.S. Underwriter apply only to it in its capacity as a U.S. Underwriter and (ii) made by it in its capacity as an International Underwriter apply only to it in its capacity as an International Underwriter. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement between the U.S. and International Underwriters. As used herein, "United States or Canadian Person" means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing, or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person) and includes any United States or

Canadian branch of a person who is otherwise not a United States or Canadian person. All shares of Common Stock to be purchased by the Underwriters are referred to herein as the "Shares."

  Pursuant to the Agreement between U.S. and International Underwriters, sales may be made between the U.S. Underwriters and International Underwriters of any number of Shares as may be mutually agreed. The per share price of any Shares so sold will be the public offering price set forth on the cover page hereof, in United States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

  Pursuant to the Agreement between U.S. and International Underwriters, each U.S. Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any Shares, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and has represented that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made. Each U.S. Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made, and that such dealer will deliver to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

  Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the date six months after the closing date for the sale of the Shares to the International Underwriters, will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise be lawfully issued or passed on.

  Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has further represented that it has not offered or sold, and has agreed not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law. Each International Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in Japan or to or for the account of any resident thereof except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

  The Underwriters initially propose to offer part of the Shares directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of $ . per share under the public offering price. Any Underwriter may allow, and such dealers may reallow, a concession not in excess of $ . per share to other Underwriters or to certain dealers. After the initial offering of the Shares, the offering price and other selling terms may from time to time be varied by the Representatives.

  The Company has granted to the U.S. Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an aggregate of additional shares of Common Stock at the price to public set forth on the cover page hereof, less underwriting discounts and commissions. The U.S. Underwriters may exercise such option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of Common Stock offered hereby. To the extent such option is exercised, each U.S. Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as the number set forth next to such U.S. Underwriter's name in the preceding table bears to the total number of shares of Common Stock set forth next to the names of all U.S. Underwriters in the preceding table.

  Application will be made to have the Common Stock approved for listing on the NYSE under the trading symbol " ."

  Each of the Company and the directors, executive officers, and certain other stockholders of the Company has agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of this Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is settled by delivery of Common Stock or such other securities, in cash or otherwise. The restrictions described in this paragraph do not apply to (x) the sale of Shares to the Underwriters, (y) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this Prospectus of which the Underwriters have been advised in writing or (z) transactions relating to Shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares.

  In order to facilitate the offering of the Common Stock, the Underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the Common Stock. Specifically, the Underwriters may over-allot in connection with the offering, creating a short position in the Common Stock for their own account. In addition, to cover over-allotments or to stabilize the price of the Common Stock, the Underwriters may bid for, and purchase, shares of Common Stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Common Stock in the offering, if the syndicate repurchases previously distributed Common Stock in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

  The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

  Prior to the Offering, an affiliate of owns approximately     % of the
Company's Common Stock ( % after giving effect to the Offering and the conversions of the Senior Preferred Stock and the Class B Common Stock into Common Stock, assuming no exercise of the underwriters' over-allotment option). Therefore, the Offering is being conducted in accordance with Rule 2720 of the National Association of Securities Dealers, Inc. ("NASD"). Rule 2720 provides that, among other things, when an NASD member participates in the underwriting of equity securities of an affiliate, the initial public offering price can be no higher than that recommended by a "qualified independent underwriter" meeting certain standards. In accordance with this requirement, Morgan Stanley & Co. Incorporated ("Morgan Stanley") has served in such role and will recommend a price in compliance with the requirements of Rule 2720. In connection with the Offering, Morgan Stanley in its role as qualified independent underwriter has performed due diligence investigations and reviewed and participated in the preparation of this Prospectus and the Registration Statement of which this Prospectus is a part. In addition, the Underwriters may not confirm sales to any discretionary account without the prior specific written approval of the customer.

  From time to time, certain of the Underwriters and their affiliates have provided, and continue to provide, financial and investment banking services to the Company for which they have received customary fees and commissions. CIBC Oppenheimer Corp. is an affiliate of CIBC, which is the agent and a lender under the Senior Credit Facility. The Company intends to repay $10.0 million aggregate indebtedness under the Senior Credit Facility out of the proceeds of this Offering. See "Use of Proceeds." CIBC Oppenheimer Corp. will not receive any proceeds from the Offering other than its respective portion of the underwriting discounts and commissions payable by the Company.

  At the request of the Company, the Underwriters have reserved for sale, at
the initial public offering price, up to    shares offered hereby for
directors, officers, employees, business associates, and related persons of the Company. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares that are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby.

  Prior to the Offering, there has been no public market for the Common Stock. The initial public offering price will be determined by negotiations between the Company and the U.S. Representatives. Among the factors considered in determining the initial public offering price will be the future prospects of the Company and its industry in general, sales, earnings, and certain other financial operating information of the Company in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the Company. The estimated initial public offering price range set forth on the cover page of this Preliminary Prospectus is subject to change as a result of market conditions and other factors.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Hughes & Luce, L.L.P., Dallas, Texas. Certain legal matters in connection with the sale of shares of Common Stock in the Offering will be passed upon for the Underwriters by Shearman & Sterling, New York, New York.

                                    EXPERTS

  The consolidated financial statements of Evercom, Inc. as of December 3l, 1997 and December 31, 1996, and for the one-month period from December 1, 1996 (date of acquisition) to December 31, 1996, and for the year ended December 31, 1997; the financial statements of AmeriTel Pay Phones Inc. as of November 30, 1996 and for the eleven months ended November 30, 1996; the consolidated financial statements of Talton Telecommunications Corporation as of November 30, 1996 and for the eleven months ended November 30, 1996; the consolidated financial statements of Security Telecom Corporation as of June 30, 1997 and for the six months ended June 30, 1997; and the financial statements of InVision Telecom, Inc. as of December 31, 1996 and September 30, 1997 and for each of the two years ended December 31, 1995 and 1996, and for the nine months ended September 30, 1997 appearing in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The financial statements of AmeriTel Pay Phones, Inc. as of December 31, 1995 and for the year ended December 31, 1995 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said report.

  The financial statements of Talton Telecommunications Corporation as of December 31, 1995 and for the year ended December 31, 1995 appearing in this Prospectus have been audited by Borland, Benefield, Crawford & Webster, P.C., independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The financial statements of Security Telecom Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 appearing in this Prospectus have been audited by Davis, Clark and Company, P.C., independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The financial statements of Correctional Communications Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 appearing in this Prospectus have been audited by Ginsberg, Weiss & Company, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-1 (as amended from time to time and together with all exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock to be sold in the Offering. This Prospectus constitutes a part of the Registration Statement and does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respect by such reference. For further information regarding the Company and the Common Stock, reference is hereby made to the Registration Statement, a copy of which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. The Registration Statement, and the reports and other information to be filed by the Company with the Commission following the Offering in accordance with the Exchange Act, can be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Commission's website, http://www.sec.gov, and from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
EVERCOM, INC.
  Report of Independent Auditors--Deloitte & Touche LLP...................  F-3
  Consolidated Balance Sheets for December 31, 1997 and 1996..............  F-4
  Consolidated Statements of Operations for the year ended December 31,
   1997 and for the one month ended December 31, 1996.....................  F-5
  Consolidated Statements of Stockholders' Equity (Deficit) for the year ended December 31, 1997 and for the one month period ended December 31,
   1996...................................................................  F-6
  Consolidated Statements of Cash Flows for the year ended December 31,
   1997 and for the one month period ended December 31, 1996..............  F-7
  Notes to the Consolidated Financial Statements..........................  F-8
PREDECESSORS' FINANCIAL STATEMENTS
AMERITEL PAY PHONES, INC.
  Report of Independent Auditors--Deloitte & Touche LLP................... F-24
  Report of Independent Auditors--Arthur Andersen LLP..................... F-25
  Balance Sheets for November 30, 1996 and December 31, 1995.............. F-26
  Statements of Income for the eleven months ended November 30, 1996 and for the year ended December 31, 1995................................... F-27
  Statements of Stockholders' Equity for the eleven months ended November
   30, 1996 and for the year ended December 31, 1995...................... F-28
  Statements of Cash Flows for the eleven months ended November 30, 1996 and for the year ended December 31, 1995............................... F-29
  Notes to the Financial Statements....................................... F-30
TALTON TELECOMMUNICATIONS CORPORATION
  Report of Independent Auditors--Deloitte & Touche LLP................... F-40
  Report of Independent Auditors--Borland, Benefield, Crawford & Webster,
   P.C.................................................................... F-41
  Consolidated Balance Sheets for November 30, 1996 and December 31,
   1995................................................................... F-42
  Consolidated Statements of Income for the eleven months ended November
   30, 1996 and the year ended December 31, 1995.......................... F-43
  Consolidated Statements of Stockholders' Equity for the eleven months ended November 30, 1996 and the year ended December 31, 1995........... F-44
  Consolidated Statements of Cash Flows for the eleven months ended
   November 30, 1996 and the year ended December 31, 1995................. F-45
  Notes to the Consolidated Financial Statements.......................... F-46
SECURITY TELECOM CORPORATION
  Report of Independent Auditors--Deloitte & Touche LLP................... F-53
  Report of Independent Auditors--Davis, Clark and Company, P.C. ......... F-54
  Consolidated Balance Sheets for June 30, 1997 and December 31, 1996 and
   1995................................................................... F-55
  Consolidated Statements of Operations for the six months ended June 30,
   1997 and the years ended December 31, 1996, 1995, and 1994............. F-56
  Consolidated Statements of Stockholders' Equity......................... F-57
  Consolidated Statements of Cash Flows................................... F-58
  Notes to Consolidated Financial Statements.............................. F-59
CORRECTIONAL COMMUNICATIONS CORPORATION
  Report of Independent Auditors--Ginsberg, Weiss & Company............... F-65
  Balance Sheets for December 31, 1996 and 1995........................... F-66
  Statements of Income for the years ended December 31, 1996, 1995, and
   1994................................................................... F-67
  Statements of Stockholders' Equity for the years ended December 31,
   1996, 1995, and 1994................................................... F-68
  Statements of Cash Flows for the years ended December 31, 1996, 1995, and 1994............................................................... F-69
  Notes to Financial Statements........................................... F-70

                                                                           PAGE
                                                                           ----
INVISION TELECOM, INC.
  Report of Independent Auditors--Deloitte & Touche LLP................... F-75
  Balance Sheets for September 30, 1997 and December 31, 1996............. F-76
  Statements of Operations for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995......................... F-77
  Statements of Stockholder's Equity (Deficit) for the nine months ended
   September 30, 1997 and the years ended December 31, 1996 and 1995...... F-78
  Statements of Cash Flows for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995......................... F-79
  Notes to Financial Statements........................................... F-80

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
 Stockholders of Evercom, Inc.:

  We have audited the accompanying consolidated balance sheets of Evercom, Inc. and subsidiaries (the "Company") (formerly Talton Holdings, Inc.) as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the one-month period from December 1, 1996 (date of acquisition) to December 31, 1996, and for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1996 and 1997, and the results of their operations and their cash flows for the one month ended December 31, 1996, and the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Dallas, Texas
March 18, 1998

                         EVERCOM, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                            DECEMBER 31,
                                      --------------------------    JUNE 30,
                                          1996          1997          1998
                                      ------------  ------------  ------------
                                                                  (UNAUDITED)
               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......... $    294,494  $  7,777,996  $  4,519,242
  Accounts receivable................    7,346,270    17,401,907    34,758,705
  Refundable income taxes............      601,842       600,388       172,428
  Inventories........................      941,819     1,690,930     3,056,292
  Prepaid expenses and other current
   assets............................      259,984     2,309,661       560,054
  Deferred income tax assets.........      673,259     1,059,752     1,239,025
                                      ------------  ------------  ------------
    Total current assets.............   10,117,668    30,840,634    44,305,746
PROPERTY AND EQUIPMENT...............    7,969,134    24,007,039    27,726,212
INTANGIBLE AND OTHER ASSETS..........   62,046,732   134,540,767   126,720,376
                                      ------------  ------------  ------------
TOTAL................................ $ 80,133,534  $189,388,440  $198,752,334
                                      ============  ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable................... $  2,797,845  $  6,933,874  $ 17,428,607
  Accrued expenses...................    4,593,093    24,678,158    24,474,793
  Income taxes payable...............      978,000                     450,408
  Current portion of long-term debt..    3,150,000     5,545,363    11,296,302
                                      ------------  ------------  ------------
    Total current liabilities........   11,518,938    37,157,395    53,650,110
LONG-TERM DEBT.......................   59,964,500   160,040,938   164,218,290
OTHER LONG-TERM LIABILITIES..........      200,000     1,150,000     1,191,667
DEFERRED INCOME TAXES................    1,968,767     1,059,752     1,239,025
COMMITMENTS AND CONTINGENCIES (See
 Notes)
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.01 par value;
   6,000 shares authorized; 5,925
   shares issued and outstanding
   (cumulative liquidation value of
   $5,925,000).......................           59            59            59
  Common stock, $.01 par value;
   50,000 shares authorized; 15,300
   shares and 16,200 shares issued
   and outstanding as of December 31,
   1996, December 31, 1997, and June
   30, 1998, respectively............          153           162           162
  Additional paid-in capital.........   21,610,972    22,036,963    21,799,963
  Accumulated deficit................  (15,129,855)  (32,056,829)  (43,346,942)
                                      ------------  ------------  ------------
    Total stockholders' equity
     (deficit).......................    6,481,329   (10,019,645)  (21,546,758)
                                      ------------  ------------  ------------
TOTAL................................ $ 80,133,534  $189,388,440  $198,752,334
                                      ============  ============  ============

                See notes to consolidated financial statements.

                         EVERCOM INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            SIX-MONTH
                           ONE-MONTH       YEAR            PERIOD ENDED
                          PERIOD ENDED    ENDED              JUNE 30,
                          DECEMBER 31, DECEMBER 31,  -------------------------
                              1996         1997         1997          1998
                          ------------ ------------  -----------  ------------
                                                     (UNAUDITED)  (UNAUDITED)
OPERATING REVENUE.......   $5,506,110  $ 91,773,041  $30,082,290  $103,604,748
OPERATING EXPENSES:
  Telecommunication
   costs................    2,298,712    37,871,217   12,405,583    43,792,785
  Facility commissions..    1,455,375    25,723,997    8,160,713    33,344,834
  Field operations and
   maintenance..........      218,895     4,542,757    1,165,678     3,746,658
  Selling, general and
   administrative.......      372,341     8,540,629    2,327,093     8,316,569
  Depreciation..........      110,803     2,218,694      617,084     2,689,675
  Amortization of
   intangibles..........      741,032    14,243,332    4,738,419    12,917,064
  Federal bid costs.....                    399,817
                           ----------  ------------  -----------  ------------
    Total operating
     expenses...........    5,197,158    93,540,443   29,414,570   104,807,585
                           ----------  ------------  -----------  ------------
OPERATING INCOME
 (LOSS).................      308,952    (1,767,402)     667,720    (1,202,837)
OTHER (INCOME) EXPENSE:
  Interest expense,
   net..................      612,071    11,137,877    3,931,885     9,763,635
  Other (income), net...      (20,490)      (76,392)     (19,220)     (158,955)
                           ----------  ------------  -----------  ------------
    Total other (income)
     expense............      591,581    11,061,485    3,912,665     9,604,680
                           ----------  ------------  -----------  ------------
LOSS BEFORE INCOME TAXES
 AND EXTRAORDINARY
 LOSS...................     (282,629)  (12,828,887)  (3,244,945)  (10,807,517)
INCOME TAX (BENEFIT)
 EXPENSE................      (22,502)     (641,670)    (849,614)      482,596
                           ----------  ------------  -----------  ------------
LOSS BEFORE
 EXTRAORDINARY ITEM.....     (260,127)  (12,187,217)  (2,395,331)  (11,290,113)
EXTRAORDINARY LOSS ON
 DEBT EXTINGUISHMENT....                  4,739,757    4,395,681
                           ----------  ------------  -----------  ------------
NET LOSS................     (260,127)  (16,926,974)  (6,791,012)  (11,290,113)
PREFERRED STOCK
 DIVIDENDS..............                    474,000      237,000       237,000
                           ----------  ------------  -----------  ------------
NET LOSS APPLICABLE TO
 COMMON STOCK...........   $ (260,127) $(17,400,974) $(7,028,012) $(11,527,113)
                           ==========  ============  ===========  ============
NET LOSS PER COMMON
 SHARE:
  Loss from continuing
   operations...........   $   (17.00) $    (803.68) $   (172.05) $    (711.55)
  Extraordinary loss....                    (300.86)     (287.30)
                           ----------  ------------  -----------  ------------
  Net loss..............   $   (17.00) $  (1,104.54) $   (459.35) $    (711.55)
                           ==========  ============  ===========  ============
WEIGHTED AVERAGE COMMON
 SHARES.................       15,300        15,754       15,300        16,200
                           ==========  ============  ===========  ============

                See notes to consolidated financial statements.

                         EVERCOM, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                           PREFERRED
                             STOCK     COMMON STOCK  ADDITIONAL
                         ------------- -------------   PAID-IN    ACCUMULATED
                         SHARES AMOUNT SHARES AMOUNT   CAPITAL     (DEFICIT)       TOTAL
                         ------ ------ ------ ------ -----------  ------------  ------------
ISSUANCE OF PREFERRED
 STOCK.................. 5,925   $59      --   $--   $ 5,924,941  $        --   $  5,925,000
  Issuance of common
   stock................               15,300   153   15,686,031                  15,686,184
  Portion of acquisition
   cash payments to
   continuing
   stockholders, treated
   as a dividend........                                           (14,869,728)  (14,869,728)
  Net loss..............                                              (260,127)     (260,127)
                         -----   ---   ------  ----  -----------  ------------  ------------
BALANCE, DECEMBER 31,
 1996................... 5,925    59   15,300   153   21,610,972   (15,129,855)    6,481,329
  Preferred dividends...                                (474,000)                   (474,000)
  Issuance of common
   stock................                  900     9      899,991                     900,000
  Net loss..............                                           (16,926,974)  (16,926,974)
                         -----   ---   ------  ----  -----------  ------------  ------------
BALANCE, DECEMBER 31,
 1997................... 5,925    59   16,200   162   22,036,963   (32,056,829)  (10,019,645)
  Preferred dividends
   (Unaudited)..........                                (237,000)                   (237,000)
  Net loss (Unaudited)..                                           (11,290,113)  (11,290,113)
                         -----   ---   ------  ----  -----------  ------------  ------------
BALANCE, JUNE 30, 1998
 (Unaudited)............ 5,925   $59   16,200  $162  $21,799,963  $(43,346,942) $(21,546,758)
                         =====   ===   ======  ====  ===========  ============  ============


                See notes to consolidated financial statements.

                         EVERCOM, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              SIX-MONTH
                            ONE-MONTH                        PERIOD ENDED
                           PERIOD ENDED   YEAR ENDED           JUNE 30,
                           DECEMBER 31,  DECEMBER 31,  -------------------------
                               1996          1997         1997          1998
                           ------------  ------------  -----------  ------------
                                                       (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net loss................  $  (260,127)  $(16,926,974) $(6,791,012) $(11,290,113)
 Adjustments to reconcile
  net loss to net cash
  (used in) provided by
  operating activities:
 Depreciation............      110,803      2,218,694      617,084     2,689,675
 Amortization of
  intangible assets,
  including deferred
  financing costs and
  bond discount..........      803,023     14,804,641    5,110,365    13,581,766
 Extraordinary loss on
  debt extinguishment....                   4,739,757    4,395,681
 Deferred income taxes...      160,512     (1,295,508)  (1,295,508)
 Changes in operating
  assets and
  liabilities, net of
  effects of
  acquisitions:
  Accounts receivable....       44,823     (6,974,425)    (505,303)  (17,356,798)
  Inventories............       12,013       (723,013)      41,541    (1,205,171)
  Prepaid expenses and
   other ................     (166,096)       (87,536)     (84,759)       43,202
  Accounts payable.......   (1,010,795)     1,574,179    1,569,933    10,494,733
  Accrued expenses.......     (718,313)     9,694,953     (113,274)    3,607,032
  Income taxes...........     (394,963)      (976,546)    (891,873)      878,368
                           -----------   ------------  -----------  ------------
   Net cash (used in)
    provided by operating
    activities...........   (1,419,120)     6,048,222    2,052,875     1,442,694
                           -----------   ------------  -----------  ------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 (Decrease) Increase in
  restricted cash........                  (1,919,312)                 1,919,312
 Capital expenditures....     (268,801)    (8,062,724)  (1,296,817)   (6,852,626)
 Cash outflows for
  acquisitions...........  (46,983,442)   (80,775,395) (10,367,497)   (8,272,425)
                           -----------   ------------  -----------  ------------
   Net cash used in
    investing
    activities...........  (47,252,243)   (90,757,431) (11,664,314)  (13,205,739)
                           -----------   ------------  -----------  ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Proceeds from the
  issuance of debt.......   59,200,000    168,709,966  118,200,000     9,000,000
 Repayment of advances...                  (1,001,024)  (1,188,671)
 Repayment of debt.......  (15,912,706)   (67,630,581) (67,400,000)      (21,709)
 Payments of deferred
  financing costs........   (3,804,121)    (7,885,650)  (6,142,404)
 Payments of preferred
  dividends..............                                               (474,000)
 Proceeds from the
  issuance of common and
  preferred stock, net of
  expenses...............    9,482,684
                           -----------   ------------  -----------  ------------
   Net cash provided by
    financing
    activities...........   48,965,857     92,192,711   43,468,925     8,504,291
                           -----------   ------------  -----------  ------------
INCREASE (DECREASE) IN
 CASH AND CASH
 EQUIVALENTS.............      294,494      7,483,502   33,857,486    (3,258,754)
CASH AND CASH
 EQUIVALENTS, BEGINNING
 OF PERIOD...............                     294,494      294,494     7,777,996
                           -----------   ------------  -----------  ------------
CASH AND CASH
 EQUIVALENTS, END OF
 PERIOD..................  $   294,494   $  7,777,996  $34,151,980  $  4,519,242
                           ===========   ============  ===========  ============
SUPPLEMENTAL INFORMATION:
 Cash paid for interest..  $   640,035   $  4,202,059  $ 3,734,387  $  8,806,228
                           ===========   ============  ===========  ============
 Cash paid for income
  taxes..................  $   211,950   $  1,552,973  $ 1,192,215  $     26,144
                           ===========   ============  ===========  ============
 Noncash transactions:
 Issuance of subordinate
  notes, preferred stock
  and common stock for
  acquisitions...........  $16,043,000   $    900,000  $ 1,200,000  $    950,000
                           ===========   ============  ===========  ============
 Reduction of
  stockholders' equity
  to reflect continuing
  stockholder
  interests..............  $14,869,728   $        --   $       --   $        --
                           ===========   ============  ===========  ============
 Dividends payable.......  $       --    $    474,000  $   237,000  $    237,000
                           ===========   ============  ===========  ============
 Amounts payable for
  acquisition costs......  $       --    $  8,369,421  $ 3,240,355  $        --
                           ===========   ============  ===========  ============
 Amounts payable for
  deferred financing
  costs..................  $       --    $    757,493  $       --   $        --
                           ===========   ============  ===========  ============

                See notes to consolidated financial statements.

                        EVERCOM, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business--Evercom, Inc. (the "Company") (formerly Talton Holdings, Inc.) owns, operates and maintains telephone systems under contracts with correctional facilities in 43 states throughout the United States. The Company was incorporated on November 20, 1996, and effective December 1, 1996, acquired all of the outstanding equity interests of Talton Telecommunications Corporation and AmeriTel Pay Phones, Inc., as discussed in Note 2.

  The Company accumulates call activity from its various installations and bills its revenues related to this call activity through major local exchange carriers ("LECs") or through third-party billing services for smaller volume LECs, all of which are granted credit in the normal course of business with terms of between 30 and 60 days. The Company performs ongoing credit evaluations of its customers and maintains allowances for unbillable and uncollectible losses based on historical experience.

  Preparation of Financial Statements--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, such as estimates of allowances and reserves for unbillable and uncollectible chargebacks that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Principles of Consolidation--The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Talton Telecommunications Corporation, Talton Telecommunications of Carolina, Inc., AmeriTel Pay Phones, Inc., Talton STC Inc., Talton InVision and One Source Telecommunications, Inc. All significant intercompany balances and transactions are eliminated in consolidation. Certain amounts have been reclassified to conform with the current year presentation.

  Cash and Cash Equivalents--Cash and cash equivalents include cash on hand and investments with a remaining maturity at date of purchase of three months or less.

  Accounts Receivable--Trade accounts receivable represent amounts billed for calls placed through the Company's telephone systems to the various LECs or third-party billing services, net of advance payments received, and an allowance for unbillable and uncollectible calls, based on historical experience, for estimated chargebacks to be made by the LECs. Under account advance agreements with various third-party billing services, advance payments equal to a percentage of the outstanding billed receivables are remitted to the Company when calls are submitted to the third-party billing service, and the Company grants a lien to the third-party billing service on the related accounts receivable for the advance. The remainder of the billed receivable is paid to the Company, net of the advance amount, after the third-party billing service has collected the amounts receivable from the respective LECs. Interest is charged on the advance payment at varying rates.

  Inventories--Inventories are stated at the lower of cost, as determined primarily using the weighted average cost method, or market. Inventory is primarily composed of equipment for installation on new contracts and supplies and parts for the telephone systems serviced by the Company.

  Property and Equipment--Property and equipment are stated at cost. Depreciation and amortization is provided on a straight-line basis over the estimated useful lives of the related assets. The following is a summary of useful lives for major categories of property and equipment.

   ASSET                                            USEFUL LIFE
   -----                                            -----------
   Leasehold improvements.......................... Lesser of life or lease term
   Telephone system equipment...................... 3.5 to 7.5 years
   Vehicles........................................ 3 years
   Office equipment................................ 3 to 7 years

                        EVERCOM, INC. AND SUBSIDIARIES

  Maintenance and repairs are expensed when incurred and major repairs that extend an asset's useful life are capitalized. When items are retired or disposed, the related carrying value and accumulated depreciation are removed from the respective accounts, and the net difference less any amount realized from the disposition is reflected in earnings.

  Intangible and Other Assets--Intangible and other assets primarily include amounts allocated to acquired facility contracts, noncompete agreements, goodwill and other intangible assets, which are stated at cost, along with the long-term portion of customer advances. Amortization of intangible assets is provided on a straight-line basis over the estimated useful lives of the related assets. The following is a summary of useful lives for major categories of intangible assets:

   INTANGIBLE ASSET                                               USEFUL LIFE
   ----------------                                               -----------
   Acquired facility contracts................................... Contract term
   Noncompete agreements......................................... Agreement term
   Deferred loan costs........................................... Loan term
   Other assets and intangibles.................................. 2 to 5 years
   Goodwill...................................................... 20 years

  Acquired facility contracts consist primarily of costs allocated to locations acquired in acquisitions of facility contract rights from other service providers, along with signing bonuses paid to the facilities under new facility installations and other incremental direct costs paid to obtain the facility contracts.

  Other assets and intangibles include costs incurred to obtain direct billing agreements with local exchange carriers, organizational costs and licensing fees to obtain state licenses to conduct business.

  The Company periodically assesses the net realizable value of its intangible assets, as well as all other long-term assets, by comparing the expected future net operating cash flow, undiscounted and without interest charges, to the carrying amount of the underlying assets. The Company would evaluate a potential impairment if the recorded value of these assets exceeded the associated future net operating cash flows. Any potential impairment loss would be measured as the amount by which the carrying value exceeds the fair value of the asset. Fair value of assets would be measured by market value, if an active market exists, or by a forecast of expected future net operating cash flows, discounted at a rate commensurate with the risk involved.

  Income Taxes--The Company accounts for income taxes using the liability method in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are provided for temporary differences between the financial statement and tax bases of the assets and liabilities using current tax rates.

  Revenue Recognition--Revenues are recognized during the period in which the calls are made. In addition, during the same period, the Company accrues the related telecommunication costs for validating, transmitting, billing and collection, and line and long-distance charges, along with commissions payable to the facilities and allowances for unbillable and uncollectible calls, based on historical experience.

  Facility Commissions--Under the terms of the Company's telephone system contracts with correctional facilities, the Company pays commissions to these facilities generally based on call volume revenues that are accrued during the period the revenues are generated.

  Earnings (loss) per Share--During 1997, the Company adopted SFAS No. 128, "Earnings per Share," which requires dual presentation of basic and diluted earnings per share ("EPS") on the face of the consolidated income statement and requires a reconciliation of the numerators and denominators of the basic and diluted EPS

                        EVERCOM, INC. AND SUBSIDIARIES
calculations. Common shares issuable upon exercise of common stock warrants and common stock options are antidilutive for the periods presented and therefore are not included in the calculation of diluted earnings per share.

  Recently Issued Accounting Pronouncements--SFAS No. 130, "Reporting Comprehensive Income," was issued in June 1997 and establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for the Company's year ending December 31, 1998.

  SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was also issued in June 1997 and establishes new standards for reporting information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," but retains the requirement to report information about major customers. SFAS No. 131 is effective for the Company's year ending December 31, 1998.

  The Company expects that the adoption of these pronouncements will have no material effect on the financial position, results of operations or cash flows of the Company.

  Unaudited Interim Financial Statements--The Company's balance sheet as of June 30, 1998, and the statements of operations and cash flows for the six months ended June 30, 1997 and 1998, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position and results of operations and cash flows of the Company as of June 30, 1998, and for the six months ended June 30, 1997 and 1998, have been made. The financial position and results of operations for the interim period are not necessarily indicative of the results to be expected for the full year.

2. ACQUISITIONS

  Effective December 1, 1996, the Company acquired all of the outstanding equity interests of Talton Telecommunications Corporation and AmeriTel Pay Phones, Inc. The aggregate net purchase price was approximately $47.9 million, which was funded with the net proceeds from the issuance of common and preferred stock and the proceeds from the issuance of long-term debt.

  Since certain of the stockholders of the Company held ownership interests in Talton Telecommunication Corporation and AmeriTel Pay Phones, Inc., their continuing ownership interest in the Company has been accounted for at their prior historical basis, which has resulted in a reduction in stockholders' deficit of approximately $14.9 million and a corresponding reduction in the fair values assigned to tangible and identifiable intangible assets, in accordance with the provisions of Emerging Issue Task Force discussion No. 88-16, "Basis in Leveraged Buyout Transactions."

  Effective April 4, 1997, the Company acquired substantially all of the net assets of Tri-T, Inc. (d.b.a. Tataka) for cash of $0.8 million, which was funded primarily by borrowings under the Senior Credit Agreement.

  Effective June 27, 1997, the Company acquired substantially all of the net assets of Security Telecom Corporation for cash of $9.9 million and issuance of 900 shares of the Company common stock. Approximately $2.5 million of the purchase price was withheld at closing, pending certain regulatory approvals and final

                        EVERCOM, INC. AND SUBSIDIARIES
adjustments. In conjunction with the acquisition of Security Telecom Corporation, the Company entered into an agreement with an employee of Security Telecom Corporation giving the employee the right to purchase up to 100 shares of the Company's Class A common stock for $2,000 per share. The employee may elect to exercise the options after December 31, 1997, or may elect to receive a $200,000 payment in cash. The options must be exercised by June 30, 1999. The Company has recorded this liability with a corresponding increase in goodwill resulting from the Security Telecom acquisition. The Company financed the acquisition with a portion of the proceeds from the Senior Notes.

  Effective July 31, 1997, the Company acquired all of the net assets of Correctional Communications Corporation for cash purchase price of $10.3 million. Approximately $5.5 million of the purchase price is held in an escrow account pending certain regulatory approvals. The acquisition agreement also provides for contingent payment of up to $1.5 million if certain financial performance benchmarks are achieved in the future. The $1.5 million contingency will be accounted for as an adjustment to the purchase price when the contingency is resolved. The Company financed the acquisition with a portion of the proceeds from the Senior Notes.

  Effective October 6, 1997, the Company entered into an agreement to purchase substantially all of the net assets of the inmate pay phone division of Communications Central Inc. for $40 million in cash and assumption of $2.0 million in liabilities subject to various adjustments as defined in the agreement and subject to a provision for working capital of approximately $1.2 million provided to the Company pursuant to the purchase agreement. The Company financed the acquisition with the remaining proceeds from the Senior Notes and borrowings under the Senior Credit Agreement.

  Effective December 1, 1997, the Company entered into an agreement to purchase substantially all of the net assets of the inmate pay phone division of North American InTeleCom, Inc. from TSC Communications for a cash purchase price of $6.5 million in cash, a deferred payment of $1.7 million, and the assumption of certain liabilities approximating $0.7 million. The Company funded the acquisition with borrowings under the Senior Credit Agreement.

  Effective December 19, 1997, the Company entered into an agreement to purchase substantially all of the net assets of the inmate pay phone division of Peoples Telephone Company, Inc. for $10.6 million with the assumption of certain liabilities. The acquisition agreement also provides for additional contingent payments if certain financial results are obtained in the future. The additional payments will be accounted for as an adjustment to the purchase price when the contingency is resolved. The Company funded the acquisition with borrowings under the Senior Credit Agreement.

  The above acquisitions were accounted for using the purchase method of accounting as of their respective acquisition dates and, accordingly, only the results of operations of the acquired companies subsequent to their respective acquisition dates are included in the consolidated financial statements of the Company. At the acquisition date, the purchase price was allocated to assets acquired, including identifiable intangibles and liabilities assumed based on their fair market values. The excess of the total purchase prices over the fair value of the net assets acquired represents goodwill.

                        EVERCOM, INC. AND SUBSIDIARIES

  In connection with the acquisitions, assets were acquired and liabilities were assumed as follows:

   PURCHASE PRICES                                      1996         1997
   ---------------                                  ------------  -----------
   Net cash paid................................... $ 46,983,442  $80,775,395
   Amounts payable for acquisition costs...........                 8,369,421
   Subordinated notes, preferred stock and common
    stock issued to sellers, net of expenses.......   15,768,624      900,000
   Portion of purchase price for continuing
    stockholders, treated as a dividend............  (14,869,728)
                                                    ------------  -----------
   Total net purchase prices, including
    professional fees..............................   47,882,338   90,044,816
   Fair values of net assets acquired:
     Fair values of assets acquired................   35,987,320   53,131,563
     Liabilities assumed...........................  (27,864,398)  (3,297,973)
                                                    ------------  -----------
   Total net assets acquired.......................    8,122,922   49,833,590
                                                    ------------  -----------
   Goodwill........................................ $ 39,759,416  $40,211,226
                                                    ============  ===========

  The following table presents unaudited pro forma results of operations of the Company for the one-month period ended December 31, 1996, and the year ended December 31, 1997, as if the 1997 acquisitions had occurred at the beginning of each respective period:

                                                       ONE-MONTH       YEAR
                                                      PERIOD ENDED    ENDED
                                                      DECEMBER 31, DECEMBER 31,
                                                          1996         1997
                                                      ------------ ------------
   Net sales......................................... $14,894,179  $172,567,348
   Loss before extraordinary loss....................   1,981,056    26,001,087
   Net loss..........................................   1,981,056    30,740,844

  The unaudited pro forma results of operations are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisition occurred at the beginning of the periods presented, nor do they purport to be indicative of the future results of operations of the Company.

  Effective January 1, 1998, the Company entered into an agreement to purchase substantially all of the net assets of the inmate pay phone division of ILD Teleservices, Inc. for a cash purchase price of $2.6 million. The acquisition was funded with borrowings under the Senior Credit Agreement.

  Effective February 1, 1998, the Company entered into an agreement to purchase substantially all of the net assets of MOG Communications, Inc. for a cash purchase price of $1.9 million with a note of $950,000. The acquisition was funded with borrowings under the Senior Credit Agreement.

                        EVERCOM, INC. AND SUBSIDIARIES

3. ACCOUNTS RECEIVABLE

  Accounts receivable consist of the following:

                                             DECEMBER 31,
                                        ------------------------   JUNE 30,
                                           1996         1997         1998
                                        -----------  -----------  -----------
                                                                  (UNAUDITED)
   Trade accounts receivable, net of
    advance payments received of
    $1,188,671, $187,647 and $205,956
    at December 31, 1996 and 1997, and
    June 30, 1998, respectively........ $ 7,975,016  $21,809,811  $41,918,193
   Advance commissions receivable......     349,094      272,921      562,829
   Amounts receivable from
    stockholders.......................     135,627
   Receivables related to
    acquisitions.......................                  456,875
   Universal service fund receivable...                               956,032
   Employees and other.................      11,556      178,989      271,324
                                        -----------  -----------  -----------
                                          8,471,293   22,718,596   43,708,378
   Less allowance for unbillable and
    uncollectible chargebacks..........  (1,125,023)  (5,316,689)  (8,949,673)
                                        -----------  -----------  -----------
                                        $ 7,346,270  $17,401,907  $34,758,705
                                        ===========  ===========  ===========

  At December 31, 1996 and 1997, and June 30, 1998, the Company had advanced commissions to certain facilities of $835,641, $1,290,732 and $1,338,295 (unaudited), respectively, which are recoverable from such facilities as a reduction of earned commissions at specified monthly amounts. Amounts included in accounts receivable represent the estimated recoverable amounts during the next fiscal year with the remaining balance recorded in other assets.

4. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                DECEMBER 31,
                                           -----------------------   JUNE 30,
                                              1996        1997         1998
                                           ----------  -----------  -----------
                                                                    (UNAUDITED)
   Leasehold improvements................. $  432,036  $   493,836  $   740,544
   Telephone system equipment.............  7,259,333   24,480,777   29,508,686
   Vehicles...............................    123,977      249,868      413,207
   Office equipment.......................    264,591    1,075,751    2,046,642
                                           ----------  -----------  -----------
                                            8,079,937   26,300,232   32,709,079
   Less accumulated depreciation..........   (110,803)  (2,293,193)  (4,982,867)
                                           ----------  -----------  -----------
                                           $7,969,134  $24,007,039  $27,726,212
                                           ==========  ===========  ===========

                        EVERCOM, INC. AND SUBSIDIARIES

5. INTANGIBLE AND OTHER ASSETS

  Intangible and other assets consist of the following:

                                            DECEMBER 31,
                                      -------------------------    JUNE 30,
                                         1996          1997          1998
                                      -----------  ------------  ------------
                                                                 (UNAUDITED)
   Intangible and other assets:
     Acquired telephone contracts.... $18,440,124  $ 59,064,429  $ 61,564,224
     Noncompete agreements...........     303,611       403,611       568,611
     Deferred loan costs.............   3,804,121     8,299,067     8,299,067
     Goodwill........................  39,759,416    79,970,642    83,162,862
     Other intangibles...............      55,936       526,385       601,983
                                      -----------  ------------  ------------
                                       62,363,208   148,264,134   154,196,749
   Less accumulated amortization.....    (803,023)  (15,157,562)  (28,739,328)
                                      -----------  ------------  ------------
   Total intangible and other
    assets...........................  61,560,185   133,106,572   125,457,421
   Deposits..........................                   416,384       487,489
   Other assets--noncurrent portion
    of commission advances to
    facilities.......................     486,547     1,017,811       775,466
                                      -----------  ------------  ------------
                                      $62,046,732  $134,540,767  $126,720,376
                                      ===========  ============  ============

6. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                 DECEMBER 31,
                                            ----------------------  JUNE 30,
                                               1996       1997        1998
                                            ---------- ----------- -----------
                                                                   (UNAUDITED)
   Facility commissions.................... $2,034,070 $ 5,456,245 $ 6,110,318
   Billing and collection fees.............    455,517   1,148,171   2,162,334
   Uncollectible call chargebacks..........    840,000     990,135   1,810,064
   Accrued acquisition and financing
    costs..................................  1,068,124   8,599,778   5,026,381
   Accrued interest........................      9,946   6,557,651   6,871,152
   Accrued excise taxes payable............              1,166,003   1,837,684
   Accrued dividends on preferred stock....                474,000     237,000
   Other...................................    185,436     286,175     419,860
                                            ---------- ----------- -----------
                                            $4,593,093 $24,678,158 $24,474,793
                                            ========== =========== ===========

  The accrual for uncollectible call chargebacks represents a reserve for amounts collected from the various LECs or third-party billing services that are expected to be charged back to the Company in future periods.

  The amount payable for acquisitions and financing costs includes a $2.5 million holdback of the purchase price of Security Telecom Corporation acquisition (see Note 2), which will be paid to the sellers after certain regulatory approvals have been obtained, and a $1.7 million deferred payment relating to the North American InTeleCom acquisition.

                        EVERCOM, INC. AND SUBSIDIARIES

7. LONG-TERM DEBT

  The following is a summary of long-term debt:

                                             DECEMBER 31,
                                       -------------------------    JUNE 30,
                                          1996          1997          1998
                                       -----------  ------------  ------------
                                                                  (UNAUDITED)
   Senior Notes....................... $       --   $115,000,000  $115,000,000
   Senior Credit Agreement:
     Revolving loan facility..........   5,700,000     2,000,000     4,500,000
     Term loan facility...............  45,000,000    48,500,000    55,000,000
   Senior subordinated notes..........   8,500,000
   Subordinated notes.................   5,000,000
   Note payable, with interest of
    8.0%, due at maturity on February
    19, 1999, and subordinate to
    borrowings of the Senior Notes and
    Senior Credit Agreement...........                                 950,000
   Other..............................                    86,301        64,592
                                       -----------  ------------  ------------
                                        64,200,000   165,586,301   175,514,592
   Less unamortized discount..........  (1,085,500)
   Less current portion of long-term
    debt..............................  (3,150,000)   (5,545,363)  (11,296,302)
                                       -----------  ------------  ------------
                                       $59,964,500  $160,040,938  $164,218,290
                                       ===========  ============  ============

  Senior Notes--On June 27, 1997, the Company issued $115.0 million of 11% Senior Notes due 2007. A portion of the proceeds of the issuance was used to repay all of the previous debt outstanding under the Senior Credit Agreement, the Senior Subordinated Notes (as defined), the Subordinated Notes and to fund the purchase of Security Telecom Corporation. As a result of the repayment of the outstanding debt, and amendment of the Company's Senior Credit Agreement, the Company incurred an extraordinary loss of $4.7 million resulting from the write-off of the unamortized deferred loan costs and the unamortized discount of the Senior Subordinated Notes.

  Interest on the Senior Notes is payable semiannually. All of the Company's subsidiaries (the "Subsidiary Guarantors") are fully, unconditionally, and jointly and severally liable for the Notes. The Subsidiary Guarantors are wholly owned and constitute all of the Company's direct and indirect subsidiaries. The Company has not included separate financial statements of its subsidiaries because (a) the aggregate assets, liabilities, earnings and equity of such subsidiaries are substantially equivalent to the assets, liabilities, earnings and equity of the Company on a consolidated basis and
(b) the Company believes that separate financial statements and other disclosures concerning subsidiaries are not material to investors.

  The Senior Notes are redeemable at the Company's option on or after June 30, 2002. The Senior Notes are redeemable at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest:

     YEAR                                                             PERCENTAGE
     ----                                                             ----------
     2002............................................................  105.500%
     2003............................................................  103.667%
     2004............................................................  101.833%
     2005 and thereafter.............................................  100.000%

                        EVERCOM, INC. AND SUBSIDIARIES

  At any time on or prior to June 30, 2000, the Company may redeem up to 30% of the Senior Notes originally issued at a redemption price of 111% of the principal amount, plus accrued and unpaid interest, with the proceeds of one or more Equity Offerings, as defined.

  Senior Credit Agreement--In July 1997 and again in December 1997, the Company amended and restated its Senior Credit Agreement with a group of lenders. The Senior Credit Agreement includes a $55.0 million term loan acquisition facility and a $25.0 million revolving loan facility (which includes a $5.0 million letter of credit facility). Under the terms of the Senior Credit Facility, the term loan is amortized on a quarterly basis, over five years beginning September 30, 1998, and the revolving credit facility expires on December 31, 2002. Amounts outstanding under the Senior Credit Agreement bear interest at a rate per annum equal to one of the following rates, at the Company's option: (i) a base rate equal to the higher of the Federal Funds rate plus 50 basis points or the lead bank's reference rate or
(ii) the London Interbank Offering Rate ("LIBOR") plus a margin that varies from 200 to 350 basis points, based on the Company's Total Debt to EBITDA Ratio, as defined. The Company pays a commitment fee on unused amounts of the Senior Credit Agreement at the rate of 50 basis points. The blended interest rate in effect at December 31, 1997, on the Senior Credit Agreement was 9.47%.

  Interest is payable quarterly, and scheduled principal installments on the term loan facilities are due in quarterly installments of $2,750,000 beginning September 30, 1998 through December 31, 1998, decreasing to $2,406,250 on March 31, 1999, and increasing to $3,093,750 on March 31, 2000, and $3,437,500 on March 31, 2001, with the remaining unpaid balance due on December 31, 2002. Both the revolving and the term loan facilities are collateralized by substantially all of the assets of the Company.

  Senior Subordinated Notes--In connection with the acquisitions of Talton Telecommunications Corporation and AmeriTel Pay Phones, Inc., the Company issued $8.5 million of senior subordinated notes (the "Senior Subordinated Notes") that accrued interest, payable quarterly, at an initial rate of 12% per annum for the period from the date of issuance until March 27, 1997. Thereafter, the interest rate increased 0.5% on a quarterly basis up to a maximum rate of 19%. In connection with the issuance of the Senior Subordinated Notes, stock purchase warrants to acquire 1,085 shares of the Company's Class A common stock at an exercise price of $.01 per share were issued to certain note holders. As a result, the Senior Subordinated Notes were discounted from their face value by $1,085,500, which represented the estimated value of the proceeds assigned to the warrants as discussed in Note
9. On June 27, 1997, the Company used $8.5 million of the net proceeds from the Senior Notes to pay off the outstanding Senior Subordinated Notes.

  Subordinated Notes--In connection with the acquisitions of Talton Telecommunications Corporation and AmeriTel Pay Phones, Inc., the Company issued subordinated notes to three stockholders of the Company, which accrued interest, payable quarterly, at an initial rate of 12.5% per annum. On June 27, 1997, the Company used $5.0 million of the net proceeds from the Senior Notes to pay off the outstanding Subordinated Notes.

  Covenants and Other--The Senior Notes and the amended and restated Senior Credit Agreement contain financial and operating covenants requiring, among other items, the maintenance of certain financial ratios, as defined, including total debt to free cash flow, senior secured debt to free cash flow and various other ratios of free cash flow to specified minimums. In addition, the amended and restated Senior Credit Agreement contains various covenants, which, among other things, limit the Company's ability to incur additional indebtedness, restrict the Company's ability to invest in and divest of assets, and restrict the Company's ability to pay dividends. In the event the Company fails to comply with the covenants and other restrictions, as specified, it could be in default under the Senior Notes and the Senior Credit Agreement and substantially all of the Company's long-term maturities could be accelerated.

                        EVERCOM, INC. AND SUBSIDIARIES

  At December 31, 1997, the scheduled maturities of long-term debt were as follows:

     1998.......................................................... $  5,545,363
     1999..........................................................    9,665,938
     2000..........................................................   12,375,000
     2001..........................................................   13,750,000
     2002..........................................................    9,250,000
     Thereafter....................................................  115,000,000
                                                                    ------------
                                                                    $165,586,301
                                                                    ============

8. INCOME TAXES

  A summary of the income tax benefit is as follows:

                                                       ONE MONTH       YEAR
                                                      PERIOD ENDED    ENDED
                                                      DECEMBER 31, DECEMBER 31,
                                                          1996         1997
                                                      ------------ ------------
   Current income tax provision:
     Federal.........................................   $(73,837)  $   228,461
     State...........................................    (10,260)      425,377
     Deferred income taxes...........................     61,595    (1,295,508)
                                                        --------   -----------
                                                        $(22,502)  $  (641,670)
                                                        ========   ===========

  The Company has provided for income taxes during the six months ended June 30, 1998 using expected 1998 effective tax rates for each of its taxing jurisdictions which have been allocated between current income taxes payable and deferred income taxes based on anticipated 1998 temporary differences.

  The income tax benefit differs from statutory rates primarily because of permanent differences related to a valuation allowance on deferred tax asset, nondeductible write-off of debt discount and nondeductible goodwill amortization. The following is a reconciliation of the income tax benefit reported in the statement of operations:

                                                           1996       1997
                                                         --------  -----------
   Tax benefit at statutory rates....................... $(96,094) $(5,973,339)
   Effect of state income taxes.........................  (13,284)    (301,595)
   Effect of nondeductible goodwill amortization........   86,876      675,910
   Nondeductible write-off of debt discount.............               332,163
   Valuation allowance on deferred tax assets...........             4,674,920
   Other................................................               (49,729)
                                                         --------  -----------
                                                         $(22,502) $  (641,670)
                                                         ========  ===========

                        EVERCOM, INC. AND SUBSIDIARIES

  The tax effects of temporary differences giving rise to deferred income tax assets and liabilities were:

                                                        1996         1997
                                                     -----------  -----------
   Deferred income tax assets:
     Allowance for unbillable and uncollectible
      chargebacks................................... $   440,547  $ 1,486,129
     Reserves.......................................     232,712      166,368
     Amortization of intangibles....................                2,210,171
     Net operating loss carryforward................                1,872,004
     Valuation allowance............................               (4,674,920)
                                                     -----------  -----------
                                                         673,259    1,059,752
   Deferred income tax liabilities:
     Depreciation and amortization..................  (1,944,922)  (1,059,752)
     Other..........................................     (23,845)
                                                     -----------  -----------
                                                      (1,968,767)  (1,059,752)
                                                     -----------  -----------
   Net deferred income tax asset (liability)........ $(1,295,508) $       --
                                                     ===========  ===========

  This net deferred income tax liability is classified in the consolidated balance sheet as follows:

                                                          1996         1997
                                                       -----------  -----------
   Current asset...................................... $   673,259  $ 1,059,752
   Noncurrent liability...............................  (1,968,767)  (1,059,752)
                                                       -----------  -----------
                                                       $(1,295,508) $       --
                                                       ===========  ===========

  The Company has established a valuation allowance for deferred tax assets primarily as a result of operating and extraordinary losses. The Company was unable to determine that it is more likely than not that the deferred tax assets will be realized. The Company generated a federal income tax net operating loss carryforward of approximately $4.8 million and $301,000 for the year ended December 31, 1997, and the one month ended December 31, 1996, respectively, which will expire in 2017 and 2011, respectively.

9. STOCKHOLDERS' EQUITY

  Common Stock--The authorized common stock of the Company includes 49,600 shares of Class A common stock and 400 shares of Class B common stock. Holders of the shares of Class A and Class B common stock have identical rights and privileges except that holders of Class B common stock are entitled to four votes a share as compared to one vote per share for holders of Class A common stock.

  Issued and outstanding shares of common stock as of December 31, 1997, include 15,800 shares of Class A common stock and 400 shares of Class B common stock. The Class B common stock is convertible into four shares of Class A common stock upon the occurrence of a major event, as defined.

  Preferred Stock--In connection with the acquisitions of Talton Telecommunications Corporation and AmeriTel Pay Phones, Inc. as discussed in
Note 2, the Company issued 5,925 shares of senior preferred stock to former stockholders of the acquired companies. The preferred stockholders have no voting rights and are entitled to receive cumulative dividends at the rate of $80 per share per annum, payable quarterly, when declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Company (voluntary or involuntary), the holders of the preferred stock shall be entitled to receive a preference over common stockholders in any distribution of assets of the Company, equal to $1,000 per share plus cumulative unpaid dividends. Upon the occurrence of a major event, which includes (i) a sale of all or substantially all the assets of

                        EVERCOM, INC. AND SUBSIDIARIES
the Company or (ii) a registered public offering of equity interests with gross proceeds of at least $20.0 million under the Securities Act of 1933, as amended, the Company is required to redeem the outstanding shares of preferred stock at a price equal to $1,000 a share plus cumulative unpaid dividends. Each holder of preferred stock is entitled to convert each preferred share into 0.08505 shares of Class A common stock, at the option of the holder, at any time after the date of issuance and on or prior to the occurrence of a major event, as defined.

  In addition to the senior preferred stock discussed above, the Company is authorized to issue up to 44,000 shares of junior preferred stock, of which no shares have been issued as of December 31, 1997.

  Warrants--At the acquisition date, the Company entered into a warrant agreement with certain of its senior subordinated note holders, which granted the note holders the right to purchase 1,085 shares of Class A common stock at an exercise price of $.01 a share, which was below the market value of the underlying shares at that date. Accordingly, as of December 31, 1996, approximately $1,085,500 of the proceeds of the senior subordinated note borrowings were allocated to these warrants and were recorded as additional paid-in capital. The $1,085,500, net of accumulated amortization, was written off as part of the extraordinary loss on debt extinguishment upon the issuance of the Senior Notes and the related repayment of the outstanding balances under the previous Senior Credit Agreement.

  At the acquisition date, the Company also entered into various warrant agreements with its other subordinated lenders along with its Class B common stockholders that granted such holders the right to purchase 6,230 shares of Class A common stock of the Company upon terms established by the Board of Directors. In conjunction with the issuance of the Senior Notes, 1,059 of these warrants were terminated. The remaining 5,171 warrants are exercisable in whole or part, at various dates through December 27, 2006, at warrant prices ranging from $1,000 to $3,000 a share.

  Options--In connection with certain employment agreements in 1997, the Company granted 611 options to acquire common stock at an exercise price equal to the fair market value of such shares at the date of grant. The options vest ratably over the term of the employment agreements and expire ten years from the date of grant. The following is a summary of changes in stock options during 1997:

                                                                NUMBER EXERCISE
                                                                  OF   PRICE PER
                                                                SHARES   SHARE
                                                                ------ ---------
   Outstanding at January 1, 1997..............................  --     $  --
     Granted during 1997.......................................  611     2,000
                                                                 ---
   Outstanding at December 31, 1997............................  611    $2,000
                                                                 ===

                        EVERCOM, INC. AND SUBSIDIARIES

  The Company applies the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its options. Accordingly, no compensation cost has been recognized for such option grants. Had compensation cost for the Company's options been determined based upon the fair value at the grant dates for awards consistent with the method prescribed by the Financial Accounting Standards Board's SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's pro forma net loss would have been the amount as follows:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      1997
                                                                  ------------
   COMPENSATION COST DISCLOSURE
   Compensation cost............................................. $    173,000
     Net loss:
       As reported............................................... $(16,926,974)
       Pro forma.................................................  (17,158,794)
     Net loss per share:
       As reported--basic........................................ $    (773.60)
       Pro forma--basic..........................................    (1,089.17)
     Stock option shared data:
       Stock options granted during period.......................          611
       Weighted average option fair value(a)..................... $     850.00

--------
(a) Calculated in accordance with the Black-Scholes option pricing model, using the following assumptions: expected volatility of 0%; expected dividend yield of 0%; expected option term of ten years and risk-free rate of return of 5.6% based on the yield of ten-year U.S. treasury securities.

  Earnings per Share--As a result of the adoption of SFAS No. 128, all EPS amounts have been restated to the basic and diluted presentations required by this pronouncement. The following table reconciles the numerators and denominators used in the computations of both basic and diluted EPS:

                                       ONE MONTH                  SIX MONTHS
                                         ENDED      YEAR ENDED      ENDED
                                      DECEMBER 31, DECEMBER 31,    JUNE 30,
                                          1996         1997          1998
                                      ------------ ------------  ------------
                                                                 (UNAUDITED)
   Basic EPS computation:
     Numerator:
       Loss from continuing
        operations...................  $(260,127)  $(12,187,217) $(11,290,113)
       Less preferred stock
        dividends....................                  (474,000)     (237,000)
                                       ---------   ------------  ------------
       Loss applicable to common
        stock........................  $(260,127)  $(12,661,217) $(11,527,113)
                                       =========   ============  ============
     Denominator:
       Weighted average common
        shares.......................     15,300         15,754        16,200
                                       =========   ============  ============
       Basic EPS.....................  $  (17.00)  $    (803.68) $    (711.55)
                                       =========   ============  ============

10. RELATED-PARTY TRANSACTIONS

  Two stockholders of the Company have personally guaranteed three of the Company's operating leases, which have expiration dates ranging from September 1998 to April 2000. In addition, one of the Company's subsidiaries leased office space from this stockholder under a month-to-month lease with monthly rentals of $3,000. This lease expired on December 31, 1996. Subsequently, the Company entered into a new lease agreement with the stockholder, which required monthly payments in 1997 of $9,083, and thereafter at agreed-

                        EVERCOM, INC. AND SUBSIDIARIES
upon monthly rates through December 31, 2001, at which time the Company has an option to extend the lease for an additional five years.

  In conjunction with the formation of the Company in 1996 and the consummation and original financing of the acquisitions of Talton
Telecommunications Corporation and AmeriTel Pay Phones, Inc., the Company paid transaction fees and expenses of $1,670,000 to three companies affiliated with certain stockholders that have been capitalized in the acquisitions.

  The Company entered into a management services and consulting agreement with a company affiliated with certain stockholders, along with separate consulting agreements with four stockholders who are former employees of the acquired companies. These agreements require the payment of aggregate minimum annual consulting fees over the next five years in the following amounts:

     1998.............................................................. $668,000
     1999..............................................................  500,000
     2000..............................................................  200,000
     2001..............................................................  200,000
     2002..............................................................  100,000

  These agreements also provide for the reimbursement of direct expenses along with future payments for transaction consulting services. One of the agreements entitles an affiliate of certain stockholders to a 1% fee based on the gross acquisition price for any asset or stock acquisitions by the Company. This agreement, which expires in December 1999, limits the cumulative acquisition fees paid to this consultant to an amount not to exceed $1,250,000 over the life of the agreement. In 1997, the Company paid $187,000 under the terms of this agreement and $591,250 was recorded as a liability at December 31, 1997. This agreement also provides for an additional amount upon the refinancing of certain Senior Subordinated Notes outstanding. In conjunction with the Senior Notes offering, the Company paid $200,000 under the terms of this agreement.

  The management services and consulting agreement has a three-year term and is cancelable at either party's discretion, with all consulting fees under the remaining term of the agreement to be paid upon the date of termination. The remaining consulting agreements are cancelable only at the option of the consultants and expire over one- to five-year terms. In connection with these agreements, the Company paid $478,000 during the year ended December 31, 1997.

11. BENEFIT PLAN

  The Company's subsidiaries sponsor 401(k) savings plans for the benefit of eligible full-time employees, which are qualified benefit plans in accordance with the Employee Retirement Income Security Act ("ERISA"). Employees participating in the plan can generally make contributions to the plan of up to 15% of their compensation. The plans provide for discretionary matching contributions by the Company of up to 50% of an eligible employee's contribution. Total plan expenses were $3,517 for the one-month period ended December 31, 1996, $5,115 for the year ended December 31, 1997, and $30,366 for the unaudited six months ended June 30, 1998.

                        EVERCOM, INC. AND SUBSIDIARIES

12. COMMITMENTS AND CONTINGENCIES

  Operating Leases--The Company leases office furniture, office space and vehicles under various operating lease agreements. Rent expense under these operating lease agreements was $19,900, $496,967 and $499,016, respectively, during the one-month period ended December 31, 1996, the year ended December 31, 1997 and the unaudited six-month period ended June 30, 1998. Minimum future rental payments under noncancelable operating leases for each of the next five years and thereafter and in the aggregate are:

     Year ending December 31:
       1998.......................................................... $  824,952
       1999..........................................................    700,164
       2000..........................................................    498,135
       2001..........................................................    459,776
       2002..........................................................    352,238
       Thereafter....................................................  1,484,900
                                                                      ----------
                                                                      $4,320,165
                                                                      ==========

  Minimum Commissions--The Company has entered into contracts with customers obligating the Company to pay future minimum commissions of approximately $9.9 million a year over the next three years.

  Employment Agreements--As of December 31, 1997, the Company had entered into employment agreements with certain key management personnel, which provided for minimum compensation levels and incentive bonuses along with provisions for termination of benefits in certain circumstances and for certain severance payments in the event of a change in control (as defined).

  Litigation--The Company is subject to various legal proceedings and claims that arise in the ordinary course of business operations. In the opinion of management, the amount of liability, if any, with respect to these actions would not materially affect the financial statements of the Company.

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Pursuant to SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," the Company is required to disclose an estimate of the fair value of the Company's financial instruments. The Company believes that the carrying amounts of cash and cash equivalents, accounts receivable and accounts payable are a reasonable estimate of their fair value because of the short-term maturities of such instruments. In addition, because the interest rates on the amounts borrowed under the Senior Credit Agreement are variable, their fair values approximate their carrying values.

  The fair value of the Company's Senior Notes is based on their quoted market value. The following is a summary of the carrying value of the Company's debt instruments:

                             DECEMBER 31, 1996           DECEMBER 31, 1997
                         -------------------------- ---------------------------
                           HISTORICAL                 HISTORICAL
                         CARRYING VALUE FAIR VALUE  CARRYING VALUE  FAIR VALUE
                         -------------- ----------- -------------- ------------
Senior Notes............  $       --    $       --   $115,000,000  $123,912,500
Senior Credit
 Agreement..............   50,700,000    50,700,000    50,500,000    50,500,000

14. FEDERAL BID AND OTHER COSTS

  Federal Bid Costs--During 1997, the Company incurred $399,817 of external costs associated with a bid for the Federal Bureau of Prisons contract. Initial indications are that the Company was unsuccessful in obtaining

                        EVERCOM, INC. AND SUBSIDIARIES
the contract. The contract award has been appealed; however, the Company has expensed all costs associated with the bid.

  Extraordinary Loss--During 1997, as a result of the repayment of outstanding indebtedness and amendments of the Senior Credit Agreement, the Company expensed approximately $4.7 million of debt issuance, legal and other costs associated with the extinguishment of the prior credit facilities. These amounts have been classified as an extraordinary loss in accordance with the provisions of SFAS No. 4, "Reporting Gains and Losses From the Extinguishment of Debt."

15. SUBSEQUENT EVENTS (UNAUDITED)

  In connection with certain employment agreements in 1998, the Company granted options to purchase 396 common stock at an exercise price of $2,000 per share. The options vest ratably over the terms of the employment agreements and expire ten years from the date of issuance.

  On June 30, 1998, the Company's Board of Directors adopted a Stock Incentive Plan (the "Plan"). The Plan provides for options to be granted to key employees and officers of the Company for the purchase of 77 shares of common stock at an exercise price of $2,000 per share. The options granted under the Plan have a vesting period of three to five years and expire after ten years from the date of grant.

  On June 30, 1998, the Company entered into an interest rate cap agreement that has been designated as a hedge against the Company's variable interest rate exposure on its loan under the Senior Credit Agreement. At June 30, 1998, the interest rate cap has an aggregate notional amount of $30.0 million, which matures in June 2001, and caps interest on the LIBOR portion of the term loan up to the aggregate notional amount at 7.5%, plus the applicable LIBOR margin.

  On July 1, 1998, the Company entered into an agreement to purchase Saratoga Telephone Company for a cash purchase price of $2.0 million.

                                  * * * * * *

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders of
 AmeriTel Pay Phones, Inc.:

  We have audited the accompanying balance sheet of AmeriTel Pay Phones, Inc. (the "Company") as of November 30, 1996, and the related statements of income, stockholders' equity and cash flows for the eleven months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of AmeriTel Pay Phones, Inc. as of November 30, 1996, and the results of its income and its cash flows for the eleven months then ended, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Dallas, Texas
April 4, 1997

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders of
 AmeriTel Pay Phones, Inc.:

  We have audited the accompanying balance sheet of AmeriTel Pay Phones, Inc. (a Missouri corporation) as of December 31, 1995, and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AmeriTel Pay Phones, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Kansas City, Missouri
March 22, 1996

                           AMERITEL PAY PHONES, INC.

                                 BALANCE SHEETS

                                                      DECEMBER 31, NOVEMBER 30,
                                                          1995         1996
                                                      ------------ ------------
                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................... $   891,026  $    80,664
  Accounts receivable................................   1,754,777    5,546,304
  Stock subscriptions receivable.....................                1,061,384
  Refundable income taxes............................     242,277      342,986
  Inventories........................................   1,056,724      785,438
  Prepaid expenses...................................      79,526       34,646
  Deferred tax asset.................................     253,893      396,752
                                                      -----------  -----------
    Total current assets.............................   4,278,223    8,248,174
PROPERTY AND EQUIPMENT...............................   3,671,940    4,521,521
INTANGIBLE AND OTHER ASSETS..........................  10,635,478   14,114,958
                                                      -----------  -----------
TOTAL................................................ $18,585,641  $26,884,653
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable................................... $   337,485  $ 1,429,916
  Accrued expenses...................................   1,702,786    3,289,957
  Current maturities of long-term debt...............     220,592    1,824,907
                                                      -----------  -----------
    Total current liabilities........................   2,260,863    6,544,780
LONG-TERM DEBT.......................................  11,469,408   13,019,811
DEFERRED INCOME TAXES................................     318,354      425,689
COMMITMENTS AND CONTINGENCIES (See Notes)
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, 500,000 shares
   authorized; 244,800 shares issued and outstanding
   (liquidation value of $1,534,157 at November 30,
   1996).............................................       2,448        2,448
  Common stock, $.01 par value, 10,000,000 shares
   authorized; 3,233,854 and 3,519,315 shares issued
   and outstanding as of December 31, 1995, and
   November 30, 1996, respectively...................      32,338       35,193
  Additional paid-in capital.........................   2,292,548    3,704,863
  Retained earnings..................................   2,209,682    3,151,869
                                                      -----------  -----------
    Total stockholders' equity.......................   4,537,016    6,894,373
                                                      -----------  -----------
TOTAL................................................ $18,585,641  $26,884,653
                                                      ===========  ===========

                       See notes to financial statements.

                           AMERITEL PAY PHONES, INC.

                              STATEMENTS OF INCOME

                                                       YEAR      ELEVEN MONTHS
                                                      ENDED          ENDED
                                                   DECEMBER 31,  NOVEMBER 30,
                                                       1995          1996
                                                   ------------  -------------
OPERATING REVENUE................................. $20,371,388    $29,305,641
OPERATING EXPENSES:
  Telecommunication costs.........................   9,747,326     13,728,316
  Facility commissions............................   3,497,488      6,086,469
  Field operations and maintenance................     863,901      1,166,063
  Selling, general and administrative.............   1,758,744      2,281,177
  Depreciation....................................     384,277        536,264
  Amortization of intangibles.....................   1,224,071      1,624,017
  Nonrecurring expenses...........................                    684,320
                                                   -----------    -----------
    Total operating expenses......................  17,475,807     26,106,626
                                                   -----------    -----------
OPERATING INCOME..................................   2,895,581      3,199,015
OTHER (INCOME) EXPENSE:
  Interest income.................................     (32,165)       (20,816)
  Interest expense................................   1,059,860      1,375,701
  Other, net......................................      66,139         38,881
                                                   -----------    -----------
    Total other (income) expense..................   1,093,834      1,393,766
                                                   -----------    -----------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY
 LOSS.............................................   1,801,747      1,805,249
INCOME TAXES......................................     734,363        693,001
                                                   -----------    -----------
INCOME BEFORE EXTRAORDINARY LOSS..................   1,067,384      1,112,248
EXTRAORDINARY LOSS FROM EARLY EXTINGUISHMENT OF
 DEBT.............................................                     52,353
                                                   -----------    -----------
NET INCOME........................................ $ 1,067,384    $ 1,059,895
                                                   ===========    ===========


                       See notes to financial statements.

                           AMERITEL PAY PHONES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                       COMMON STOCK        ADDITIONAL
                         PREFERRED ----------------------    PAID-IN     RETAINED
                           STOCK    SHARES      AMOUNT       CAPITAL     EARNINGS     TOTAL
                         --------- ---------  -----------  -----------  ----------  ----------
BALANCE, JANUARY 1,
 1995...................  $  --        9,375  $     9,375  $   738,125  $1,237,265  $1,984,765
  Stock split...........           3,054,377    3,054,377   (3,054,377)                    --
  Change in par value...                       (3,033,115)   3,033,115                     --
  Issuance of common
   stock................             173,370        1,734      130,891                 132,625
  Purchase and
   retirement of
   treasury stock.......              (3,268)         (33)                 (14,967)    (15,000)
  Issuance of preferred
   stock................   2,400                             1,414,842               1,417,242
  Preferred stock
   dividends ($0.21 per
   share)...............      48                                29,952     (80,000)    (50,000)
  Net income............                                                 1,067,384   1,067,384
                          ------   ---------  -----------  -----------  ----------  ----------
BALANCE, DECEMBER 31,
 1995...................   2,448   3,233,854       32,338    2,292,548   2,209,682   4,537,016
  Issuance of common
   stock................             285,461        2,855    1,412,315               1,415,170
  Preferred stock
   dividends ($0.48 per
   share)...............                                                  (117,708)   (117,708)
  Net income............                                                 1,059,895   1,059,895
                          ------   ---------  -----------  -----------  ----------  ----------
BALANCE, NOVEMBER 30,
 1996...................  $2,448   3,519,315  $    35,193  $ 3,704,863  $3,151,869  $6,894,373
                          ======   =========  ===========  ===========  ==========  ==========


                       See notes to financial statements.

                           AMERITEL PAY PHONES, INC.

                            STATEMENTS OF CASH FLOWS

                                                          YEAR         ELEVEN
                                                         ENDED      MONTHS ENDED
                                                      DECEMBER 31,  NOVEMBER 30,
                                                          1995          1996
                                                      ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................... $ 1,067,384   $ 1,059,895
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Extraordinary loss...............................                    52,353
    Depreciation and amortization....................   1,608,348     2,160,281
    Deferred income taxes............................      64,461       (35,524)
    Changes in operating assets and liabilities:
      Accounts receivable............................    (992,079)   (3,803,925)
      Inventory......................................    (299,555)      271,286
      Prepaid expenses...............................     (44,017)       44,880
      Accounts payable...............................    (135,633)    1,092,431
      Accrued expenses...............................   1,288,008     1,460,005
      Income taxes...................................    (242,277)      266,149
                                                      -----------   -----------
        Net cash provided by operating activities....   2,314,640     2,567,831
                                                      -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............................  (2,051,111)   (1,516,236)
  Cash outflows for acquisition of facility
   contracts.........................................  (3,613,662)   (4,698,468)
  Payments under noncompete agreements...............
                                                      -----------   -----------
        Net cash used in investing activities........  (5,664,773)   (6,214,704)
                                                      -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt borrowings............  11,890,000     5,600,000
  Proceeds from payments on advance from related
   parties...........................................    (571,653)
  Proceeds from issuance of common stock.............                    19,501
  Proceeds from issuance of preferred stock..........   1,417,242
  Purchase of treasury stock.........................     (15,000)
  Payments of long-term debt.........................  (8,200,510)   (2,645,282)
  Dividends paid on common and preferred stock.......    (507,840)     (137,708)
                                                      -----------   -----------
        Net cash provided by financing activities....   4,012,239     2,836,511
                                                      -----------   -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....     662,106      (810,362)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.......     228,920       891,026
                                                      -----------   -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD............. $   891,026   $    80,664
                                                      ===========   ===========
SUPPLEMENTAL INFORMATION:
  Cash paid for interest............................. $   930,906   $ 1,489,076
                                                      ===========   ===========
  Cash paid for income tax........................... $   912,479   $   462,380
                                                      ===========   ===========
  Noncash transactions:
    Issuance of common stock upon exercise of stock
     options in exchange for stock subscriptions
     receivable, along with the related tax benefit.. $       --    $ 1,395,669
                                                      ===========   ===========
    Amounts payable for acquisitions................. $       --    $   310,000
                                                      ===========   ===========
    Issuance of common stock upon conversion of notes
     payable......................................... $   123,500   $       --
                                                      ===========   ===========

                       See notes to financial statements.

                           AMERITEL PAY PHONES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business--AmeriTel Pay Phones, Inc. (the "Company"), which was incorporated on June 6, 1991, owns, operates and maintains telephone systems under contracts with correctional facilities in 30 states, with the majority of its installations in Missouri, Kansas, Iowa, Indiana, Minnesota and Nebraska.

  The Company accumulates call activity from its various installations and bills its revenues related to this call activity through major local exchange carriers ("LECs") or through third-party billing services, all of which are granted credit in the normal course of business with terms of between 30 and 60 days. The Company performs ongoing credit evaluations of its customers and maintains allowances for unbillable and uncollectible losses based on historical experience.

  Preparation of Financial Statements--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, such as estimates of allowances for unbillable and uncollectible chargebacks, that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents--For purposes of the statement of cash flows, cash and cash equivalents include cash on hand and cash investments with a remaining maturity at the date of purchase of three months or less.

  Accounts Receivable--Trade accounts receivable represent amounts billed for calls placed through the Company's telephone systems to the various LECs or third-party billing services, net of advance payments received, and an allowance for unbillable and uncollectible calls based on historical experience for estimated chargebacks to be made by the LECs. Under account advance agreements with various third-party billing services, advance payments equal to a percentage of the outstanding billed receivables are remitted to the Company when calls are submitted to the third-party billing service, and the Company grants a lien to the third-party billing service on the related accounts receivable for the advance. The remainder of the billed receivable is paid to the Company, net of the advance amount, after the third-party billing service has collected the amounts receivable from the respective LECs. Interest is charged on the advance payment at varying rates.

  Inventories--Inventories are stated at the lower of cost, as determined using the weighted average cost method, or market. Inventory is primarily composed of equipment available for installation on new contracts and supplies and parts for the telephone systems serviced by the Company.

  Property and Equipment--Property and equipment are stated at cost. Depreciation and amortization is provided on a straight-line basis over the estimated useful lives of the related assets. The following is a summary of useful lives for major categories of property and equipment:

   ASSET                                                         USEFUL LIFE
   -----                                                         -----------
   Leasehold improvements....................................... Term of lease
   Telephone system equipment................................... 7.5 to 10 years
   Vehicles..................................................... 5 years
   Office equipment............................................. 3 to 7 years

  Maintenance and repairs are expensed when incurred, and major repairs that extend an asset's useful life are capitalized. When items are retired or disposed of, the related carrying value and accumulated depreciation are removed from the respective accounts, and the net difference less any amount realized from the disposition is reflected in earnings.

                           AMERITEL PAY PHONES, INC.

  Intangible and Other Assets--Intangible and other assets primarily include amounts allocated to acquired facility contracts, noncompete agreements, goodwill and other intangible assets, which are stated at cost, along with the long-term portion of customer advances. Amortization of intangible assets is provided on a straight-line basis over the estimated useful lives of the related assets. The following is a summary of useful lives for major categories of intangible assets:

   INTANGIBLE ASSET                                               USEFUL LIFE
   ----------------                                               -----------
   Acquired facility contracts................................... 7.5 years
   Noncompete agreements......................................... Agreement term
   Deferred loan costs........................................... Loan term
   Office intangibles............................................ 5 to 20 years
   Goodwill...................................................... 15 years

  Acquired facility contracts consist primarily of costs allocated to locations acquired in acquisitions of facility contract rights from other service providers, along with signing bonuses paid to the facilities under new facility installations and other incremental direct costs paid to obtain the facility contracts.

  Other intangibles include organizational costs and licensing fees to obtain state licenses to conduct business.

  The Company began in 1996 to periodically assess the net realizable value of its intangible assets, as well as all other assets, by comparing the expected future net operating cash flow, undiscounted and without interest charges, to the carrying amount of the underlying assets. The Company would evaluate a potential impairment if the recorded value of these assets exceeded the associated future net operating cash flows. Any potential impairment loss would be measured as the amount by which the carrying value exceeds the fair value of the asset. Fair value of assets would be measured by market value, if an active market exists, or by a forecast of expected future net operating cash flows, discounted at a rate commensurate with the risk involved.

  Income Taxes--Prior to 1995, the Company had elected to be treated as an S Corporation under certain provisions of the Internal Revenue Code. Effective January 1, 1995, the Company terminated its S Corporation status.

  The Company accounts for income taxes using the liability method in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are provided for temporary differences between the financial statement and tax bases of the assets and liabilities using current tax rates.

  Revenue Recognition--Revenues are recognized during the period the calls are made. In addition, during the same period, the Company accrues the related telecommunication costs for validating, transmitting, billing and collection, and line and long distance charges, along with commissions payable to the facilities and allowances for unbillable and uncollectible calls, based on historical experience.

  Facility Commissions--Under the terms of the Company's telephone system contracts with correctional facilities, the Company pays commissions to these facilities generally based on call volume revenues, which are accrued during the period the revenues are generated.

  Financial Instruments--The Company's financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," include cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The Company believes that the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and long-term debt are a reasonable estimate of their fair value because of the short-term maturities of such instruments or, in the case of the revolving credit facility borrowings, because of the

                           AMERITEL PAY PHONES, INC.

floating interest rates on such borrowings. In the case of the subordinated promissory notes to related parties, which bear a fixed interest rate, the Company believes that the current interest rates on these notes approximate the rates that could be currently negotiated with such related parties.

  Reclassifications--Certain reclassifications have been made to the 1995 financial statements to conform to the presentation used in the 1996 financial statements.

2. ACQUISITIONS

  During the year ended December 31, 1995, and the eleven months ended November 30, 1996, the Company acquired facility contracts and the related facility equipment from various other independent inmate phone operators for purchase prices aggregating $3.6 million and $5.0 million, respectively.

  These acquisitions were each accounted for using the purchase method of accounting as of their respective acquisition dates, and accordingly, only the results of the operations of these facilities subsequent to their respective acquisition dates are included in the financial statements of the Company. At the acquisition dates, the purchase prices were allocated to the assets acquired, including telephone system equipment, facility contracts and other identifiable intangibles based on their fair market values.

  The excess of the total purchase prices over the fair values of the assets acquired represented goodwill. In connection with the acquisitions, assets were acquired, and liabilities were assumed as follows:

                                                        YEAR     ELEVEN MONTHS
                                                       ENDED         ENDED
                                                    DECEMBER 31, NOVEMBER 30,
                                                        1995         1996
                                                    ------------ -------------
   Purchase prices:
     Net cash paid.................................  $3,613,662   $4,698,468
     Amounts payable to sellers....................                  310,000
                                                     ----------   ----------
   Total purchase price............................   3,613,662    5,008,468
   Estimated fair values of tangible and
    identifiable intangible assets acquired........   3,215,111    4,121,809
                                                     ----------   ----------
   Goodwill........................................  $  398,551   $  886,659
                                                     ==========   ==========

  The following table presents unaudited pro forma results of operations of the Company for the year ended December 31, 1995, and the eleven months ended November 30, 1996, as if the 1995 and 1996 acquisitions had occurred at the beginning of 1995:

                                                           1995        1996
                                                        ----------- -----------
                                                              (UNAUDITED)
   Net sales........................................... $32,770,086 $31,929,045
                                                        =========== ===========
   Income before extraordinary loss.................... $ 1,430,165 $ 1,308,344
                                                        =========== ===========
   Net income.......................................... $ 1,430,165 $ 1,255,991
                                                        =========== ===========

  The unaudited pro forma results of operations are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisitions occurred at the beginning of the year, nor do they purport to be indicative of the future results of operations of the Company.

                           AMERITEL PAY PHONES, INC.

  In connection with two of the acquisitions in 1996, the Company recorded amounts payable to the sellers of $310,000, the payment of which was contingent upon the fulfillment of certain stipulations that the Company believed were probable of being met. In the event that the stipulations were not met and the full balance was not paid by the Company, intangible assets previously recorded on these acquisitions would be reduced.

3. ACCOUNTS RECEIVABLE

  Accounts receivable consist of the following:

                                                     DECEMBER 31, NOVEMBER 30,
                                                         1995         1996
                                                     ------------ ------------
   Trade accounts receivable........................  $4,255,170   $6,895,904
   Advance commissions receivable...................     111,211      353,378
   Receivable related to an acquisition.............     163,867
   Employees and other..............................      22,621       50,670
                                                      ----------   ----------
                                                       4,552,869    7,299,952
   Less advances on receivables.....................  (2,136,156)    (719,093)
   Less allowance for unbillable and uncollectible
    chargebacks.....................................    (661,936)  (1,034,555)
                                                      ----------   ----------
                                                      $1,754,777   $5,546,304
                                                      ==========   ==========

  At December 31, 1995, and November 30, 1996, the Company had advanced commissions to certain facilities of $306,243 and $843,378, respectively, which are recoverable from such facilities as a reduction of earned commissions at specified monthly amounts. Amounts included in accounts receivable represent the estimated recoverable amounts during the next fiscal year with the remaining balance recorded in other assets.

4. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                      DECEMBER 31, NOVEMBER 30,
                                                          1995         1996
                                                      ------------ ------------
   Leasehold improvements............................  $   66,156   $   59,145
   Telephone system equipment........................   3,845,877    5,159,020
   Vehicles..........................................     157,506      138,914
   Office equipment..................................     263,558      334,543
                                                       ----------   ----------
                                                        4,333,097    5,691,622
   Less accumulated depreciation and amortization....    (661,157)  (1,170,101)
                                                       ----------   ----------
                                                       $3,671,940   $4,521,521
                                                       ==========   ==========

  Substantially all of the Company's property and equipment is collateral for the Company's long-term debt.

                           AMERITEL PAY PHONES, INC.

5. INTANGIBLE AND OTHER ASSETS

  Intangible and other assets consist of the following:

                                                    DECEMBER 31,  NOVEMBER 30,
                                                        1995          1996
                                                    ------------  ------------
   Intangible assets:
     Acquired facility contracts................... $ 7,549,937   $11,432,435
     Noncompete agreements.........................     455,000       375,000
     Goodwill......................................   4,202,301     5,088,960
     Other intangibles.............................     199,819       100,945
                                                    -----------   -----------
                                                     12,407,057    16,997,340
   Less accumulated amortization...................  (1,966,611)   (3,372,382)
                                                    -----------   -----------
   Total intangible assets.........................  10,440,446    13,624,958
   Other assets--noncurrent portion of commission
    advances to facilities.........................     195,032       490,000
                                                    -----------   -----------
                                                    $10,635,478   $14,114,958
                                                    ===========   ===========

6. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                       DECEMBER 31, NOVEMBER 30,
                                                           1995         1996
                                                       ------------ ------------
   Billing and collection fees........................  $  382,965   $  420,338
   Facility commissions...............................     326,613      722,769
   Long-distance charges..............................     740,006    1,399,180
   Recurring and special bonuses......................                  521,875
   Other..............................................     253,202      225,795
                                                        ----------   ----------
                                                        $1,702,786   $3,289,957
                                                        ==========   ==========

7. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                       DECEMBER 31,  NOVEMBER 30,
                                                           1995          1996
                                                       ------------  ------------
   Revolving credit facility advances................  $ 9,500,000   $12,600,000
   Subordinated promissory note payable to a related
    party, with interest at 10%, due on December 31,
    2001.............................................      800,000       800,000
   Subordinated promissory notes payable to a related
    party, with interest of 10%, payable in quarterly
    installments of $106,472 until maturity on March
    31, 2001, collateralized by a security interest
    in certain facility equipment and contracts......    1,390,000     1,244,718
   Amount payable in connection with a facility
    contract acquisition, due in February 1999.......                    200,000
                                                       -----------   -----------
                                                        11,690,000    14,844,718
   Less current maturities of long-term debt.........     (220,592)   (1,824,907)
                                                       -----------   -----------
                                                       $11,469,408   $13,019,811
                                                       ===========   ===========

                           AMERITEL PAY PHONES, INC.

  The revolving credit facility is a $20,000,000 revolving credit facility with United Missouri Bank, N.A. and NBD Bank, with interest at a floating rate based on either prime or LIBOR options plus applicable basis points based on the Company's applicable coverage ratios. The outstanding balance at September 30, 1996, was converted into an installment note at that date, with the remaining balance of the revolving credit facility available until September 30, 1998. The installment note is payable in quarterly installments of $378,000 in 1997, increasing on an annual basis thereafter through September 30, 2001. The Company pays a commitment and facility fee of 0.5% on the average daily unused portion of the revolving credit facility. The revolving credit facility is collateralized by substantially all assets of the Company.

  Scheduled principal maturities on long-term debt for the five years subsequent to December 31, 1996, are as follows:

     1997........................................................... $ 1,824,907
     1998...........................................................   2,374,490
     1999...........................................................   3,194,374
     2000...........................................................   3,122,947
     2001...........................................................   4,328,000
                                                                     -----------
                                                                     $14,844,718
                                                                     ===========

  In conjunction with the sale of the Company, as discussed in Note 14, all of the outstanding debt was repaid.

8. INCOME TAXES

  The provision for income taxes for the year ended December 31, 1995, and the eleven months ended November 30, 1996, is as follows:

                                                                 1995     1996
                                                               -------- --------
   Current taxes payable:
     Federal.................................................. $553,459 $609,228
     State....................................................  116,443  119,297
   Deferred income taxes......................................   64,461 (35,524)
                                                               -------- --------
                                                               $734,363 $693,001
                                                               ======== ========

  The provision for income taxes differs from statutory rates primarily as a result of state income taxes and permanent differences. The following is a reconciliation of income taxes reported in the statement of operations:

                                                                1995     1996
                                                              -------- --------
   Tax at statutory rates.................................... $612,594 $613,785
   Effect of state income taxes..............................   78,919  102,487
   Termination of S Corporation status.......................   15,141
   Other.....................................................   27,709  (23,271)
                                                              -------- --------
                                                              $734,363 $693,001
                                                              ======== ========

                           AMERITEL PAY PHONES, INC.

  The tax effects of temporary differences giving rise to deferred income tax asset and liabilities were:

                                                                 ELEVEN MONTHS
                                                     YEAR ENDED      ENDED
                                                    DECEMBER 31, NOVEMBER 30,
                                                        1995         1996
                                                    ------------ -------------
   Deferred tax asset:
     Allowance for unbillable and uncollectible
      chargebacks..................................  $ 253,893     $ 396,752
   Deferred tax liabilities:
     Depreciation and amortization.................   (313,584)     (402,892)
     Other.........................................     (4,770)      (22,797)
                                                     ---------     ---------
                                                      (318,354)     (425,689)
                                                     ---------     ---------
   Net deferred income tax liability...............  $ (64,461)    $ (28,937)
                                                     =========     =========

  This net deferred income tax liability is classified in the balance sheet as follows:

                                                                   ELEVEN MONTHS
                                                       YEAR ENDED      ENDED
                                                      DECEMBER 31, NOVEMBER 30,
                                                          1995         1996
                                                      ------------ -------------
   Current asset.....................................  $ 253,893     $ 396,752
   Noncurrent liability..............................   (318,354)     (425,689)
                                                       ---------     ---------
                                                       $ (64,461)    $ (28,937)
                                                       =========     =========

9. STOCKHOLDERS' EQUITY

  Stock Split--On April 26, 1995, the Company's Board of Directors approved a 326.8-for-1 split of the Company's common stock, a change in the par value of the stock from $1 to $.01 and a change in the number of authorized common shares to 10,000,000 shares of common stock. All share amounts in the financial statements have been restated for the stock split.

  Stock Options--On May 1, 1994, the Board of Directors of the Company adopted a stock option agreement for certain employees and consultants of the Company. On the same date, the Board of Directors granted options for 233,335 shares of common stock at $.765 per share, the then-estimated fair market value per share of common stock of the Company that were exercisable at any time for a period of up to ten years from the date of grant.

  On December 19, 1994, the Board of Directors of the Company adopted the 1995 Stock Option Plan (the "Plan") for the directors, officers and other key employees of the Company, effective for fiscal year 1995. The maximum number of shares that could be granted under the Plan was amended from 653,600 shares to 446,248 shares on April 28, 1995. Under the provisions of the Plan, options were to be granted at an exercise price per share not less than the fair market value at the date of grant, as determined by the Compensation Committee (the "Committee"), and were to be exercisable on the date of grant. The Committee was also assigned responsibility for determining the term of each option, which in no event could exceed ten years from the date of grant. A total of 225,492 options were granted under the Plan during 1995 at a price of $4.59 per share, the then estimated fair market value per share of common stock of the Company.

                           AMERITEL PAY PHONES, INC.

  During 1996, no additional stock options were granted to employees, and employees exercised all remaining unexercised options prior to the sale of the Company, as discussed in Note 14. The following is a summary of changes in stock options during 1995 and 1996:

                                                                       EXERCISE
                                                                       WEIGHTED
                                                                        AVERAGE
                                                            NUMBER OF    PRICE
                                                             SHARES    PER SHARE
                                                            ---------  ---------
   Outstanding at January 1, 1995..........................  233,339    $0.765
     Granted during 1995...................................  225,492     4.590
     Exercised during 1995................................. (173,370)    0.765
                                                            --------
   Outstanding at December 31, 1995........................  285,461     3.790
     Exercised during 1996................................. (285,461)    3.790
                                                            --------
   Outstanding at November 30, 1996........................      --
                                                            ========

  The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plans, and accordingly, no compensation has been recognized since stock options granted under these plans were at exercise prices, which approximated market value at the grant date. Had the Company implemented SFAS No. 123, "Accounting for Stock-Based Compensation" the implementation would not have affected the net income of the Company for the eleven months ending November 30, 1996, because no options were granted during the period and because options granted prior to 1996 were fully vested. Had the Company implemented SFAS No. 123 in 1995, the implementation would have increased the Company's compensation expense by approximately $307,000, and the Company's pro forma net income, considering the effect of implementing SFAS No. 123, net of tax effects, would have been approximately $878,384.

  In connection with the issuance of shares of the Company's common stock for exercised options in 1996, the Company recognized, as increases in common stock and additional paid-in capital, the aggregate exercise price of $1,080,885, along with the tax benefits related to such options of $334,285. At November 30, 1996, the Company had recorded stock subscriptions receivable of $1,061,384 from certain employees for unpaid exercise proceeds, which were subsequently collected by the Company in December 1996.

  Preferred Stock--On May 1, 1995, the Company authorized the issuance of up to 500,000 shares of preferred stock at $.01 par value. Subsequently, 244,800 shares were issued during 1995 (of which 4,800 were issued in the form of a stock dividend); 208,000 of such shares were purchased by Kansas City Equity Partners, L.P. The preferred stock accrues dividends at 8% for the one-year period ending on the first anniversary of the original issue date, 10% until the second anniversary date and 12% thereafter. The preferred stock dividend, at the election of the Company, is payable in cash or additional shares of preferred stock. The preferred stock is convertible any time into 244,800 shares of common stock on an after-stock-conversion basis. During 1996, $137,708 of the cash dividends were paid on the preferred stock. During 1995, $30,000 of dividends were paid on the preferred stock in the form of a stock dividend, resulting in the issuance of an additional 4,800 preferred shares; $50,000 of cash dividends were paid on the preferred stock.

  In conjunction with the sale of the Company, as discussed in Note 14, all outstanding shares of preferred stock were redeemed.

10. RELATED PARTY TRANSACTIONS

  In addition to the related party notes payable discussed in Note 7 and the stock subscription receivables related to exercised stock options discussed in
Note 9, during 1995 and the eleven months ended November 30,

                           AMERITEL PAY PHONES, INC.

1996, the Company paid an affiliate of its majority stockholders a consulting fee of $57,005 and $37,500, respectively, and, in 1996, incurred certain legal costs on behalf of its stockholders, which are recorded as accounts receivable from such stockholders.

  In 1995, the Company shared a common office facility with Green Street Capital, Inc. ("Green Street"), which is owned by the two principal shareholders of the Company. Rental payments received from Green Street in 1995 were $7,750. There were no similar arrangements in 1996.

  In addition to the above shared facilities, the Company entered into several other related party transactions with Green Street. A management fee of $40,000 through June 1995 was paid to Green Street for reimbursement of services provided to the Company and is included in selling, general and administrative expenses in the accompanying statements of income. Subsequent to the termination of the management fee, certain salaries and expenses of Green Street employees were billed and paid monthly by the Company for services rendered. During 1994, an advance of $571,653 was received by the Company, representing Company expenses paid by Green Street during the year. The advance carried interest at 9.5% and was repaid by the Company in 1995.

  Other related party transactions included the Company's purchase of telephone contracts and equipment from Pay-Tel of America, Inc., an affiliate of certain stockholders, for $770,000 in 1995, and during 1995, the Company paid Phone Bell Systems, Inc., an affiliate of certain stockholders, $18,825 for billing services and purchased the stock of this entity for $10,000.

11. BENEFIT PLAN

  The Company sponsors a 401(k) savings plan for the benefit of eligible full-time employees; this is a qualified benefit plan in accordance with the Employee Retirement Income Security Act ("ERISA"). The employees participating in the plan can generally make contributions to the plan of up to 15% of their compensation. The plan provides for discretionary matching contributions by the Company of up to 50% of an eligible employee's contribution. No significant contributions to this plan were made by the Company during 1995 and 1996.

12. OTHER COSTS

  Nonrecurring Costs--During 1996, the Company incurred costs of $250,000 related to the settlement of a lawsuit related to a prior acquisition, along with special bonuses of $434,320 paid to key management at the date of the sale of the Company, as discussed in Note 14. These special bonuses were payable to key management upon the closing of the sale of the Company pursuant to a transaction bonus agreement with such employees, due and payable only upon the closing of the sale, a portion of which was attributable to the buyout of existing employment contracts with such employees.

  Extraordinary Loss--In connection with the sale of the Company, all outstanding long-term debt was repaid, resulting in the expensing of existing unamortized debt issue costs of $52,353 (net of income tax benefit of $32,573). This loss has been classified as an extraordinary loss in accordance with the provisions of SFAS No. 4, "Reporting Gains and Losses From the Early Extinguishment of Debt."

                           AMERITEL PAY PHONES, INC.

13. COMMITMENTS AND CONTINGENCIES

  Operating Lease--The Company leases office space under an operating lease agreement that expires on July 31, 1999. Rent expense under this and prior operating lease agreements was $102,484 and $61,050 during the fiscal years 1995 and 1996, respectively. The total remaining future minimum lease payments for the Company under the operating lease agreement are as follows:

     1997.............................................................. $ 66,600
     1998..............................................................   66,600
     1999..............................................................   38,850
                                                                        --------
                                                                        $172,050
                                                                        ========

  Contingencies--The Company is subject to various legal proceedings and claims that arise in the ordinary course of business operations. In the opinion of management, the amount of liability, if any, with respect to these actions would not materially affect the financial position of the Company or its results of operations.

14. SUBSEQUENT SALE OF COMPANY

  On December 27, 1996, Talton Holdings, Inc. acquired all of the outstanding common stock of the Company in a purchase business combination effective December 1, 1996. In conjunction with this transaction, all of the outstanding debt of the Company was repaid and all of the outstanding preferred stock was redeemed.

                                  * * * * * *

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
 Stockholders of Talton Telecommunications Corporation:

  We have audited the accompanying consolidated balance sheet of Talton Telecommunications Corporation and subsidiary (the "Company") as of November 30, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the eleven months then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Talton Telecommunications Corporation and subsidiary as of November 30, 1996, and the results of their income and their cash flows for the eleven months then ended, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Dallas, Texas
April 4, 1997

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
 Stockholders of Talton Telecommunications Corporation:

  We have audited the accompanying consolidated balance sheet of Talton Telecommunications Corporation and subsidiary (the "Company") as of December 31, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1995, and the results of their income and their cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Borland, Benefield, Crawford & Webster, P.C.
Birmingham, Alabama
March 4, 1996

              TALTON TELECOMMUNICATIONS CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                      DECEMBER 31, NOVEMBER 30,
                                                          1995         1996
                                                      ------------ ------------
                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........................  $  401,737   $  449,904
  Accounts receivable................................   2,054,141    2,388,958
  Refundable income taxes............................     489,652
  Inventories........................................     310,628      168,395
  Prepaid expenses...................................                   55,788
  Deferred income tax asset..........................     220,653       54,400
                                                       ----------   ----------
    Total current assets.............................   3,476,811    3,117,445
PROPERTY AND EQUIPMENT...............................   3,833,426    4,119,147
INTANGIBLE AND OTHER ASSETS..........................     695,861      586,656
                                                       ----------   ----------
TOTAL................................................  $8,006,098   $7,823,248
                                                       ==========   ==========
        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable...................................  $  936,569   $  950,576
  Accrued expenses...................................   3,148,445    3,205,027
  Income taxes payable...............................                  892,000
  Current portion of debt............................   1,848,716
                                                       ----------   ----------
    Total current liabilities........................   5,933,730    5,047,603
LONG-TERM DEBT.......................................   1,535,078
DEFERRED INCOME TAXES................................     223,869      308,605
COMMITMENTS AND CONTINGENCIES (See Notes)
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 5,000 shares
   authorized, issued and outstanding................       5,000        5,000
  Retained earnings..................................     308,421    2,462,040
                                                       ----------   ----------
    Total stockholders' equity.......................     313,421    2,467,040
                                                       ----------   ----------
TOTAL................................................  $8,006,098   $7,823,248
                                                       ==========   ==========

                See notes to consolidated financial statements.

              TALTON TELECOMMUNICATIONS CORPORATION AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                   ELEVEN MONTHS
                                                      YEAR ENDED       ENDED
                                                     DECEMBER 31,  NOVEMBER 30,
                                                         1995          1996
                                                     ------------  -------------
OPERATING REVENUE................................... $19,955,019    $24,357,473
OPERATING EXPENSES:
  Telecommunication costs...........................   8,926,090      9,588,482
  Facility commissions..............................   6,097,790      7,875,455
  Field operations and maintenance..................     602,429        649,739
  Selling, general and administrative...............   2,329,970      1,639,827
  Depreciation......................................     975,350      1,001,982
  Amortization of intangibles.......................     380,895        122,180
                                                     -----------    -----------
    Total operating expenses........................  19,312,524     20,877,665
                                                     -----------    -----------
OPERATING INCOME....................................     642,495      3,479,808
OTHER (INCOME) EXPENSE:
  Interest income...................................      (9,625)       (55,268)
  Interest expense..................................     341,461        169,789
  Other, net........................................    (118,095)       (12,321)
                                                     -----------    -----------
    Total other (income) expense....................     213,741        102,200
                                                     -----------    -----------
INCOME BEFORE INCOME TAXES..........................     428,754      3,377,608
INCOME TAXES........................................     157,339      1,223,989
                                                     -----------    -----------
NET INCOME.......................................... $   271,415    $ 2,153,619
                                                     ===========    ===========


                See notes to consolidated financial statements.

              TALTON TELECOMMUNICATIONS CORPORATION AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                             COMMON STOCK
                                             -------------  RETAINED
                                             SHARES AMOUNT  EARNINGS    TOTAL
                                             ------ ------ ---------- ----------
BALANCE, JANUARY 1, 1995 (As restated--Note
 2)........................................  5,000  $5,000 $   37,006 $   42,006
  Net income for 1995 (as restated)........                   271,415    271,415
                                             -----  ------ ---------- ----------
BALANCE, DECEMBER 31, 1995 (As restated--
 Note 2)...................................  5,000   5,000    308,421    313,421
  Net income for the eleven months ended
   November 30, 1996.......................                 2,153,619  2,153,619
                                             -----  ------ ---------- ----------
BALANCE, NOVEMBER 30, 1996.................  5,000  $5,000 $2,462,040 $2,467,040
                                             =====  ====== ========== ==========



                See notes to consolidated financial statements.

              TALTON TELECOMMUNICATIONS CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         YEAR      ELEVEN MONTHS
                                                        ENDED          ENDED
                                                     DECEMBER 31,  NOVEMBER 30,
                                                         1995          1996
                                                     ------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................ $   271,415    $ 2,153,619
  Adjustments to reconcile net income to net cash
   provided
   by operating activities:
    Depreciation and amortization...................   1,356,245      1,124,162
    Deferred income taxes...........................     354,884        250,989
  Changes in operating assets and liabilities:
    Accounts receivable.............................  (1,077,696)      (180,563)
    Inventories.....................................    (174,715)       142,233
    Prepaid expenses................................       7,536        (55,788)
    Accounts payable................................     302,838         14,007
    Accrued expenses................................   1,236,118        (97,672)
    Income taxes payable............................    (523,114)     1,381,652
                                                     -----------    -----------
      Net cash provided by operating activities.....   1,753,511      4,732,639
                                                     -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..............................  (2,617,816)    (1,287,703)
  Payments (refunds) for intangible and other.......     260,767        (12,975)
                                                     -----------    -----------
      Net cash used in investing activities.........  (2,357,049)    (1,300,678)
                                                     -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt..........   2,000,225
  Payments of long-term debt........................  (1,185,168)    (3,383,794)
                                                     -----------    -----------
      Net cash provided by (used in) financing
       activities...................................     815,057     (3,383,794)
                                                     -----------    -----------
INCREASE IN CASH AND CASH EQUIVALENTS...............     211,519         48,167
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD......     190,218        401,737
                                                     -----------    -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD............ $   401,737    $   449,904
                                                     ===========    ===========
SUPPLEMENTAL INFORMATION:
  Interest paid..................................... $   338,672    $   172,578
                                                     ===========    ===========
  Income taxes paid (refunded)...................... $    89,500    $  (408,652)
                                                     ===========    ===========

                See notes to consolidated financial statements.

             TALTON TELECOMMUNICATIONS CORPORATION AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business--Talton Telecommunications Corporation (the "Company"), which was incorporated in 1973, owns, operates and maintains telephone systems under contracts with correctional facilities in Alabama, Mississippi, North Carolina and South Carolina. The Company also operates and maintains public pay telephone systems at various third-party property locations. The Company accumulates call activity from its various installations and bills its revenues related to this call activity through major local exchange carriers ("LECs") or through third-party billing services for smaller volume LECs, all of which are granted credit in the normal course of business with terms of between 30 and 60 days. The Company performs ongoing credit evaluations of its customers and maintains allowances for unbillable and uncollectible losses based on historical experience.

  Preparation of Financial Statements--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, such as estimates of allowances and reserves for unbillable and uncollectible chargebacks, that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Principles of Consolidation--The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Talton Telecommunications of Carolina, Inc. All significant intercompany balances and transactions are eliminated in consolidation.

  Cash and Cash Equivalents--For purposes of the statement of cash flows, cash and cash equivalents includes cash on hand and cash investments with a remaining maturity at the date of purchase of three months or less.

  Accounts Receivable--Trade accounts receivable represents amounts billed for calls placed through the Company's telephone systems to the various LECs or third-party billing services, net of an allowance for unbillable and uncollectible calls, based on historical experience, for estimated chargebacks to be made by the LECs.

  Inventories--Inventories are stated at the lower of cost, as determined using the first-in, first-out ("FIFO") method of valuation or market. Inventory is primarily composed of equipment available for installation on new contracts and supplies and parts for the telephone systems serviced by the Company.

  Property and Equipment--Property and equipment is stated at cost. Depreciation and amortization is provided on a straight-line basis over the estimated useful lives of the related assets. The following is a summary of useful lives for major categories of property and equipment:

     ASSET                                                        USEFUL LIFE
     -----                                                        -----------
     Leasehold improvements...................................... 15 to 39 years
     Telephone system equipment.................................. 5 to 6 years
     Vehicles.................................................... 5 years
     Office equipment............................................ 5 to 7 years

  Maintenance and repairs are expensed when incurred, and major repairs that extend an asset's useful life are capitalized. When items are retired or disposed of, the related carrying value and accumulated depreciation are removed from the respective accounts, and the net difference less any amount realized from the disposition is reflected in earnings.

  Intangible and Other Assets--Intangible and other assets include amounts allocated to acquired facility contracts, noncompete agreements, goodwill and other intangible assets, which are stated at cost. Amortization

             TALTON TELECOMMUNICATIONS CORPORATION AND SUBSIDIARY of intangible assets is provided on a straight-line basis over the estimated useful lives of the related assets. The following is a summary of useful lives for major categories of intangible assets:

     INTANGIBLE ASSET                                             USEFUL LIFE
     ----------------                                             -----------
     Acquired facility contracts................................. Contract term
     Noncompete agreements....................................... Agreement term
     Goodwill.................................................... 15 years

  Acquired facility contracts consist primarily of costs allocated to locations acquired in acquisitions of facility contract rights from other service providers, along with other incremental direct costs paid to obtain the facility contracts.

  The Company periodically assesses the net realizable value of its intangible assets, as well as all other assets, by comparing the expected future net operating cash flows, undiscounted and without interest charges, to the carrying amount of the underlying assets. The Company would evaluate a potential impairment if the recorded value of these assets exceeded the associated future net operating cash flows. Any potential impairment loss would be measured as the amount by which the carrying value exceeds the fair value of the asset. Fair value of assets would be measured by market value, if an active market exists, or by a forecast of expected future net operating cash flows, discounted at a rate commensurate with the risk involved.

  Income Taxes--The Company accounts for income taxes using the liability method in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are provided for temporary differences between the financial statement and tax bases of the assets and liabilities using current tax rates.

  Revenue Recognition--Revenues are recognized during the period the calls are made. In addition, during the same period, the Company accrues the related telecommunication costs for validating, transmitting, billing and collection, and line and long distance charges, along with commissions payable to the facilities and allowances for unbillable and uncollectible calls, based on historical experience.

  Facility Commissions--Under the terms of the Company's telephone system contracts with correctional facilities, the Company pays commissions to these facilities generally based on call volume revenues that are accrued during the period the revenues are generated.

  Financial Instruments--The Company's financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," include cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The Company believes that the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and long-term debt are a reasonable estimate of their fair value because of the short-term maturities of such instruments or, in the case of long-term debt, because of the floating interest rates on such long-term debt.

  Reclassifications--Certain reclassifications have been made to the 1995 financial statements to conform to the presentation used in the 1996 financial statements.

2. PRIOR-PERIOD ADJUSTMENTS

  The Company has restated its previously issued consolidated financial statements for the year ended December 31, 1995, to correct for certain errors principally related to the timing of when certain recurring costs are recognized in the consolidated financial statements. These corrections relate primarily to the capitalization of certain direct costs of facility contract installations previously expensed, the recording of allowances and reserves

             TALTON TELECOMMUNICATIONS CORPORATION AND SUBSIDIARY for unbillable and uncollectible chargebacks, the recording of excise taxes and the recording of deferred income taxes, and reduced previously reported retained earnings as of January 1, 1994, by $396,209. The following table summarizes the impact of these corrections on previously reported results of operations and retained earnings during 1995:

     Income (loss) before income taxes:
       As previously reported........................................ $(24,716)
       As restated...................................................  428,754
     Net income:
       As previously reported........................................  154,670
       As restated...................................................  271,415
     Retained earnings:
       As previously reported........................................  303,800
       As restated...................................................  308,421

3. ACCOUNTS RECEIVABLE

  Accounts receivable consist of the following:

                                                     DECEMBER 31, NOVEMBER 30,
                                                         1995         1996
                                                     ------------ ------------
   Trade accounts receivable........................  $2,159,660   $2,390,864
   Amounts due from shareholders....................                  154,894
   Other............................................      54,481        3,200
                                                      ----------   ----------
                                                       2,214,141    2,548,958
   Less allowance for unbillable and uncollectible
    chargebacks.....................................    (160,000)    (160,000)
                                                      ----------   ----------
                                                      $2,054,141   $2,388,958
                                                      ==========   ==========

4. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                     DECEMBER 31,  NOVEMBER 30,
                                                         1995          1996
                                                     ------------  ------------
   Leasehold improvements..........................  $   430,346   $   449,116
   Telephone system equipment......................    6,301,141     7,425,582
   Vehicles........................................      227,370       246,611
   Office equipment................................      194,942       319,167
                                                     -----------   -----------
                                                       7,153,799     8,440,476
   Less accumulated depreciation and amortization..   (3,320,373)   (4,321,329)
                                                     -----------   -----------
                                                     $ 3,833,426   $ 4,119,147
                                                     ===========   ===========

             TALTON TELECOMMUNICATIONS CORPORATION AND SUBSIDIARY

5. INTANGIBLE AND OTHER ASSETS

  Intangible and other assets consist of the following:

                                                     DECEMBER 31,  NOVEMBER 30,
                                                         1995          1996
                                                     ------------  ------------
   Acquired facility contracts...................... $ 1,562,906   $ 1,562,906
   Noncompete agreement.............................     250,000       250,000
   Goodwill.........................................     455,704       455,704
   Other............................................      53,400        66,375
                                                     -----------   -----------
                                                       2,322,010     2,334,985
   Less accumulated amortization....................  (1,626,149)   (1,748,329)
                                                     -----------   -----------
                                                     $   695,861   $   586,656
                                                     ===========   ===========

6. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                       DECEMBER 31, NOVEMBER 30,
                                                           1995         1996
                                                       ------------ ------------
   Facility commissions...............................  $1,293,030   $1,317,000
   Uncollectible call chargebacks.....................     840,000      840,000
   Sales and excise taxes.............................     530,161      702,838
   Payroll and benefits...............................     161,000      145,295
   Other..............................................     324,254      199,894
                                                        ----------   ----------
                                                        $3,148,445   $3,205,027
                                                        ==========   ==========

  The accrual for uncollectible call chargebacks represents a reserve for amounts collected from the various LECs or third-party billing services that are expected to be charged back to the Company in future periods.

7. LONG-TERM DEBT

  The following table summarizes the Company's long-term debt at December 31, 1995. Since all of the outstanding debt was repaid by the Company during 1996, there are no outstanding balances at November 30, 1996:

   Notes payable, with interest of 8.5%, payable in monthly
    installments of $110,000 until maturity in June 1997,
    collateralized by equipment and personally guaranteed by the majority stockholder............................................ $1,980,545
   Note payable, with interest of 9.75%, payable in monthly
    installments of $50,000 until maturity in December 1997,
    collateralized by accounts receivable and certain equipment and personally guaranteed by the majority stockholder...............  1,112,226
   Note payable, with interest of 8.5%, payable in monthly
    installments of $12,660 until maturity in January 1998,
    collateralized by equipment and personally guaranteed by the
    majority stockholder............................................    291,023
                                                                     ----------
                                                                      3,383,794
   Less current maturities of long-term debt........................  1,848,716
                                                                     ----------
                                                                     $1,535,078
                                                                     ==========

             TALTON TELECOMMUNICATIONS CORPORATION AND SUBSIDIARY

  The Company has a $750,000 line of credit arrangement with The Peoples Bank and Trust Company. The line had no outstanding balance at either December 31, 1995, or November 30, 1996. The line of credit bears interest at the prime rate, and is personally guaranteed by the majority stockholder.

8. INCOME TAXES

  The provision for income taxes for the year ended December 31, 1995, and the eleven months ended November 30, 1996, are as follows:

                                                            1995        1996
                                                          ---------  ----------
   Current taxes payable (refundable):
     Federal............................................. $(181,387) $  901,000
     State...............................................   (16,158)     72,000
     Deferred income taxes...............................   354,884     250,989
                                                          ---------  ----------
                                                          $ 157,339  $1,223,989
                                                          =========  ==========

  The Company has provided income tax expense during the nine months ended September 30, 1996, using the effective tax rates for each of its taxing jurisdictions that have been allocated between current income taxes payable and deferred income taxes based on 1996 anticipated temporary differences.

  The provision for income taxes differs from statutory rates primarily as a result of state income taxes and permanent differences. The following is a reconciliation of income taxes reported in the consolidated statements of income:

                                                       DECEMBER 31, NOVEMBER 30,
                                                           1995         1996
                                                       ------------ ------------
   Tax at statutory rates.............................   $145,776    $1,148,387
   Effect of state income taxes.......................     12,434        97,951
   Tax penalties and other............................       (871)      (22,349)
                                                         --------    ----------
                                                         $157,339    $1,223,989
                                                         ========    ==========

  The tax effects of temporary differences giving rise to deferred income tax assets and liabilities were:

                                                     DECEMBER 31, NOVEMBER 30,
                                                         1995         1996
                                                     ------------ ------------
   Deferred income tax assets:
     Allowance for unbillable and uncollectible
      revenues......................................  $  54,400    $  54,400
     Reserves.......................................    146,201
     Other..........................................     20,052
                                                      ---------    ---------
                                                        220,653       54,400
   Deferred income tax liabilities:
     Depreciation and amortization..................   (222,821)    (307,557)
     Other..........................................     (1,048)      (1,048)
                                                      ---------    ---------
                                                       (223,869)    (308,605)
                                                      ---------    ---------
   Net deferred income tax liability................  $  (3,216)   $(254,205)
                                                      =========    =========

             TALTON TELECOMMUNICATIONS CORPORATION AND SUBSIDIARY

 This net deferred income tax liability is classified in the consolidated balance sheets as follows:

                                                       DECEMBER 31, NOVEMBER 30,
                                                           1995         1996
                                                       ------------ ------------
   Current asset......................................  $ 220,653    $  54,400
   Noncurrent liability...............................   (223,869)    (308,605)
                                                        ---------    ---------
                                                        $  (3,216)   $(254,205)
                                                        =========    =========

9. BENEFIT PLAN

  The Company sponsors a 401(k) savings plan for the benefit of eligible full-time employees that is a qualified benefit plan in accordance with the Employee Retirement Income Security Act ("ERISA"). The employees participating in the plan can generally make contributions to the plan of between 5% and 10% of their compensation. The plan provides for discretionary matching contributions by the Company of up to 50% of an eligible employee's contribution. Total plan expense was $29,489 and $32,820 for the year ended December 31, 1995, and for the eleven months ended November 30, 1996, respectively.

10. COMMITMENTS AND CONTINGENCIES

  The Company leases certain property and equipment used in its operations under operating lease agreements. Such leases, which are primarily for office furniture, office space and vehicles, have lease terms ranging from one to four years.

  Future minimum lease payments for years ending December 31 under noncancelable operating leases are summarized below:

     1996 (one month).................................................. $ 10,848
     1997..............................................................   63,209
     1998..............................................................   30,187
     1999..............................................................      960
     2000..............................................................      720
                                                                        --------
                                                                        $105,924
                                                                        ========

  Rent expense in connection with these leases totaled $159,951 and $107,158 for the year ended December 31, 1995, and for the eleven months ended November 30, 1996, respectively.

11. RELATED PARTY TRANSACTIONS

  The Company's majority stockholder and president has personally guaranteed three of the Company's operating leases, which have expiration dates ranging from March 1997 to September 1998. Total payments under the guaranteed leases for the year ended December 31, 1995, and for the eleven months ended November 30, 1996, totaled $75,282 and $79,239, respectively.

  During 1996, the Company's stockholders incurred $154,894 of legal expenses, which were paid by the Company and are recorded as amounts due from stockholders in accounts receivable at November 30, 1996, pending reimbursement from such stockholders.

              TALTON TELECOMMUNICATIONS CORPORATION AND SUBSIDIARY

12. SUBSEQUENT SALE OF COMPANY

  On December 27, 1996, Talton Holdings, Inc. acquired all of the outstanding common stock of the Company in a purchase business combination effective December 1, 1996.

                                  * * * * * *

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
 Stockholders of Security Telecom Corporation:

  We have audited the accompanying consolidated balance sheet of Security Telecom Corporation and subsidiary (the "Company") as of June 30, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the six-month period ended June 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Security Telecom Corporation and subsidiary as of June 30, 1997, and the results of their operations and their cash flows for the six-month period then ended, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Dallas, Texas
October 10, 1997

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
 Security Telecom Corporation:

  We have audited the accompanying consolidated balance sheets of Security Telecom Corporation and subsidiary (the "Company") as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Security Telecom Corporation and subsidiary as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Davis, Clark and Company, P.C.
Dallas, Texas
May 23, 1997

                  SECURITY TELECOM CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                   DECEMBER 31,
                                               ---------------------  JUNE 30,
                                                  1995       1996       1997
                                               ---------- ---------- ----------
                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................... $   11,601 $   15,391 $   14,381
  Accounts receivable.........................    257,847    788,070  1,072,263
  Prepaid expenses............................     27,191     69,817    104,590
                                               ---------- ---------- ----------
    Total current assets......................    296,639    873,278  1,191,234
PROPERTY AND EQUIPMENT........................  3,275,040  4,213,412  5,017,469
OTHER ASSETS..................................     79,192     44,473    588,863
                                               ---------- ---------- ----------
TOTAL......................................... $3,650,871 $5,131,163 $6,797,566
                                               ========== ========== ==========
     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable............................ $1,139,488 $1,633,773 $2,572,702
  Accrued expenses............................    383,387    523,517    690,439
  Current portion of long-term debt...........    963,069  1,692,647  2,615,419
                                               ---------- ---------- ----------
    Total current liabilities.................  2,485,944  3,849,937  5,878,560
LONG-TERM DEBT................................    567,538    758,513    560,782
DEFERRED INCOME TAXES.........................     87,125    106,915    113,396
MINORITY INTEREST.............................    156,546    175,352    163,818
STOCKHOLDERS' EQUITY:
  Common stock, no par value; 1,000 shares
   authorized; 105 and 70 shares issued and
   outstanding, respectively..................      2,857      1,905      1,905
  Retained earnings...........................    350,861    238,541     79,105
                                               ---------- ---------- ----------
    Total stockholders' equity................    353,718    240,446     81,010
                                               ---------- ---------- ----------
TOTAL......................................... $3,650,871 $5,131,163 $6,797,566
                                               ========== ========== ==========


                See notes to consolidated financial statements.

                  SECURITY TELECOM CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   SIX MONTHS
                                  YEARS ENDED DECEMBER 31,            ENDED
                             ------------------------------------   JUNE 30,
                                1994        1995         1996         1997
                             ----------  -----------  -----------  -----------
OPERATING REVENUE........... $8,091,728  $11,892,919  $15,281,621  $10,576,209
OPERATING EXPENSES:
  Telecommunication costs...  4,176,907    6,134,823    8,265,116    5,527,903
  Facility commissions......  1,814,997    2,590,813    3,246,247    2,690,984
  Field operations and
   maintenance..............    483,012      632,178    1,055,506      805,400
  Selling, general and
   administrative...........    866,762    1,201,567    1,373,701      985,536
  Depreciation and
   amortization.............    255,324      442,952      868,265      513,695
                             ----------  -----------  -----------  -----------
    Total operating
     expenses...............  7,597,002   11,002,333   14,808,835   10,523,518
                             ----------  -----------  -----------  -----------
OPERATING INCOME............    494,726      890,586      472,786       52,691
OTHER (INCOME) EXPENSE:
  Interest income...........    (29,040)     (24,204)     (13,643)
  Interest expense..........    252,904      314,110      460,880      281,980
  Minority interest.........    117,478       19,724       18,806      (11,534)
  Other, net................    (21,667)      20,544      (84,970)     (64,800)
                             ----------  -----------  -----------  -----------
    Total other (income)
     expense................    319,675      330,174      381,073      205,646
                             ----------  -----------  -----------  -----------
INCOME (LOSS) BEFORE INCOME
 TAXES......................    175,051      560,412       91,713     (152,955)
INCOME TAXES................     66,730       13,548       21,609        6,481
                             ----------  -----------  -----------  -----------
NET INCOME (LOSS)........... $  108,321  $   546,864  $    70,104  $  (159,436)
                             ==========  ===========  ===========  ===========


                See notes to consolidated financial statements.

                  SECURITY TELECOM CORPORATION AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                           COMMON STOCK   RETAINED
                                           -------------  EARNINGS
                                           SHARES AMOUNT  (DEFICIT)    TOTAL
                                           ------ ------  ---------  ---------
BALANCE, JANUARY 1, 1994..................  105   $2,857  $(304,324) $(301,467)
  Net income..............................                  108,321    108,321
                                            ---   ------  ---------  ---------
BALANCE, DECEMBER 31, 1994................  105    2,857   (196,003)  (193,146)
  Net income..............................                  546,864    546,864
                                            ---   ------  ---------  ---------
BALANCE, DECEMBER 31, 1995................  105    2,857    350,861    353,718
  Net income..............................                   70,104     70,104
  Purchase and retirement of treasury
   stock..................................  (35)    (952)  (117,359)  (118,311)
  Dividends...............................                  (65,065)   (65,065)
                                            ---   ------  ---------  ---------
BALANCE, DECEMBER 31, 1996................   70    1,905    238,541    240,446
  Net loss................................                 (159,436)  (159,436)
                                            ---   ------  ---------  ---------
BALANCE, JUNE 30, 1997....................   70   $1,905  $  79,105  $  81,010
                                            ===   ======  =========  =========


                See notes to consolidated financial statements.

                  SECURITY TELECOM CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   YEARS ENDED DECEMBER 31,          SIX MONTHS
                              -------------------------------------  ENDED JUNE
                                 1994         1995         1996       30, 1997
                              -----------  -----------  -----------  ----------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income (loss).......... $   108,321  $   546,864  $    70,104  $(159,436)
  Adjustments to reconcile
   net income (loss) to net
   cash provided by operating
   activities:
    Depreciation and
     amortization............     255,324      442,952      868,265    513,695
    Minority interest........     117,478       19,724       18,806    (11,534)
    Deferred income taxes....      78,472       13,548       19,790      6,481
  Changes in operating assets
   and liabilities:
    Accounts receivable......    (283,405)    (319,099)  (1,096,079)  (699,870)
    Prepaid expenses.........                  (27,191)     (42,626)   (34,773)
    Accounts payable.........     275,536      419,939      494,285    915,037
    Accrued expenses.........      97,332      137,486      140,130    166,922
    Other assets.............     (18,251)       4,160       34,719    (44,731)
                              -----------  -----------  -----------  ---------
      Net cash provided by
       operating activities..     630,807    1,238,383      507,394    651,791
                              -----------  -----------  -----------  ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Purchase of property and
   equipment.................  (1,522,914)  (1,085,286)  (1,687,649)  (749,791)
  Cash outflows for
   acquisitions..............                                         (237,111)
  Increase in investments....     (21,154)
                              -----------  -----------  -----------  ---------
      Net cash used in
       investing activities..  (1,544,068)  (1,085,286)  (1,687,649)  (986,902)
                              -----------  -----------  -----------  ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Dividends paid.............                               (43,376)
  Net proceeds from advances
   on accounts receivable....     201,789      294,273      565,856    415,677
  Proceeds from issuance of
   long-term debt............   1,065,723      158,763    1,006,955    825,487
  Payments of long-term
   debt......................    (317,823)    (634,769)    (345,390)  (907,063)
                              -----------  -----------  -----------  ---------
      Net cash provided by
       (used in) financing
       activities............     949,689     (181,733)   1,184,045    334,101
                              -----------  -----------  -----------  ---------
INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS........      36,428      (28,636)       3,790     (1,010)
CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD.........       3,809       40,237       11,601     15,391
                              -----------  -----------  -----------  ---------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD............... $    40,237  $    11,601  $    15,391  $  14,381
                              ===========  ===========  ===========  =========
SUPPLEMENTAL INFORMATION:
  Interest paid.............. $   214,090  $   295,204  $   429,365  $ 313,495
                              ===========  ===========  ===========  =========
  Noncash transactions:
    Purchase of fixed assets
     through the issuance of
     long-term debt.......... $   194,999  $   385,829  $   118,988  $ 400,508
                              ===========  ===========  ===========  =========
    Purchase of treasury
     stock through the
     issuance of long-term
     debt.................... $       --   $       --   $   118,311  $     --
                              ===========  ===========  ===========  =========
    Dividends paid through
     the issuance of long-
     term debt............... $       --   $       --   $    21,689  $     --
                              ===========  ===========  ===========  =========
    Amounts payable for
     acquisitions............ $       --   $       --   $       --   $ 430,000
                              ===========  ===========  ===========  =========

                See notes to consolidated financial statements.

                  SECURITY TELECOM CORPORATION AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business--Security Telecom Corporation (the "Company" or "STC"), which was incorporated on November 1, 1990, owns, operates and maintains telephone systems under contracts with correctional facilities.

  The Company accumulates call activity from its various installations and bills its revenues related to this call activity through third-party billing services to local exchange carriers ("LECs"), all of which are granted credit in the normal course of business with terms of between 30 and 60 days. The Company performs ongoing credit evaluations of its customers and maintains allowances for unbillable and uncollectible losses based on historical experience.

  In fulfilling its responsibility for the preparation of the Company's financial statements and disclosures, Company management selects generally accepted accounting principles and adopts methods for their application. The application of accounting principles requires the estimating, matching and timing of revenue and costs in the determination of income or loss. It is also necessary for management to determine, measure and allocate Company resources and obligations within the financial process according to those principles.

  Principles of Consolidation--The financial statements include accounts of the Company and its 25% owned subsidiary, Law Enforcement Technologies, Inc. ("LETI"). The Company consolidates LETI because of its ability to control the operations of LETI pursuant to an exclusive marketing agreement with LETI whereby STC is the primary customer of LETI. All material intercompany transactions and balances have been eliminated in consolidation. In May 1997, one of the Company's affiliates acquired the remaining outstanding common stock of LETI.

  Cash and Cash Equivalents--For purposes of the statements of cash flows, cash and cash equivalents include cash on hand and cash investments with a remaining maturity at the date of purchase of three months or less.

  Accounts Receivable--Trade accounts receivable represents amounts billed for calls placed through the Company's telephone systems to the third-party billing services, net of advance payments received, and an allowance for unbillable and uncollectible calls based on historical experience for estimated chargebacks to be made by the LECs. Under account advance agreements with third-party billing services, advance payments equal to a percentage of the outstanding billed receivables are remitted to the Company when calls are submitted to the third-party billing service, and the Company grants a lien to the third-party billing service on the related accounts receivable for the advance. The remainder of the billed receivable is paid to the Company, net of the advance amount, after the third-party billing service has collected the receivables from the respective LECs. Interest is charged on the advance payment at varying rates.

  Property and Equipment--Property and equipment are stated at cost. Depreciation and amortization is provided on a straight-line basis over the estimated lives of the related assets, or in the case of capital lease assets, over the life of the leases. The following is a summary of useful lives for the major categories of property and equipment:

     ASSET                                                         USEFUL LIFE
     -----                                                         -----------
     Leasehold improvements....................................... 2 to 10 years
     Telephone system equipment................................... 5 to 10 years
     Office equipment............................................. 5 to 7 years

  Maintenance and repairs are expensed when incurred and major repairs that extend an asset's useful life are capitalized. When items are retired or disposed of, the related carrying value and accumulated depreciation are

                  SECURITY TELECOM CORPORATION AND SUBSIDIARY removed from the respective accounts, and the net differences less any amount realized from the disposition is reflected in earnings.

  The Company capitalizes internally developed software by its LETI subsidiary based on the guidelines of Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Accordingly, costs incurred after technological feasibility has been established for a product are capitalized. Costs capitalized in 1994, 1995 and 1996 were $30,870, $103,863 and $119,826, respectively, and costs capitalized during the six-month period ended June 30, 1997, was $53,146. These costs are being amortized over 60 months. Amortization expense was $3,087, $16,560 and $38,930 in 1994, 1995 and 1996,
respectively. Amortization expense for the six-month period ended June 30, 1997, was $29,197.

  Income Taxes--The Company has elected to be treated as an S Corporation under certain provisions of the Internal Revenue Code, and the Company's subsidiary, LETI, is a C Corporation. Accordingly, the statements of income include a provision for federal income taxes only on the operations of LETI since the taxable income of the Company is included in the stockholders' individual income tax returns.

  The Company's LETI subsidiary accounts for income taxes using the liability method in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are provided for temporary differences between the financial statement and tax bases of the assets and liabilities using current tax rates.

  Revenue Recognition--Revenues are recognized during the period the calls are made. In addition, during the same period, the Company accrues the related telecommunication costs for validating, transmitting, billing and collection, and line and long distance charges, along with commissions payable to the facilities and allowance for unbillable and uncollectible calls, based on historical experience.

  Facility Commissions--Under the terms of the Company's telephone system contracts with corrections facilities, the Company pays commissions to these facilities generally based on call volume revenues that are accrued during the period the revenues are generated.

  Financial Instruments--The Company's financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," include cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The Company believes that the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and long-term debt are a reasonable estimate of their fair value because of the short-term maturities of such instruments or, in the case of long-term debt due after one year, because the Company believes that the current interest rates on these notes approximates the rates that could be currently negotiated with such lenders.

  Reclassifications--Certain reclassifications have been made to the 1994 and 1995 financial statements to conform to the presentation used in the 1996 financial statements.

                  SECURITY TELECOM CORPORATION AND SUBSIDIARY

2. RELATED PARTIES

  The Company purchases software and enters into other related transactions with the Company's subsidiary, LETI, that are eliminated in consolidation. The Company has also entered into financing arrangements with its stockholders, which are discussed in Note 6. At December 31, 1995 and 1996, and the six-month period ended June 30, 1997, the outstanding balances of these related party notes payable were $534,848, $655,451, and $1,384,243, respectively. Interest paid or accrued to these related parties pursuant to these financing arrangements was $46,704 in 1994, $43,007 in 1995, $55,576 in 1996, and $7,790
in the six-month period ended June 30, 1997.

3. ACCOUNTS RECEIVABLE

  Accounts receivable consist of the following:

                                             DECEMBER 31,
                                        ------------------------   JUNE 30,
                                           1995         1996         1997
                                        -----------  -----------  -----------
   Trade accounts receivable........... $ 1,530,663  $ 2,686,172  $ 3,287,247
   Employee receivables................      21,153       42,274        7,553
   Other...............................                                73,632
                                        -----------  -----------  -----------
                                          1,551,816    2,728,446    3,368,432
   Less advances on receivables........  (1,159,969)  (1,725,825)  (1,950,705)
   Less allowance for unbillable and
    uncollectible chargebacks..........    (134,000)    (214,551)    (345,464)
                                        -----------  -----------  -----------
                                        $   257,847  $   788,070  $ 1,072,263
                                        ===========  ===========  ===========

4. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                              DECEMBER 31,
                                         -----------------------   JUNE 30,
                                            1995        1996         1997
                                         ----------  -----------  -----------
   Leasehold improvements............... $    2,000  $     2,900  $    50,194
   Telephone systems equipment..........  3,789,729    5,429,727    6,567,000
   Furniture and fixtures...............    292,005      449,175      542,676
                                         ----------  -----------  -----------
                                          4,083,734    5,881,802    7,159,870
   Less accumulated depreciation and
    amortization........................   (808,694)  (1,668,390)  (2,142,401)
                                         ----------  -----------  -----------
                                         $3,275,040  $ 4,213,412  $ 5,017,469
                                         ==========  ===========  ===========

5. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                              DECEMBER 31,
                                         -----------------------   JUNE 30,
                                            1995        1996         1997
                                         ----------  -----------  -----------
   Billing and collection fees.......... $   89,410  $    66,240  $    64,506
   Facility commissions.................    227,730      323,889      527,870
   Other................................     66,247      133,388       98,063
                                         ----------  -----------  -----------
                                         $  383,387  $   523,517  $   690,439
                                         ==========  ===========  ===========

                  SECURITY TELECOM CORPORATION AND SUBSIDIARY

6. LONG-TERM DEBT

  The Company's long-term debt is composed of the following:

                                                      DECEMBER 31,   JUNE 30,
                                                          1996         1997
                                                      ------------  -----------
   Notes payable to Comerica Bank--Texas with
    interest at 9.25%, payable in monthly principal
    installments of $11,925, plus interest, through
    their maturity at varying dates throughout
    1997............................................  $   382,428   $   414,273
   Notes payable to Lyon Credit with interest at
    between 10.09% and 10.78%, payable in monthly
    installments of $34,458, through their maturity
    on April 1, 1999................................      826,377       705,581
   Note payable to LDDS with interest at 9.5%,
    payable in monthly installments of $21,538,
    through its maturity on December 8, 1997........      245,630       105,177
   Notes payable to Northern Trust Bank with
    interest at between 10.25% and 10.76%, payable
    in monthly installments of $11,429, through
    their maturity at varying dates from May 21,
    1997, through December 10, 1999.................      177,341       125,018
   Note payable to North American Intelecom, Inc.
    with interest at 8%, payable in monthly
    installments of $25,430, through its maturity on
    August 1, 1998..................................                    340,770
   Notes payable to shareholders:
     Notes payable with interest at 5%, due at
      maturity on November 28, 1997, and
      subordinated to borrowings from Comerica
      Bank--Texas...................................      515,451     1,265,451
     Note payable with interest at 7.5%, payable in
      monthly principal installments of $3,602, plus
      interest, through December 6, 1999............      140,000       118,792
   Capital lease obligations and other..............      163,933       101,139
                                                      -----------   -----------
                                                        2,451,160     3,176,201
   Less current portion of long-term debt...........   (1,692,647)   (2,615,419)
                                                      -----------   -----------
                                                      $   758,513   $   560,782
                                                      ===========   ===========

  Substantially all of the Company's accounts receivable and equipment are collateral for the above notes payable or the advances on accounts receivable from third-party billing services. In addition, the notes payable agreements with Lyon Credit are subject to prepayment penalties of 3% for prepayments during the first 12 months of the loan; 2% for prepayments during the second 12 months of the loan; and 1% for prepayments during the third 12 months of the loan.

  Future maturities of long-term debt as of June 30, 1997, including capital lease obligations, for the six months ending December 31, 1997, and the years ending December 31, 1998 and 1999, are as follows:

     1997 (six months)............................................... $2,063,226
     1998............................................................    834,413
     1999............................................................    278,562
                                                                      ----------
                                                                      $3,176,201
                                                                      ==========

                  SECURITY TELECOM CORPORATION AND SUBSIDIARY

7. COMMITMENTS AND CONTINGENCIES

  Leases--The Company leases certain telephone systems equipment under capital lease agreements with lease terms of two to six years and leases certain operating facilities under operating lease agreements with lease terms of one to seven years. Total rent expense under operating lease agreements for 1994, 1995 and 1996 was $33,520, $64,240 and $50,797, respectively, and rent expense under operating lease agreements for the six-month period ended June 30, 1997, was $24,387.

  Future minimum lease payments under capital and operating leases with terms greater than one year as of June 30, 1997, are as follows:

                                                             CAPITAL   OPERATING
                                                              LEASES    LEASES
                                                             --------  ---------
   Year ending:
     1997 (six months)...................................... $ 34,263  $ 23,113
     1998...................................................   50,629    50,455
     1999...................................................   37,309    56,377
     2000...................................................             30,303
                                                             --------  --------
   Total minimum future rental payments.....................  122,201  $160,248
                                                                       ========
   Less amounts representing imputed interest...............  (21,062)
                                                             --------
   Total capital lease obligations..........................  101,139
   Less current portion.....................................  (49,514)
                                                             --------
   Long-term portion........................................ $ 51,625
                                                             ========

  Contingencies--The Company is a party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the amount of liability, if any, with respect to these actions, would not have a material effect on the financial position of the Company or its results of operations.

8. STOCKHOLDERS' EQUITY

  The Company has outstanding options and warrants that allow certain individuals the right to acquire up to a 14% ownership interest in the Company for nominal exercise prices, including an option to acquire up to a 10% ownership interest issued in 1989 to a consultant in consideration for certain facility contract proposals and a warrant issued in 1996 to a stockholder to acquire up to a 4% ownership interest in connection with this stockholder's sale of common stock to the Company discussed below.

  During 1996, the Company acquired 35 shares of common stock from a stockholder for $118,311, which was retired by the Company resulting in a reduction of common stock of $952 and retained earnings of $117,359.

9. INCOME TAXES

  As discussed in Note 1, STC is organized as an S Corporation and does not pay tax at the corporate level; however, the Company's subsidiary, LETI, is subject to income taxes at the corporate level. There are no material permanent differences for LETI, and principal temporary differences between book income and taxable income include capital leases that are reported on the cash basis for tax purposes and capitalized software costs that are expensed for tax purposes as research and development costs. The Company has provided income tax expense during the six months ended June 30, 1997, using the effective tax rates for each of its taxing jurisdictions that have been allocated between current income taxes payable and deferred income taxes based on 1996

                  SECURITY TELECOM CORPORATION AND SUBSIDIARY anticipated temporary differences. The composition of deferred income tax liabilities as of December 31, 1995 and 1996, and June 30, 1997, is as follows:

                                                     DECEMBER 31,
                                                   ------------------  JUNE 30,
                                                     1995      1996      1997
                                                   --------  --------  --------
   Capital leases................................. $ 68,617  $ 50,616  $ 36,444
   Capitalized software...........................   39,129    66,634    84,704
   Other..........................................  (20,621)  (10,335)   (7,752)
                                                   --------  --------  --------
                                                   $ 87,125  $106,915  $113,396
                                                   ========  ========  ========

10. SUBSEQUENT EVENTS

  On June 27, 1997, substantially all of the net assets of the Company were sold to Talton Holdings, Inc. for cash of $11.2 million and 900 shares of Talton Holdings, Inc. common stock.

                                  * * * * * *

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Correctional Communications Corporation:

  We have audited the accompanying balance sheets of Correctional Communications Corporation (the "Company") as of December 31, 1995 and 1996, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Correctional Communications Corporation at December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Ginsberg, Weiss & Company
Pearl River, New York
June 27, 1997
(October 6, 1997, as to Note 10)

                    CORRECTIONAL COMMUNICATIONS CORPORATION

                                 BALANCE SHEETS

                                                  DECEMBER 31,
                                              ---------------------  JULY 31,
                                                 1995       1996       1997
                                              ---------- ---------- -----------
                                                                    (UNAUDITED)
                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................. $  693,918 $  643,742 $  304,529
  Accounts receivable, net...................    648,519    924,249  1,109,019
  Inventories................................     10,148     15,075     16,038
  Other assets...............................     14,378     32,067
                                              ---------- ---------- ----------
    Total current assets.....................  1,366,963  1,615,133  1,429,586
PROPERTY AND EQUIPMENT.......................    491,100    550,263    569,497
LOANS RECEIVABLE--STOCKHOLDER................                95,289     96,569
OTHER ASSETS.................................    150,067    274,584    741,523
                                              ---------- ---------- ----------
TOTAL........................................ $2,008,130 $2,535,269 $2,837,175
                                              ========== ========== ==========
    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable........................... $  684,915 $  783,794 $1,561,712
  Accrued expenses...........................    441,738    787,883    182,659
  Current portion of long-term debt..........                24,504      5,602
                                              ---------- ---------- ----------
    Total current liabilities................  1,126,653  1,596,181  1,749,973
LONG-TERM DEBT--STOCKHOLDERS.................    442,880    442,880    442,880
LONG-TERM DEBT--OTHER........................                19,343      3,273
MINORITY INTEREST............................     93,033     58,701     75,675
STOCKHOLDERS' EQUITY:
  Common stock, no par value; 1,000,000
   shares authorized; 18,750 shares issued
   and outstanding...........................    138,333    138,333    138,333
  Retained earnings..........................    207,231    279,831    427,041
                                              ---------- ---------- ----------
    Total stockholders' equity...............    345,564    418,164    565,374
                                              ---------- ---------- ----------
TOTAL........................................ $2,008,130 $2,535,269 $2,837,175
                                              ========== ========== ==========

                       See notes to financial statements.

                    CORRECTIONAL COMMUNICATIONS CORPORATION

                              STATEMENTS OF INCOME

                                                                   SEVEN MONTHS
                                      YEARS ENDED DECEMBER 31,        ENDED
                                  --------------------------------   JULY 31,
                                     1994       1995       1996        1997
                                  ---------- ---------- ---------- ------------
                                                                   (UNAUDITED)
OPERATING REVENUE................ $4,190,994 $7,372,233 $9,563,648  $6,339,001
OPERATING EXPENSES:
  Telecommunication costs........  1,575,480  2,429,046  2,921,990   1,761,493
  Facility commissions...........  1,533,120  2,761,862  3,668,035   2,579,699
  Field operations and
   maintenance...................    171,460    174,676    289,173     222,455
  Selling, general and
   administrative................    651,780  1,292,219  1,972,112   1,197,993
  Depreciation and amortization..    156,704    242,500    332,938     243,815
                                  ---------- ---------- ----------  ----------
    Total operating expenses.....  4,088,544  6,900,303  9,184,248   6,005,455
                                  ---------- ---------- ----------  ----------
OPERATING INCOME.................    102,450    471,930    379,400     333,546
OTHER (INCOME) EXPENSE:
  Interest expense, net..........     74,940     51,631     39,564      21,946
  Minority interest..............         23     73,298    117,236      64,390
                                  ---------- ---------- ----------  ----------
    Total other (income)
     expense.....................     74,963    124,929    156,800      86,336
                                  ---------- ---------- ----------  ----------
NET INCOME....................... $   27,487 $  347,001 $  222,600  $  247,210
                                  ========== ========== ==========  ==========


                       See notes to financial statements.

                    CORRECTIONAL COMMUNICATIONS CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                           COMMON STOCK   RETAINED
                                          --------------- EARNINGS
                                          SHARES  AMOUNT  (DEFICIT)    TOTAL
                                          ------ -------- ---------  ---------
BALANCE, JANUARY 1, 1994................. 15,000 $ 38,333 $(167,257) $(128,924)
  Net income.............................                    27,487     27,487
                                          ------ -------- ---------  ---------
BALANCE, DECEMBER 31, 1994............... 15,000   38,333  (139,770)  (101,437)
  Issuance of common stock...............  3,750  100,000              100,000
  Net income.............................                   347,001    347,001
                                          ------ -------- ---------  ---------
BALANCE, DECEMBER 31, 1995............... 18,750  138,333   207,231    345,564
  Net income.............................                   222,600    222,600
  Dividends..............................                  (150,000)  (150,000)
                                          ------ -------- ---------  ---------
BALANCE, DECEMBER 31, 1996............... 18,750  138,333   279,831    418,164
  Net income (Unaudited).................                   247,210    247,210
  Dividends (Unaudited)..................                  (100,000)  (100,000)
                                          ------ -------- ---------  ---------
BALANCE, JULY 31, 1997 (Unaudited)....... 18,750 $138,333 $ 427,041  $ 565,374
                                          ====== ======== =========  =========


                       See notes to financial statements.

                    CORRECTIONAL COMMUNICATIONS CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                    SEVEN MONTHS
                                     YEARS ENDED  DECEMBER 31,         ENDED
                                   -------------------------------    JULY 31,
                                     1994       1995       1996         1997
                                   ---------  ---------  ---------  ------------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income.....................  $  27,487  $ 347,001  $ 222,600   $ 247,210
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
    Depreciation and
     amortization................    156,704    242,500    332,938     243,815
    Minority interest............         23     73,298    117,236      64,391
  Changes in operating assets and
   liabilities:
    Accounts receivable..........   (262,027)  (126,460)  (275,730)   (184,770)
    Accounts payable.............    146,981     91,097     98,879     777,918
    Accrued expenses.............     78,597    336,997    346,145    (605,224)
    Other assets.................    (10,857)   (26,500)   (26,143)     31,104
                                   ---------  ---------  ---------   ---------
      Net cash provided by
       operating activities......    136,908    937,933    815,925     574,444
                                   ---------  ---------  ---------   ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Purchase of property and
   equipment.....................   (335,899)  (170,705)  (267,555)   (149,887)
  Increase in investments........     75,000
  Increase in note receivable....                          (95,289)     (1,280)
  Additions to intangibles.......   (133,568)   (55,321)  (244,470)   (479,758)
  Increase in restricted cash....               (20,789)    (1,066)   (100,343)
                                   ---------  ---------  ---------   ---------
      Net cash used in investing
       activities................   (394,467)  (246,815)  (608,380)   (731,268)
                                   ---------  ---------  ---------   ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Dividends paid.................                         (150,000)   (100,000)
  Investments of (distributions
   to) limited partners..........    (22,609)   (96,146)  (151,568)    (47,417)
  Issuance of common stock.......               100,000
  Proceeds from issuance of long-
   term debt.....................    408,000                61,654
  Payments of long-term debt.....              (145,500)   (17,807)    (34,972)
                                   ---------  ---------  ---------   ---------
      Net cash provided by (used
       in) financing activities..    385,391   (141,646)  (257,721)   (182,389)
                                   ---------  ---------  ---------   ---------
INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS................    127,832    549,472    (50,176)   (339,213)
CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD.............     16,614    144,446    693,918     643,742
                                   ---------  ---------  ---------   ---------
CASH AND CASH EQUIVALENTS, END OF
 PERIOD..........................  $ 144,446  $ 693,918  $ 643,742   $ 304,529
                                   =========  =========  =========   =========
SUPPLEMENTAL INFORMATION:
  Cash paid for interest.........  $  75,284  $  68,082  $  67,427   $  36,218
                                   =========  =========  =========   =========
  Cash paid for income taxes.....  $   2,475  $   7,600  $   5,560   $     --
                                   =========  =========  =========   =========

                       See notes to financial statements.

                    CORRECTIONAL COMMUNICATIONS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business--Correctional Communications Corporation and Subsidiaries (the "Company") was incorporated on February 11, 1991, in the State of California. The Company provides fully automated pay telephone services to jail inmates in correctional facilities located in the western United States.

  Preparation of Financial Statements--The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Principles of Consolidation--The Company owns 50% and is the general partner of MCJ Telephone Partners LP ("MCJ") and KCJ Telephone Partners LP ("KCJ") Each partnership was formed to own, in conjunction with third-party investors, and operate contracts providing telephone service. The financial statements presented reflect 100% of the assets, liabilities, revenue and expenses of MCJ and KCJ. The limited partners' interests are reflected as minority interests in the joint venture. All significant intercompany balances and transactions have been eliminated.

  Concentration of Credit Risk--Financial instruments that potentially subject the Company to a concentration of credit risk consist of accounts receivable. These receivables are generated by collect calls made by inmates at the correctional facilities that have contracted with the Company. The credit risk relates to funds not being collected from the third-party recipients. The credit risk is mitigated by the large number of customers and the limit on the amount of credit extended to any billing number.

  The Company also has concentration of credit risk involving cash. The Company maintains multiple cash accounts with one bank. The uninsured amount at December 31, 1996, is due to cash balances in excess of FDIC insurance limits in the amount of $819,521.

  Cash and Cash Equivalents--For purposes of the statement of cash flows, cash and cash equivalents include cash on hand and cash investments with a remaining maturity at the date of purchase of three months or less.

  Accounts Receivable--Accounts receivable at July 31, 1997, and December 31, 1996 and 1995, consists primarily of amounts due from billing and collection clearing houses for noncoin calls placed through the Company's inmate pay telephone systems. The amounts due are net of an allowance for uncollectible accounts, which is determined based upon rates established from historical experience. The allowance for doubtful accounts was $806,425 as of July 31, 1997, and $246,940 and $144,438 as of December 31, 1996 and 1995,
respectively. The balance due from one billing and collection clearinghouse was $832,983, $515,555 and $416,269 at July 31, 1997, December 31, 1996 and
1995, respectively.

  Property and Equipment--The Company's property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Expenditures for major renewals and betterments that extend the useful lives of assets are capitalized. Expenditures for repairs and maintenance are charged to operations in the period incurred. Depreciation expense at July 31, 1997, and December 31, 1996, 1995 and 1994, is $130,653, $208,393, $181,214
and $122,524, respectively.

  Intangible Assets--Intangible assets consist of signing bonuses paid to correctional facilities at the inception of the contract term. These signing bonuses have been capitalized and are being amortized over the life of the contracts, which range from three to five years. Amortization expense at December 31, 1996, 1995 and 1994, is $124,115, $60,498 and $32,052,
respectively, and $113,162 and $89,448 for the seven months ended July 31, 1997 and 1996, respectively.

                    CORRECTIONAL COMMUNICATIONS CORPORATION

  Organization expense has been capitalized and is being amortized over five years using the straight-line method. Amortization expense at December 31, 1996, 1995 and 1994, is $430, $264 and $266, respectively.

  Income Taxes--On February 11, 1991, the Company filed an election to be taxed as an S Corporation under Section 1361 of the Internal Revenue Code. Taxes on income are payable by the individual stockholders. Accordingly, no provision for federal corporation taxes based on income is recorded. The Company, MCJ and KCJ file separate income tax returns and are all subject to taxes in the State of California. Additionally, the Company is subject to tax on income in the States of California and Arizona.

  Revenue Recognition--Revenue is recognized when earned. Coin call and noncoin call revenue is recognized at the time the call is made.

  The Company occasionally requires certain customers to remit funds in advance in order to guarantee payment of telephone service. Unearned advances are recorded as a current liability in customer deposits. As calls are made by these customers, the customer deposit account is reduced, and revenue is recognized.

  Facility Commissions--Under the terms of the Company's telephone system contracts with corrections facilities, the Company pays commissions to these facilities generally based on call volume revenues which are accrued during the period the revenues are generated.

  Financial Instruments--The Company's financial instruments under Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments," include cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The Company believes that the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and long-term debt are a reasonable estimate of their fair value because of the short-term maturities of such instruments or, in the case of long-term debt due after one year, because the Company believes that the current interest rates on these notes approximates the rates that could be currently negotiated with such lenders.

  Research and Development--Costs related to research, design and development of computer software are charged to operations as incurred, in accordance with SFAS No. 86 "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." For the seven months ended July 31, 1997, and the year ended December 31, 1996, $0 and $193,339, respectively, was charged to current operations as research and development.

  Reclassification--Certain amounts for the prior years have been reclassified to conform with the current-year presentation.

  Unaudited Interim Financial Statements--The Company's balance sheet as of July 31, 1997, and the seven months ended July 31, 1997, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal, recurring adjustments) necessary to present fairly the balance sheet of the Company as of July 31, 1997, and the results of operations and cash flows of the Company for the seven months ended July 31, 1997, have been made. The results of operation for the interim period are not necessarily indicative of the results to be expected for the full year.

2. RELATED PARTIES

  Loans from stockholder of $95,289 and $96,569 as of December 31, 1996, and July 31, 1997, reflects amounts advance at various times during 1996. These notes are unsecured and non-interest-bearing. Interest has been imputed at the rate of prime plus 1% and totals $4,709 for the year ended December 31, 1996.

                    CORRECTIONAL COMMUNICATIONS CORPORATION

3. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                 DECEMBER 31,
                                             ---------------------   JULY 31,
                                               1995        1996        1997
                                             ---------  ----------  -----------
                                                                    (UNAUDITED)
   Telephone systems equipment.............. $ 796,926  $  995,320  $1,165,778
   Furniture and fixtures...................    95,347     103,623     117,016
   Vehicles.................................                61,655      26,190
                                             ---------  ----------  ----------
                                               892,273   1,160,598   1,308,984
   Less accumulated depreciation............  (401,173)   (610,335)   (739,487)
                                             ---------  ----------  ----------
                                             $ 491,100  $  550,263  $  569,497
                                             =========  ==========  ==========

4. INTANGIBLE ASSETS

  Intangible assets consist of the following:

                                                  DECEMBER 31,
                                               -------------------   JULY 31,
                                                 1995      1996        1997
                                               --------  ---------  -----------
                                                                    (UNAUDITED)
   Signing bonus.............................. $218,891  $ 465,513  $  858,081
   Organization costs.........................    3,712      3,712       3,712
   Restricted cash............................   20,789     21,855     122,198
   Other......................................    5,310      9,110      97,502
                                               --------  ---------  ----------
                                                248,702    500,190   1,081,493
   Less accumulation amortization.............  (98,635)  (225,606)   (339,970)
                                               --------  ---------  ----------
                                               $150,067  $ 274,584  $  741,523
                                               ========  =========  ==========

  Restricted cash consists of a certificate of deposit for $20,000 plus accrued interest income of $343, $1,855 and $789 as of July 31, 1997, December 31, 1996, and December 31, 1995, respectively. By agreement with one of its county facilities, the Company is obligated to maintain this certificate of deposit in a segregated account for the duration of the contract period, which expires June 30, 1998.

5. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                     DECEMBER 31,
                                                   -----------------  JULY 31,
                                                     1995     1996      1997
                                                   -------- -------- -----------
                                                                     (UNAUDITED)
   Billing and collection fees.................... $ 17,932 $ 43,702  $ 94,811
   Facility commissions...........................  267,154  343,756    15,050
   Profit sharing plan............................           110,000
   Telephone charges..............................  109,663  101,419     9,881
   Other..........................................   46,989  189,006    62,917
                                                   -------- --------  --------
                                                   $441,738 $787,883  $182,659
                                                   ======== ========  ========

                    CORRECTIONAL COMMUNICATIONS CORPORATION

6. LONG-TERM DEBT

  The Company's long-term debt is composed of the following as of December 31, 1996, and July 31, 1997:

                                                        DECEMBER 31,  JULY 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
    8.75% note payable to Union Bank of California,
     due in 24 monthly installments of $1,091,
     including interest, due March 15, 1998, secured
     by a vehicle.....................................    $15,466      $8,875
    10.25% note payable to Patelco Credit Union, due
     in 36 monthly installments of $1,219, including
     interest, due February 5, 1999, secured by a
     vehicle..........................................     28,381
                                                          -------      ------
    Less current portion of long-term debt............     43,847       8,875
                                                           24,504       5,602
                                                          -------      ------
                                                          $19,343      $3,273
                                                          =======      ======

  Principal payments on long-term liabilities as of December 31, 1996, are as follows:

     Years ending December 31:
       1997............................................................ $24,504
       1998............................................................  16,848
       1999............................................................   2,495
                                                                        -------
                                                                        $43,847
                                                                        =======

7. COMMITMENTS AND CONTINGENCIES

  Leases--The Company leases certain personal property under noncancelable operating leases. In addition, the Company has guaranteed certain monthly commission payments to one of the counties with which it contracts, which is paid in addition to the contracted commission rate. The following is a schedule by years of future minimum lease and contract payments:

     Years ending December 31:
       1997........................................................... $ 65,347
       1998...........................................................   68,101
       1999...........................................................   49,858
       2000...........................................................   22,619
                                                                       --------
                                                                       $205,925
                                                                       ========

  Rent--The Company rents space for its administrative activities under a lease that was signed effective June 1, 1995, for a two-year period. It calls for monthly rent of $2,310. Effective October 1, 1996, the lease was extended to September 30, 1999, at a monthly rent of $4,309. The future minimum rental payments at December 31 are $51,705 for 1997, $51,705 for 1998 and $38,779 for 1999.

8. TRANSACTION WITH RELATED PARTY

  The Company is indebted to its stockholders for loans aggregating $442,880. The loans bear interest at rates that vary from 8% to 14%. Payments of principal are determined between the related parties. The loans are not currently scheduled for repayment.

                    CORRECTIONAL COMMUNICATIONS CORPORATION

9. RETIREMENT PLAN

  The Company has adopted a qualified profit sharing plan covering all its employees. The eligibility requirements for employees are as follows: They must attain the age of 21, have 12 months of service and perform at least 1,000 hours of work within a plan year. Contributions are made at the discretion of the Board of Directors. For the years ended December 31, 1996 and 1995, the Company has made contributions of $110,000 and $100,000, respectively.

10. SUBSEQUENT EVENT

  Subsequent to the balance sheet date, the Board of Directors declared a dividend of $5.33 per share, payable on April 1, 1997.

  On July 31, 1997, the Company signed an agreement with Talton Holdings, Inc. to sell substantially all of the assets of the Company for cash of $10.5 million, subject to certain adjustments to be determined based on future results of operations of the Company. No effect of this transaction has been reflected in the accompanying financial statements.

                                  * * * * * *

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of InVision Telecom, Inc.:

  We have audited the accompanying balance sheets of InVision Telecom, Inc. (the "Company") as of December 31, 1996 and September 30, 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years ended December 31, 1996 and 1995, and for the nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1996 and September 30, 1997, and the results of their operations and their cash flows for each of the two years ended December 31, 1995 and 1996, and for the nine months ended September 30, 1997, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Dallas, Texas
December 12, 1997

                             INVISION TELECOM, INC.

                                 BALANCE SHEETS

                                                     DECEMBER 31,  SEPTEMBER 30,
                                                         1996          1997
                                                     ------------  -------------
                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................... $    48,450    $    11,710
  Accounts receivable...............................   4,841,516      5,648,797
  Prepaid expenses and other assets.................     325,175        359,609
  Refundable income taxes...........................     418,310        420,366
                                                     -----------    -----------
    Total current assets............................   5,633,451      6,440,482
PROPERTY AND EQUIPMENT..............................   9,235,782      9,126,405
INTANGIBLE AND OTHER ASSETS.........................  29,337,909     27,193,875
                                                     -----------    -----------
TOTAL............................................... $44,207,142    $42,760,762
                                                     ===========    ===========
   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable.................................. $   514,978    $ 3,358,643
  Bank overdraft....................................   1,562,272      1,388,915
  Accrued expenses..................................   3,076,092      3,415,337
  Current portion of long-term debt.................     176,550
                                                     -----------    -----------
    Total current liabilities.......................   5,329,892      8,162,895
DEBT OWED TO RELATED PARTY..........................  40,775,115     42,819,792
COMMITMENTS AND CONTINGENCIES (See Notes)
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $0.01 par value; 75,500 shares
   authorized; no shares issued and outstanding.....
  Common stock, $0.01 par value; 124,500 shares
   authorized, issued and outstanding...............       1,254          1,254
  Additional paid-in capital........................   1,688,031      1,688,031
  Retained earnings (deficit).......................  (3,587,150)    (9,911,210)
                                                     -----------    -----------
    Total stockholders' equity (deficit)............  (1,897,865)    (8,221,925)
                                                     -----------    -----------
TOTAL............................................... $44,207,142    $42,760,762
                                                     ===========    ===========

                       See notes to financial statements.

                             INVISION TELECOM, INC.

                            STATEMENTS OF OPERATIONS

                                                                    NINE MONTHS
                                           YEARS ENDED DECEMBER        ENDED
                                                    31,              SEPTEMBER
                                          ------------------------      30,
                                             1995         1996         1997
                                          -----------  -----------  -----------
OPERATING REVENUE........................ $39,730,868  $48,892,806  $31,623,804
OPERATING EXPENSES:
  Telecommunication costs................  19,364,419   27,242,987   19,080,847
  Facility commissions...................   9,291,116   12,557,577    8,787,712
  Field operations and maintenance.......   1,443,633    1,870,146    1,744,635
  Selling, general and administrative....   2,610,347    4,504,908    2,994,535
  Depreciation...........................     956,703    1,336,017    1,123,162
  Amortization of intangibles............   2,398,024    3,499,344    2,594,801
                                          -----------  -----------  -----------
    Total operating expenses.............  36,064,242   51,010,979   36,325,692
                                          -----------  -----------  -----------
OPERATING INCOME (LOSS)..................   3,666,626   (2,118,173)  (4,701,888)
OTHER (INCOME) EXPENSE:
  Interest expense, related party........   2,975,320    3,401,834    2,483,358
  Other interest expense, net............       8,950       13,965
  Other, net.............................      (3,933)    (154,953)    (859,130)
                                          -----------  -----------  -----------
    Total other (income) expense.........   2,980,337    3,260,846    1,624,228
                                          -----------  -----------  -----------
INCOME (LOSS) BEFORE INCOME TAXES........     686,289   (5,379,019)  (6,326,116)
INCOME TAX EXPENSE (BENEFIT).............     260,789     (284,841)      (2,056)
                                          -----------  -----------  -----------
NET INCOME (LOSS)........................ $   425,500  $(5,094,178) $(6,324,060)
                                          ===========  ===========  ===========


                       See notes to financial statements.

                             INVISION TELECOM, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                             COMMON STOCK  ADDITIONAL  RETAINED
                            --------------  PAID-IN    EARNINGS
                            SHARES  AMOUNT  CAPITAL    (DEFICIT)      TOTAL
                            ------- ------ ---------- -----------  -----------
BALANCE, JANUARY 1, 1995..  125,400 $1,254 $1,688,031 $ 1,081,528  $ 2,770,813
  Net income..............                                425,500      425,500
                            ------- ------ ---------- -----------  -----------
BALANCE, DECEMBER 31,
 1995.....................  125,400  1,254  1,688,031   1,507,028    3,196,313
  Net loss................                             (5,094,178)  (5,094,178)
                            ------- ------ ---------- -----------  -----------
BALANCE, DECEMBER 31,
 1996.....................  125,400  1,254  1,688,031  (3,587,150)  (1,897,865)
  Net loss................                             (6,324,060)  (6,324,060)
                            ------- ------ ---------- -----------  -----------
BALANCE, SEPTEMBER 30,
 1997.....................  125,400 $1,254 $1,688,031 $(9,911,210) $(8,221,925)
                            ======= ====== ========== ===========  ===========



                       See notes to financial statements.

                             INVISION TELECOM, INC.

                            STATEMENTS OF CASH FLOWS

                                                                   NINE MONTHS
                                       YEARS ENDED DECEMBER 31,       ENDED
                                       -------------------------  SEPTEMBER 30,
                                           1995         1996          1997
                                       ------------  -----------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)................... $    425,500  $(5,094,178)  $(6,324,060)
  Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities--depreciation
   and amortization...................    3,354,727    4,835,361     3,717,963
  Changes in operating assets and
   liabilities:
    Accounts receivable...............   (2,875,674)   1,257,696      (807,281)
    Accounts payable..................      132,922      344,506     2,843,665
    Accrued expenses..................     (607,310)     917,845       339,245
    Income taxes......................     (577,758)    (284,881)       (2,056)
    Other assets......................        4,805       (8,894)      (34,434)
                                       ------------  -----------   -----------
      Net cash (used in) provided by
       operating activities...........     (142,788)   1,967,455      (266,958)
                                       ------------  -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures................   (5,657,389)  (2,458,893)   (1,464,552)
  Cash outflows for acquisitions......  (18,776,716)
                                       ------------  -----------   -----------
      Net cash used in investing
       activities.....................  (24,434,105)  (2,458,893)   (1,464,552)
                                       ------------  -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank overdraft......................      500,822      368,915      (173,357)
  Proceeds from issuance of debt-
   related party......................   24,418,403       74,873     2,044,677
  Proceeds from issuance of other
   debt...............................                   450,000
  Payments of long-term debt..........     (256,200)    (443,700)     (176,550)
                                       ------------  -----------   -----------
      Net cash provided by financing
       activities.....................   24,663,025      450,088     1,694,770
                                       ------------  -----------   -----------
INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..........................       86,132      (41,350)      (36,740)
CASH AND CASH EQUIVALENTS, BEGINNING
 OF PERIOD............................        3,668       89,800        48,450
                                       ------------  -----------   -----------
CASH AND CASH EQUIVALENTS, END OF
 PERIOD............................... $     89,800  $    48,450   $    11,710
                                       ============  ===========   ===========
SUPPLEMENTAL INFORMATION:
  Interest paid....................... $      8,950  $    13,965   $       --
                                       ============  ===========   ===========
  Taxes paid.......................... $        --   $       --    $       --
                                       ============  ===========   ===========
  Noncash transactions--note payable
   issued for acquisition of assets... $    212,400  $       --    $       --
                                       ============  ===========   ===========

                       See notes to financial statements.

                            INVISION TELECOM, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business--InVision Telecom, Inc. (the "Company") was a wholly owned subsidiary of Communications Central, Inc. (the "Parent Company"). The Company provides fully automated pay telephone services to jail inmates in correctional facilities located throughout the United States. The Company accumulates call activity from its various installations and bills its revenues related to this call activity through third-party billing services that are granted credit in the normal course of business with terms of between 30 and 60 days. The Company performs ongoing credit evaluations of its customers and maintains allowances for unbillable and uncollectible losses based on historical experience.

  Preparation of Financial Statements--The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions, such as estimates of allowances and reserves for unbillable and uncollectible chargebacks, that affect the amount reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Cash and Cash Equivalents--For purposes of the statement of cash flows, cash and cash equivalents include cash on hand and cash investments with a remaining maturity at the date of purchase of three months or less.

  Accounts Receivable--Trade accounts receivable represent amounts billed for calls placed through the Company's telephone systems to the various local exchange carriers ("LECs") or third-party billing services and an allowance for unbillable and uncollectible calls, based upon historical experience, for estimated chargebacks to be made by the LECs.

  Property and Equipment--The Company's property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The following is a summary of useful lives for the major categories of property and equipment:

     ASSET                                                         USEFUL LIFE
     -----                                                         -----------
     Telephone system............................................. 10 years
     Vehicles..................................................... 3 years
     Office equipment............................................. 3 to 5 years
     Leasehold improvements....................................... 5 years

  Maintenance and repairs are expensed when incurred, and major repairs that extend an asset's useful life are capitalized. When items are retired or disposed of, the related carrying value and accumulated depreciation are removed from the respective accounts, and the net difference less any amount realized from the disposition is reflected in earnings.

  Intangible and Other Assets--Intangible and other assets primarily include amounts allocated to acquired facility contracts, noncompete agreements, goodwill and other intangible assets, which are stated at cost. Amortization of intangible assets is provided on a straight-line basis over the estimated useful lives of the related assets. The following is a summary of useful lives for the major categories of intangible assets:

     INTANGIBLE ASSET                                             USEFUL LIFE
     ----------------                                             -----------
     Acquired facility contracts................................. Contract term
     Noncompete agreements....................................... Agreement term
     Goodwill.................................................... 20 years

  Acquired facility contracts consist primarily of costs allocated to locations acquired in acquisitions of facility contract rights from other service providers, along with signing bonuses paid to the facilities under new facility installations and other incremental direct costs paid to obtain the facility contracts.

                            INVISION TELECOM, INC.

  The Company periodically assesses the net realizable value of its intangible assets, as well as all other assets, by comparing the expected future net operating cash flow, undiscounted and without interest charges, to the carrying amount of the underlying assets. The Company would evaluate a potential impairment if the recorded value of these assets exceeded the associated future net operating cash flows. Any potential impairment loss would be measured as the amount by which the carrying value exceeds the fair value of the asset. Fair value of assets would be measured by market value, if an active market exists, or by a forecast of expected future net operating cash flows, discounted at a rate commensurate with the risk involved.

  Revenue Recognition--Revenues are recognized during the periods the calls are made. In addition, during the same period, the Company accrues the related telecommunications costs for validating, transmitting, billing and collection, and line and long distance, along with commissions payable to the facilities.

  Facility Commissions--Under the terms of the Company's telephone system contracts with correctional facilities, the Company pays commissions to these facilities generally based on call volume revenues that are accrued during the period the revenues are generated.

  Income Taxes--The Company accounts for income tax using the liability method in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are provided for differences between financial statement and tax bases of assets and liabilities using current tax rates.

  Financial Instruments--The Company's financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," includes cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The Company believes that the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and long-term debt are a reasonable estimate of their fair value because of the short-term maturities of such instruments or, in the case of debt owed to related parties, because such debt does not have repayment terms.

2. ACQUISITIONS

  During the year ended December 31, 1995, the Company acquired facility contracts and the related facility equipment from various other independent inmate phone operators for purchase prices aggregating $18,989,116.

  These acquisitions were each accounted for using the purchase method of accounting as of their respective acquisition dates, and accordingly, only the results of the operations of these facilities subsequent to their respective acquisition dates are included in the financial statements of the Company. At the acquisition dates, the purchase prices were allocated to the assets acquired, including telephone system equipment, facility contracts and other identifiable intangibles based on their fair market values. The excess of the total purchase prices over the fair values of the assets acquired represented goodwill. In connection with the acquisitions, assets were acquired and liabilities were assumed as follows:

                                                                 DECEMBER 31,
                                                                     1995
                                                                 ------------
   Purchase prices:
     Net cash paid.............................................. $ 18,776,716
     Amounts payable to sellers.................................      212,400
                                                                 ------------
   Total purchase price.........................................   18,989,116
   Estimated fair value of tangible and identifiable intangible assets acquired.............................................  (10,133,834)
                                                                 ------------
   Goodwill..................................................... $  8,855,282
                                                                 ============

                            INVISION TELECOM, INC.

  The following table presents unaudited pro forma results of operations of the Company for the year ended December 31, 1995, as if the acquisitions had occurred at the beginning of 1995:

                                                                     DECEMBER
                                                                     31, 1995
                                                                    -----------
   Net sales....................................................... $47,651,868
                                                                    ===========
   Net loss........................................................ $  (448,500)
                                                                    ===========

3. ACCOUNTS RECEIVABLE

  Accounts receivable consist of the following:

                                                     DECEMBER    SEPTEMBER 30,
                                                     31, 1996        1997
                                                    -----------  -------------
   Trade accounts receivable, net of advance
    payments at December 31, 1996, and September
    30, 1997, of $0 and $1,250,000, respectively..  $ 8,433,152   $ 8,862,649
   Other receivables..............................                    404,887
                                                    -----------   -----------
                                                      8,433,152     9,267,536
   Less allowance for unbillable and uncollectible
    chargebacks...................................   (3,591,636)   (3,618,739)
                                                    -----------   -----------
                                                    $ 4,841,516   $ 5,648,797
                                                    ===========   ===========

4. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                        DECEMBER     SEPTEMBER
                                                        31, 1996     30, 1997
                                                       -----------  -----------
   Telephone systems equipment........................ $11,133,706  $11,954,363
   Furniture and fixtures.............................     101,544      102,344
   Computer system....................................     620,505      778,459
   Vehicles...........................................       7,500       41,875
   Leasehold improvements.............................         672          672
                                                       -----------  -----------
                                                        11,863,927   12,877,713
   Less accumulated depreciation......................  (2,628,145)  (3,751,308)
                                                       -----------  -----------
                                                       $ 9,235,782  $ 9,126,405
                                                       ===========  ===========

5. INTANGIBLE ASSETS

  Intangible assets consist of the following:

                                                        DECEMBER     SEPTEMBER
                                                        31, 1996     30, 1997
                                                       -----------  -----------
   Intangible assets:
     Acquired telephone contracts..................... $10,803,166  $11,247,265
     Noncompete agreements............................     163,600      163,600
     Goodwill.........................................  24,512,287   24,512,287
                                                       -----------  -----------
                                                        35,479,053   35,923,152
   Less accumulated depreciation......................  (6,141,144)  (8,729,277)
                                                       -----------  -----------
                                                       $29,337,909  $27,193,875
                                                       ===========  ===========

                            INVISION TELECOM, INC.

6. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
   Billing and collection fees.......................  $  683,980   $  805,479
   Facility commissions..............................     960,514    1,419,679
   Telephone charges.................................     944,923      745,729
   Other.............................................     486,675      444,450
                                                       ----------   ----------
                                                       $3,076,092   $3,415,337
                                                       ==========   ==========

7. LONG-TERM DEBT

  The Company's long-term debt as of December 31, 1996, and September 30, 1997, is composed of the following:

                                                         DECEMBER    SEPTEMBER
                                                         31, 1996    30, 1997
                                                        ----------- -----------
   Debt owed to related party.......................... $40,775,115 $42,819,792
   Other...............................................     176,550
                                                        ----------- -----------
                                                         40,951,665  42,819,792
   Less current portion of long-term debt..............     176,550
                                                        ----------- -----------
                                                        $40,775,115 $42,819,792
                                                        =========== ===========

  Debt Owed to Related Party--The Company has borrowed from the Parent Company to provide the necessary capital to fund acquisitions and to provide for its working capital needs. The related party debt does not have repayment terms or specific interest terms. The Company was charged an effective rate of interest of approximately 8% for each of the two years ended December 31, 1995 and 1996, and for the nine months ended September 30, 1997.

  Other Debt--Other debt at December 31, 1996, consists of two notes payable issued in conjunction with acquisitions of telephone contracts in 1994 and 1995. This debt was paid off in 1997.

  Because the Company's outstanding debt as of September 30, 1997, does not have repayment terms and consists solely of debt owed to the Parent Company, the debt is classified as long-term.

  Parent Company Debt--All of the Company's assets and stock serve as collateral for long-term debt of the Parent Company.

8. STOCKHOLDERS' EQUITY

  Common Stock--The Company has 124,500 shares of common stock issued and outstanding.

  Preferred Stock--The Company has authorized 75,500 shares of preferred stock that may have voting rights as authorized by the Company's board of directors. The preferred stock does not have any rights to cumulative dividends and does not have any liquidation preferences. No preferred stock has been issued as of September 30, 1997.

                            INVISION TELECOM, INC.

9. INCOME TAXES

  The operating results of the Company are included in the consolidated income tax return of the Parent Company. In the Company's financial statements, income taxes have been calculated as if the Company were a stand-alone entity.

  The provision for income taxes (benefit) for the years ended December 31, 1995 and 1996, and the nine months ended September 30, 1997, are as follows:

                                           1995         1996         1997
                                        -----------  -----------  -----------
   Current taxes payable (refund):
     Federal........................... $ 1,542,207  $(1,803,136) $(2,326,333)
     State.............................     181,436     (212,134)    (273,686)
   Deferred income taxes...............  (1,462,854)     (28,757)     196,095
   Deferred income tax asset valuation
    allowance..........................                1,759,186    2,401,868
                                        -----------  -----------  -----------
                                        $   260,789  $  (284,841) $    (2,056)
                                        ===========  ===========  ===========

  The provision for income taxes (benefit) differs from statutory rates primarily as a result of state income taxes and permanent differences. The following is a reconciliation of income taxes reported in the statement of operations:

                                               DECEMBER 31,
                                           --------------------  SEPTEMBER 30,
                                             1995      1996          1997
                                           -------- -----------  -------------
   Tax at statutory rates................. $233,338 $(1,828,866)  $(2,150,879)
   Effect of state income taxes...........   27,451    (215,161)     (253,045)
   Deferred income tax asset valuation
    allowance.............................            1,759,186     2,401,868
                                           -------- -----------   -----------
                                           $260,789 $  (284,841)  $    (2,056)
                                           ======== ===========   ===========

  The tax effects of temporary differences giving rise to deferred income tax assets and liabilities were:

                                                     DECEMBER    SEPTEMBER 30,
                                                     31, 1996        1997
                                                    -----------  -------------
   Deferred income tax assets:
     Allowance for unbillable and uncollectible
      revenues..................................... $ 1,364,822   $ 1,375,121
     Depreciation and amortization.................     394,364       187,969
     Net operating loss carryforward...............                 2,597,963
     Deferred tax asset valuation allowance........  (1,759,186)   (4,161,053)
                                                    -----------   -----------
                                                    $       --    $       --
                                                    ===========   ===========

10. COMMITMENTS AND CONTINGENCIES

  Leases--The Company leases certain personal property under noncancelable operating leases.

  Future minimum lease payments under operating leases with terms greater than one year are as follows:

     Year ending September 30,
       1997 (three months)............................................ $ 92,000
       1998...........................................................  309,000
       1999...........................................................  152,000
       2000...........................................................   42,000
                                                                       --------
                                                                       $595,000
                                                                       ========

                            INVISION TELECOM, INC.

  Contingencies--The Company is subject to various legal proceedings and claims that arise in the ordinary course of business operations. In the opinion of management, the amount of liability, if any, with respect to these actions would not materially affect the financial position of the Company or its results of operations.

11. SUBSEQUENT EVENTS

  On October 6, 1997, the Company was sold to Talton Holdings, Inc. for a purchase price of $42.0 million, subject to adjustment as provided in the acquisition agreement and subject to a provision for working capital of approximately $1.2 million provided to the purchaser pursuant to the purchase agreement.

                                  * * * * * *

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR   +
+THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF SUCH       +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]

PROSPECTUS (Subject to Completion)
Issued September 10, 1998

                                      Shares
                                 Evercom, Inc.
                                  COMMON STOCK

                                  -----------

OF THE    SHARES OF  COMMON STOCK (THE "COMMON STOCK") BEING OFFERED,    SHARES
 ARE  BEING OFFERED  INITIALLY OUTSIDE  THE UNITED  STATES AND  CANADA BY  THE
  INTERNATIONAL  UNDERWRITERS (THE  "INTERNATIONAL OFFERING")  AND     SHARES
   ARE  BEING OFFERED INITIALLY INSIDE THE  UNITED STATES AND CANADA  BY THE
    U.S.  UNDERWRITERS  (THE  "U.S.   OFFERING,"  AND,  TOGETHER  WITH  THE
     INTERNATIONAL  OFFERING, THE  "OFFERING"). SEE "UNDERWRITERS."  PRIOR
      TO  THE OFFERING, THERE  HAS BEEN NO  PUBLIC MARKET FOR  THE COMMON
       STOCK OF THE COMPANY.  IT IS CURRENTLY ESTIMATED THAT THE INITIAL
        PUBLIC OFFERING  PRICE PER SHARE  WILL BE BETWEEN $    AND $  .
         SEE   "UNDERWRITERS"  FOR   A  DISCUSSION   OF   THE  FACTORS
          CONSIDERED  IN  DETERMINING  THE  INITIAL  PUBLIC  OFFERING
           PRICE.

                                  -----------

    APPLICATION WILL BE MADE FOR LISTING OF THE SHARES ON THE NEW YORK STOCK
                        EXCHANGE UNDER THE SYMBOL "  ."

                                  -----------

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR INFORMATION THAT SHOULD BE
                      CONSIDERED BY PROSPECTIVE INVESTORS.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
   CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                               PRICE $   A SHARE
                                  -----------

                                     PRICE TO UNDERWRITING DISCOUNTS PROCEEDS TO
                                      PUBLIC    AND COMMISSIONS(1)   COMPANY(2)
                                     -------- ---------------------- -----------
Per share...........................   $               $                 $
Total(3)............................   $               $                 $

-----
  (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriters."
  (2) Before deducting expenses payable by the Company, estimated at $  .
  (3) The Company has granted the U.S. Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of additional shares of Common Stock at the price to public less underwriting discounts and commissions for the purpose of covering over-allotments, if any. If the U.S. Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions, and proceeds to Company will be $ , $ , and $ , respectively. See "Underwriters."

                                  -----------

  The shares are offered, subject to prior sale, when, as, and if accepted by the Underwriters named herein and subject to approval of certain legal matters by Shearman & Sterling, counsel for the Underwriters. It is expected that delivery of the Common Stock will be made on or about , 1998, at the offices of Morgan Stanley & Co. Incorporated, New York, N.Y., against payment therefor in immediately available funds.

                                  -----------

MORGAN STANLEY DEAN WITTER

        BEAR, STEARNS INTERNATIONAL LIMITED

               CIBC WOOD GUNDY OPPENHEIMER

                                                      CREDIT SUISSE FIRST BOSTON

  , 1998

                                    PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table indicates the estimated expenses to be incurred in connection with the Offering, all of which will be paid by the Company.

SEC registration fee................................................... $36,875
NASD fee...............................................................  13,000
NYSE listing fee.......................................................
Accounting fees and expenses...........................................
Legal fees and expenses................................................
Printing and engraving.................................................
Transfer Agent's fees..................................................
Blue Sky fees and expenses (including counsel fees)....................
Directors and Officers Liability Insurance Premium.....................
Miscellaneous expenses.................................................
  Total................................................................

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited expectations. See "Description of Capital Stock--Certificate of Incorporation and Bylaw Provisions--Liability of Directors; Indemnification" in the Prospectus.

  Pursuant to the provisions of Section 145 of the DGCL, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of any corporation, partnership, joint venture, trust, or other enterprise, against any and all expenses, judgments, fines, and amounts paid in settlement and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

  The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification will be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

  To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of such actions, such person is entitled, pursuant to Section 145, to indemnification as described above.

  The Company's Certificate of Incorporation and Bylaws provide for indemnification to officers and directors of the Company to the fullest extent permitted by the DGCL. See "Description of Capital Stock--Certificate of Incorporation and Bylaw Provisions--Liability of Directors; Indemnification" in the Prospectus.

  The form of Underwriting Agreement filed as Exhibit 1.1 contains agreements of indemnity between the Company and the Underwriters and controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments which the Underwriters or any such controlling persons may be required to make in respect thereof.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  All sales were completed in reliance upon Section 4(2) of the Securities Act of 1933, as amended.

                                                                                                  TERMS OF
                             PERSON ACQUIRING                                                  CONVERSION OR
 SECURITIES SOLD     DATE       SECURITIES          AMOUNT      CONSIDERATION  USE OF PROCEEDS    EXERCISE
 ----------------  -------- ------------------   -------------  -------------- --------------- --------------
 Class A           12/27/96  investor group        9805 shares  $9,805,000.00  Working         N/A
  Common Stock                                                  cash           Capital
 Class A           12/27/96  former                 970 shares  contribution   Acquisition of  N/A
  Common Stock               shareholders of                    of stock       Business
                             AmeriTel Pay                       valued at
                             Phones, Inc.                       $970,000.00
 Class A           12/27/96  former                4125 shares  contribution   Acquisition of  N/A
  Common Stock               shareholders of                    of stock       Business
                             Talton                             valued at
                             Telecommunications                 $4,125,000.00
 Class A           06/27/97  Security Telecom       900 shares  acquisition of Acquisition of  N/A
  Common Stock               Corporation                        asset valued   Business
                                                                at $900,000.00
 Class B           12/27/96  Class B Investor       400 shares  $400,000.00    Working         Each shares is
  Common Stock               Group(1)                           cash(2)        Capital         convertible
                                                                                               into
                                                                                               shares of
                                                                                               Class A Common
                                                                                               Stock
 Warrants          12/27/96  Class B Investor        1736.8421      (2)        N/A             $    strike
                             Group                      shares                                 price per
                                                                                               share
 Warrants          12/27/96  Class B Investor        1302.6316      (2)        N/A             $    strike
                             Group                      shares                                 price per
                                                                                               share
 Warrants          12/27/96  Class B Investor        1269.9751      (2)        N/A             $    strike
                             Group                      shares                                 price per
                                                                                               share
 Senior            12/27/96  former                 925 shares  contribution   Acquisition of  Each share is
  Preferred Stock            shareholders of                    of stock       Business        convertible
                             AmeriTel Pay                       valued at                      into
                             Phones, Inc.                       $925,000.00                    shares of
                                                                                               Class A Common
                                                                                               Stock
 Senior            12/27/96  former                5000 shares  contribution   Acquisition of  Each share is
  Preferred Stock            shareholders of                    of stock       Business        convertible
                             Talton                             valued at                      into
                             Telecommunications                 $5,000,000.00                  shares of
                                                                                               Class A Common
                                                                                               Stock
 Subordinated      12/27/96  former              $5,000,000.00  $5,000,000.00  Acquisition     N/A
  Note                       shareholders of                    cash           financing
                             Talton
                             Telecommunications
 Subordinated      12/27/96  CIBC WG Argosy      $7,500,000.00  7,500,000.00   Acquisition     N/A
  Note                       Merchant Fund 2,                   cash           financing
                             L.L.C.
 Subordinated      12/27/96  Regent Capital      $1,000,000.00  $1,000,000     Acquisition
  Note                       Partners, L.P.                     cash           financing
 Warrants          12/27/96  CIBC Wood Gundy         1085.5263  Additional                     $   strike
                             Ventures, Inc.             shares  consideration                  price per
                                                                for financing                  share

                                                                                              TERMS OF
                           PERSON ACQUIRING                                                CONVERSION OR
SECURITIES SOLD    DATE       SECURITIES          AMOUNT    CONSIDERATION  USE OF PROCEEDS    EXERCISE
---------------  -------- ------------------   ------------ -------------- --------------- --------------
Contingent       12/27/96  Regent Capital          141.1674 Additional                     $     strike
 Warrants(3)               Partners, L.P.            shares consideration                  price per
                                                            for financing                  share
Contingent       12/27/96  CIBC Wood Gundy        1058.7553 Additional                     $     strike
 Warrants(3)               Ventures, Inc.            shares consideration                  price per
                                                            for financing                  share
Contingent       12/27/96  former                  719.9536 Additional                     $     strike
 Warrants(3)               shareholders of           shares consideration                  price per
                           Talton                           for financing                  share
                           Telecommunications
Options          06/27/97  former officer of     100 shares Additional                     $     strike
                           Security Telecom                 consideration                  price per
                           Corporation                      for asset                      share
                                                            acquisition
Options          06/27/97  officer of Talton     165 shares Additional                     $     strike
                           Holdings, Inc.                   consideration                  price per
                                                            for employment                 share
Options(3)       07/31/97  former                   166.666 Additional                     $     strike
                           shareholders of           shares consideration                  price per
                           Correctional                     for asset                      share
                           Communications                   acquisition
                           Corporation
Series A 11%     06/24/97  CIBC Wood Gundy     $115 million $115 million   (1) To repay    N/A
 Senior Notes              Securities Corp.       principal gross proceeds debt; (2) to
 Due 2007                  as Initial                amount                consummate the
                           Purchaser                                       acquisition of
                                                                           STC; (3) to
                                                                           fund future
                                                                           acquisitions;
                                                                           (4) for
                                                                           general
                                                                           corporate
                                                                           purposes. See
                                                                           "Management's
                                                                           Discussion and
                                                                           Analysis of
                                                                           Financial
                                                                           Condition and
                                                                           Results of
                                                                           Operations."
Convertible      02/18/98  former                   158 1/3 additional     Acquisition of  $     strike
 Note                      shareholders of           shares consideration  business        price per
                           MOG                              for asset                      share
                           Communications,                  acquisition
                           Inc.

--------
(1) Class B Investor Group consists of Gregg L. Engles, Todd W. Follmer, Joseph
    P. Urso and Onyx Talton Partners, L.P.
(2) Consideration for Class B Shares and associated warrants
(3) Lapsed or expired

ITEMS 16. EXHIBITS

 (a) Exhibits:

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  1.1**  Form of Underwriting Agreement.
  2.1    Asset Purchase Agreement, dated as of August 21, 1997, among the
         Company, InVision Telecom, Inc., and Communications Central, Inc.
         (filed as Exhibit 2.1 to the Company's Registration Statement No. 333-
         33639 and incorporated herein by reference).
  2.2    Contribution Agreement, dated as of December 20, 1996, among the
         Company, Richard C. Green, Jr., Robert K. Green, T.R. Thompson, Roger
         K. Sallee, and certain other stockholders, and AmeriTel Pay Phones,
         Inc. (filed as Exhibit 2.2 to the Company's Registration Statement No.
         333-33639 and incorporated herein by reference).
  2.3    Contribution Agreement, dated as of December 20, 1996, among the
         Company, Julius E. Talton, Julius E. Talton, Jr., and James E. Lumpkin
         (filed as Exhibit 2.3 to the Company's Registration Statement No. 333-
         33639 and incorporated herein by reference).
  2.4    Stock Acquisition Agreement, dated as of December 20, 1996, among the
         Company, Richard C. Green, Jr., Robert K. Green, T. R. Thompson, Roger
         K. Sallee, and certain other stockholders, and AmeriTel Pay Phones,
         Inc. (filed as Exhibit 2.4 to the Company's Registration Statement No.
         333-33639 and incorporated herein by reference).
  2.5    Stock Acquisition Agreement, dated as of December 20, 1996, among the
         Company, Julius E. Talton, Julius E. Talton, Jr., James E. Lumpkin,
         Carrie T. Glover, Talton Telecommunications Corporation, and Talton
         Telecommunications of Carolina, Inc. (filed as Exhibit 2.5 to the
         Company's Registration Statement No. 333-33639 and incorporated herein by reference).
  3.1    Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration Statement No. 333-33639 and incorporated herein by reference).
  3.2    Bylaws of the Company (filed as Exhibit 3.2 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
  3.3    Certificate of Amendment to Restate Certificate of Incorporation of
         the Company, dated as of July 23, 1998 (filed as Exhibit 3.3 to the
         Company's Quarterly Report on Form 10-Q, dated as of August 14, 1998, and incorporated herein by reference).
  4.1    Indenture, dated as of June 27, 1997, between the Company and U.S.
         Trust Company of Texas, N.A. (filed as Exhibit 4.1 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
  4.2    Form of Subsidiary Guaranty (contained in Indenture filed as Exhibit
         4.3 to the Company's Registration Statement No. 333-33639 and
         incorporated herein by reference).
  4.3    Registration Rights Agreement, dated as of June 27, 1997, between the
         Company and the Initial Purchaser (filed as Exhibit 4.4 to the
         Company's Registration Statement No. 333-33639 and incorporated herein by reference).
  4.4    Registration Rights Agreement, dated as of December 27, 1996, by and among the Company and certain Holders named therein (filed as Exhibit
         4.5 to the Company's Registration Statement No. 333-33639 and
         incorporated herein by reference).
  4.5    Shareholders Agreement, dated as of December 27, 1996, by and among the Company and certain Persons named therein (filed as Exhibit 4.6 to the Company's Registration Statement No. 333-33639 and incorporated herein by reference).

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  4.6    Warrant Agreement, dated as of December 27, 1996, between the Company and CIBC Wood Gundy Ventures, Inc. (filed as Exhibit 4.7 to the
         Company's Registration Statement No. 333-33639 and incorporated herein by reference).
  4.7    Warrant Agreement, dated as of December 27, 1996, between the Company and Gregg L. Engles (filed as Exhibit 4.8 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
  4.8    Warrant Agreement, dated as of December 27, 1996, between the Company and Gregg L. Engles (filed as Exhibit 4.9 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
  4.9    Warrant Agreement, dated as of December 27, 1996, between the Company and Gregg L. Engles (filed as Exhibit 4.10 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
  4.10   Warrant Agreement, dated as of December 27, 1996, between the Company and Onyx Talton Partners, L.P. (filed as Exhibit 4.11 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
  4.11   Warrant Agreement, dated as of December 27, 1996, between the Company and Onyx Talton Partners, L.P. (filed as Exhibit 4.12 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
  4.12   Warrant Agreement, dated as of December 27, 1996, between the Company and Onyx Talton Partners, L.P. (filed as Exhibit 4.13 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
  4.13   Warrant Agreement, dated as of December 27, 1996, between the Company and Joseph P. Urso (filed as Exhibit 4.14 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
  4.14   Warrant Agreement, dated as of December 27, 1996, between the Company and Joseph P. Urso (filed as Exhibit 4.15 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
  4.15   Warrant Agreement, dated as of December 27, 1996, between the Company and Joseph P. Urso (filed as Exhibit 4.16 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
  4.16   Warrant Agreement, dated as of December 27, 1996, between the Company and Todd W. Follmer (filed as Exhibit 4.17 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
  4.17   Warrant Agreement, dated as of December 27, 1996, between the Company and Todd W. Follmer (filed as Exhibit 4.18 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
  4.18   Warrant Agreement, dated as of December 27, 1996, between the Company and Todd W. Follmer (filed as Exhibit 4.19 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
  5.1**  Opinion of Hughes & Luce, L.L.P. respecting the Common Stock registered hereby.

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 10.1    Amended and Restated Credit Agreement, dated as of July 30, 1997, among the Company, Canadian Imperial Bank of Commerce, CIBC Inc., and
         First Source Financial LLP (filed as Exhibit 10.2 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
 10.2    Asset Purchase Agreement, dated as of May 9, 1997, among the Company,
         Security Telecom Corporation, and William H. Ohland (filed as Exhibit
         10.3 to the Company's Registration Statement No. 333-33639 and
         incorporated herein by reference).
 10.3    First Amendment to Asset Purchase Agreement, dated as of June 21,
         1997, among the Company, Security Telecom Corporation, and William H.
         Ohland (filed as Exhibit 10.4 to the Company's Registration Statement
         No. 333-33639 and incorporated herein by reference).
 10.4    Consulting Agreement, dated as of December 27, 1996, between the
         Company and James E. Lumpkin (filed as Exhibit 10.6 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
 10.5    Consulting Agreement, dated as of December 27, 1996, between the
         Company and Julius E. Talton (filed as Exhibit 10.7 to the Company's
         Registration Statement No. 333-33639 and incorporated herein by reference).
 10.6    Consulting and Strategic Services Agreement, dated as of December 27,
         1996, between the Company and EUF Talton, L.P. (filed as Exhibit 10.8 to the Company's Registration Statement No. 333-33639 and incorporated herein by reference).
 10.7    Employment Agreement, dated as of December 27, 1996, between the
         Company and Julius E. Talton, Jr. (filed as Exhibit 10.9 to the
         Company's Registration Statement No. 333-33639 and incorporated herein by reference).
 10.8    Employment Agreement, dated as of November 17, 1997, between the
         Company and Jeffrey D. Cushman (filed as Exhibit 10.12 to the
         Company's Registration Statement No. 333-33639 and incorporated herein by reference).
 10.9**  Employment Agreement, dated as of June 26, 1998, between the Company and Donald B. Vaello.
 10.10** Letter Agreement, dated as of     , 1998, between the Company and
         Keith S. Kelson.
 10.11** Form of Employment Agreement between the Company and Dennis L.
         Whipple.
 21.1**  Subsidiaries of the Company.
 23.2*   Consent of Deloitte & Touche LLP.
 23.3*   Consent of Arthur Andersen LLP.
 23.4*   Consent of Borland, Benefield, Crawford & Webster, P.C.
 23.5*   Consent of Davis, Clark and Company, P.C.
 23.6*   Consent of Ginsberg, Weiss & Company
 23.7**  Consent of Hughes & Luce, L.L.P (contained in Exhibit 5.1 hereto).
 24.1*   Power of Attorney (included on signature page of Registration
         Statement).
 27.1*   Financial Data Schedule

--------
* Filed herewith.
** To be filed by amendment.

 (b) Financial Statement Schedules:

  Financial statement schedules are omitted as not required or not applicable or because the information is included in the Financial Statements or notes thereto.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant by the Registrant pursuant to the underwriting agreements, the Company's Certificate of Incorporation, Bylaws, Delaware law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF IRVING, STATE OF TEXAS, ON SEPTEMBER 10, 1998.

                                          EVERCOM, Inc.


                                          By:       /s/ Todd W. Follmer
                                              ---------------------------------
                                                      TODD W. FOLLMER
                                                   CHAIRMAN OF THE BOARD

                               POWER OF ATTORNEY

  EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS TODD W. FOLLMER, DONALD B. VAELLO, AND JEFFREY D. CUSHMAN, AND EACH OF THEM, SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE, AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY ADDITIONAL REGISTRATION STATEMENTS RELATED TO THE OFFERING CONTEMPLATED BY THIS REGISTRATION STATEMENT AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, AND HEREBY GRANTS TO SUCH ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT OR HIS SUBSTITUTE OR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

        /s/ Dennis L. Whipple          Chief Executive          September 10,
-------------------------------------   Officer                      1998
          DENNIS L. WHIPPLE

        /s/ Donald B. Vaello           Chief Operating          September 10,
-------------------------------------   Officer                      1998
          DONALD B. VAELLO

         /s/ Keith S. Kelson           Vice-President,          September 10,
-------------------------------------   Assistant                    1998
           KEITH S. KELSON              Secretary, and
                                        Assistant Treasurer

              SIGNATURE                         TITLE                DATE

         /s/ Todd W. Follmer            Director                September 10,
-------------------------------------                                1998
           TODD W. FOLLMER

         /s/ Gregg L. Engles            Director                September 10,
-------------------------------------                                1998
           GREGG L. ENGLES

       /s/ Richard H. Hochman           Director                September 10,
-------------------------------------                                1998
         RICHARD H. HOCHMAN

        /s/ Nina E. Mclemore            Director                September 10,
-------------------------------------                                1998
          NINA E. MCLEMORE

         /s/ David A. Sachs             Director                September 10,
-------------------------------------                                1998
           DAVID A. SACHS

         /s/ Bruce I. Raben             Director                September 10,
-------------------------------------                                1998
           BRUCE I. RABEN

         /s/ Roger K. Sallee            Director                September 10,
-------------------------------------                                1998
           ROGER K. SALLEE

         /s/ Joseph P. Urso             Director                September 10,
-------------------------------------                                1998
           JOSEPH P. URSO

          /s/ Jay R. Levine             Director                September 10,
-------------------------------------                                1998
            JAY R. LEVINE

      /s/ Julius E. Talton, Sr.         Director                September 10,
-------------------------------------                                1998
        JULIUS E. TALTON, SR.

       /s/ Jeffrey D. Cushman           Chief Financial         September 10,
-------------------------------------    Officer, Vice               1998
         JEFFREY D. CUSHMAN              President,
                                         Secretary and
                                         Treasurer